AMENDMENT NO. 1
FUND PARTICIPATION AND SERVICE AGREEMENT
The Fund Participation and Service Agreement (the "Agreement"), dated March 24, 2014, by and among Horace Mann Life Insurance Company, for itself and on behalf of one or more separate accounts of the Insurance Company, American Funds Distributors, Inc. ("AFD"), American Funds Service Company ("Transfer Agency"), Capital Research and Management Company ("CRMC"), and the American Funds Insurance Series (the "Series"), is hereby amended. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed such terms in the Agreement.
For good and valuable consideration received and acknowledged by the parties, effective November 2, 2016 the Agreement is amended as follows:
1.	Class 1 shares of the Funds ("Class 1 Shares") is added to the introductory paragraph.
2.	All references to "Shares" now include Class 1 shares.
3.	The first sentence of Section 1.a. is hereby deleted and replaced with the following:
"As distributor of the Series, AFD agrees to make Class 1 shares, Class 4 shares and Class P2 shares of the Funds available that offer such share classes to the Insurance Company for itself and on behalf of the Separate Accounts on the attached Exhibit A pursuant to the terms of the this Agreement."
4.	Section 1.c. is hereby amended to add the following:
"The Insurance Company, directly or through subcontractors (including a designated affiliate), shall provide the certain services described in this Agreement in respect of Separate Accounts holding Class 1 shares on behalf of AFD, Transfer Agent and the Funds in connection with the sale and servicing of the Contracts. The services to be provided by the Insurance Company to its Separate Accounts include, (i) mailing and otherwise making available to Contractholders, shareholder communications including, without limitation, prospectuses, proxy materials, shareholder reports, unaudited semi-annual and audited annual financial statements, and other notices; (ii) handling general questions regarding the Funds from Contractholders including, without limitation, advising as to performance, yield being earned, dividends declared, and providing assistance with other questions concerning the Funds; (iii) preparing and mailing periodic account statements showing the total number of Separate Account units owned by the Contractholder in that account, the value of such units, and purchases, redemptions, dividends, and distributions in the account during the period covered by the statement; and (iv) preparing and mailing IRS Form 1099-R, IRS Form W-2 and/or other IRS forms as required by applicable Internal Revenue Service rules and regulations. Administrative services to Contract holders shall be the responsibility of the Insurance Company and shall not be the responsibility of AFD, Transfer Agent or any of their affiliates."
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date written above.
HORACE MANN LIFE INSURANCE COMPANY, for itself and on behalf of the Separate Accounts
By: /s/Matthew P Sharpe
Name: Matthew P Sharpe
Title: EVP ALG
AMERICAN FUNDS DISTRIBUTORS, INC.
By: /s/Timothy W McHale
Name: Timothy W. McHale
Title: Secretary
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AMERICAN FUNDS INSURANCE SERIES
By: /s/Steven L Koszalka
Name: Steven L Koszalka
Title: Secretary
AMERICAN FUNDS SERVICE COMPANY
By: /s/Angela M Mitchell
Name: Angela M. Mitchell
Title: Secretary
CAPITAL RESEARCH AND MANAGEMENT COMPANY
By: /s/Michael J Downer
Name: Michael J Downer
Title: Sr. Vice President and Secretary

FUND PARTICIPATION AND SERVICE AGREEMENT
Horace Mann Life Insurance Company ("Insurance Company"), for itself and on behalf of one or more separate accounts of the Insurance Company ("Separate Accounts"), American Funds Distributors, Inc. ("AFD"), American Funds Service Company ("Transfer Agent"), Capital Research and Management Company ("CRMC"), and the American Funds Insurance Series (the "Series"), an open-end investment company for which AFD, CRMC and Transfer Agent provide services and which is divided into funds (hereinafter collectively called the "Funds" and, individually, a "Fund"), for good and valuable consideration, hereby agree on this, 24th day of March, 2014, that Class 4 shares of the Funds ("Class 4 Shares") and Class P2 shares of the Funds ("Class P2 Shares" and together with Class 4 Shares, the "shares") shall be made available to serve as underlying investment media for certain variable annuity contracts (hereinafter called "Contract(s)"; holders of such Contracts hereinafter called "Contractholder(s)") to be offered by the Insurance Company subject to the following provisions:
1.	Authorization; Services.
(a)	As distributor of the Series, AFD agrees to make Class 4 shares and Class P2 shares of the Funds available that offer such share classes to the Insurance Company for itself and on behalf of the Separate Accounts on the attached Exhibit A pursuant to the terms of this Agreement. Insurance Company agrees to give the Series and CRMC at least 30 days' notice prior to adding any additional Funds or share classes of a Fund as underlying investment options to the Contracts. The Insurance Company will offer shares of the Funds in connection with the sale of Contracts to Contractholders. Fund shares to be made available to Separate Accounts for the Contracts shall be sold by the Series and purchased by the Insurance Company for a given account in accordance with the provisions of this Agreement and at the net asset value of the respective class of the respective Fund (without the imposition of a sales load) computed in accordance with the provisions of the then current Prospectus of the Series. This Agreement is in all respects subject to statements regarding the sale and repurchase or redemption of shares made in the offering prospectuses of the Funds, and to the applicable Rules of FINRA, which shall control and override any provision to the contrary in this Agreement.
(b)	Transfer Agent hereby appoints Insurance Company as limited agent and designee with respect to shares of the Funds purchased, held, and redeemed by the Separate Accounts solely for purposes of the provisions of this Agreement, and Insurance Company accepts such appointment, on the terms set forth herein.
(c)	During the term of this Agreement, Insurance Company shall perform the administrative services ("Services") set forth on Exhibit B hereto, as such exhibit may be amended from time to time by mutual consent of the parties, in respect of Separate Accounts holding Class 4 Shares and/or Class P2 Shares of each Fund. In consideration of Insurance Company performing the Services, the Series agrees to pay Insurance Company an administrative services fee of 0.25% of the average daily net asset value of all Class 4 Shares and Class P2 Shares of the Funds held by each Separate Account, payable quarterly, in arrears pursuant to an Insurance Administrative Services Plan adopted by the Series. The Series shall pay all fees within forty-five (45) days following the end of each calendar quarter for fees accrued during that quarter. The fee will be calculated as the product of (a) the average daily net asset value of all Class 4 Shares or Class P2 Shares, as applicable, of the Funds held by each Separate Account during the quarter; (b) the number of days in the quarter; and (c) the quotient of 0.0025 divided by 365. The Series shall not be responsible for payment of fees for Services more than six (6) months in arrears in respect of accounts that were not timely identified by Company as eligible for compensation pursuant to this Agreement. CRMC will evaluate periodically Insurance Company's service levels, including compliance with established NSCC guidelines, transaction errors, compliance with the prospectus and complaints from Contractholders, in determining whether to continue making payments under the Insurance Administrative Services Plan. Insurance Company represents that no administrative fees/charges are collected under the Contracts for only the Services identified on Exhibit B and that the total amount of administrative fees/charges collected by Insurance Company with respect to the Contracts, including the administrative fees paid by the Funds, are reasonable in relation to the services that Insurance Company provides with respect to the Contracts and such fees/charges collected do not exceed the total expenses incurred by the Insurance Company for such services.
(d)	Insurance Company shall transmit to Transfer Agent or the Funds (or to any agent designated by either of them) such information in the possession of Insurance Company concerning the Contractholders as shall reasonably be necessary for Transfer Agent to provide services as transfer agent for the Funds and as any Fund shall reasonably conclude is necessary to enable that Fund to comply with applicable state Blue Sky laws or regulations.
2.	The Insurance Company will be entitled to a Rule 12b-1 distribution fee paid by the Series, to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Class 4 and P2 shares of each Fund attributable to the Contracts for as long as the Series' Plans of Distribution pursuant to Rule 12b-1 under the 1940 Act remains in effect.
3.	Compliance with Laws; Reliance on Instructions.
a.	AFD and CRMC acknowledge and agree that Insurance Company is not responsible for: (i) any information contained in any prospectus, registration statement, annual report, proxy statement, or item of advertising or marketing material prepared by AFD and/or CRMC, which relates to any Fund; (ii) registration or qualification of any shares of any Fund under any federal or state laws; or (iii) compliance by AFD, CRMC and the Funds with all applicable federal and state laws, rules and regulations, the rules and regulations of any self-regulatory organization with jurisdiction (the foregoing laws, rules and regulations are collectively referred to herein as "Applicable Law") over AFD, CRMC or Funds, and the provisions of the Funds' prospectus and statement of additional information.
b.	Insurance Company acknowledges and agrees that it is responsible for (i) any representations concerning the Funds made by Insurance Company or its agents that are not included in the prospectuses, statements of additional information or advertising or marketing material relating to the Funds and prepared or approved in writing by AFD; (ii) satisfying prospectus delivery requirements, to the extent required by law; and (iii) in connection with the services performed in connection with this Agreement, the compliance or failure to comply with any Applicable Law with jurisdiction over Insurance Company.
c.	Insurance Company and its affiliates shall make no representations concerning the Funds' shares except those contained in the then current Prospectus of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by CRMC as supplemental to the Series' Prospectus, in information published on the Series' or CRMC's internet site, or in materials approved by AFD, as provided in the Business Agreement in effect among Insurance Company, Horace Mann Investors, Inc., AFD and CRMC dated of even date herewith (the "Business Agreement").
d.	Each party is entitled to rely on any written records or instructions provided to it by responsible persons of the other parties.
4.	Insurance Company Representations and Warranties.
a.	The Insurance Company represents and warrants that:
(i)	it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement;
(ii)	this Agreement constitutes its legal, valid and binding obligation, enforceable against each above-named party in accordance with its terms;
(iii)	no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;
(iv)	it will establish or has established the Separate Accounts as separate accounts under Illinois insurance law;
(v)	it has registered the Separate Accounts as unit investment trusts under the Investment Company Act of 1940, as amended (the "1940 Act"), to serve as investment vehicles for certain Contracts or, alternatively, has not registered one or more of the Separate Accounts in proper reliance upon an exclusion from registration under the 1940 Act;
(vi)	the Contracts are or will be and at the time of issuance will be treated as annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), that Insurance Company will maintain such treatment and that it will notify the Series immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future;
(vii)	the offer of the Contracts has been registered with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), or it is properly exempt from registration under the 1933 Act, and each such registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act, and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with the information furnished in writing to Insurance Company by AFD, Transfer Agent, CRMC or the Series expressly for use therein;
(viii)	the Contracts provide for the allocation of net amounts received by the Insurance Company to the Separate Accounts, for investment in the shares of specified investment companies selected among those companies available through the Separate Accounts to act as underlying investment media;
(ix)	any information furnished in writing by Insurance Company for use in the registration statement or annual report of the Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Series' registration statement's failing to materially conform in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder;
(x)	investment by each Separate Account in a Fund is in reliance on and consistent with the terms of the Series' Mixed and Shared Funding Order; and
(xi)	the Separate Accounts invest in the Funds in reliance on the status of each Separate Account as a "Permitted Investor" within the meaning of Section 817(h)(4)(A) of the Internal Revenue Code of 1986, as amended.
(xii)	Insurance Company is unaware of any prohibition on its receipt of 12b-1 distribution fees under applicable federal laws and regulations.
5.	Representations and Warranties of AFD, Transfer Agent, CRMC and the Series.
a.	AFD and Transfer Agent each represents and warrants (as applicable) that:
(i)	this Agreement constitutes its legal, valid and binding obligation, and is enforceable against it in accordance with its terms;
(ii)	no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;
(iii)	the execution, performance and delivery of this Agreement by it will not result in its violating any Applicable Law or breaching or otherwise impairing any of its contractual obligations;
(iv)	AFD represents that the Funds are registered as investment companies under the 1940 Act and Fund shares sold by the Funds are, and will be, registered under the Securities Act of 1933, as amended;
(v)	AFD represents that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and may properly cause Fund shares to be made available for the purposes of this Agreement;
(vi)	Shares of the Series may be offered to separate accounts of various insurance companies in addition to Insurance Company. AFD represents, warrants and covenants that no shares of the Series shall be sold to the general public in contravention of Section 817 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code").

(vii)	it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement;
(viii)	AFD and its affiliates are solely responsible for information contained in any prospectus, registration statement, annual report, proxy statement, or item of advertising or marketing material prepared by AFD relating to any Fund; and
(ix)	AFD represents that prospectuses, other materials concerning the Funds are complete and accurate in all material respects and do not contain any material omission or misstatement of a material fact necessary to make the information not misleading or untrue.
b.	CRMC and the Series represent and warrant that:
(i)	the Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified as an open-end management investment company in accordance with the laws of the Commonwealth of Massachusetts;
(ii)	a registration statement under the 1933 Act and under the 1940 Act with respect to the Series has been filed with the SEC in the form previously delivered to Insurance Company and the Series' registration statement and any further amendments thereto will, when they become effective, and all definitive prospectuses and statements of additional information and any further supplements thereto (the "Prospectus") shall, conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to CRMC or the Series by Insurance Company expressly for use therein.
(iii)	Each Fund will comply with the diversification requirements of Section 817 and shall maintain its qualification as a "regulated investment company" ("RIC") under the Code.
(iv)	The Series makes no representation or warranty as to whether any aspect of its operations (including but not limited to fees, expenses and investment policies) complies or will comply with the insurance laws or regulations of the various states.
6.	Omnibus Accounts. The Funds recognize that the Insurance Company, for itself or on behalf of the Separate Accounts, will be the sole shareholder of shares of the Funds issued pursuant to the Contracts, and that the Insurance Company intends to establish one or more omnibus accounts per Fund. Such arrangement will result in aggregated share orders. In the event that the aggregate Contractholder accounts maintained by the Insurance Company do not balance with the omnibus accounts maintained by the Transfer Agent, neither the Transfer Agent, any of its affiliates nor the Funds shall be liable to the Contractholders for any shortfall, provided that such shortfall is not a result of an error or omission on the part of the Transfer Agent, its affiliates or the Funds.
7.	Pricing Information. The Series or the Transfer Agent will compute the closing net asset value, and any distribution information (including the applicable ex-date, record date, payable date, distribution rate per share, income accrual and capital gains information) for each Fund as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern Time) on each day the New York Stock Exchange is open for business (a "Business Day") or at such other time as the net asset value of a Fund is calculated, as disclosed in the relevant Funds' current prospectuses. The Series or the Transfer Agent will use their best efforts to communicate to the Insurance Company such information by 6:30 p.m. Eastern Time on each Business Day. Such information shall be accurate and true in all respects and updated continuously.
8.	Pricing Adjustments.
a.	In the event an adjustment is made to the computation of the net asset value of Fund shares as reported to Insurance Company under paragraph 7, (1) the correction will be handled in a manner consistent with SEC guidelines and the Investment Company Act of 1940, as amended and (2) the Funds or Transfer Agent shall notify Insurance Company as soon as practicable after discovering the need for any such adjustment. Notification may be made in the following manner:

Method of Communication
(i)	Fund/SERV Transactions. The parties agree that they will ordinarily choose to use the National Securities Clearing Corporation's Mutual Fund Settlement, Entry and Registration Verification ("Fund/SERV") system, and if Fund/SERV is used, any corrections to the fund prices for the prior trade date will be submitted through the Mutual Fund Profile with the correct fund prices and applicable date.
(ii)	Manual Transactions. If there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, any corrections to the fund prices should be communicated by facsimile or by electronic transmission acceptable to Transfer Agent, and will include for each day on which an adjustment has occurred the incorrect Fund price, the correct price, and, to the extent communicated to the applicable Fund's shareholders, the reason for the adjustment. Funds and Transfer Agent agree that the Insurance Company may send this notification or a derivation thereof (so long as such derivation is approved in advance by Funds or AFD, as applicable) to Contractholders whose accounts are affected by the adjustment.
b.	To the extent a price adjustment results in a deficiency or excess to a Contractholder's account, Insurance Company and Transfer Agent agree to evaluate the situation together on a case-by-case basis with the goal towards pursuing an appropriate course of action. To the extent the price adjustment was due to Transfer Agent's error, Transfer Agent shall reimburse Contractholder's account. Any administrative costs incurred for correcting Contractholder accounts will be at Insurance Company's expense.
9.	Purchases and Redemption Orders; Settlement of Transactions.
a.	Manual Transactions. Manual transactions via facsimile shall be used by Insurance Company only in the event that Insurance Company is in receipt of orders for purchase or redemption of shares and is unable to transmit the orders to the Transfer Agent due to unforeseen circumstances such as system wide computer failures experienced by Insurance Company or the National Securities Clearing Corporation ("NSCC") or other events beyond the Insurance Company's reasonable control. In the event manual transactions are used, the following provisions shall apply:
(i)	Next Day Transmission of Orders. The Insurance Company will notify the Transfer Agent by 8:00 a.m. Eastern Time, on the next Business Day of the aggregate amounts of purchase orders and redemption orders, that were placed by Contractholders in each Separate Account by 4:00 p.m. Eastern time on the prior Business Day (the "Trade Date"). Insurance Company represents that orders it receives after 4:00 p.m. Eastern time on any given Business Day will be transmitted to the Transfer Agent using the following Business Day's net asset value. Transfer Agent may process orders it receives after the 8:00 a.m. deadline using the net asset value next determined.
(ii)	Purchases. All orders received by Insurance Company by 4:00 p.m. on a Business Day and communicated to the Transfer Agent by the 8:00 a.m. deadline shall be treated by the Transfer Agent as if received as of the close of trading on the Trade Date and the Transfer Agent will therefore execute orders at the net asset values determined as of the close of trading on the Trade Date. Insurance Company will initiate payment by wire transfer to a custodial account designated by the Funds for the aggregate purchase amounts prior to 4:00 p.m. Eastern time on the next Business Day following Trade Date.
(iii)	Redemptions. Aggregate orders for redemption of shares of the Funds will be paid in cash and wired from the Funds' custodial account to an account designated by the Insurance Company. Transfer Agent will initiate payment by wire to Insurance Company or its designee proceeds of such redemptions two Business Days following the Trade Date (T+2).
b.	Fund/SERV Transactions. The parties will ordinarily use the Fund/SERV system, and if used, the following provisions shall apply:
(i)	Without limiting the generality of the following provisions of this section, the Insurance Company and Transfer Agent each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level utilized.

(ii)	Any information transmitted through NSCC Networking by any party to the other and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.
(iii)	Same Day Trades. On each Business Day, the Insurance Company shall aggregate and calculate the purchase orders and aggregate and calculate the redemption orders for each Separate Account received by the Insurance Company prior to 4:00 p.m. Eastern time. The Insurance Company shall communicate to Transfer Agent for that Trade Date, by Fund/SERV, the aggregate purchase orders and aggregate redemption orders (if any) for each Separate Account received by 4:00 p.m. Eastern time on such Trade Date by no later than the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") Cycle 8 (generally, 6:30 a.m. Eastern time) on the following Business Day. Transfer Agent shall treat all trades communicated to Transfer Agent in accordance with the foregoing as if received prior to 4:00 p.m. Eastern time on the Trade Date. All orders received by the Insurance Company after 4:00 p.m. Eastern time on a Business Day shall not be transmitted to NSCC prior to the conclusion of the DCC&S Cycle 8 on the following Business Day, and Insurance Company represents that orders it receives after 4:00 p.m. Eastern time on any given Business Day will be transmitted to the Transfer Agent using the following Business Day's net asset value. Transfer Agent may process orders it receives after the DCC&S Cycle 8 deadline using the net asset value next determined.
(iv)	When transmitting instructions for the purchase and/or redemption of shares of the Funds, Insurance Company shall submit one order for all Contractholder purchase transactions and one order for all Contractholder redemption transactions, unless otherwise agreed to by the Insurance Company and the Transfer Agent.
c.	Procedures. Insurance Company represents and warrants that it has policies and procedures in place to ensure that only those orders received by it by 4:00 p.m. Eastern time on any Business Day will be submitted with that business day's net asset value.
d.	Contingencies. All orders are subject to acceptance by Transfer Agent and become effective only upon confirmation by Transfer Agent. Upon confirmation, the Transfer Agent will verify total purchases and redemptions and the closing share position for each fund/account. In the case of delayed settlement, Transfer Agent and Insurance Company shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the Investment Company Act of 1940. Such wires for Insurance Company should be sent to:

State Street Bank & Trust Co.
ABA 011000028
DDA 37951415
Attn: Trust Operations
Such wires for Transfer Agent should be sent to:
Wells Fargo Bank
707 Wilshire Blvd. 13th Floor
Los Angeles, CA 90017
ABA#: 121000248
AFS Account#: 4100-060532
For Credit to AFS acct. no. (account number and fund)
FBO Horace Mann Life Insurance Company
e.	Processing Errors. Processing errors which result from any delay or error caused by Insurance Company may be adjusted through the NSCC System by Insurance Company by the necessary transactions on a current basis.

f.	Coding. If applicable, orders for the purchase of Fund shares shall include the appropriate coding to enable Transfer Agent to properly calculate commission payments to any broker-dealer firm assigned to the Separate Account.
g.	Reconciliation. Insurance Company shall reconcile daily share positions with respect to each Fund for each Separate Account as reflected on its records to those reflected on statements from Transfer Agent and shall, on request, certify that each Separate Account's share positions with respect to each Fund reported by Transfer Agent reconcile with Insurance Company's share positions for that Separate Account. Insurance Company shall promptly inform Transfer Agent of any record differences and shall identify and resolve all non-reconciling items within five business days.
h.	Verification. Within a reasonable period of time after receipt of a confirmation relating to an instruction, Insurance Company shall verify its accuracy in terms of such instruction and shall notify Transfer Agent of any errors appearing on such confirmation.
i.	Order Processing. Any order by Insurance Company for the purchase of shares of the respective Funds through AFD shall be accepted at the time when it is received by AFD/Transfer Agent (or any clearinghouse agency that AFD/Transfer Agent may designate from time to time), and at the offering and sale price determined in accordance with this Agreement, unless rejected by AFD, Transfer Agent or the respective Funds. In addition to the right to reject any order, the Funds have reserved the right to withhold shares from sale temporarily or permanently. AFD/Transfer Agent will not accept any order from Insurance Company that is placed on a conditional basis or subject to any delay or contingency prior to execution. The procedure relating to the handling of orders shall be subject to instructions that AFD shall forward from time to time. The shares purchased will be issued by the respective Funds only against receipt of the purchase price, in collected New York or Los Angeles Clearing House funds. If payment for the shares purchased is not received within three days after the date of confirmation, the sale may be cancelled by AFD or by the respective Funds without any responsibility or liability on the part of AFD or the Funds, and AFD and/or the respective Funds may hold the Insurance Company responsible for any loss, expense, liability or damage, including loss of profit suffered by AFD and/or the respective Funds, resulting from Insurance Company's delay or failure to make payment as aforesaid.
j.	Dividends and Distributions. The Transfer Agent shall furnish notice promptly to the Insurance Company of any dividend or distribution payable on any Funds held by the Separate Accounts. The Insurance Company hereby elects to receive all such dividends and distributions as are payable on shares of a Fund recorded in the title for the corresponding Separate Account in additional shares of that Fund. The Series shall notify the Insurance Company of the number of shares so issued. All such dividends and distributions shall be automatically reinvested at the ex-dividend date net asset value. The Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.
k.	Right to Suspend. The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deems it appropriate and in the best interests of shareholders or in response to the order of an appropriate regulatory authority. Insurance Company shall abide by requirements of the Funds' frequent trading policy as described in the Series' prospectus and statement of additional information.
l.	Book Entry. Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Separate Accounts. Shares ordered from a particular Fund will be recorded by the Series as instructed by Insurance Company in an appropriate title for the corresponding Separate Account.
m.	Limitations on Redemptions. The Insurance Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Insurance Company's assets held in the Separate Accounts) except (i) as necessary to implement Contractholder-initiated transactions (including any transaction executed pursuant to the terms of the Contract, such as payment of a death benefit or deduction of charges or fees), or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (a "Legally Required Redemption"). Upon request, the Insurance

Company will promptly furnish to the Series and AFD an opinion of counsel for the Insurance Company (which counsel shall be reasonably satisfactory to the Series and AFD) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption.
10.	Account Activity. Upon request, the Transfer Agent shall send to the Insurance Company, (i) confirmations of activity in each Separate Account within five (5) Business Days after each Trade Date on which a purchase or redemption of shares of a Fund is effected for a Separate Account; (ii) statements detailing activity in each Separate Account no less frequently than quarterly; and (iii) such other information as may reasonably be requested by Insurance Company and agreed upon by Transfer Agent.
11.	Expenses. All expenses incident to each party's performance of this Agreement shall be paid by the respective party. The Funds shall pay the cost of registration of their shares with the SEC, preparation of the Fund's prospectuses, proxy materials and reports, or the preparation of other related statements and notices required by Applicable Law. The Funds shall pay the cost of qualifying Fund shares in states where required.
12.	Proxy and Other Communication Materials. The Funds shall distribute to the Insurance Company their proxy material and periodic Fund reports to shareholders. AFD, Transfer Agent or the Funds shall provide the Insurance Company with a reasonable quantity of the Funds' prospectuses and sales literature upon request to be used for the Separate Accounts in connection with the transactions contemplated by this Agreement. AFD, Transfer Agent or the Funds shall provide to Insurance Company, or its authorized representative, at no expense to Insurance Company, the following Contractholder communication materials prepared for circulation to Contractholders in quantities reasonably requested by Insurance Company which are sufficient to allow mailing thereof by Insurance Company, to the extent required by Applicable Law, to all Contractholders in the Separate Accounts: proxy or information statements, annual reports, semi-annual reports, and all updated prospectuses, supplements and amendments thereof. In lieu of receiving printed materials, Insurance Company may elect to receive a print-ready pdf, or other agreed upon format, of any such documents. Insurance Company shall be reimbursed for the cost of printing and distribution of a reasonable quantity of such documents. AFD, Transfer Agent or the Funds shall provide Insurance Company with other documents and materials as Insurance Company may reasonably request from time to time.
AFD will provide Insurance Company on a timely basis with investment performance information for each Fund, including (a) the top ten portfolio holdings on a quarterly basis; and (b) on a monthly basis, average annual total return for the prior one-year, three year, five-year, ten-year and life of the Fund. AFD will endeavor to provide the information in clause (a) to Insurance Company within twenty business days after the end of each quarter, and will endeavor to provide the information in clause (b) to Insurance Company within five business days after the end of each month.
13.	Proxy Materials/Voting. The Insurance Company, at no expense to itself, will distribute all proxy material furnished by the Funds to the extent required by Applicable Law. For so long as the SEC interprets the 1940 Act to require pass-through voting by insurance companies whose separate accounts are registered as investment companies under the 1940 Act ("Registered Separate Accounts"), the Insurance Company shall vote shares of the Funds held in Registered Separate Accounts at shareholder meetings of the Funds in accordance with instructions timely received by the Insurance Company (or its designated agent) from owners of Contracts funded by such Registered Separate Accounts having a voting interest in the Funds. The Insurance Company shall vote shares of the Funds held in Registered Separate Accounts that are attributable to the Contracts as to which no timely instructions are received, as well as shares held in such Registered Separate Account that are not attributable to the Contracts and owned beneficially by the Insurance Company, in the same proportion as the votes cast by owners of the Contracts funded by the Registered Separate Account having a voting interest in the Funds from whom instructions have been timely received. The Insurance Company shall vote shares of the Funds held in its general account or in any Separate Account that is not registered under the 1940 Act, if any, in its discretion.
14.	Future Registration of Separate Account(s). If Insurance Company registers a Separate Account as a unit investment trust under the 1940 Act, Insurance Company will provide to each Fund, as appropriate, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or any Separate Account contemporaneously with the filing of such document with the SEC, FINRA or other regulatory authority.

15.	Independent Contractor Status. The Insurance Company shall, for all purposes herein, be deemed to be an independent contractor and shall have, unless otherwise expressly provided or authorized, no authority to act for or represent AFD or the Funds in any way or otherwise be deemed an agent of AFD or the Funds.
16.	Termination. At the terminating party's election and the other party's concurrence, termination of this Agreement may be limited solely as to new Contracts. This Agreement shall terminate:
a.	at the option of the Insurance Company, AFD, Transfer Agent, CRMC or the Series upon 90 days' advance written notice to the other parties;
b.	at any time by giving 30 days' written notice to the other party in the event of a material breach of this Agreement by the other party that is not cured during such 30-day period;
c.	at the option of the Insurance Company, AFD or the Series, upon institution of formal proceedings relating to (i) the marketing of the Contracts, (ii) the Separate Accounts, (iii) the Insurance Company, (iv) AFD or (v) the Funds by FINRA, the SEC or any other regulatory body;
d.	at the option of Insurance Company immediately upon written notice, if the Series or CRMC fails to meet the requirements for either diversification under Section 817 or RIC status under the Code;
e.	at the option of any party upon termination of CRMC's investment advisory agreement with the Series. Notice of such termination shall be promptly furnished. This paragraph (e) shall not be deemed to apply if, contemporaneously with such termination, a new contract of substantially similar terms is entered into between CRMC and the Series;
f.	except for Insurance Company's delegation of its duties to a subcontractor or to an affiliate, upon assignment of this Agreement, at the option of any party not making the assignment, unless made with the written consent of the other parties;
g.	in the event interests in the Separate Accounts, the Contracts, or Fund shares are not registered, issued or sold in conformity with Applicable Law or such Applicable Law precludes the use of Fund shares as an underlying investment medium of Contracts issued or to be issued by the Insurance Company. Prompt notice shall be given by the terminating party to the other parties in the event the conditions of this provision occur;
h.	for Registered Separate Accounts, they may terminate upon a decision by the Insurance Company, in accordance with regulations of the SEC for Registered Separate Accounts, to substitute Fund shares with the shares of another investment company for Contracts for which the Fund shares have been selected to serve as the underlying investment medium for Registered Separate Accounts, in which case the following provisions shall apply:
(i)	The Insurance Company will give 60 days’ written notice to the applicable Fund and AFD prior to taking any of the following actions for the purpose of substituting shares of the Fund: (1) an application made to the SEC, (2) a proposed Contractholder vote, or (3) the Insurance Company's determination to substitute Fund shares with the shares of another investment company; and
(ii)	The Funds or AFD will in no way recommend action in connection with, or oppose or interfere with any application made to the SEC by the Insurance Company with regard to the substitution of Fund shares with shares of another investment company or seek in any manner to oppose or interfere with a proposed Contractholder vote; or
i.	upon such shorter notice as is required by law, order or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party.
Upon termination and at the request of the requesting party, the other party shall deliver to the requesting party, any records which the requesting party may be required by law or regulations to have access to or to maintain.
17.	Notices. All notices under this Agreement, unless otherwise specified in the Agreement shall be given in writing and delivered via overnight delivery (postage prepaid, return receipt requested), facsimile transmission or registered or certified mail, as follows:

If to the Insurance Company:
Horace Mann Life Insurance Company
Attn: General Counsel
1 Horace Mann Plaza
Springfield, IL 62715
with a copy to:
Horace Mann Life Insurance Company
Attn: Matthew Sharpe—Executive Vice President
1 Horace Mann Plaza
Springfield, IL 62715
If to AFD, Transfer Agent, CRMC or to the Series:
Kenneth R. Gorvetzian
Capital Research and Management Company
333 South Hope Street
55th Floor
Los Angeles, CA 90071
with a copy to:
Stephen T. Joyce
American Funds Distributors, Inc.
333 South Hope Street
55th Floor
Los Angeles, CA 90071
And:
American Funds Service Company
Attn: HOST Contract Administration
3500 Wiseman Blvd.
San Antonio, TX 78251-4321
phone: 800/421-5475, ext. 8
facsimile: 210/474-4088
or to such other address or person as may be specified in a written notice given to the other parties. The date of service of any notice shall be the date it is received by the recipient.
18.	Books and Records. Each party hereto shall cooperate with the other parties and all appropriate governmental authorities and shall permit authorities reasonable access to its books and records upon proper notice in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party shall maintain and preserve all records in its possession as required by law to be maintained and preserved in connection with the provision of the services contemplated hereunder. Upon the request of a party, the other party shall provide copies of all records as may be necessary to (a) monitor and review the performance of either party's activities, (b) assist either party in resolving disputes, reconciling records or responding to auditor's inquiries, (c) comply with any request of a governmental body or self-regulatory organization, (d) verify compliance by a party with the terms of this Agreement, (e) make required regulatory reports, or (f) perform general customer service. The parties agree to cooperate in good faith in providing records to one another under this provision.
19.	Indemnification.
a.	Insurance Company shall indemnify and hold harmless AFD, Transfer Agent, CRMC, the Series, each of the Funds, and each of their affiliates, directors, officers, employees and agents and each person who controls them within the meaning of the 1933 Act, from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees ("Losses"), they may incur, insofar as such Losses arise out of or are based upon (i) Insurance Company's negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) Insurance Company's violation of any Applicable Law in connection with the performance of its duties and obligations under this Agreement, and (iii) any breach by Insurance Company of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by Insurance Company. Insurance Company shall also reimburse AFD, Transfer Agent, CRMC, the Series, the Funds and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which Insurance Company may otherwise have to AFD, the Transfer Agent, CRMC, the Series, the Funds or their respective affiliates.
b.	AFD, Transfer Agent or CRMC, as applicable, shall indemnify and hold harmless, Insurance Company and its affiliates, directors, officers, employees and agents and each person who controls them within the meaning of the 1933 Act, from and against any and all Losses they may incur, insofar as such Losses arise out of or are based upon (i) AFD's, Transfer Agent's or CRMC's negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) AFD's, Transfer Agent's or CRMC's violation of any Applicable Law in connection with the performance of its duties and obligations under this Agreement, and (iii) any breach by AFD, Transfer Agent or CRMC of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by AFD, Transfer Agent or the Series. AFD, Transfer Agent or CRMC, as applicable, shall also reimburse Insurance Company and its affiliates for any legal or other expenses reasonably incurred in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which AFD, Transfer Agent or CRMC may otherwise have to Insurance Company or its affiliates.
c.	Promptly after receipt by a party entitled to indemnification under this paragraph 19 (an "Indemnified Party") of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 19, notify the indemnifying party of the commencement thereof. The indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action and the appointment of satisfactory counsel, Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this paragraph for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not, without the prior written consent of the Indemnified Party, settle or compromise the liability of the Indemnified Party; provided, however, that in the event that the Indemnified Party fails to provide its written consent, the indemnifying party shall thereafter be liable to provide indemnification only to the extent of the amount for which the action could otherwise have been settled or compromised.
20.	Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York exclusive of conflicts of laws.
21.	Subchapter M. CRMC will endeavor to have each Fund comply with Subchapter M of the Internal Revenue Code of 1986, as amended, and the regulations thereunder and shall qualify as a regulated investment company thereunder.
22.	Entire Agreement/Amendments. This Agreement (together with the Business Agreement) contains the entire understanding and agreement among the parties with respect to the subject matter of this Agreement and supersedes any and all prior agreements, understandings, documents, projections, financial data, statements, representations and warranties, oral or written, express or implied, between the parties hereto and their respective affiliates, representatives and agents in respect of the subject matter hereof. This agreement may not be amended except by written agreement of the parties. If there should be any conflict between the terms of this Agreement and those of the Business Agreement, the terms of this Agreement shall govern.
23.	Assignability. This Agreement shall extend to and be binding upon the Insurance Company, the Series, AFD, CRMC and the Transfer Agent and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, remedy or claim in respect of this Agreement or any provision herein contained. Neither this Agreement nor any rights, privileges, duties or obligations of the parties hereto may be assigned by any party without the prior written consent of the other parties or as expressly contemplated by this Agreement; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.
24.	Proprietary Information. AFD and the Funds agree that the names, addresses, and other information relating to the Contractholders or prospects for the sale of the Contracts developed by Insurance Company are the exclusive property of the Insurance Company and may not be used by AFD, Transfer Agent, CRMC or the Funds without the written consent of the Insurance Company except for carrying out the terms of this Agreement or as otherwise provided for in this Agreement and any amendments thereto. Each party to this Agreement agrees to maintain the confidentiality of all information (including personal financial information of the customers of either party) received from the other party pursuant to this Agreement. Each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted or required by applicable laws, rules and regulations, including applicable state privacy laws and the Gramm-Leach-Bliley Act and any regulations promulgated thereunder. This provision, to the extent permissible by applicable law, shall not be construed to limit the parties' obligation to comply with paragraph 18, above.
AFD, the Transfer Agent, CRMC and the Series hereby consent to the Insurance Company's use of the names of the Series, the Funds, AFD, the Transfer Agent and CRMC in connection with marketing the Funds and Contracts, subject to the terms of this Agreement and the Business Agreement. Insurance Company acknowledges and agrees that AFD, CRMC and/or their affiliates own all right, title and interest in and to the names American Funds, American Funds Distributors, American Funds Insurance Series, American Funds Service Company and Capital Research and Management Company and covenants not, at any time, to challenge the rights of AFD, CRMC and/or its affiliates to such name or design, or the validity or distinctiveness thereof. AFD, the Transfer Agent, CRMC and the Series hereby consent to the use of any trademark, trade name, service mark or logo used by AFD, the Transfer Agent, CRMC and the Series, subject to AFD, the Transfer Agent, CRMC or the Series approval of such use and in accordance with reasonable requirements of that party. Such consent will terminate with the termination of this Agreement. The Insurance Company agrees and acknowledges that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of AFD, the Transfer Agent, CRMC and/or the Series.
25.	Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
26.	No Waiver. No waiver of any provision of this Agreement will be binding unless in writing and executed by the party granting such waiver. Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agreement. In addition, any such waiver shall constitute a present waiver of such provision and shall not constitute a permanent future waiver of such provision.
27.	No Joint Venture, Etc. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and among Insurance Company, Transfer Agent, AFD, CRMC and the Funds.
28.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. Neither this Agreement nor any amendment shall become effective until all counterparts have been fully executed and delivered.
29.	Survival. The provisions of paragraphs 19 and 24 survive termination of this Agreement. If this Agreement terminates, the Series, at Insurance Company's option, will continue to make additional shares of the Funds available for all existing Contracts as of the effective date of termination (under the same terms and conditions, including the representations and warranties of the parties, as were in effect prior to termination of this Agreement with respect to existing Contractholders), unless the applicable Fund liquidates or applicable laws prohibit further sales.
30.	Non-exclusivity. Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

31.	Insurance. At all times Insurance Company shall maintain insurance coverage that is reasonable and customary in light of all its responsibilities hereunder. Such coverage shall insure for losses resulting from the criminal acts or errors and omissions of Insurance Company's employees and agents.
32.	Oversight of Insurance Company. Insurance Company will permit Transfer Agent or its representative to have reasonable access to Insurance Company's personnel and records pertaining to this Agreement in order to facilitate the monitoring of the quality of the services performed by Insurance Company under this Agreement.
33.	Independent Audit. In the event Transfer Agent determines, based on a review of complaints received in accordance with paragraph 18, above, that Insurance Company is not processing Contractholder transactions accurately, Transfer Agent reserves the right to require that Insurance Company's data processing activities as they relate to this Agreement be subject to an audit by an independent accounting firm to ensure the existence of, and adherence to, proper operational controls. Insurance Company shall make available upon Transfer Agent's request a copy of any report by such accounting firm as it relates to said audit. Insurance Company shall immediately notify Transfer Agent in the event of a material breach of operational controls.
34.	Arbitration. In the event of a dispute between the parties with respect to this Agreement, and in the event the parties are unable to resolve the dispute between them, such dispute shall be settled by arbitration; one arbitrator to be named by each party to the disagreement and a third arbitrator to be selected by the two arbitrators named by the parties. The decision of a majority of the arbitrators shall be final and binding on all parties to the arbitration. The expenses of such arbitration shall be paid by the non-prevailing party.
35.	No Recourse. The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets, When seeking satisfaction for any liability of the Series in respect of this Agreement, Insurance Company and the Separate Accounts agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction.
36.	Conflicts. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contractholders participating in one or more Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board of Trustees of the Series shall promptly notify Insurance Company of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Insurance Company will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contractholders will not be required to bear such expenses.
37.	Mixed and Shared Funding. The Series hereby notifies Insurance Company that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.
38.	Shareholder Information Agreement. The Insurance Company has executed or will execute an agreement with Transfer Agent pursuant to Rule 22c-2 under the Investment Company Act of 1940, under which the Insurance Company is required, upon request, to provide the Funds with certain account information and to prohibit transactions that violate the policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.
39.	Confidentiality of Holdings Information. The Insurance Company may receive holdings information (the "Holdings Information") related to the Funds on a daily basis from the Series, CRMC or one of their designees in order to coordinate with Insurance Company's internal hedging program (the "Purpose"). Insurance Company agrees that the Holdings Information is confidential and may only be used by Insurance Company for the Purpose. Insurance Company agrees that it (a) will hold any and all Holdings Information it obtains in strictest confidence. Without limiting the foregoing, Insurance Company shall use at least the same degree of care, but no less than reasonable care, to avoid disclosure or use of this Holdings Information as it employs with respect to its own confidential information of a like importance; (b) may disclose or provide access to its employees who have a need to know and may make copies of Holdings Information only to the extent reasonably necessary to carry out the Purpose; (c) currently has, and in the future will maintain in effect and enforce, rules and policies to protect against access to or use or disclosure of Holdings Information other than in accordance with this Agreement, including without limitation written instruction to and agreements with employees and agents who are bound by an obligation of confidentiality no less stringent than set forth in this Agreement to ensure that such employees and agents protect the confidentiality of Holdings Inforrnation. Insurance Company expressly will instruct its employees and agents not to disclose Holdings Information to third parties, including without limitation customers, sub-contractors or consultants, and (d) will notify the Series and CRMC immediately of any unauthorized disclosure or use, and will cooperate with them in taking action to ensure that the Holdings Information is not used by such receiving party.
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date written above.
HORACE MANN LIFE INSURANCE COMPANY, for itself and on behalf of the Separate Accounts
By: /s/Matthew P Sharpe
Name: Matthew P. Sharpe
Title: EVP ALG
AMERICAN FUNDS DISTRIBUTORS, INC.
By: /s/Timothy W McHale
Name: Timothy W. McHale
Title: Secretary
AMERICAN FUNDS INSURANCE SERIES
By: /s/Steven L Koszalka
Name: Steven L. Koszalka
Title: Secretary
AMERICAN FUNDS SERVICE COMPANY
By: /s/Angela M Mitchell
Name: Angela M. Mitchell
Title: Secretary
CAPITAL RESEARCH AND MANAGEMENT COMPANY
By: /s/Michael J Downer
Name: Michael J. Downer
Title: Sr. Vice President and Secretary

EXHIBIT A
Insurance Company Separate Accounts
Horace Mann Life Insurance Company Separate Account
Horace Mann Life Insurance Company Qualified Group Annuity Separate Account

EXHIBIT B
Administrative Services
1.	Periodic Reconciliation. The Insurance Company shall provide the Funds with sufficient information to allow for the periodic reconciliation of outstanding units of Insurance Company Separate Accounts and shares of the Funds.
2.	Record Maintenance. To facilitate the reconciliation activities described in paragraph 1, the Insurance Company shall maintain with respect to each Separate Account holding the Funds' Class 4 Shares or Class P2 Shares and each Contractholder with respect to whom such shares are beneficially owned the following records:
a.	Number of shares;
b.	Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;
c.	Name and address and taxpayer identification numbers;
d.	Records of distributions and dividend payments; and
e.	Any transfers of shares.
3.	Fund Information. The Insurance Company shall respond to inquiries from Contractholders regarding the Funds, including questions about the Funds' objectives and investment strategies.
4.	Shareholder Communications. The Insurance Company shall provide for the delivery of certain Fund-related materials as required by applicable law or as requested by Contractholders. The Fund related materials shall consist of updated prospectuses and any supplements and amendments thereto, statements of additional information, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications. The Insurance Company shall respond to inquiries from Contractholders relating to the services provided by it and inquiries relating to the Funds.
5.	Transactional Services. The Insurance Company shall (a) communicate to the Funds' transfer agent, purchase, redemption and exchange orders; and (b) communicate to the Separate Accounts and Contractholders, mergers, splits and other reorganization activities of the Funds.
6.	Other Information. The Insurance Company shall provide to the Separate Accounts and Contractholders such other information as shall be required under applicable law and regulations.

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT is executed as of 12/1/2016, and effective as of 3/15/2017 (the "Effective Date"), by and among BLACKROCK VARIABLE SERIES FUNDS, INC. an open-end management investment company organized as a Maryland corporation (the "Fund"), BLACKROCK INVESTMENTS, LLC ("BRIL" or the "Underwriter"), a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Horace Mann Life Insurance Company, a life insurance company organized under the laws of the state of Illinois (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule A, as may be amended from time to time (each separate account hereinafter referred to individually as an "Account" and collectively as the "Accounts").
WITNESSETH:
WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission ("SEC") to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and
WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and
WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the 1934 Act, is a member in good standing of the Financial Industry Regulatory Authority, Inc. ("FINRA") and acts as principal underwriter of the shares of the Fund; and
WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and
WHEREAS, the several series of shares of the Fund offered now or in the future by the Fund to the Company and the Accounts are described on Schedule B attached hereto (each, a "Portfolio," and, collectively, the "Portfolios"); and
WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Shared Fund Exemptive Order"); and
WHEREAS, BlackRock Advisors, LLC ("BAL") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is the Fund's investment adviser; and
WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the "Contracts") and will sell the Contracts to owners of the Contracts ("Contract owners"); and
WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the "Shares") on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares' net asset value.
NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:
ARTICLE 1
Sale of the Fund Shares
1.1	Subject to Section 1.3, the Fund shall make Shares of the Portfolios available to the Accounts at net asset value in accordance with the operational procedures mutually agreed to by the Fund and the Company from time to time and the provisions of the then current prospectuses and statements of additional information of the Portfolios (collectively, the "Prospectus"). Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell Shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of Shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction in their sole discretion when acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, if they deem such actions necessary in the best interests of the shareholders of such Portfolio.
1.1	(a) If there are corrections to a Portfolio's net asset value, the following provisions shall apply:
Fund/SERV Transactions. If the parties choose to use the National Securities Clearing Corporation's Mutual Fund Settlement, Entry and Registration Verification ("Fund/SERV") system, any corrections to a Portfolio's net asset value for the prior Trade Date (as hereinafter defined) will be submitted through the Mutual Fund Profile with the correct net asset value and applicable date. If the corrections are dated later than Trade Date plus one, an electronic transmission should be sent in addition to the Mutual Fund Profile submission; or
Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, any corrections to a Portfolio's net asset value should be communicated by facsimile or by electronic transmission, and will include for each day on which an adjustment has occurred the incorrect Portfolio net asset value, the correct net asset value, and, to the extent communicated to Portfolio shareholders, the reason for the adjustment.
1.1	(b) Fund/SERV Transactions. If the parties choose to use Fund/SERV or any other NSCC service, the following provisions shall apply:
The Company and the Fund or its designee will each be bound by the rules of the National Securities Clearing Corporation ("NSCC") and the terms of any NSCC agreement filed by it with the NSCC. Without limiting the generality of the following provisions of this section, the Company and the Fund or its designee will each perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV, the Mutual Fund Profile Service, the Networking Matrix Level utilized and any other relevant NSCC service or system (collectively, the "NSCC Systems").
Any information transmitted through the NSCC Systems by any party to the other and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through the NSCC Systems and to limit the access to, and the inputting of data into, the NSCC Systems to persons specifically authorized by such party.
On each Business Day (as hereinafter defined), the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading (as hereinafter defined) on each Business Day. The Company shall communicate to the Fund or its designee for that Business Day, by Fund/SERV, the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on such Business Day (the "Trade Date") no later than 7:00 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the Business Day following the Trade Date. All orders received by the Company after the Close of Trading on a Business Day shall not be transmitted to NSCC prior to the following Business Day. The Fund or its designee shall treat all trades communicated to the Fund or its designee in accordance with this provision as if received prior to the Close of Trading on the Trade Date.
All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act. Unless otherwise informed in writing, such redemption wires should be sent to:
State Street Bank and Trust Co.
ABA#: 011000028
Account Title:
Account No.:
Reference:
1.1	(c) Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, the following provisions shall apply:
Next Day Transmission of Orders. On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading on such Business Day. Prior to 9:00 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the next following Business Day, the Company shall communicate to the Fund or its designee by facsimile or, in the Company's discretion, by telephone or any other method agreed upon by the parties, the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on the prior Business Day. All orders communicated to the Fund or its designee by the 9:00 a.m. deadline (or such other time as may be agreed by the parties from time to time) shall be treated by the Fund or its designee as if received prior to the Close of Trading on the Trade Date.
Purchases. The Company will use its best efforts to transmit each purchase order to the Fund or its designee in accordance with written instructions previously provided by the Fund or its designee to the Company. The Company will use its best efforts to initiate by wire transfer to BRIL or its designee purchase amounts no later than the close of the Federal Reserve Wire Transfer System (the "Fedwire System") on the next Business Day following the Trade Date.
Redemptions. With respect to redemption orders placed by the Company by 9:00 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the first Business Day following the Trade Date, the Fund or its designee will use its best efforts to initiate by wire transfer to the Company proceeds of such redemptions no later than the close of the Fedwire System on the first Business Day following the Trade Date.
Unless otherwise informed in writing, such redemption wires should be sent to:
State Street Bank and Trust Co.
ABA#: 0111000028
Account Title:
Account No.:
Reference:
1.2	Subject to Section 1.3, the Fund will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at net asset value in accordance with the operational procedures mutually agreed to by the Fund and the Company from time to time and the provisions of the Prospectus of the Portfolios. The Fund shall make payment for such Shares in accordance with Section 1.4, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).
1.3	(a) The Company will not aggregate orders received from its Contract owners after close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) (the "Close of Trading") with orders received before the Close of Trading, and warrants that its internal control structure concerning the processing and transmission of orders is suitably designed to prevent or detect on a timely basis orders received after the Close of Trading from being aggregated with orders received before the Close of Trading and to minimize errors that could result in late transmission of orders. Orders received by the Company before the Close of Trading are eligible to receive that Business Day's net asset value, and Orders received by the Company after the Close of Trading are eligible to receive the next Business Day's net asset value.
(b)	Notwithstanding anything to the contrary in this Agreement, the Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. Eastern Time and reflect instructions received by the Company from Contract owners in good order prior to the time the net asset value of each Portfolio is priced in accordance with the preceding paragraph and the Fund's Prospectus on the prior Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by the Company in such written or electronic form (including, without limitation, facsimile) as may be mutually acceptable to the Company and the Fund. The Fund may reject purchase and redemption orders which are not in the form prescribed in the Fund's Prospectus. In the event that the Company and the Fund agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible for confirming that any communication sent by the Company was in fact received by the Fund or its designee, in proper form and in accordance with the terms of this Agreement. The Fund and its agents or designees shall be entitled to rely upon, and shall be fully protected from all liability in acting upon, the instructions of the authorized individuals.
1.4	Purchase orders that are transmitted to the Fund or its designee in accordance with Section 1.3 shall be paid for on the next Business Day following the Trade Date. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Fund or its designee pursuant to Section 1.3, the Company shall hold the Fund or its designee harmless from any losses reasonably sustained by the Fund or its designee as the result of acting in reliance on such purchase order.
Redemption orders that are transmitted to the Fund or its designee in accordance with Section 1.3 (first Business Day after Trade Date), shall be paid for no later than the end of the Business Day on which the Fund receives notice of the order (first Business Day after Trade Date). Payments shall be made in federal funds transmitted by wire. In the event that the Fund or its designee shall fail to pay in a timely manner for any redemption order validly received by the Fund or its designee pursuant to Section 1.3, the Fund or its designee shall hold the Company harmless from any losses reasonably sustained by the Company as the result of acting in reliance on such redemption order.
1.5	Issuance and transfer of Shares of the Portfolios will be by book entry only. Share certificates will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account or the appropriate sub-account of each Account.
1.6	The Fund or its designee shall furnish prompt written notice by email to the Company of any income, dividends or capital gain distribution payable on Shares. The Company hereby elects to receive all such income, dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Fund shall notify the Company in writing by email of the number of Shares so issued as payment of such income, dividends and distributions.
1.7	The Fund shall make the net asset value per Share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per Share is calculated and shall use its best efforts to make such net asset value per Share available by 7:00 p.m. Eastern Time. If the Fund provides materially incorrect net asset value information, it shall make an adjustment to the number of Shares purchased or redeemed for any affected Account to reflect the correct net asset value. Any material error in the calculation or reporting of net asset value, dividend or capital gains information shall be reported promptly in writing by email upon discovery to the Company.
1.8	The Company agrees that it will not take any action to operate an Account as management investment company under the 1940 Act without the Fund's and the Underwriter's prior written consent.
1.9	The Fund agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.
1.10	The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding conflicts of interest corresponding to those contained in Article 4 of this Agreement.
1.11	The Fund reserves the right to reject any purchase orders, including exchanges, for any reason, including if the Fund, in its sole opinion, believes any of the Company's Contract owners is engaging in short-term or excessive trading into and out of a Portfolio or otherwise engaging in trading that may be disruptive to a Portfolio ("Market Timing"). The Company agrees to cooperate with the Underwriter and the Fund to monitor for Market Timing by its Contract owners, to provide such relevant information about Market Timing to the Fund as it may reasonably request, including but not limited to such Contract owner's identity, and to prevent Market Timing from occurring by or because of Contract owners. Failure of the Fund to reject any purchase orders that might be deemed to be Market Timing shall not constitute a waiver of the Fund's rights under this section. Pursuant to Rule 22c-2 of the 1940 Act, on behalf of the Fund, the Underwriter and the Company agree to comply with the terms included in the attached Schedule C as of the effective date of this Agreement.
ARTICLE 2
Obligations of the Parties
2.1	The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund required to be so filed. The Fund shall bear the costs of registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its Shares.
2.2	At least annually, the Underwriter or its designee shall provide the Company with a PDF of the current prospectus of the applicable Portfolio(s) suitable for duplication by the Company for distribution to existing Contract owners whose Contracts are funded by Shares of such Portfolio(s) and to prospective purchasers of Contracts. The Underwriter or its designee will pay the Company's usual, customary and reasonable printing costs for printing prospectuses for existing Contract owners. The Company will bear the costs of printing prospectuses for prospective purchasers of Contracts. The Company will provide the Underwriter or its designee with supporting documentation which is sufficient in the reasonable opinion of the Underwriter or its designee to enable the Underwriter or its designee to verify the printing expenses for which the Company requests reimbursement. The Company agrees to use its best efforts to minimize any printing expenses. If the Company prints such documents, Company agrees that any printer its selects shall be a reputable printer within the industry.
The Company may use such PDF described above to assist with the updating of any of its Contract prospectuses or related materials in order to have the prospectuses of the Portfolios conform to the Company's Contract prospectuses or related materials, with the expenses of such updating, including printing, to be borne by the Company.
For purposes of this Section 2.2 only, references to a Portfolio's "prospectus" shall exclude the related statement of additional information.
2.3	The Fund or its designee shall provide a master PDF of the statement of additional information for the Portfolios to the Company (suitable for duplication by the Company at the Company's expense) for distribution to any owner of a Contract funded by the Shares or to a prospective purchaser who requests such statement.
2.4	The Underwriter or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund's proxy materials, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably request for distribution to Contract owners.
2.5	The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of language that would be used in any prospectus for the Contracts or statement of additional information for the Contracts in which the Fund, the Underwriter or BAL ("Fund Parties") or any Portfolio or any entity with BlackRock in its name is named at least fifteen Business Days prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, any Portfolio, the Underwriter, or BAL or any entity with BlackRock in its name is named (such materials together with Contract prospectuses and statements of additional information, "Company Materials"), at least fifteen Business Days prior to its use. No Company Materials shall be used if any of the Fund Parties reasonably objects to such use within fifteen Business Days after receipt of such material. Notwithstanding the foregoing, the Company need not furnish, or cause to be furnished, to the Fund or its designee revisions to Company Materials previously approved by the Fund or its designee ("Updated Company Materials") unless the Company Materials on which they are based have been materially changed. The Fund or its designee also reserves the right to review Company Materials and Updated Company Materials at any time upon request made by the Fund or its designee to the Company. The Fund or its designee may reasonably object to the continued use of any Company Materials or Updated Company Materials, No Company Materials or Updated Company Materials shall be used if the Fund or its designee so objects.
2.6	At the reasonable request of the Fund or its designee, the Company shall furnish, or shall cause to be furnished, as soon as practical, to the Fund or its designee copies of the following reports:
(a)	the Company's annual financial report (prepared under generally accepted accounting principles ("GAAP", if any);
(b)	the Company's quarterly statements, if any;
(c)	any financial statement, proxy statement, notice or report of the Company sent to policyholders; and

(d)	any registration statement (without exhibits) and financial reports of the Company filed with any state insurance regulator.
2.7	Notwithstanding anything to the contrary in this Agreement, the Company shall not give any information or make any representations or statements on behalf of the Fund or Underwriter or concerning the Fund, the Underwriter or BAL in connection with the Contracts other than information or representations contained in and accurately derived from the registration statement or Prospectus for the Shares (as such registration statement and Prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statements, or in sales literature or other promotional material approved by the Fund or Underwriter, except with the written permission of the Fund or Underwriter.
2.8	Neither the Fund nor the Underwriter shall give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statements or Contract prospectuses (as such registration statements or Contract prospectuses may by amended or supplemented from time to time), except with the written permission of the Company.
2.9	The Company shall register and qualify the Contracts for sale to the extent required by applicable law. The Company shall amend the registration statement of the Contracts under the 1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.
2.10	Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable Contract owners: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract owners are received, as well as Shares held by the Account that are owned by the Company for its general accounts, in the same proportion as the Company votes Shares held by the Account for which timely voting instructions are received from Contract owners; and (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.
2.11	(a) The Company will furnish the Fund or its designee (including, without limitation, any auditors designated by the Fund) with such information in connection with this Agreement and/or any agreement for the provision of administrative services or distribution-related services by the Company for the Fund (the "Related Agreements") as it may reasonably request (including, without limitation, periodic certifications confirming the Company's provision of services for the Fund) and will cooperate with the Fund or its designee in connection with the preparation of reports to the Board of Directors concerning this Agreement and /or any Related Agreement and the monies paid or payable pursuant to this Agreement or any Related Agreement, as well as any other reports or filings that may be required by law.
(b)	The Company and its employees will, upon reasonable request, be available during normal business hours to consult with the Fund or its designee concerning this Agreement and/or any Related Agreement.
(c)	Each party will maintain and preserve all records as required by law to be maintained and preserved by it in connection with the performance of its obligations under this Agreement and any Related Agreement. Upon the reasonable request of another party, a party will provide copies of historical records relating to transactions between the Fund and the Accounts, written communications regarding the Fund to or from the Accounts and other materials that enable the requesting party to monitor and review the other party's or parties' performance or perform general customer supervision. The Company shall also maintain and preserve all records which would enable the Fund or its designee to substantiate the fees charged by the Company, the services provided by the Company and the internal controls over services provided by the Company as well as any other records reasonably required by the Fund or its designee. Upon reasonable request, the Company agrees to make these records available to the Fund or its designee.

(d)	From time-to-time, the Fund or its designee may submit a due diligence questionnaire to the Company, and the Company shall complete and return such due diligence questionnaire within a reasonable timeframe. Upon request, the Company shall promptly provide to the Fund or its designee a copy of its Statement on Standards for Attestation Engagements 16 Report ("SSAE 16") and its Financial Intermediary Controls and Compliance Assessment.
(e)	The Company shall permit the Fund or its designee to conduct one physical audit per calendar year to ensure compliance with the terms of this Agreement and the Related Agreements. The Fund or its designee agrees to provide the Company with reasonable notice of their intention to conduct such an audit. For purposes of these audit privileges, the Company shall permit the authorized personnel of the Fund or its designee to have access to its books, records, information, systems and employees pertinent to the Company's performance under this Agreement and/or any Related Agreement. The Fund or its designee will not perform any activity that materially interferes with any activities of the Company or its systems during the audit. The Company is entitled to observe all audit activity of the Fund or its designee, and the audit will be subject to such reasonable security and confidentiality measures as the Company may require.
(f)	Nothing in this Agreement will impose upon the Fund or its designee the obligation to review the Company's practices, procedures and controls.
ARTICLE 3
Representations and Warranties
3.1	The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Illinois, with full power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement and has established each Account as a separate account under such law and the Accounts comply in all material respects with all applicable federal and state laws and regulations.
3.2	The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a separate account for the Contracts. The Company further represents and warrants that the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued in compliance in all material respects with all applicable federal and state laws.
3.3	The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Internal Revenue Code of 1986, as amended ("Code"). The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
3.4	The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.
3.5	The Fund represents and warrants that the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Fund is registered under the 1940 Act. The Fund shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. If the Fund determines that notice filings are appropriate, the Fund shall use its best efforts to make such notice filings in accordance with the laws of such jurisdictions reasonably requested by the Company.
3.6	The Fund has adopted a Distribution Plan (the "Plan") with regard to the Class II and Class III shares of each Portfolio, pursuant to Rule 12b-1 under the 1940 Act. The Plan permits the Underwriter to pay to each Participating Insurance Company that enters into an agreement with the Underwriter to provide distribution-related services to Contract owners, a fee, at the end of each month, of up to 0.15% of the average daily net asset value of the Class II shares and up to 0.25% of the average daily net asset value of Class III shares of each Portfolio held by such Participating Insurance Company. The Company agrees to waive the payment of any such distribution fee unless and until Underwriter has received such fees from the Fund. All distribution-related services will be provided in accordance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities, such as the SEC and FINRA, specifically including but not limited to Rule 22c-1(a) under the 1940 Act, all requirements to provide specific disclosures to Contract Owners regarding fees paid for such services, and the requirements of the applicable Portfolio's prospectus and statement of additional information, this Agreement and any Related Agreement.
3.7	The Fund represents that it will comply and maintain each Portfolio's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5 of the regulations under the Code. The Fund will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future. In the event of a breach of this Section 3.7 by the Fund, it will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.
3.8	The Fund represents and warrants that each Portfolio is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Code, and represents that it will use its best efforts to qualify and to maintain qualification of each Portfolio as a RIC. The Fund will notify the Company immediately in writing upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.
3.9	The Company represents and warrants that it shall maintain a reasonable risk-based program to comply with economic, trade and financial sanctions laws, resolutions, executive orders and regulations enacted by the United States (including as administered and/or enforced by the Office of Foreign Assets Control ("OFAC")), the European Union, the United Nations and other applicable jurisdictions ("Sanctions Laws"). The Company shall maintain policies, procedures and controls that are reasonably designed to ensure compliance with Sanctions Laws and limit the risk of transactions that could be regarded as circumventing Sanctions Laws and that it, the Contract owners and, to the extent required by law, its and their owners and controllers (i) are not in violation of any Sanctions Laws or on any list of prohibited individuals or entities enacted under Sanctions Laws (collectively, "Sanctions Lists") and (ii) are not located, organized or doing business in a country or territory that is, or whose government is, the target of embargo or countrywide sanctions under any Sanctions Laws. Company agrees that it will take reasonable steps to ensure that Contract owner funds shall not be directly or indirectly derived from, invested for the benefit of or related in any way to, persons, entities or countries that are subject to any country embargoes, in violation of any Sanctions Laws or on any Sanctions Lists. Company will promptly inform BRIL in writing if with respect to the transactions in the Shares, Company becomes aware of any violations of Sanctions Laws by itself or any of the Contract owners or to the extent required by Applicable Law, any of their owners or controllers or if it or any of the Contract owners or any of their owners or controllers are the target of embargo or identified on any Sanctions Lists or if Company is otherwise unable to comply with its obligations under this Section 3.9.
Company shall have an anti-money laundering program in place to comply with all applicable United States laws and regulations relating to anti-money laundering, including the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act") and the Bank Secrecy Act, as amended by the USA PATRIOT Act, and/or other global legislation, where applicable. Company shall have in place written policies, procedures and controls designed to detect, prevent and report money laundering or other suspicious activity and prohibit dealings with shell banks as well as a written customer identification program. The written customer identification program shall require the identification and verification of the identities of Company's clients and, if required by applicable anti-money laundering laws and regulations, the underlying beneficial owner(s). In addition, Company shall have a designated anti-money laundering compliance officer, and Company shall provide anti-money Laundering training to its staff on an annual basis. Finally, Company's anti-money laundering program shall provide for an independent audit of its anti-money laundering program on an annual basis. Company will promptly inform BRIL in writing, to the extent not prohibited by Applicable Law, if Company becomes aware of any violations of anti-money laundering laws by it with respect to the transactions in Shares or if Company is otherwise unable to comply with its obligations under this Section 3.9.
Service Organization also agrees to provide BRIL with such information as it may reasonably request, including, but not limited to, the filling out of questionnaires, attestations and other documents, to enable Fund Parties to fulfill their obligations under applicable Sanctions Laws and the USA PATRIOT ACT (including maintaining records for at least five years).
Service Organization agrees to notify BRIL immediately in the event of its expulsion or suspension by the Illinois Department of Insurance or any self-regulatory organization with jurisdiction over it or of any pending or threatened action or proceeding by any regulatory authority or self-regulatory organization bearing on its ability to conduct business. Company agrees to promptly advise

BRIL if it receives notice of any of the following: (1) any material Contract owner complaint, any litigation initiated or threatened, or any communication by a regulatory authority or self-regulatory organization which, in each case relates to the Fund or to a transaction in Shares of a Portfolio by it or (2) any examination by any regulatory authority or self-regulatory organization that may or has resulted in a material compliance deficiency, and Company agrees to promptly provide BRIL with such information and documentation thereon as BRIL may request.
3.10	The Company acknowledges and agrees that it is the responsibility of the Company to determine investment restrictions under state insurance law applicable to any Portfolio, and that the Fund shall bear no responsibility to the Company for any such determination or the correctness of such determination. The Company has determined that the investment restrictions set forth in the current Prospectus are sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Portfolios as a result of the Accounts' investment therein. The Company shall inform the Fund of any additional investment restrictions imposed by state insurance law after the date of this Agreement that may become applicable to the Fund or any Portfolio from time to time as a result of the Accounts' investment therein. Upon receipt of any such information from the Company, the Fund shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Fund determines that it is not in the best interests of shareholders to comply with a restriction determined to be applicable by the Company, the Fund shall so inform the Company, and the Fund and the Company shall discuss alternative accommodations in the circumstances.
3.11	The Company represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use its best efforts to continue to meet such definitional requirements, and it will notify the Fund immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
ARTICLE 4
Potential Conflicts
4.1	The parties acknowledge that the Fund's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors of the Fund will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company in writing if they determine that an irreconcilable material conflict exists and the implications thereof.
4.2	The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for them to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.
4.3	If it is determined by a majority of the Directors, or a majority of the Directors who are not affiliated with BAL or the Underwriter (the "Disinterested Directors"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.
4.4	If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented, subject to applicable law but in any event consistent with the terms of the Shared Fund Exemptive Order. Until the end of such 30 day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares.
4.5	If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within 30 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30 day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares.
4.6	For purposes of section 4.3 through 4.6 of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.
4.7	Upon request, the Company shall submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.
4.8	If and to the extent that (a) Rule 6e-2 and Rule 6e-3 (T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, or (b) the Shared Fund Exemptive Order is granted on terms and conditions that differ from those set forth in this Article 4, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3 (T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable, or (b) to conform this Article 4 to the terms and conditions contained in the Shared Fund Exemptive Order, as the case may be.
ARTICLE 5
Indemnification
5.1	The Company agrees to indemnify and hold harmless the Fund Parties and each of their respective Directors, officers, employees and agents and each person, if any, who controls a Fund Party within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Section 5.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:
(a)	arise out of or are based upon any untrue statements or untrue statements of any material fact contained in the registration statement, prospectus(es) or statements of additional information for the Contracts or in the Contracts themselves or in sales literature or other promotional material generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article 5), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund or Underwriter for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or
(b)	arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or
(c)	arise out of or result from any untrue statement of a material fact contained in Fund Documents as defined in Section 5.2(a) or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund or Underwriter by or on behalf of the Company; or
(d)	arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or
(e)	arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or any Related Agreement or arise out of or result from any other material breach of this Agreement or any Related Agreement by the Company.
5.2	The Underwriter and the Fund agree severally to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund Parties) or expenses (including the reasonable costs of investigating or defending any loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:
(a)	arise out of or are based upon any untrue statements of any material fact contained in the registration statement or Prospectus for the Fund (or any amendment or supplement thereto) (collectively, "Fund Documents" for the purposes of this Article 5), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund Parties by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or
(b)	arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of a Fund Party or persons under its respective control, with respect to the sale or acquisition of the Contracts or Shares; or
(c)	arise out of or result from any untrue statement of a material fact contained in Company Documents or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund Parties; or

(d)	arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or any Related Agreement or arise out of or result from any other material breach of this Agreement or any Related Agreement by the Underwriter or the Fund.
5.3	Neither the Company, the Underwriter nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.
5.4	Neither the Company, the Underwriter nor the Fund shalt be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other parties in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.
5.5	In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in such action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
ARTICLE 6
Termination
6.1	This Agreement may be terminated by any party for any reason by sixty (60) days' advance written notice to the other parties.
6.2	This Agreement may be terminated immediately upon written notice to the other parties at the option of either the Underwriter or the Fund: (a) if the Company violates applicable law, including without limitation, any applicable anti-money laundering laws, rules or regulations or any applicable Sanctions Laws (as defined herein) or is unable to abide by the compliance obligations set forth in this Agreement regarding anti-money laundering or sanctions, or (b) upon institution of formal proceedings against the Company by FINRA, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account(s), the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome which would, in the Fund's or the Underwriter's respective reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.
6.3	This Agreement may be terminated immediately upon written notice to the other parties at the option of the Fund or the Underwriter if the Internal Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund or Underwriter reasonably believes that the Contracts may fail to so qualify or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law.
6.4	This Agreement may be terminated immediately upon written notice to the other parties by the Fund or the Underwriter, at either's option, if either the Fund or the Underwriter shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3)

the Company breaches any obligation under this Agreement or any Related Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt by the Company of notice in writing from the Fund or Underwriter of such breach.
6.5	This Agreement may be terminated immediately upon written notice to the other parties at the option of the Company if (A) the Internal Revenue Service determines that any Portfolio fails to qualify as a RIC under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code and the Fund, upon written request fails to provide reasonable assurance that it will take action to cure such failure, or (B) the Company shall determine, in its sole judgment exercised in good faith, that either (1) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (2) the Fund or Underwriter breaches any obligation under this Agreement or any Related Agreement in a material respect and such breach shalt continue unremedied for thirty (30) days after receipt of notice in writing to the Fund or the Underwriter from the Company of such breach.
6.6	Notwithstanding any termination of this Agreement, the Fund and the Underwriter may continue to make available additional Shares of the Portfolios of the Fund pursuant to the terms and conditions of this Agreement, for all existing Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Fund and Underwriter so agree to make additional Shares available, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. In the event of a termination of this Agreement pursuant to this Article 6, the Fund and the Underwriter shall promptly notify the Company in writing whether the Underwriter and the Fund will continue to make Shares available to Existing Contracts after such termination; if the Underwriter and the Fund will continue to make Shares so available, the provisions of this Agreement shall remain in effect with respect to transactions in Shares by such Existing Contracts except for Section 6.1 and thereafter either the Fund, Underwriter or the Company may terminate the Agreement as so continued pursuant to this Section 6.6 upon prior written notice to the other parties, such notice to be for a period that is reasonable under the circumstances but need not be greater than six months.
6.7	The provisions of Section 2.11, Articles 5, 7 and 8 and Section 10 of Schedule C shall survive the termination of this Agreement, and the provisions of Articles 2 and 4 shall survive the termination of this Agreement as long as Shares of the Fund are held on behalf of Contract owners.
ARTICLE 7
Notices
Unless otherwise specified in this Agreement, any notice shall be sufficiently given when sent by registered or certified mail (postage prepaid, return receipt requested) or by prepaid courier (return receipt requested) to the other parties at the addresses of such parties set forth below or at such other addresses as such parties may from time to time specify in writing to the other parties in accordance with this Article 7.
To the Advisor:	With a copy to:

BlackRock Advisors, LLC	BlackRock, Inc.
Attn: Jon Maro, Director	Attn: General Counsel
OnBoarding – Contracting	40 East 52nd Street
40 East 52nd Street	New York, NY 10022
New York, NY 10022

To BRIL:	With a copy to:

BlackRock Investments, LLC	BlackRock Investments, LLC
Attn: Frank Porcelli	Attn: Chief Compliance Officer
Managing Director,	400 Howard Street
Global Client Group	San Francisco, CA 94105
55 East 52nd Street

New York, NY 10022

If to the Company:	with a copy to:

Horace Mann Life Insurance Company	Horace Mann Life Insurance Company
Attn: General Counsel	Attn: Matthew Sharpe – Exec. Vice President
1 Horace Mann Plaza	1 Horace Mann Plaza
Springfield, IL 62715	Springfield, IL 62715

ARTICLE 8
Miscellaneous
8.1	The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
8.2	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.
8.3	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
8.4	This Agreement, including the attached schedules, shall be interpreted, construed, and enforced in accordance with the laws of the State of New York, without reference to any conflict of laws provisions thereof that would cause the application of laws of any jurisdiction other than those of the State of New York, and shall, to the extent applicable, be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.
8.5	The parties to this Agreement acknowledge and agree that the Fund is a Maryland corporation, and that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the relevant Portfolio(s) of the Fund and that no Director, officer, agent or holder of Shares of the Fund shall be personally liable for any such liabilities.
8.6	Each party shall cooperate with each other party and all appropriate governmental authorities (including without Limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
8.7	The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the parties hereto are entitled under state and federal laws.
8.8	The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.
8.9	This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by a party without the written consent of the other parties. Any attempted assignment in violation of this Section 8.9 shall be null and void.
8.10	No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.
8.11	This Agreement, including all attachments hereto, constitutes the entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior or contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including, without limitation, any agreements between the Company or its affiliates and (i) State Street Research and Management Company, its affiliates and/or the State Street Research mutual funds or (ii) FAM Distributors, Inc. and/or the mutual funds previously advised by Merrill Lynch Investment Managers or one of its affiliates.

8.12	Nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable claim, right or remedy. Rather, this Agreement is intended to be for the sole and exclusive benefit of the parties hereto.
8.13	NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR SPECIAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the Effective Date.
BLACKROCK VARIABLE SERIES FUNDS, INC.
By: /s/ Jennifer McGovern
Name: Jennifer McGovern
Title: Vice President

BLACKROCK INVESTMENTS, LLC.
By: /s/ Jonathan Maro
Name: Jon Maro
Title: Director

HORACE MANN LIFE INSURANCE COMPANY.
By: /s/ Matthew Sharpe
Name: Matt Sharpe
Title: Executive Vice President L&R

Schedule B
Portfolios and Classes of BlackRock Variable Series Funds, Inc. now or in the future offered to Separate Accounts of Horace Mann Life Insurance Company, including, but not limited to:
Fund Name	Class	CUSIP	Ticker
Equity Funds
BlackRock Basic Value V.I. Fund	I	09253L405	BAVLI
BlackRock Basic Value V.I. Fund	II	09253L504	BAVII
BlackRock Basic Value V.I. Fund	III	09253L603	BVIII
BlackRock Capital Appreciation V.I. Fund	I	09253L843	FDGRI
BlackRock Capital Appreciation V.I. Fund	III	09253L827	FGIII
BlackRock Equity Dividend V.I. Fund	I	09253L512	UTTLI
BlackRock Equity Dividend V.I. Fund	III	09253L488	UTIII
BlackRock Global Allocation V.I. Fund	I	09253L777	GLALI
BlackRock Global Allocation V.I. Fund	II	09253L769	GLAII
BlackRock Global Allocation V.I. Fund	III	09253L751	GAIII
BlackRock Global Opportunities V.I. Fund	I	09253L819	GLGRI
BlackRock Global Opportunities V.I. Fund	III	09253L785	GGIII
BlackRock International V.I. Fund	I	09253L645	IVVVI
BlackRock iShares Alternative Strategies V.I. Fund	I	09253L397	BVASX
BlackRock iShares Alternative Strategies V.I. Fund	III	09253L389	BASVX
BlackRock iShares Dynamic Allocation V.I. Fund	I	09253L371	BVDAX
BlackRock iShares Dynamic Allocation V.I. Fund	III	09253L363	BDAVX
BlackRock iShares Equity Appreciation V.I. Fund	I	09253L447	BVEAX
BlackRock iShares Equity Appreciation V.I. Fund	III	09253L439	BEAVX
BlackRock Large Cap Core V.I. Fund	I	09253L611	LGCCI
BlackRock Large Cap Core V.I. Fund	II	09253L595	LGCII
BlackRock Large Cap Core V.I. Fund	III	09253L587	LCIII
BlackRock Large Cap Growth V.I. Fund	I	09253L579	LGGGI
BlackRock Large Cap Growth V.I. Fund	III	09253L553	LGI1I
BlackRock Large Cap Value V.I. Fund	I	09253L546	LCATT
BlackRock Large Cap Value V.I. Fund	II	09253L538	LCBTT
BlackRock Large Cap Value V.I. Fund	III	09253L520	LVIII
BlackRock Managed Volatility V.I. Fund	I	09253L108	AMBLI
BlackRock Value Opportunities V.I. Fund	I	09253L470	SMCPI
BlackRock Value Opportunities V.I. Fund	II	09253L462	SMCII
BlackRock Value Opportunities V.I. Fund	III	09253L454	SCIII
Fixed Income Funds
BlackRock High Yield V.I. Fund	I	09253L710	HICUI
BlackRock High Yield V.I. Fund	III	09253L686	HCIII
BlackRock iShares Dynamic Fixed Income V.I. Fund	I	09253L421	BVDFX
BlackRock iShares Dynamic Fixed Income V.I. Fund	III	09253L413	BDFVX
BlackRock Total Return V.I. Fund	I	09253L702	CRBDI
BlackRock Total Return V.I. Fund	III	09253L884	CBIII
BlackRock U.S. Government Bond V.I. Fund	I	09253L744	GVBDI
BlackRock U.S. Government Bond V.I. Fund	III	09253L728	GBIII
Index Fund
BlackRock S&P 500 Index V.I. Fund	I	09253L678	IDXVI
BlackRock S&P 500 Index V.I. Fund	II	09253L660	IXVII
Money Market Fund
BlackRock Government Money Market V.I. Fund*	I	09253L876	DMMKI

*No payments for administrative services will be made on this Portfolio.

Schedule C
Shareholder Information Schedule entered into by and between BlackRock Investments, LLC and its successors, assigns and designees ("BRIL") and the Intermediary.
For Schedule C, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:
The term "Intermediary" shall mean Horace Mann Life Insurance Company, which is (i) a broker, dealer, bank, or other entity that holds securities of record issued by the Fund in nominee name; (ii) in the case of a participant directed employee benefit plan that owns securities issued by the Fund (1) a retirement plan administrator under ERISA or (2) any entity that maintains the plan's participant records; or (iii) an insurance company.
The term "Fund" shall mean any open-ended management investment company that is registered or required to register under Section 8 of the Investment Company Act of 1940 and for which BRIL acts as distributor, and includes (i) an investment adviser to or administrator for the Fund; and (ii) the transfer agent for the Fund. The term not does include any "excepted funds" as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.1
The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Intermediary in a separate account.
The term "Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary ("Contract"), or a participant in an employee benefit plan with a beneficial interest in a contract.
The term "Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include the following: (i) transactions that are executed automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) transactions that are executed pursuant to a Contract death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death benefit; (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) prearranged transfers at the conclusion of a required free look period.
The term "Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.
[1]	As defined in SEC Rule 22c-2(b), term "excepted fund" means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

BRIL and the Intermediary hereby agree as follows:
Shareholder Information
1.	Agreement to Provide Information. Intermediary agrees to provide the Fund or its designee, upon written request of BRIL or the Fund, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government issued identifier ("GII") and the Contract owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account, and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or the account (if known) and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request. Unless otherwise specifically requested by the Fund, the Intermediary shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.
2.	Period Covered by Request. Requests must set forth a specific period, which generally will not exceed 90 days from the date of the request, for which transaction information is sought. BRIL and/or the Fund may request transaction information older than 90 days from the date of the request as they deem necessary to investigate compliance with policies (including, but not limited to, polices of the Fund regarding market-timing and the frequent purchasing and redeeming or exchanges of Fund shares or any other inappropriate trading activity) established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.
3.	Form and Timing of Response. (a) Intermediary agrees to provide, promptly, but in any event not later than five (5) business days after receipt of a request from the Fund, BRIL or their designee, the requested information specified in Section 1. If requested by the Fund, BRIL or their designee, Intermediary agrees to use best efforts to determine promptly, but in any event not later than five (5) business days after receipt of a request, whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a financial intermediary (as defined in Rule 22c-2) ("indirect intermediary") and, upon further request of the Fund, BRIL or their designee, promptly, but in any event not later than five (5) business days after receipt of a request, either (i) provide (or arrange to have provided) the information set forth in Section 1 for those Shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii).
(b)	Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Fund, BRIL or their designee and the intermediary; and
(c)	To the extent practicable, the format for any transaction information provided to the Fund, BRIL or their designee should be consistent with the NSCC Standardized Data Reporting Format.
4.	Limitations on Use of Information. BRIL and the Fund agree not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory requests or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.
5.	Agreement to Restrict Trading. Intermediary agrees to execute written instructions from BRIL or the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by BRIL or the Fund, in their sole discretion, as having engaged in transactions of the Fund's Shares (directly or indirectly through the Intermediary's account) that violate policies ( including, but not limited to, policies of the Fund regarding market-timing and the frequent purchasing and redeeming or exchanging of Fund Shares or any other inappropriate trading activity) established or utilized by the Fund for the purpose of eliminating or reducing, or that would result in any dilution of the value of the outstanding Shares issued by the Fund. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions that are effected directly or indirectly through Intermediary. Instructions must be received by Intermediary at the following address, or such other address that Intermediary may communicate to BRIL or the Fund in writing from time to time, including, if applicable, an e-mail and /or facsimile telephone number:
______________________
______________________
______________________
6.	Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII and the specific individual Contract owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.
7.	Timing of Response. Intermediary agrees to execute instructions to restrict or prohibit trading as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Intermediary.
8.	Confirmation by Intermediary. Intermediary must provide written confirmation to BRIL and the Fund that instructions to restrict or prohibit trading have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.
9.	Construction of the Schedule; Fund Participation Agreement. This Schedule C supplements the Fund Participation Agreement. To the extent the terms of this Schedule C conflict with the terms of the Fund Participation Agreement, the terms of this Schedule C shall control.
10.	Termination . This Schedule C will terminate upon the termination of the Fund Participation Agreement (except for obligations arising from trading activities that occurred prior to such termination and transactions in Shares by Existing Contracts pursuant to Section 6.6 of the Fund Participation Agreement).

FUND PARTICIPATION AGREEMENT
THIS FUND PARTICIPATION AGREEMENT ("Agreement") is made as of the __ day of December, 2016, by and among: Calvert Variable Series, Inc. and Calvert Variable Products, Inc. (each a "Fund," and together, the "Funds"), each a Maryland corporation, on its behalf and on behalf of each Portfolio (as defined below); Eaton Vance Distributors, Inc. ("EVD"); and Horace Mann Life Insurance Company (the "Company"), a life insurance company organized under the laws of the State of Illinois, on behalf of itself and certain of its segregated asset accounts (each an "Account" and together the "Accounts").
WHEREAS, the Company has entered into a Participation Agreement, dated April 9, 2010, as amended, with the Funds and Calvert Investment Distributors, Inc. ("CID") (the "Calvert Agreement"). Pursuant to the Calvert Agreement, the Accounts identified therein may invest in the Funds and its separate investment series listed in the Calvert Agreement (each a "Portfolio" and together the "Portfolios"), which are currently distributed by CID;
WHEREAS, Calvert Research and Management ("CRM"), an affiliate of Eaton Vance Corp. and EVD, has agreed to purchase substantially all of the business assets of Calvert Investment Management, Inc., investment adviser to the Funds, ("CIM"), subject to various closing conditions (the "Transaction"). In the Transaction, which will close once the conditions to closing have been satisfied (the "Transaction Date"), CRM will assume only specified business assets of CIM and will not assume any of CIM's liabilities. The Transaction Date is anticipated to be on or about December 30, 2016;
WHEREAS, as of the Transaction Date, CRM will become the investment adviser to the Funds, EVD become the Funds' principal underwriter, and CID will no longer distribute Fund shares or otherwise provide services to the Funds; and
WHEREAS, the Company and the Accounts desire to continue to invest in the Funds and the Portfolios, and the Funds and the Portfolios desire to continue to make their shares available for purchase to the Company and the Accounts following the closing of the Transaction.
NOW THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties hereto agree as follows:
SECTION 1. The parties hereto hereby (i) adopt all terms of the Calvert Agreement and (ii) affirm all respective agreements made in the Calvert Agreement, all effective as of the Transaction Date, and (iii) agree that the terms of the Calvert Agreement that relate to CID will now relate to EVD, except as otherwise provided herein.
SECTION 2. Each Fund represents and warrants that (i) the Portfolio shares offered and sold pursuant to this agreement are registered under the Securities Act of 1933, as amended and sold in accordance with all applicable federal and state laws, and the Funds are registered under the Investment Company Act of 1940, as amended; (ii) each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code ("Code"), and the rules and regulations thereunder, including without limitation Treasury Regulation §1.817-5 and (iii) each Portfolio invested in by an Account intends to elect to be treated as a "regulated investment company" under Subchapter M of the Code, and will make every effort to maintain such qualification (under Subchapter M or an successor or similar provision).
SECTION 3. EVD represents that it is and warrants that it shall remain duly registered as a broker-dealer under all applicable federal and state securities laws and agrees that it shall perform its obligations to the Funds in compliance in all material respects with the laws of The Commonwealth of Massachusetts and any applicable state and federal securities laws. EVD further represents that it is a member in good standing of the Financial Industry Regulatory Authority, Inc.
SECTION 4. Company confirms that all of its representations, warranties and conditions in the Calvert Agreement continue in full force and effect.
SECTION 5. No party hereto shall have any duty, responsibility or liability whatsoever to any other party hereto with respect to the Calvert Agreement prior to the Transaction Date, and the Calvert Agreement shall be of no force or effect with respect to the parties hereto except as otherwise specifically provided in this Agreement.
SECTION 6. The parties agree that EVD shall only assume liability under the Agreement as of the Transaction Date, and EVD and its affiliates shall have no liability whatsoever (including, without limitation, any indemnification obligation) for any act or omission of the Company prior to the Transaction date, or for any costs, expenses, loses, damages, liabilities of any kind whatsoever, arising prior to the Transaction Date.

SECTION 7. As of the Transaction Date, the Funds and the Portfolios will rely on an exemptive order from the U.S. Securities and Exchange Commission to permit shares of the Funds to be sold to and held by variable annuity and variable life insurance separate accounts of participating insurance companies that may or may not be affiliated with one another, qualified pension and retirement plans and other permitted investors ('`Mixed and Shared Funding Exemptive Order"), a copy of which the Funds agree to provide the Company upon request, and the Company hereby agrees to be bound by the terms and conditions of the Mixed and Shared Funding Exemptive Order.
SECTION 8. All notices to EVD pursuant to the Agreement shall be sent as follows:
Eaton Vance Distributors, Inc.
Two International Place
Boston, MA 02110
Attn: Chief Legal Officer
SECTION 9. The occurrence of the Transaction on the Transaction Date is a condition precedent to the effectiveness of the terms of this Agreement. Upon the effectiveness of this Agreement, the parties hereto agree that the Calvert Agreement shall no longer have any force or effect.
SECTION 10. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The parties agree that this Agreement will be considered signed when the signature of a party is delivered by facsimile transmission or delivered by scanned image (e.g. .pdf, .tiff, jpg, .jpeg or other file extension) as an attachment to an email. Such facsimile or scanned image may include this Agreement in its entirety or a standalone signature page, either of which shall have the same effect as an original signature and shall be considered definitive evidence of the final agreement between the parties.
IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement as of the date and year first above written.
HORACE MANN LIFE INSURANCE COMPANY
By: /s/ Michael S Dossett
Name: Michael S Dossett
Title: VP & Actuary
EATON VANCE DISTRIBUTORS, INC.
By: ____________________________________
Name:
Title:
CALVERT VARIABLE SERIES, INC.
CALVERT VARIABLE PRODUCTS, INC.
By: ____________________________________
Name:
Title:

FUND PARTICIPATION AGREEMENT
This Agreement is entered into as of the 1st day of May, 2004, between Horace Mann Life Insurance Company, a life insurance company organized under the laws of the State of Illinois ("Insurance Company"), Dreyfus Investment Portfolios: MidCap Stock Portfolio (the "Fund"), and Dreyfus Service Corporation, a New York Corporation.
ARTICLE I
DEFINITIONS
1.1	"Act" shall mean the Investment Company Act of 1940, as amended.
1.2	"Board" shall mean the Board of Directors or Trustees, as the case may be, of a Fund, which has the responsibility for management and control of the Fund.
1.3	"Business Day" shall mean any day for which a Fund calculates net asset value per Share (as defined below) as described in the Fund's Prospectus.
1.4	"Commission" shall mean the Securities and Exchange Commission.
1.5	"Contract" shall mean a variable annuity or variable life insurance contract that uses any Participating Fund (as defined below) as an underlying investment medium. Individuals who participate under a group Contract are "Participants."
1.6	"Contractholder" shall mean any entity that is a party to a Contract with a Participating Company (as defined below).
1.7	"Disinterested Board Members" shall mean those members of the Board of a Fund that are not deemed to be "interested persons" of the Fund, as defined by the Act.
1.8	"Dreyfus" shall mean The Dreyfus Corporation and its affiliates, including Dreyfus Service Corporation.
1.9	"Insurance Company's General Account(s)" shall mean the general account(s) of Insurance Company and its affiliates that invest in Shares (as defined below) of a Participating Fund.
1.10	"Participating Companies" shall mean any insurance company (including Insurance Company) that offers variable annuity and/or variable life insurance contracts to the public and that has entered into an agreement with one or more of the Funds.
1.11	"Participating Fund" shall mean each Fund, including, as applicable, any series thereof, specified in Exhibit A, as such Exhibit may be amended from time to time by agreement of the parties hereto, the Shares (as defined below) of which are available to serve as the underlying investment medium for the aforesaid Contracts.
1.12	"Prospectus" shall mean the current prospectus and statement of additional information of a Fund, relating to its Shares (as defined below), as most recently filed with the Commission.
1.13	"Separate Account" shall mean Horace Mann Life Insurance Separate Account, a separate account established by Insurance Company in accordance with the laws of the State of Illinois.
1.14	"Shares" shall mean (i) each class of shares of a Participating Fund set forth on Exhibit A next to the name of such Participating Fund, as such Exhibit may be revised from time to time, or (ii) if no class of shares is set forth on Exhibit A next to the name of such Participating Fund, the shares of the Participating Fund.
1.15	"Software Program" shall mean the software program used by a Fund for providing Fund and account balance information including net asset value per Share. Such Program may include the Lion System. In situations where the Lion System or any other Software Program used by a Fund is not available, such information may be provided by telephone. The Lion System shall be provided to Insurance Company at no charge.

ARTICLE II
REPRESENTATIONS
2.1	Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established the Separate Account pursuant to the insurance laws of the State of Illinois and the regulations thereunder for the purpose of offering to the public certain individual and group variable annuity and variable life insurance contracts; (c) it has registered the Separate Account as a unit investment trust under the Act to serve as the segregated investment account for the Contracts; and (d) the Separate Account is eligible to invest in Shares of each Participating Fund without such investment disqualifying any Participating Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts.
2.2	Insurance Company represents and warrants that (a) the Contracts will be described in a registration statement filed under the Securities Act of 1933, as amended ("1933 Act"); (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurance Company agrees to notify each Participating Fund promptly of any investment restrictions imposed by state insurance law and applicable to the Participating Fund.
2.3	Insurance Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the applicable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of Insurance Company. Insurance Company represents and warrants that the assets of the Separate Account are and will be kept separate from Insurance Company's General Account and any other separate accounts Insurance Company may have, and will not be charged with liabilities from any business that Insurance Company may conduct or the liabilities of any companies affiliated with Insurance Company.
2.4	Each Participating Fund represents that it is registered with the Commission under the Act as an open-end, management investment company and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for the Participating Fund to operate and offer its Shares as an underlying investment medium for Participating Companies.
2.5	Each Participating Fund represents that it is currently qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.
2.6	Insurance Company represents and agrees that the Contracts are currently, and at the time of issuance will be, treated as life insurance policies or annuity contracts, whichever is appropriate, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify each Participating Fund and Dreyfus immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. Insurance Company agrees that any prospectus offering a Contract that is a "modified endowment contract," as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract (or policy).
2.7	Each Participating Fund agrees that its assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code.
2.8	Insurance Company agrees that each Participating Fund shall be permitted (subject to the other terms of this Agreement) to make its shares available to other Participating Companies and Contractholders.
2.9	Each Participating Fund represents and warrants that any of its directors, trustees, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of the Participating Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Participating Fund in an amount not less than that required by Rule 17g-1 under the Act. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10	Insurance Company represents and warrants that all of its employees and agents who deal with the money and/or securities of each Participating Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by the Participating Fund. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.11	Insurance Company agrees that Dreyfus shall be deemed a third party beneficiary under this Agreement and may enforce any and all rights conferred by virtue of this Agreement.

ARTICLE III
FUND SHARES
3.1	The Contracts funded through the Separate Account will provide for the investment of certain amounts in Shares of each Participating Fund.
3.2	Each Participating Fund agrees to make its Shares available for purchase at the then applicable net asset value per Share by Insurance Company and the Separate Account on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, each Participating Fund may refuse to sell its Shares to any person, or suspend or terminate the offering of its Shares, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of its Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the Participating Fund's shareholders.
3.3	Each Participating Fund agrees that shares of the Participating Fund will be sold only to (a) Participating Companies and their separate accounts or (b) "qualified pension or retirement plans" as determined under Section 817(h)(4) of the Code. Except as otherwise set forth in this Section 3.3, no shares of any Participating Fund will be sold to the general public.
3.4	Each Participating Fund shall use its best efforts to provide closing net asset value, dividend and capital gain information on a per Share basis to Insurance Company by 6:00 p.m. Eastern time on each Business Day. Any material errors in the calculation of net asset value, dividend and capital gain information shall be reported immediately upon discovery to Insurance Company. Non-material errors will be corrected in the next Business Day's net asset value per Share.
3.5	At the end of each Business Day, Insurance Company will use the information described in Sections 3.2 and 3.4 to calculate the unit values of the Separate Account for the day. Using this unit value, Insurance Company will process the day's Separate Account transactions received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of the Shares of each Participating Fund that will be purchased or redeemed at that day's closing net asset value per Share. The net purchase or redemption orders will be transmitted to each Participating Fund by Insurance Company by 11:00 a.m. Eastern time on the Business Day next following Insurance Company's receipt of that information. Subject to Sections 3.6 and 3.8, all purchase and redemption orders for Insurance Company's General Accounts shall be effected at the net asset value per Share of each Participating Fund next calculated after receipt of the order by the Participating Fund or its transfer agent.
3.6	Each Participating Fund appoints Insurance Company as its agent for the limited purpose of accepting orders for the purchase and redemption of Shares of the Participating Fund for the Separate Account. Each Participating Fund will execute orders at the applicable net asset value per Share determined as of the close of trading on the day of receipt of such orders by Insurance Company acting as agent ("effective trade date"), provided that the Participating Fund receives notice of such orders by 11:00 a.m. Eastern time on the next following Business Day and, if such orders request the purchase of Shares of the Participating Fund, the conditions specified in Section 3.8, as applicable, are satisfied. A redemption or purchase request that does not satisfy the conditions specified above and in Section 3.8, as applicable, will be effected at the net asset value per Share computed on the Business Day immediately preceding the next following Business Day upon which such conditions have been satisfied in accordance with the requirements of this Section and Section 3.8. Insurance

Company represents and warrants that all orders submitted by the Insurance Company for execution on the effective trade date shall represent purchase or redemption orders received from Contractholders prior to the close of trading on the New York Stock Exchange on the effective trade date.
3.7	Insurance Company will make its best efforts to notify each applicable Participating Fund in advance of any unusually large purchase or redemption orders.
3.8	If Insurance Company's order requests the purchase of Shares of a Participating Fund, Insurance Company will pay for such purchases by wiring Federal Funds to the Participating Fund or its designated custodial account on the day the order is transmitted. Insurance Company shall make all reasonable efforts to transmit to the applicable Participating Fund payment in Federal Funds by 12:00 noon Eastern time on the Business Day the Participating Fund receives the notice of the order pursuant to Section 3.5. Each applicable Participating Fund will execute such orders at the applicable net asset value per Share determined as of the close of trading on the effective trade date if the Participating Fund receives payment in Federal Funds by 12:00 midnight Eastern time on the Business Day the Participating Fund receives the notice of the order pursuant to Section 3.5. If payment in Federal Funds for any purchase is not received or is received by a Participating Fund after 12:00 noon Eastern time on such Business Day, Insurance Company shall promptly, upon each applicable Participating Fund's request, reimburse the respective Participating Fund for any charges, costs, fees, interest or other expenses incurred by the Participating Fund in connection with any advances to, or borrowings or overdrafts by, the Participating Fund, or any similar expenses incurred by the Participating Fund, as a result of portfolio transactions effected by the Participating Fund based upon such purchase request. If Insurance Company's order requests the redemption of any Shares of a Participating Fund valued at or greater than $1 million dollars, the Participating Fund will wire such amount to Insurance Company within seven days of the order.
3.9	Each Participating Fund has the obligation to ensure that its Shares are registered with applicable federal agencies at all times.
3.10	Each Participating Fund will confirm each purchase or redemption order made by Insurance Company. Transfers of Shares of a Participating Fund will be by book entry only. No share certificates will be issued to Insurance Company. Insurance Company will record Shares ordered from a Participating Fund in an appropriate title for the corresponding account.
3.11	Each Participating Fund shall credit Insurance Company with the appropriate number of Shares.
3.12	On each ex-dividend date of a Participating Fund or, if not a Business Day, on the first Business Day thereafter, each Participating Fund shall communicate to Insurance Company the amount of dividend and capital gain, if any, per Share. All dividends and capital gains shall be automatically reinvested in additional Shares of the applicable Participating Fund at the net asset value per Share on the ex-dividend date. Each Participating Fund shall, on the day after the ex-dividend date or, if not a Business Day, on the first Business Day thereafter, notify Insurance Company of the number of Shares so issued.
3.13	To the extent that a Separate Account is properly exempt from registration under the Act, at least once annually, at the request of a Participating Fund, or its designee, Insurance Company will certify the amount of purchases and redemptions of fund shares from such Separate Account for the Participating Fund's most recent fiscal year end.

ARTICLE IV
STATEMENTS AND REPORTS
4.1	Each Participating Fund shall provide monthly statements of account as of the end of each month for all of Insurance Company's accounts by the fifteenth (15th) Business Day of the following month.
4.2	Each Participating Fund shall distribute to Insurance Company copies of the Participating Fund's Prospectuses, proxy materials, notices, periodic reports and other printed materials (which the Participating Fund customarily provides to the holders of its Shares) in quantities as Insurance Company may reasonably request for distribution to each Contractholder and Participant. Insurance Company may elect to print the Participating Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information, which are also offered in Insurance Company's insurance product at its own cost. At Insurance Company's request, the Participating Fund will provide, in lieu of printed documents, camera-ready copy or diskette of prospectuses, annual and semi-annual reports for printing by the Insurance Company.
4.3	Each Participating Fund will provide to Insurance Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Participating Fund or its Shares (except for such materials that are designed only for a class of shares of a Participating Fund not offered to the Insurance Company pursuant to this Agreement), contemporaneously with the filing of such document with the Commission or other regulatory authorities.
4.4	Insurance Company will provide to each Participating Fund at least one copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, contemporaneously with the filing of such document with the Commission.
4.5	Insurance Company will provide Participating Funds on a semi-annual basis, or more frequently as reasonably requested by the Participating Funds, with a current tabulation of the number of existing Variable Contract owners of Insurance Company whose Variable Contract values are invested in the Participating Funds. This tabulation will be sent to Participating Funds in the form of a letter signed by a duly authorized officer of the Insurance Company attesting to the accuracy of the information contained in the letter.

ARTICLE V
EXPENSES
5.1	The charge to each Participating Fund for all expenses and costs of the Participating Fund, including but not limited to management fees, Rule 12b-1 fees, if any, administrative expenses and legal and regulatory costs, will be included in the determination of the Participating Fund's daily net asset value per Share.
5.2	Except as provided in Article IV and V, in particular in the next sentence, Insurance Company shall not be required to pay directly any expenses of any Participating Fund or expenses relating to the distribution of its Shares. Insurance Company shall pay the following expenses or costs:
a.	Such amount of the production expenses of any Participating Fund materials, including the cost of printing a Participating Fund's Prospectus, or marketing materials for prospective Insurance Company Contractholders and Participants as Dreyfus and Insurance Company shall agree from time to time.
b.	Distribution expenses of any Participating Fund materials or marketing materials for prospective Insurance Company Contractholders and Participants.
c.	Distribution expenses of any Participating Fund materials or marketing materials for Insurance Company Contractholders and Participants.
A Participating Fund's principal underwriter may pay Insurance Company, or the broker-dealer acting as principal underwriter for the Insurance Company's Contracts, for distribution and other services related to the Shares of the Participating Fund pursuant to any distribution plan adopted by the Participating Fund in accordance with Rule 12b-1 under the Act, subject to the terms and conditions of an agreement between the Participating Fund's principal underwriter and Insurance Company or the principal underwriter for the Insurance Company's Contracts, as applicable, related to such plan.
Except as provided herein, all other expenses of each Participating Fund shall not be borne by Insurance Company.
ARTICLE VI
EXEMPTIVE RELIEF
6.1	Insurance Company has reviewed a copy of the order dated February 5, 1998 of the Commission under Section 6(c) of the Act with respect to Dreyfus Investment Portfolios, and, in particular, has reviewed the conditions to the relief set forth in the Notice. As set forth therein, if Dreyfus Investment Portfolios is a Participating Fund,

Insurance Company agrees, as applicable, to report any potential or existing conflicts promptly to the Board of Dreyfus Investment Portfolios, and, in particular, whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contractholders.
6.2	If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in a Participating Fund, the Board shall give prompt notice to all Participating Companies and any other Participating Fund. If the Board determines that Insurance Company is responsible for causing or creating said conflict, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:
a.	Withdrawing the assets allocable to the Separate Account from the Participating Fund and reinvesting such assets in another Participating Fund (if applicable) or a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders; and/or
b.	Establishing a new registered management investment company.
6.3	If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in a Participating Fund, Insurance Company may be required, at the Board's election, to withdraw the investments of the Separate Account in that Participating Fund.
6.4	For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will any Participating Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.
6.5	No action by Insurance Company taken or omitted, and no action by the Separate Account or any Participating Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI, shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, Article V.

ARTICLE VII
VOTING SHARES OF PARTICIPATING FUND
7.1	Each Participating Fund shall provide Insurance Company with copies, at no cost to Insurance Company, of the Participating Fund's proxy materials, reports to shareholders and other communications to shareholders (except for such materials that are designed only for a class of shares of a Participating Fund not offered to the Insurance Company pursuant to this Agreement) in such quantity as Insurance Company shall reasonably require for distributing to Contractholders or Participants.
Insurance Company shall:
(a)	solicit voting instructions from Contractholders or Participants on a timely basis and in accordance with applicable law;
(b)	vote the Shares of the Participating Fund in accordance with instructions received from Contractholders or Participants; and
(c)	vote the Shares of the Participating Fund for which no instructions have been received in the same proportion as Shares of the Participating Fund for which instructions have been received.

Insurance Company agrees at all times to vote Shares held by Insurance Company's General Account in the same proportion as Shares of the Participating Fund for which instructions have been received from Contractholders or Participants. Insurance Company further agrees to be responsible for assuring that voting the Shares of the Participating Fund for the Separate Account is conducted in a manner consistent with other Participating Companies.
7.2	Insurance Company agrees that it shall not, without the prior written consent of each applicable Participating Fund and Dreyfus, solicit, induce or encourage Contractholders to (a) change or supplement the Participating Fund's current investment adviser or (b) change, modify, substitute, add to or delete from the current investment media for the Contracts.

ARTICLE VIII
MARKETING AND REPRESENTATIONS
8.1	Each Participating Fund or its principal underwriter shall periodically furnish Insurance Company with the following documents relating to the Shares of the Participating Fund, in quantities as Insurance Company may reasonably request:
a.	Current Prospectus and any supplements thereto; and
b.	Other marketing materials.
Expenses for the production of such documents shall be borne by Insurance Company in accordance with Section 5.2 of this Agreement.
8.2	Insurance Company shall designate certain persons or entities that shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company. Insurance Company shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.
8.3	Insurance Company shall furnish, or shall cause to be furnished, to each applicable Participating Fund or its designee, each piece of sales literature or other promotional material in which the Participating Fund, its investment adviser or the administrator is named, at least fifteen Business Days prior to its use. No such material shall be used unless the Participating Fund or its designee approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. Each applicable Participating Fund or its designee, as the case may be, shall use all reasonable efforts to respond within ten days of receipt.
8.4	Insurance Company shall not give any information or make any representations or statements on behalf of a Participating Fund or concerning a Participating Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus of, as may be amended or supplemented from time to time, or in reports or proxy statements for, the applicable Participating Fund, or in sales literature or other promotional material approved by the applicable Participating Fund.
8.5	Each Participating Fund shall furnish, or shall cause to be furnished, to Insurance Company, each piece of the Participating Fund's sales literature or other promotional material in which Insurance Company or the Separate Account is named, at least fifteen Business Days prior to its use. No such material shall be used unless Insurance Company approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. Insurance Company shall use all reasonable efforts to respond within ten days of receipt.
8.6	Each Participating Fund shall not, in connection with the sale of Shares of the Participating Fund, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as may be amended or supplemented from time to time, or in published reports for the Separate Account that are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7	For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the Act or the 1933 Act.

ARTICLE IX
INDEMNIFICATION
9.1	Insurance Company agrees to indemnify and hold harmless each Participating Fund, Dreyfus, each respective Participating Fund's investment adviser and sub-investment adviser (if applicable), each respective Participating Fund's distributor, and their respective affiliates, and each of their directors, trustees, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the "Indemnified Parties" for purposes of Section 9.1), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by Insurance Company for use in the registration statement or Prospectus or sales literature or advertisements of the respective Participating Fund or with respect to the Separate Account or Contracts, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the respective Participating Fund) of Insurance Company or its agents, with respect to the sale and distribution of Contracts for which the Shares of the respective Participating Fund are an underlying investment; (iii) arise out of the wrongful conduct of Insurance Company or persons under its control with respect to the sale or distribution of the Contracts or the Shares of the respective Participating Fund; (iv) arise out of Insurance Company's incorrect calculation and/or untimely reporting of net purchase or redemption orders; or (v) arise out of any breach by Insurance Company of a material term of this Agreement or as a result of any failure by Insurance Company to provide the services and furnish the materials or to make any payments provided for in this Agreement. Insurance Company will reimburse any Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) and (ii) above Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in such registration statement, prospectus, sales literature, or advertisement in conformity with written information furnished to Insurance Company by the respective Participating Fund specifically for use therein. This indemnity agreement will be in addition to any liability which Insurance Company may otherwise have.
9.2	Each Participating Fund and Dreyfus severally agree to indemnify and hold harmless Insurance Company and its affiliates and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which Insurance Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the respective Participating Fund; (ii) arise out of or are based upon the omission or alleged omission to state in the registration statement or Prospectus or sales literature or advertisements of the respective Participating Fund any material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided to Insurance Company by the respective Participating Fund; (iv) arise out of any breach by Participating Fund of a material term of this Agreement. The respective Participating Fund will reimburse any legal or other expenses reasonably incurred by Insurance Company or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the respective Participating Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the respective Participating Fund by Insurance Company specifically for use therein. This indemnity agreement will be in addition to any liability which the respective Participating Fund may otherwise have.
9.3	Each Participating Fund severally shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which Insurance Company may incur, suffer or be required to pay due to the respective Participating Fund's (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; and (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate; provided that the respective Participating Fund shall have no obligation to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by Insurance Company or information furnished untimely by Insurance Company or otherwise as a result of or relating to a breach of this Agreement by Insurance Company.
9.4	Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.
A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX. The provisions of this Article IX shall survive termination of this Agreement.
ARTICLE X
COMMENCEMENT AND TERMINATION
10.1	This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2	This Agreement shall terminate without penalty:
a.	As to any Participating Fund, at the option of Insurance Company or the Participating Fund at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to by the respective Participating Fund and Insurance Company;
b.	As to any Participating Fund, at the option of Insurance Company, if Shares of that Participating Fund are not reasonably available to meet the requirements of the Contracts as determined by Insurance Company. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective ten days after receipt of notice unless the Participating Fund makes available a sufficient number of Shares to meet the requirements of the Contracts within said ten-day period;
c.	As to a Participating Fund, at the option of Insurance Company, upon the institution of formal proceedings against that Participating Fund by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company's reasonable judgment, materially impair that Participating Fund's ability to meet and perform the Participating Fund's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurance Company with said termination to be effective upon receipt of notice;
d.	As to a Participating Fund, at the option of each Participating Fund, upon the institution of formal proceedings against Insurance Company by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Participating Fund's reasonable judgment, materially impair Insurance Company's ability to meet and perform Insurance Company's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by such Participating Fund with said termination to be effective upon receipt of notice;
e.	As to a Participating Fund, at the option of that Participating Fund, if the Participating Fund shall determine, in its sole judgment reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of that Participating Fund or Dreyfus, such Participating Fund shall notify Insurance Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Insurance Company and any other changes in circumstances since the giving of such notice, such determination of the Participating Fund shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;
f.	As to a Participating Fund, at the option of Insurance Company, if Insurance Company shall determine, in its sole judgment reasonably exercised in good faith that the Participating Fund has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operations of Insurance Company or its Separate Account, the Insurance Company shall notify the Participating Fund in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by the Participating Fund and any other changes in circumstances since the giving of such notice, such determination of Insurance Company shall continue to apply to the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;
g.	As to a Participating Fund, upon termination of the Investment Advisory Agreement between that Participating Fund and Dreyfus or its successors unless Insurance Company specifically approves the selection of a new Participating Fund investment adviser. Such Participating Fund shall promptly furnish notice of such termination to Insurance Company;
h.	As to a Participating Fund, in the event that Shares of the Participating Fund are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such Shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. Termination shall be effective immediately as to that Participating Fund only upon such occurrence without notice;

i.	At the option of a Participating Fund upon a determination by its Board in good faith that it is no longer advisable and in the best interests of shareholders of that Participating Fund to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (i) shall be effective upon notice by such Participating Fund to Insurance Company of such termination;
j.	At the option of a Participating Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if such Participating Fund reasonably believes that the Contracts may fail to so qualify;
k.	At the option of any party to this Agreement, upon another party's breach of any material provision of this Agreement;
1.	At the option of a Participating Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or
m.	Upon assignment of this Agreement, unless made with the written consent of every other non-assigning party. Any such termination pursuant to Section 10.2a, 10.2d, 10.2e, 10.2f or 10.2k herein shall not affect the operation of Article V of this Agreement. Any termination of this Agreement shall not affect the operation of Article IX of this Agreement.
10.3	Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, each Participating Fund and Dreyfus may, at the option of the Participating Fund, continue to make available additional Shares of that Participating Fund for as long as the Participating Fund desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if that Participating Fund and Dreyfus so elect to make additional Shares of the Participating Fund available, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in that Participating Fund, redeem investments in that Participating Fund and/or invest in that Participating Fund upon the making of additional purchase payments under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 10.2 hereof, such Participating Fund and Dreyfus, as promptly as is practicable under the circumstances, shall notify Insurance Company whether Dreyfus and that Participating Fund will continue to make Shares of that Participating Fund available after such termination. If such Shares of the Participating Fund continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either of that Participating Fund or Insurance Company may terminate the Agreement as to that Participating Fund, as so continued pursuant to this Section 10.3, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Participating Fund, need not be for more than six months.
10.4	Termination of this Agreement as to any one Participating Fund shall not be deemed a termination as to any other Participating Fund unless Insurance Company or such other Participating Fund, as the case may be, terminates this Agreement as to such other Participating Fund in accordance with this Article X.
ARTICLE XI
AMENDMENTS
11.1	Any other changes in the terms of this Agreement, except for the addition or deletion of any Participating Fund or class of Shares of a Participating Fund as specified in Exhibit A, shall be made by agreement in writing between Insurance Company and each respective Participating Fund.

ARTICLE XII
NOTICE
12.1	Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:

Insurance Company:
Horace Mann Life Insurance Company
#1 Horace Mann Plaza
Springfield, IL 62715
Participating Funds:
[Name of Fund]
c/o The Dreyfus Corporation
200 Park Avenue
New York, New York 10166
Attn: General Counsel
with copies to:
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Attn: Lewis G. Cole, Esq.
Stuart H. Coleman, Esq.
Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.
ARTICLE XIII
MISCELLANEOUS
13.1	This Agreement has been executed on behalf of each Participating Fund by the undersigned officer of the Participating Fund in his capacity as an officer of the Participating Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Participating Fund and shall not be binding upon any director, trustee, officer or shareholder of the Participating Fund individually. It is agreed that the obligations of the Participating Funds are several and not joint, that no Participating Fund shall be liable for any amount owing by another Participating Fund and that the Participating Funds have executed one instrument for convenience only.
ARTICLE XIV
LAW
14.1	This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.
ARTICLE XV
FOREIGN TAX CREDITS
15.1	Each Participating Fund agrees to consult in advance with Insurance Company concerning any decision to elect or not to pass through the benefit of any foreign tax credits to the Participating Fund's shareholders pursuant to Section 853 of the Code.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.
HORACE MANN LIFE INSURANCE COMPANY
	By:	/s/ Chris Fehr
Name: Chris Fehr
Attest: _______________________		Its: VP

DREYFUS INVESTMENT PORTFOLIOS
	By:	/s/ Steven F Newman
Name: Steven F. Newman
Attest: _______________________		Its: Secretary

DREYFUS SERVICE CORPORATION
	By:	/s/ William H Maresca
Name: William H. Maresca
Attest: _______________________		Its: Chief Financial Officer

EXHIBIT A
LIST OF PARTICIPATING FUNDS
Fund Name	Share Class
Dreyfus Investment Portfolios:
-MidCap Stock Portfolio	Service Shares

AMENDMENT TO FUND PARTICIPATION AGREEMENT
The Fund Participation Agreement entered into as of the 1st day of May, 2004, between Horace Mann Life Insurance Company, Dreyfus Investment Portfolios: MidCap Stock Portfolio, and Dreyfus Service Corporation (the "Agreement") is hereby amended as follows:
1.	Dreyfus Investment Portfolios: Small Cap Stock Index Portfolio is added as a party to the Agreement;
2.	All references to Dreyfus Services Corporation in the Agreement are deleted and replaced with MBSC Securities Corporation;
3.	Paragraph 1.13 is deleted, and replaced with the following paragraph:
"'Separate Account' shall mean the separate accounts established by Insurance Company in accordance with the laws of the State of Illinois and specified on Exhibit B, as such Exhibit may be amended from time to time by agreement of the parties hereto."
4.	Exhibit A to the Agreement is hereby deleted and replaced with the Exhibit A attached hereto; and
5.	Exhibit B, attached hereto, is added to the Agreement, and made a part thereof.
All other terms and provisions of the Agreement not amended hereby shall remain in full force and effect.
Effective date: May 1, 2008
HORACE MANN LIFE INSURANCE COMPANY		MBSC SECURITIES CORPORATION
By: /s/ Frank D’Ambra	By:	/s/ Gary R. Pierce
Name: Frank D’Ambra		Name: Gary R. Pierce
Title: SVP, Life and Annuity		Title: Chief Financial Officer

ON BEHALF OF THOSE DREYFUS FUNDS LISTED ABOVE AS PARTIES TO THIS AGREEMENT
By: /s/ Michael Rosenberg
Name: Michael Rosenberg
Title : Secretary

EXHIBIT A
LIST OF PARTICIPATING FUNDS
Fund and Portfolio Name	Share Class
Dreyfus Investment Portfolios:
MidCap Stock Portfolio:	Service
Small Cap Stock Index Portfolio:	Service

EXHIBIT B
SEPARATE ACCOUNTS
Horace Mann Life Insurance Company Separate Account
Horace Mann Life Insurance Company Qualified Group Annuity Separate Account

SERVICE AGREEMENT
This Agreement is entered into effective as of the 1st day of July, 2005, by and between FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC. (“FIIOC") and HORACE MANN LIFE INSURANCE COMPANY ("Company").
WHEREAS, FIIOC provides transfer agency and other services to Fidelity's Variable Insurance Products Fund, Variable Insurance Products Fund II and Variable Insurance Products Fund III (collectively "Funds"); and
WHEREAS, the services provided by FIIOC on behalf of the Funds include responding to inquiries-about the Funds, including the provision of information about the Funds' investment objectives, investment policies, portfolio holdings, etc.; and
WHEREAS, Company holds shares of the Funds in order to fund certain variable annuity contracts, group annuity contracts, and/or variable life insurance policies, the beneficial interests in which are held by individuals, plan trustees, or others who look to Company to provide information about the Funds similar to the information provided by FIIOC; and
WHEREAS, the Company and one or more of the Funds have entered into one or more Participation Agreements, under which the Company agrees not to provide information about the Funds except for information provided by the Funds or their designees; and
WHEREAS, FIIOC and Company desire that Company be able to respond to inquiries about the Funds from individual variable annuity owners, participants in group annuity contracts issued by the Company, and owners and participants under variable life insurance policies issued by the Company, and prospective customers for any of the above; and
WHEREAS, FIIOC and Company recognize that Company's efforts in responding to customer inquiries will reduce the burden that such inquiries would place on FIIOC should such inquiries be directed to FIIOC.
NOW, THEREFORE, the parties do agree as follows:
1.	Information to be Provided to Company. FIIOC agrees to provide to Company, on a periodic basis, directly or through a designee, information about the Funds' investment objectives, investment policies, portfolio holdings, performance, etc. The content and format of such information shall be as FIIOC, in its sole discretion, shall choose. FIIOC may change the format and/or content of such informational reports, and the frequency with which such information is provided. For purposes of Section 4.2 of each of the Company's Participation Agreement(s) with the Funds, FIIOC represents that it is the designee of the Funds, and Company may therefore use the information provided by FIIOC without seeking additional permission from the Funds.
2.	Use of Information by Company. Company may use the information provided by FIIOC in communications to individuals, plan trustees, or others who have legal title or beneficial interest in the annuity or life insurance products issued by Company, and to prospective purchasers of such products or beneficial interests thereunder. If such information is contained as part of larger pieces of sales literature, advertising, etc., such pieces shall be furnished for review to the Funds in accordance with the terms of the Company's Participation Agreements with the Funds. Nothing herein shall give the Company the right to expand upon, reformat or otherwise alter the information provided by FIIOC. Company acknowledges that the information provided it by FIIOC may need to be supplemented with additional qualifying information, regulatory disclaimers, or other information before it may be conveyed to persons outside the Company.
3.	Compensation to Company. In recognition of the fact that Company will respond to inquiries that otherwise would be handled by FIIOC, FIIOC agrees to pay Company a quarterly fee computed as follows:
At the close of each calendar quarter FIIOC will determine the Average Daily Assets held in the Funds by the Company. Average Daily Assets shall be the sum of the daily assets for each calendar day in the quarter divided by the number of calendar days in the quarter. The Average Daily Assets shall be multiplied by 0.0005 (5 basis points) and that sum shall be divided by four. The resulting number shall be the quarterly fee for that quarter.
Should any Participation Agreement(s) between Company and any Fund(s) be terminated effective before the last day of a quarter, Company shall be entitled to a fee for that portion of the quarter during which the Participation Agreement was still in effect, unless such termination is due to misconduct on the part of the Company. For such a stub quarter, Average Daily Assets shall be the sum of the daily assets for each calendar day in the quarter through and including the date of termination of the Participation Agreement(s), divided by the number of calendar days in that quarter for which the Participation Agreement was in effect. Such Average Daily Assets shall be multiplied by 0.0005 (5 basis points) and that number shall be multiplied by the number of days in such quarter that the Participation Agreement was in effect, then divided by three hundred sixty-five. The resulting number shall be the quarterly fee for the stub quarter.
Notwithstanding the foregoing, (A) Company will not be entitled to any compensation under this Agreement for any calendar quarter in which the average net assets of the Company and the following affiliates under common control (list affiliates) invested in the qualifying Variable Insurance Products Funds' portfolios (listed below) are in the aggregate less than $100 million; and (B) compensation for each calendar quarter will not exceed one million dollars ($1,000,000).
Qualifying Variable Insurance Products Funds Portfolios:
Equity-Income Portfolio
Growth Portfolio
Overseas Portfolio
Asset Manager Portfolio
Contrafund Portfolio
Asset Manager: Growth Portfolio
Growth Opportunities Portfolio
Balanced Portfolio
Growth & Income Portfolio
Mid Cap Portfolio
Dynamic Capital Appreciation Portfolio
Aggressive Growth Portfolio
Value Portfolio
Value Strategies Portfolio
Real Estate Portfolio
4.	Termination. This Agreement may be terminated by Company at any time upon written notice to FIIOC. FIIOC may terminate this Agreement at any time upon thirty (30) days' written notice to Company. FIIOC may terminate this Agreement immediately upon written notice to Company (1) if required by any applicable law or regulation, (2) if so required by action of the Fund(s) Board of Trustees, or (3) if Company engages in any material breach of this Agreement. This Agreement shall terminate immediately and automatically upon the termination of Company's Participation Agreement(s) with the Funds, and in such event no notice need be given hereunder.
5.	Applicable Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.
6.	Assignment. This Agreement may not be assigned without the prior written consent of the parties, except that it shall be assigned automatically to any successor to FIIOC as the Funds' transfer agent, and any such successor shall be bound by the terms of this Agreement.
IN WITNESS WHEREOF, the parties have set their hands as of the date first written above.
FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.
By: /s/ Robert Dwight
Name: Robert Dwight
Title: Executive Vice President

HORACE MANN LIFE INSURANCE COMPANY
By: /s/ Chris Fehr
Name: Chris Fehr
Title: Vice President

FIDELITY LETTERHEAD
May 16, 2007
Horace Mann Life Insurance
Ms. Maureen Bolinger
1 Horace Mann Plaza
Springfield, Illinois 62715
Re:	Participation Agreement among Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Fidelity Distributors Corporation (the "Underwriter") and Insurance Company (the "Company"), dated December 19, 2006, as amended (the "Participation Agreement")
Dear Ms. Bolinger:
The Company, the Underwriter and the above referenced Variable Insurance Products Funds (the "Current Funds") are parties to the above-referenced Participation Agreement. As explained in the notice sent to you on May 3, 2007, Fidelity is in the process of reorganizing some of the portfolios of the Current Funds (the "Affected Portfolios") for administrative purposes. In connection with this reorganization, the Affected Portfolios will be moved into corresponding "shell" portfolios of a new Variable Insurance Products Fund V ("Fund V"). A list of all of the Affected Portfolios covered by the reorganization and the corresponding Fund V portfolios is set forth on the attached Exhibit.
In connection with this change, we are asking for your consent to (1) the amendment of the Participation Agreement to add Fund V as a "Fund" party under the terms of the Participation Agreement (the "Amendment") and (2) the assignment of all of the Current Funds' rights, benefits and obligations under the Participation Agreement with respect to the Affected Portfolios to Fund V, with respect to the corresponding portfolios of Fund V, and the release of the Current Funds from the obligations so assigned (the "Assignment"). The Participation Agreement will remain in full force and effect in accordance with its terms, as so amended and assigned herein.
Your signature below will indicate the Company's consent to the Amendment and Assignment of the Participation Agreement as set forth above, to become effective immediately upon consummation of the reorganization.
Thank you for your prompt attention to this matter. If for some reason we cannot obtain your signature prior to the reorganization, and the Company submits orders or instructions under the Participation Agreement thereafter, we will deem the Company to have consented to these matters. Please do not hesitate to contact your Fidelity Relationship Manager or Key Account Manager if you have any questions.
Very truly yours,
FIDELITY DISTRIBUTORS CORPORATION
By: /s/ Bill Loehning
Name: William Loehning
Title: Executive Vice President

VARIABLE INSURANCE PRODUCTS FUND, VARIANCE INSURANCE PRODUCTS FUND II VARIANCE INSURANCE PRODUCTS FUND III VARIANCE INSURANCE PRODUCTS FUND IV, and VARIANCE INSURANCE PRODUCTS FUND V
By: /s/ Kimberly Monasterio
Name: Kimberly Monasterio
Title: Treasurer

The Undersigned Consents to the Amendment and Assignment of the Participation Agreement as of this 5th. Day of _June_ 2007:
HORACE MANN LIFE INSURANCE

By: /s/ Frank D’Ambria
Name: Frank D’Ambria
Its: Senior Vice President

Please keep one copy and return the other to:
Sharon Salter
Director, Contracts Management
Fidelity Investments
100 Salem Street, 02N
Smithfield RI 02917

EXHIBIT A
AFFECTED PORTFOLIOS	FUND V PORTFOLIOS
Variable Insurance Products Fund	Variable Insurance Products Fund V

Money Market Portfolio	Money Market Portfolio
Variable Insurance Products Fund II

Asset Manager Portfolio	Asset Manager Portfolio
Asset Manager: Growth Portfolio	Asset Manager: Growth Portfolio
Investment Grade Bond Portfolio	Investment Grade Bond Portfolio
Variable Insurance Products Fund IV

Freedom Income Portfolio	Freedom Income Portfolio
Freedom 2005 Portfolio	Freedom 2005 Portfolio
Freedom 2010 Portfolio	Freedom 2010 Portfolio
Freedom 2015 Portfolio	Freedom 2015 Portfolio
Freedom 2020 Portfolio	Freedom 2020 Portfolio
Freedom 2025 Portfolio	Freedom 2025 Portfolio
Freedom 2030 Portfolio	Freedom 2030 Portfolio
FundsManager 20% Portfolio	FundsManager 20% Portfolio
FundsManager 50% Portfolio	FundsManager 50% Portfolio
FundsManager 70% Portfolio	FundsManager 70% Portfolio
FundsManager 85% Portfolio	FundsManager 85% Portfolio
Strategic Income Portfolio	Strategic Income Portfolio

FIRST AMENDMENT TO
AMENDED AND RESTATED
PARTICIPATION AGREEMENT
Among
VARIABLE INSURANCE PRODUCTS FUNDS,
FIDELITY DISTRIBUTORS CORPORATION
and
HORACE MANN LIFE INSURANCE COMPANY
HORACE MANN LIFE INSURANCE COMPANY ("Company"), FIDELITY DISTRIBUTORS CORPORATION ("Underwriter") and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III and VARIABLE INSURANCE PRODUCTS FUND IV (each a "Fund" and collectively, the "Funds") entered into an AMENDED AND RESTATED PARTICIPATION AGREEMENT dated as of the 19th day of December, 2006 (the "Agreement").
The parties hereby agree to amend the Agreement as follows:
1)	The following is hereby deleted from Paragraph 1.11 B(a):
"[or if daily feeds of transaction information on an ongoing basis:
Unless otherwise directed by the Fund, the Company agrees to provide the information specified in Section 1.11B. for each trading day.]"
2)	Paragraph 1.11 B(c) is hereby deleted in its entirety and replaced with the following:
"The Fund agrees not to use the information received for any other purpose other than the purpose specified in the agreement and not to disclose such information without the prior written consent of the Company."
3)	Except as expressly provided for herein, all provisions of the Agreement remain in effect.
IN WITNESS WHEREOF, each party has caused this Amendment to be executed in is name and on its behalf by its duly authorized representative as of December 19, 2006.
HORACE MANN LIFE INSURANCE COMPANY	FIDELITY DISTRIBUTORS CORPORATION
By: /s/ Frank D’Ambra	/s/ Bill Loehning
Name: Frank D’Ambra	Name: Bill Loehning
Title: Senior Vice President	Title: EVP

VARIABLE INSURANCE PRODUCTS FUND, VARIANCE INSURANCE PRODUCTS FUND II VARIANCE INSURANCE PRODUCTS FUND III VARIANCE INSURANCE PRODUCTS FUND IV
By: /s/ Christine Reynolds
Name:Christine Reynolds
Title: Senior Vice President

AMENDED AND RESTATED
PARTICIPATION AGREEMENT
Among
VARIABLE INSURANCE PRODUCTS FUNDS,
FIDELITY DISTRIBUTORS CORPORATION
and
HORACE MANN LIFE INSURANCE COMPANY
THIS AMENDED AND RESTATED AGREEMENT, made and entered into as of the 19th day of December, 2006 by and among HORACE MANN LIFE INSURANCE COMPANY, (hereinafter the "Company"), an Illinois corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"); and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III and VARIABLE INSURANCE PRODUCTS FUND IV, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each referred to hereinafter as the "Fund").
RECITALS
WHEREAS, each Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") and qualified pension and retirement plans within the meaning of Treasury Regulation section 1.817-5(f)(3)(iii) ("Qualified Plans") to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter "Participating Insurance Companies"); and
WHEREAS, the beneficial interest in each Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a "Portfolio"); and
WHEREAS, each Fund has obtained an order from the Securities and Exchange Commission, dated October 15, 1985 (File No. 812-6102) or September 17, 1986 (File No. 812-6422), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and
WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and
WHEREAS, Fidelity Management & Research Company (the "Adviser") is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and
WHEREAS, the variable life insurance and/or variable annuity products identified on Schedule A hereto ("Contracts") have been or will be registered by the Company under the 1933 Act, unless such Contracts are exempt from registration thereunder; and
WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and
WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder; and
WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter, "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Contracts and the Underwriter is authorized to sell such shares to each Account at net asset value;
AGREEMENT
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Underwriter and each Fund agree as follows:
ARTICLE A. Amendment and Restatement; Form of Agreement
This agreement shall amend and supersede the following Agreement(s) as of the date stated above among the Funds, Distributor and Company with respect to all investments by the Company or its separate accounts in each Fund prior to the date of this Agreement, as though identical separate agreements had been executed by the parties hereto on the dates as indicated below.
Participation Agreement(s) among Company, Fidelity Distributors Corporation ("Fidelity Distributors") and Variable Insurance Product Fund, Variable Insurance Product Fund II and Variable Insurance Product Fund III
In addition, the parties hereby amend and restate their agreements herein.
Although the parties have executed this Agreement in the form of a Master Participation Agreement for administrative convenience, this Agreement shall create a separate participation agreement for each Fund, as though the Company and the Distributor had executed a separate, identical form of participation agreement with each Fund. No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fund.
ARTICLE I. Sale of Fund Shares
1.1.	The Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:00 a.m. Boston time on the next following Business Day. Beginning within three months of the effective date of this Agreement the Company agrees that all order for the purchase and redemption of Fund shares on behalf of the Accounts will be placed by the Company with the Funds or their transfer agent by electronic transmission. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.
1.2.	The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.
1.3.	The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and Qualified Plans. No shares of any Portfolio will be sold to the general public.
1.4.	The Fund and the Underwriter will not sell Fund shares to any insurance company, separate account or Qualified Plan unless an agreement containing provisions substantially the same as Articles I, III, V, VII and Section 2.5 of Article II of this Agreement is in effect to govern such sales.
1.5	The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day. This section shall not apply to VIP Fund shares or share classes that are subject to redemption fees. The Company shall not purchase or redeem VIP Fund shares that are subject to redemption fees, including shares of Portfolios or share classes that later become subject to redemption fees, in the absence of an additional written agreement signed by all parties.
1.6.	The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund Shall be made in accordance with the provisions of such prospectus.
1.7.	The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.
1.8.	Issuance and transfer of the Fund's shares will be by book entry only stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.
1.9.	The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.
1.10.	The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Boston time) and shall use its best efforts to make such net asset value per share available by 7 p.m. Boston time.
1.11.	The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Portfolios in response to short-term stock market fluctuations.
A.	Accordingly, the Company represents and warrants that:
(a)	all purchase and redemption orders it provides under this Article I shall result solely from Contract Owner transactions fully received and recorded by the Company before the time as of which each applicable VIP Portfolio net asset value was calculated (currently 4:00 p.m. e.s.t);
(b)	it will comply with its policies and procedures designed to prevent excessive trading as approved by the Fund, or will comply with the Fund's policies and procedures regarding excessive trading as set forth in the Fund's prospectus, but in no event shall this provision require the Company to breach any terms of its existing Contracts.;
(c)	any annuity contract forms or variable life insurance policy forms not in use at the time of execution of this Agreement, but added to in the future via amendment of Schedule A hereto, will contain language reserving to the Company the right to refuse to accept instructions from persons that engage in market timing or other excessive or disruptive trading activity.
B.	The Company agrees to provide the Fund, upon written request, the taxpayer identification number ("TIN"), if known, of any or all Contract Owner(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Contract Owner (s) or account (if known); and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Company during the period covered by the request.
(a)	The Fund will request information pursuant to Section 1.11B. which sets forth a specific period for which transaction information is sought. The Fund may request transaction information it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

[for if daily feeds of transaction information on an ongoing basis. Unless otherwise directed by the Fund the Company agrees to provide the information specified in section 1.11B for each trading day.]
(b)	The Company agrees to transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than five business days, after receipt of a request. If the requested information is not on the Company's books and records, the Company agrees to: (i) provide or arrange to provide to the Fund the requested information from Contract Owners who hold an account with an indirect intermediary; or (ii) if directed by the Fund, block further purchases of Fund Shares from such indirect intermediary. In such instance, the Company agrees to inform the Fund whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an "indirect intermediary" has the same meaning as in SEC Rule 22c-2 under the 1940 Act.
(c)	The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Company.
C.	The Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Contract Owner that has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Company's account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund, except that this provision shall not require the Company to breach any terms of its existing contracts with Contract owners.
(a)	Instructions from the Fund will include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions will include an equivalent identifying number of the Contract Owner(s) or account(s) or other agreed upon information to which the instruction relates.
(b)	The Company agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Company.
(c)	The Company must provide written confirmation to the Fund that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than five business days after the instructions have been executed.
D.	For purposes of this paragraph:
(a)	The term "Fund" includes the Fund's principal underwriter and transfer agent. The term not does include any "excepted funds" as defined in SEC Rule 22c-2(b) under the 1940 Act.
(b)	The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Company.
(c)	The term "Contract Owner" means the holder of interests in a variable annuity or variable life insurance contract issued by the Company.
(d)	The term "written" includes electronic writings and facsimile transmissions.
1.12
A.	Company agrees to comply with its obligations under applicable anti-money laundering ("AML") laws, rules and regulations, including but not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended (by the USA 'PATRIOT Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder (collectively, the "BSA").
B.	The Company agrees to undertake inquiry and due diligence regarding the customers to whom the Company offers and/or sells Portfolio shares or on whose behalf the Company purchases Portfolio shares and that the inquiry and due diligence is reasonably designed to determine that the Company is not prohibited from dealing with any such customer by (i) any sanction administered by the Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury (collectively, the "Sanctions"); or (ii) any of the Special Measures.
C.	The Company hereby represents, covenants and warrants to the Fund and the Underwriter that:
(a)	None of the Company's employees who are authorized in connection with their employment transact business with the Fund or Underwriter in accounts in the Company's name, in any nominee name maintained for the Company, or for which the Company serves as financial institution of record are designated or targeted under any of the Sanctions or Special Measures and that no transactions placed in any such accounts by any of the Company's authorized employees will contravene any of the Sanctions or Special Measures;
(b)	As the Sanctions or Special Measures are updated, the Company shall periodically review them to confirm that none of the Company's employees that are authorized to transact business with the Fund or Underwriter are designated or targeted under any of the Sanctions or Special Measures; and
(c)	The Company, including any of the Company's affiliates, does not maintain offices in any country or territory to which any of the Sanctions or Special Measures prohibit the export of services or other dealings.
D.	The Company agrees to notify the Fund and the Underwriter or the Portfolios' transfer agent promptly when and if it learns that the establishment or maintenance of any account holding, or transaction in or relationship with a holder of, Portfolio shares pursuant to this Agreement violates or appears to violate any of the Sanctions or Special Measures.
ARTICLE II. Representations and Warranties
2.1.	The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from registration thereunder; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 245.21 of the Illinois Insurance Code and that each Account is either registered or exempt from registration as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.
2.2.	The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Illinois and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.
2.3.	The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.
2.4.	The Company represents that the Contracts are currently treated as endowment, life insurance or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.5.	(a) With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.
(b)	With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses. The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule 12b-1 Plans to finance distribution expenses of the Fund and that any changes to the Fund's Rule 12b-1 Plans will be approved by a similarly constituted board of trustees.
2.6.	The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the fund represents that the fund’s investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Illinois and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Illinois to the extent required to perform this Agreement.
2.7.	The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the Commonwealth of Massachusetts and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.
2.8.	The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.
2.9.	The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws.
2.10.	The Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.11.	The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, and that said bond is issued by a reputable bonding company, includes coverage for larceny and embezzlement, and is in an amount not less than $5 million. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.
ARTICLE III. Prospectuses and Proxy Statements; Voting
3.1.	The Underwriter shall provide the Company with as many printed copies of the Fund's current prospectus and Statement of Additional Information as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera-ready film containing the Fund's prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus, private offering memorandum or other disclosure document ("Disclosure Document") for the Contracts and the Fund's prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its Statement of Additional Information in combination with other fund companies' prospectuses and statements of additional information. Except as provided in the following three sentences, all expenses of printing and distributing Fund prospectuses and Statements of Additional Information shall be the expense of the Company. For prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's Statement of Additional Information.
The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.
3.2.	The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter or the Company (or in the Fund's discretion, the Prospectus shall state that such Statement is available from the Fund).
3.3.	The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and Statements of Additional Information, which are covered in Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.
3.4.	If and to the extent required by law the Company shall:
(i)	solicit voting instructions from Contract owners;
(ii)	vote the fund shares in accordance with instructions received from Contract owners; and
(iii)	vote Fund shares for which no instructions have been received in a particular separate account in the same proportion as Fund shares of such portfolio for which instructions have been received in that separate account;
so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies.
3.5.	The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.
ARTICLE IV. Sales Material and Information
4.1.	The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.
4.2.	The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the fund or the Underwriter or the designee of either.
4.3.	The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.
4.4.	The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or Disclosure Document for the Contracts, as such registration statement or Disclosure Document may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.
4.5.	The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.
4.6.	The Company will provide to the Fund at least one complete copy of all registration statements, Disclosure Documents, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to or affect the Fund, the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities or, if a Contract and its associated Account are exempt from registration, at the time such documents are first published.
4.7.	For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, Disclosure Documents, Statements of Additional Information, shareholder reports, and proxy materials.
ARTICLE V. Fees and Expenses
5.1.	The Fund and Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the Fund.
5.2.	All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.
5.3.	The Company shall bear the expenses of distributing the Fund's prospectus and reports to owners of Contracts issued by the Company. The Fund shall bear the costs of soliciting Fund proxies from Contract owners, including the costs of mailing proxy materials and tabulating proxy voting instructions, not to exceed the costs charged by any service provider engaged by the Fund for this purpose. The Fund and the Underwriter shall not be responsible for the costs of any proxy solicitations other than proxies sponsored by the Fund.
ARTICLE VI. Diversification
6.1.	The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.8.17-5.
ARTICLE VII. Potential Conflicts
7.1.	The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.
7.2.	The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.
7.3.	If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.
7.4.	If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.
7.5.	If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund, and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.
7.6.	For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.
7.7.	If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.
ARTICLE VIII. Indemnification
8.1.	Indemnification By The Company
8.1(a).	The Company agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the Fund's shares or the Contracts and:
(i)	arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Disclosure Documents for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in any Disclosure Document relating to the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or
(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or
(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or
(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
(v)	arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.
8.1(b).	The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.
8.1(c).	The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.1(d).	The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.
8.2.	Indemnification by the Underwriter
8.2(a).	The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the Fund’s shares or the Contracts and:
i.)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or
ii.)	arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or
iii.)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund; or
iv.)	arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or
v.)	arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.
8.2(b).	The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.
8.2(c).	The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.2(d).	The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.
8.3.	Indemnification By the Fund
8.3(a).	The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:
(i)	arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement);or
(ii)	arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;
as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.
8.3(b).	The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or each Account, whichever is applicable.
8.3(c).	The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.3(d).	The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either the Account, or the sale or acquisition of shares of the Fund.
ARTICLE IX. Applicable Law
9.1.	This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.
9.2.	This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE X. Termination
10.1.	This Agreement shall continue in full force and effect until the first to occur of:
(a)	termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

(b)	termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or
(c)	termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or
(d)	termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or
(e)	termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or
(f)	termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or
(g)	termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or
10.2.	Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.
10.3.	The provisions of Articles II (Representations and Warranties), VIII (Indemnification) IX (Applicable Law) and XII (Miscellaneous) shall survive termination of this Agreement. In addition, all other applicable provisions of this Agreement shall survive termination as long as shares of the Fund are held on behalf of Contract owners in accordance with section 10.2, except that the Fund and Underwriter shall have no further obligation to make Fund shares available in Contract Issued after termination:
10.4.	The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do so.
ARTICLE XI. Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:
82 Devonshire Street
Boston, Massachusetts 02109
Attention: Treasurer
If to the Company:
HORACE MANN LIFE INSURANCE COMPANY
#1 Horace Mann Plaza
Springfield, Illinois 62715
Attention: Senior Vice President.of Life, Annuity and Group
If to the Underwriter:
82 Devonshire Street
Boston, Massachusetts 02109
Attention: Treasurer
ARTICLE XII. Miscellaneous
12.1	All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.
12.2	Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.
12.3	The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
12.4	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
12.5	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise; the remainder of the Agreement shall not be affected thereby.
12.6	Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California Insurance Regulations and any other applicable law or regulations.
12.7	The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
12.8.	This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign this

Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement. The Company shall promptly notify the Fund and the Underwriter of any change in control of the Company.
12.9.	The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:
(a)	the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;
(b)	the Company's quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period:
(c)	any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;
(d)	any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;
(e)	any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.
HORACE MANN LIFE INSURANCE COMPANY
By: /s/ Frank D’Ambra
Name: Frank D’Ambra
Title: Senior Vice President

VARIABLE INSURANCE PRODUCTS FUND, VARIANCE INSURANCE PRODUCTS FUND II VARIANCE INSURANCE PRODUCTS FUND III, and VARIANCE INSURANCE PRODUCTS FUND IV
By: /s/ Christine Reynolds
Name:Christine Reynolds
Title: Senior Vice President

FIDELITY DISTRIBUTORS CORPORATION
/s/ Bill Loehning
Name: Bill Loehning
Title: Executive Vice President

Schedule A
Separate Accounts and Associated Contracts
Name of Separate Account and Date Established by Board of Directors	Policy Form Numbers of Contracts Funded By Separate Account

Horace Mann Life Insurance Company	IC-427000 IC-408000
Separate Account; 1949	IC-450000 IC-428000
Horace Mann 401(k)	IC-447000 IC-438000
Horace Mann Life Insurance Group Annuity	IC-451000 IC-431000
Separate Account; 2002	IC-426000 IC-430000
Horace Mann Life Insurance Company Qualified	IC-429000 IC-441000
Group Annuity Separate Account; 2006	IC-414000 IC-417000
IC-443000 IC-418000
IC-437000

SCHEDULE B
PROXY VOTING PROCEDURE
The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Fund by the Underwriter, the Fund and the Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.
1.	The number of proxy proposals is given to the Company by the Underwriter as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Underwriter will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.
2.	Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contractowner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.
Note: The number of proxy statements is determined by the activities described in Step #2. The Company will use its best efforts to call in the number of Customers to Fidelity, as soon as possible, but no later than two weeks after the Record Date.
3.	The Fund's Annual Report no longer needs to be sent to each Customer by the Company either before or together with the Customers' receipt of a proxy statement. Underwriter will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.
4.	The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Legal Department of the Underwriter or its affiliate ("Fidelity Legal") must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:
a.	name (legal name as found on account registration)
b.	address
c.	Fund or account number
d.	coding to state number of units
e.	individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund)
(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)
5.	During this time, Fidelity Legal will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of envelope sent to Customers by Company will include:
a.	Voting Instruction Card(s)
b.	One proxy notice and statement (one document)
c.	return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
d.	"urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
e.	cover letter - optional, supplied by Company and reviewed and approved in advance by Fidelity Legal.

6.	The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Fidelity Legal.
7	Package mailed by the Company.
*	The Fund must allow at least a l5-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.
8.	Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.
Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by Fidelity in the past.
9.	Signatures on Card checked against legal name on account registration which was printed on the Card.
Note: For Example, If the account registration is under "Bertram C. Jones, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.
10.	If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.
11.	There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.
12.	The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) Fidelity Legal must review and approve tabulation format.
13	Final tabulation in shares is verbally given by the Company to Fidelity Legal on the morning of the meeting not later than 10:00 a.m. Boston time. Fidelity Legal may request an earlier deadline if required to calculate the vote in time for the meeting.
14.	A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. Fidelity Legal will provide a standard form for each Certification.
15.	The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Fidelity Legal will be permitted reasonable access to such Cards.
16,	All approvals and "signing-off' may be done orally, but must always be followed up in writing.

SUB-LICENSE AGREEMENT
Agreement effective as of this 19th of December, 2006, by and between Fidelity Distributors Corporation (hereinafter called "Fidelity"), a corporation organized and existing under the laws of the Commonwealth of Massachusetts, with a principal place of business at 82 Devonshire Street, Boston, Massachusetts, and HORACE MANN LIFE INSURANCE COMPANY (hereinafter called "Company"), a company organized and existing under the laws of the State of Illinois, with a principal place of business at #1 Horace Mann Plaza, Springfield, Illinois.
WHEREAS, FMR Corp., a Massachusetts corporation, the parent company of Fidelity, is the owner of the trademark and the tradename "FIDELITY INVESTMENTS" and is the owner of a trademark in a pyramid design (hereinafter, collectively the "Fidelity Trademarks"), a copy of each of which is attached hereto as Exhibit "A"; and
WHEREAS, FMR Corp. has granted a license to Fidelity (the "Master License Agreement") to sub-license the Fidelity Trademarks to third parties for their use in connection with Promotional Materials as hereinafter defined; and
WHEREAS, Company is desirous of using the Fidelity Trademarks in connection with distribution of "sales literature and other promotional material" with information, including the Fidelity Trademarks, printed in said material (such material hereinafter called the Promotional Material). For the purpose of this Agreement, "sales literature and other promotional material" shall have the same meaning as in the certain Participation Agreement dated as of the _19th day of _December_, 2006, among Fidelity, Company and the Variable Insurance Products Funds (hereinafter "Participation Agreement"); and
WHEREAS, Fidelity is desirous of having the Fidelity Trademarks used in connection with the Promotional Material.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, and of the mutual promises hereinafter set forth, the parties hereby agree as follows:
1.	Fidelity hereby grants to Company a non-exclusive, non-transferable license to use the Fidelity Trademarks in connection with the promotional distribution of the Promotional Material and Company accepts said license, subject to the terms and conditions set forth herein.
2.	Company acknowledges that FMR Corp. is the owner of all right, title and interest in the Fidelity Trademarks and agrees that it will do nothing inconsistent with the ownership of the Fidelity Trademarks by FMR Corp., and that it will not, now or hereinafter, contest any registration or application for registration of the Fidelity Trademarks by FMR Corp., nor will it, now or hereafter, aid anyone in contesting any registration or application for registration of the Fidelity Trademarks by FMR Corp.
3.	Company agrees to use the Fidelity Trademarks only in the form and manner approved by Fidelity and not to use any other trademark, service mark or registered trademark in combination with any of the Fidelity Trademarks without approval by Fidelity.
4.	Company agrees that it will place all necessary and proper notices and legends in order to protect the interests of FMR Corp. and Fidelity therein pertaining to the Fidelity Trademarks on the Promotional Material including, but not limited to, symbols indicating trademarks, service marks and registered trademarks. Company will place such symbols and legends on the Promotional Material as requested by Fidelity or FMR Corp. upon receipt of notice of same from Fidelity or FMR Corp.
5.	Company agrees that the nature and quality of all of the Promotional Material distributed by Company bearing the Fidelity Trademarks shall conform to standards set by, and be under the control of, Fidelity.
6.	Company agrees to cooperate with Fidelity in facilitating Fidelity's control of the use of the Fidelity Trademarks and of the quality of the Promotional Material to permit reasonable inspection of samples of same by Fidelity and to supply Fidelity with reasonable quantities of samples of the Promotional Material upon request.
7.	Company shall comply with all applicable laws and regulations and obtain any and all licenses or other necessary permits pertaining to the distribution of said Promotional Material.
8.	Company agrees to notify Fidelity of any unauthorized use of the Fidelity Trademarks by others promptly as it comes to the attention of Company. Fidelity or FMR Corp. shall have the sole right and discretion to commence actions or other proceedings for infringement, unfair competition or the like involving the Fidelity Trademarks and Company shall cooperate in any such proceedings if so requested by Fidelity or FMR Corp.

9.	This agreement shall continue in force until terminated by Fidelity. This agreement shall automatically terminate upon termination of the Master License Agreement. In addition, Fidelity shall have the right to terminate this agreement at any time upon notice to Company, with or without cause. Upon any such termination, Company agrees to cease immediately all use of the Fidelity Trademarks and shall destroy, at Company's expense, any and all materials in its possession bearing the Fidelity Trademarks, and agrees that all rights in the Fidelity Trademarks and in the goodwill connected therewith shall remain the property of FMR Corp. Unless so terminated by Fidelity, or extended by written agreement of the parties, this agreement shall expire on the termination of that certain Participation Agreement.
10.	Company shall indemnify Fidelity and FMR Corp. and hold each of them harmless from and against any loss, damage, liability, cost or expense of any nature whatsoever, including without limitation, reasonable attorneys' fees and all court costs, arising out of use of the Fidelity Trademarks by Company.
11.	In consideration for the promotion and advertising of Fidelity as a result of the distribution by Company of the Promotional Material, Company shall not pay any monies as a royalty to Fidelity for this license.
12.	This agreement is not intended in any manner to modify the terms and conditions of the Participation Agreement. In the event of any conflict between the terms and conditions herein and thereof, the terms and conditions of the Participation Agreement shall control.
13.	This agreement shall be interpreted according to the laws of the Commonwealth of Massachusetts.
IN WITNESS WHEREOF, the parties hereunto set their hands and seals, and hereby execute this agreement, as of the date first above written.
FIDELITY DISTRIBUTORS CORPORATION
By: /s/ Bill Loehning
Name: Bill Loehning
Title: Executive Vice President
Date: 1/23/2007

HORACE MANN LIFE INSURANCE COMPANY
By: /s/ Frank D’Ambra
Name: Frank D’Ambra
Title: Senior Vice President

EXHIBIT A
Int. Cl.: 36
Prior U.S. Cls.: 101 and 102
Reg. No. 1,481,040
United States Patent and Trademark Office Registered Mar. 15, 1988
SERVICE MARK
PRINCIPAL REGISTER
Fidelity Investments
FMR CORP. (MASSACHUSETTS CORPORATION)	FIRST USE 2-22-1984; IN COMMERCE 2-22-1984
82 DEVONSHIRE STREET
BOSTON, MA 02109, ASSIGNEE OF FIDELITY DISTRIBUTORS CORPORATION (MASSACHUSETTS CORPORATION) BOSTON, MA 02109	NO CLAIM IS MADE TO THE EXCLUSIVE RIGHT TO USE “INVESTMENTS”, APART FROM THE MARK AS SHOWN.

FOR: MUTUAL FUND AND STOCK BROKERAGE SERVICES, IN CLASS 36 (U.S. CLS. 101 AND 102)	SER. NO. 641,707, FILED 1-28-1987

RUSS HERMAN, EXAMING ATTORNEY

FUND PARTICIPATION AGREEMENT
This Fund Participation Agreement (the "Agreement"), effective as of 24th day of April, 2009, is made by and among Horace Mann Life Insurance Company ("Company"), JPMorgan Insurance Trust (the "Trust"), the Trust's investment advisors, JPMorgan Investment Advisors Inc. and J. P. Morgan Investment Management Inc. (the "Advisers"), and the Trust's administrator, JPMorgan Funds Management, Inc. (the "Administrator").
WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products");
WHEREAS, insurance companies desiring to utilize the Trust as an investment vehicle under their Variable Insurance Products are required to enter into participation agreements with the Trust and the Administrator (the "Participating Insurance Companies");
WHEREAS, shares of the Trust are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available for Variable Insurance Products of Participating Insurance Companies;
WHEREAS, the Trust intends to offer shares of the series set forth on Schedule B (each such series hereinafter referred to as a "Portfolio") as may be amended from time to time by mutual agreement of the parties hereto under this Agreement to the accounts of the Company specified on Schedule A (hereinafter referred to individually as an "Account," collectively, the "Accounts");
WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission, granting the Trust exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated insurance companies (hereinafter the "Shared Funding Exemptive Order");
WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act");
WHEREAS, the Advisers are duly registered as an investment advisers under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws;
WHEREAS, the Advisers is the investment adviser of the Portfolios of the Trust;
WHEREAS, the Company has registered certain Variable Insurance Products under the 1933 Act; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, each Account intends to purchase shares of the Portfolios to fund certain of the aforesaid Variable Insurance Products and the Trust is authorized to sell such shares to each such Account at net asset value.
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, the Advisers, and the Administrator agree as follows:
Article I
The Contracts
1.	The Company represents that it has established each of the Accounts specified on Schedule A as a separate account under Illinois law, and has, to the extent required by the applicable law, registered each such Account as a unit investment trust under the 1940 Act to serve as an investment vehicle for variable annuity contracts and/ or variable life contracts offered by the Company (the "Contracts"). The Contracts provide for the allocation of net amounts received by the Company to separate divisions of the Account for investment in the shares of the Portfolios. Selection of a particular division is made by the Contract owner who may change such selection from time to time in accordance with the terms of the applicable Contract. The Company agrees to make every reasonable effort to market its Contracts. In marketing its Contracts, the Company will comply with all applicable state or Federal laws.
Article 2
Trust Shares
2.1.	The Trust agrees to make available for purchase by the Company shares of the Portfolios and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Trust or its designee of such order. For purposes of this Section 2.1, the Company shall be the designee of the Trust for receipt of such orders from the Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust's designated transfer agent receives notice of such order by 10:00 a.m. Eastern Time on the next following Business Day ("Trade Date plus 1"). Notwithstanding the foregoing, the Company shall use its best efforts to provide the Trust's designated transfer agent with notice of such orders by 9:30 a.m. Eastern Time on Trade Date plus 1. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission, as set forth in the Trust's prospectus and statement of additional information. Notwithstanding the foregoing, the Board of Trustees of the Trust (hereinafter the "Board") may refuse to permit the Trust to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.
2.2.	The Trust agrees that shares of the Trust will be sold only to Participating Insurance Companies for their Variable Insurance Products and, in the Trust's discretion, to qualified pension and retirement plans. No shares of any Portfolio will be sold to the general public.
2.3.	The Trust agrees to redeem for cash, on the Company's request, any full or fractional shares of the Trust held by an Account, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 2.3, the Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust's designated transfer agent receives notice of such request for redemption on Trade Date plus 1 in accordance with the timing rules described in Section 2.1.
2.4.	The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Trust shall be made in accordance with the provisions of such prospectus. The Accounts of the Company, under which amounts may be invested in the Trust are listed on Schedule A attached hereto and incorporated herein by reference, as such Schedule A may be amended from time to time by mutual written agreement of all of the parties hereto.
2.5.	The Company will place separate orders to purchase or redeem shares of each Portfolio. Each order shall describe the net amount of shares and dollar amount of each Portfolio to be purchased or redeemed. In the event of net purchases, the Company shall pay for Portfolio shares on Trade Date plus 1. Payment shall be in federal funds transmitted by wire. In the event of net redemptions, the Portfolio shall pay the redemption proceeds in federal funds transmitted by wire by 2:00 p.m. Eastern Time on Trade Date plus 1. Notwithstanding the foregoing, if the payment of redemption proceeds on the next Business Day would require the Portfolio to dispose of Portfolio securities or otherwise incur substantial additional costs, and if the Portfolio has determined to settle redemption transactions for all shareholders on a delayed basis, proceeds shall be wired to the Company within seven (7) days and the Portfolio shall notify in writing the person designated by the Company as the recipient for such notice of such delay by 3:00 p.m. Eastern Time on Trade Date plus 1.
2.6.	Issuance and transfer of the Trust's shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

2.7.	On each record date, the Administrator shall use its best efforts to furnish same day notice by 6:30 p.m. Eastern Time (by wire, telephone, electronic media or by fax) to the Company of any dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.
2.8.	The Administrator shall make the net asset value per share of each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern Time. In the event that the Administrator is unable to meet the 6:30 p.m. time stated immediately above, then the Administrator shall provide the Company with additional time to notify the Administrator of purchase or redemption orders pursuant to Sections 2.1 and 2.3, respectively, above. Such additional time shall be equal to the additional time that the Administrator takes to make the net asset values available to the Company.
2.9.	If the Administrator provides materially incorrect share net asset value information through no fault of the Company, the Company shall be entitled to an adjustment with respect to the Trust shares purchased or redeemed to reflect the correct net asset value per share as subsequently determined by the Administrator. The determination of the materiality of any net asset value pricing error shall be based on the Trust's policy for correction of pricing errors (the "Pricing Policy"). The Company shall correct such error in its records and in the records prepared by it for Contract owners in accordance with information provided by the Administrator. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company.
2.10	The Administrator shall provide information to the Company of the amount of shares traded and the associated cost per share (NAV) total trade amount and the outstanding share balances held by the Account in each Portfolio as of the end of each Business Day. Such information will be furnished (electronically or by fax) by 1:00 p.m. Eastern time on the next Business Day.
2.11	Contract Owner Information
2.11(a)	Agreement to Provide Information. Company agrees to provide the Fund, or its designee, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII"), and the Contract owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an Insurance Company Fund Account maintained by the Company during the period covered by the request. Unless otherwise specifically requested by the Fund, the Company shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.
(i)	Period Covered by Request. Requests must set forth a specific period, not to exceed one year from the date of the request, for which transaction information is sought. A request may be ongoing and continuous (e.g., for each trading day throughout the year) or for specified periods of time. A Portfolio may request transaction information older than one year from the date of the request as it deems necessary to investigate compliance with policies established by the Portfolio for the purpose of eliminating or reducing market timing and abusive trading practices.
(ii)	Form and Timing of Response. Company agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in 3(a). If requested by the Fund, or its designee, Company agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in 3(a) is itself a financial intermediary ("indirect intermediary") and, upon further request of the Fund, or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in 3(a) for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Company additionally agrees to inform the Fund whether it plans to perform (i) or (ii). (a) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Fund or its designee and the Company; and (b) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.
(iii)	Limitations on Use of Information. The Fund agrees not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.
2.11(b)	Agreement to Restrict Trading. Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Insurance Company Fund Account) that violate policies established by the Fund for the purpose of eliminating or reducing market timing and abusive trading practices. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions that are effected directly or indirectly through Company. Instructions must be received by the Company at the following address, or such other address that Company may communicate to the Fund in writing from time to time, including, if applicable, an e-mail and/or facsimile telephone number:

Address:	The Horace Mann Company
1 Horace Mann Plaza
Springfield, IL 62715

(i)	Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII and the specific individual Contract owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual contract owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.
(ii)	Timing of Response. Company agrees to execute instructions as soon as reasonably practicable, but not later than five Business Days after receipt of the instructions by the Company.
iii) Confirmation by Company. Company must provide written confirmation to the Fund that instructions have been executed. Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.
2.11(c)	Definitions. For purposes of this Section 2.11:
(i)	The term "Insurance Company Fund Account" means an omnibus account with the Fund maintained by Company.
(ii) The term "Fund" includes JPMorgan Distribution Services, Inc., which is the Trust's principal underwriter; the Trust's transfer agent and the series of the Trust listed in the Agreement.
(iii)	The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act that are held by or through an Insurance Company Fund Account.
(iv)	The term "Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by the Company ("Contract"), or a participant in an employee benefit plan with a beneficial interest in a Contract.
(v)	The term "Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (a) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (b) pursuant to a Contract death benefit; (c) one-time step-up in Contract value pursuant to a Contract death benefit; (d) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (e) pre- arranged transfers at the conclusion of a required free look period.
(vi)	The term "Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (a) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (b) as a result of any deduction of charges or fees under a Contract; (c) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (d) as a result of payment of a death benefit from a Contract.
(vii)	The term "written" and/or "in writing" within this Section 2.11 or any Section of this Agreement includes electronic writings and facsimile transmissions.
(viii)	The term "Financial Intermediary" shall mean a "financial intermediary" as defined in 22c-2 of the Investment Company Act.
(ix)	The term "purchase" does not include the automatic reinvestment of dividends.
(x)	The term "promptly" as used in 3(a)(ii) shall mean as soon as practicable but in no event later than 10 business days from the Company's receipt of the request for information from the Fund or its designee.
Article 3
Prospectuses, Reports to Shareholders and Proxy Statements, Voting
3.1.	The Trust shall provide the Company with as many printed copies of the Trust's current prospectuses as the Company may reasonably request. The Administrator will provide the Company with a copy of the statement of additional information suitable for duplication. If requested by the Company, in lieu of providing printed copies, the Trust shall provide camera-ready film or computer diskettes containing the Trust's prospectuses and statement of additional information in order for the Company once each year (or more frequently if the prospectuses and/or statement of additional information for the Trust is amended during the year) to have the prospectuses for the Contracts and the applicable Trust prospectuses printed together in one document or separately. The Company may elect to print the Trust's prospectuses and/or its statement of additional information in combination with other investment companies' prospectuses and statements of additional information.
3.2(a).	The Company will deliver or cause to be delivered to each of its Contract owners, at or prior to the time of purchase of any Portfolio shares, a copy of such Portfolio's prospectus and, upon request, a copy of its statement of additional information. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of setting in type, printing and distributing shall be borne by the Trust. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Trust's prospectus and/or statement of additional information, the Trust shall bear the cost of typesetting to provide the Trust's prospectus and/or statement of additional information to the Company in the format in which the Trust is accustomed to formatting prospectuses and statements of additional information, respectively, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses and/or statements of additional information. In such event, the Trust will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Contracts, and y is the Trust's per unit cost of printing the Trust's prospectuses. The same procedures shall be followed with respect to the Trust's statement of additional information. The Trust shall not pay any costs of typesetting, printing and distributing the Trust's prospectus and/or statement of additional information to prospective Contract owners. Except as otherwise provided in this Section 3.2, all expenses of preparing, setting in type and printing and distributing Trust prospectuses and statements of additional information shall be the expense of the Company.
3.2(b).	The Trust, at the Trust's expense, shall provide the Company with copies of Annual and Semi-Annual Reports (the "Reports") in such quantity as the Company shall reasonably require for distributing to

Contract owners. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Trust's Reports, the Trust shall bear the cost of typesetting to provide the Trust's Reports to the Company in the format in which the Trust is accustomed to formatting the Reports, respectively, and the Company shall bear the expense of adjusting or changing the format In such event, for Reports provide by the Company to its existing owners of contracts as required by the 1933 Act and/or the 1940 Act, the Trust will reimburse the Company in an amount equal to the product of x and y where x is the number of such Reports distributed to owners of the Contracts, and y is the Trust's per unit cost of printing the Trust's Reports, The Trust shall not pay any costs of typesetting, printing and distributing the Trust's Reports to prospective Contract owners. Except as otherwise provided in this Section 3.2, all expenses of preparing, setting in type and printing and distributing Trust Reports shall be the expense of the Company. The Trust, at its expense, shall provide the Contract owners designated by the Company with copies of its proxy statements and other communications to shareholders (except for prospectuses and statements of additional information, which are covered in Section 3.2(a) above, and Reports). The Trust shall not pay any costs of distributing Reports and other communications to prospective Contract owners.
3.2(c).	The Company agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust's expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than those actually distributed to existing Contract owners.
3.2(d).	Except as otherwise provided in this Agreement, the Trust shall pay no fee, other compensation or other expenses under this Agreement. The Trust may, however, pay the Company servicing fees under a written servicing agreement for certain Portfolios pursuant to the services plan it has adopted. In addition, the Trust has adopted a plan pursuant to Rule 12b-1 to finance distribution expenses for certain Portfolios, and the Trust's distributor may pay fees under such plan to the Company or to a designated affiliate under a separate written agreement between such parties.
3.2(e).	All expenses, including expenses to be borne by the Trust pursuant to Section 3.2 hereof, incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares.
3.3.	If and to the extent required by law, the Company shall with respect to proxy material distributed by the Trust to Contract owners designated by the Company to whom voting privileges are required to be extended:
(i)	solicit voting instructions from Contract owners;
(ii)	vote the Trust shares in accordance with instructions received from Contract owners; and
(iii)	vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Portfolio for which instructions have been received, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.
The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.
Article 4
Sales Material and Information
4.1.	The Company shall furnish, or shall cause to be furnished, to the Trust, the Advisers or their designee, drafts of the separate accounts prospectuses and statements of additional information and each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company to prepare such material in which the Trust, the Advisers or the Administrator is described, at least ten Business Days prior to its use. No such material shall be used if the Trust, the Advisers, the

Administrator or their designee reasonably objects to such use within ten Business Days after receipt of such material. Educational or training materials or other communications distributed to or made generally available to some or all agents or employees will only be provided upon request of the Trust.
4.2.	Neither the Company nor any person contracting with the Company to prepare sales literature or other promotional material shall give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Trust prospectus, as such registration statement or Trust prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust or its designee.
4.3.	The Administrator shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared by the Trust in which the Company or its Accounts, are described at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.
4.4.	Neither the Trust, the Administrator, nor the Advisers shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement or prospectus may be amended or supplemented from time to time, or in published reports or solicitations for voting instruction for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.
4.5.	The Trust will provide to the Company, upon its request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, promptly after the filing of such document with the Securities and Exchange Commission or other regulatory authorities.
4.6.	The Company will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in an Account or Contract, prior to with the filing of such documents with the Securities and Exchange Commission or other regulatory authorities.
4.7.	For purposes of this Article 4, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, internet, telephone or tape recording, videotape, display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), and educational or training materials or other communications distributed or made generally available to some or all agents or employees.
4.8.	The Company and its agents shall make no representations concerning the Trust except those contained in the then-current prospectus and statement of additional information of the Trust and in current printed sales literature of the Trust.
Article 5
Administrative Services to Contract Owners

5.	Administrative services to Contract owners shall be the responsibility of the Company and shall not be the responsibility of the Trust, the Advisers or the Administrator. The Company, the Trust and the Administrator recognize that the Account(s) will be the sole shareholder(s) of Trust shares issued pursuant to the Contracts.
Article 6
Representations and Warranties
6.1.	The Trust represents that it believes, in good faith, that each Portfolio is currently qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and that it will make every effort to maintain such qualification of the Trust and that it will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.
6.2.	The Company represents that it believes, in good faith, that the Contracts will at all times be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
6.3.	The Trust represents that it believes, in good faith, that the Portfolios will at all times comply with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and that it will make every effort to maintain the Trust's compliance with such diversification requirements, and that it will notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that a Portfolio might not so qualify in the future. The Trust will provide the Company with written confirmation of compliance with these diversification requirements on a quarterly basis within 30 days after the end of the quarter.
6.4.	The Company represents and warrants that the interests of the Contracts are or will be registered unless exempt and that it will maintain such registration under the 1933 Act and the regulations thereunder to the extent required by the 1933 Act and that the Contracts will be issued and sold in compliance with all applicable federal and state laws and regulations. The Company also represents and warrants that the Portfolios will be sold in accordance with such Portfolio's current prospectus. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Illinois Insurance Code and the regulations thereunder and has registered or, prior to any issuance or sale of the Contracts, will maintain the registration of each Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act and the regulations thereunder, unless exempt therefrom, to serve as a segregated investment account for the Contracts. The Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts.
6.5.	The Company represents that it believes, in good faith, that the Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of a "variable contract," within the meaning of such terms under Section 1.817-5(f)(2) of the regulations under the Code, and that it will make every effort to continue to meet such definitional requirements, and that it will notify the Trust immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
6.6.	The Trust represents and warrants that it is and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount no less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Trust will notify the Company immediately upon having a reasonable basis for believing that the Trust no longer has the coverage required by this Section 6.6.
6.7.	The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other entities dealing with the money or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust, in an amount not less than five million dollars ($5,000,000). Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect and agrees to notify the Trust immediately upon having a reasonable basis for believing that the Company no longer has the coverage required by this Section 6.7.
6.8.	The Trust represents that a majority of its disinterest trustees have approved the Trust's distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act.
6.9.	The Advisers and the Administrator each represents and warrants that it complies with all applicable federal and state laws and regulations and that it will perform its obligations for the Trust and the Company in compliance with the laws and regulations of its state of domicile and any applicable state and federal laws and regulations.
Article 7
Statements and Reports
7.1.	The Administrator or its designee will make available electronically to the Company within five (5) Business Days after the end of each month a monthly statement of account confirming all transactions made during that month in the Account.
7.2.	The Trust and Administrator agree to provide the Company no later than March 1 of each year with the investment advisory and other expenses of the Trust incurred during the Trust's most recently completed fiscal year, to permit the Company to fulfill its prospectus disclosure obligations under the SEC's variable annuity fee table requirements.
Article 8
Potential Conflicts
8.1.	If required under the Shared Funding Exemptive Order, the Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Contract owners of all Accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance Contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.
8.2.	If required under the Shared Funding Exemptive Order, the Company will report in writing any potential or existing material irreconcilable conflict of which it is aware to the Administrator. Upon receipt of such report, the Administrator shall report the potential or existing material irreconcilable conflict to the Board. The Administrator shall also report to the Board on a quarterly basis whether the Company has reported any potential or existing material irreconcilable conflicts during the previous calendar quarter. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.
8.3.	If required under the Shared Funding Exemptive Order, the and it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.
8.4.	If required under the Shared Funding Exemptive Order, if a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.
8.5.	If required under the Shared Funding Exemptive Order, for purposes of Sections 8.3 through 8.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 8.3 through 8.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.
8.6.	If required under the Shared Funding Exemptive Order, and to the extent that Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.
8.7.	If required under the Shared Funding Exemptive Order, each of the Company and the Advisers shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them by the provisions hereof and in the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. Without limiting the generality of the foregoing or the Company's obligations under Section 8.2, the Company shall provide to the Administrator a written report to the Board no later than January 15th of each year indicating whether any material irreconcilable conflicts have arisen during the prior fiscal year of the Trust. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.
Article 9
Indemnification
9.1.	Indemnification By The Company
9.1 (a).	The Company agrees to indemnify and hold harmless the Trust, the Administrator, the Advisers, and each member of their respective Boards and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section

9.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts and:
(i)	arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by the Company, or persons under its control and other than statements or representations authorized by the Trust) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or
(iii)	arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or
(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
(v)	arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; as limited by and in accordance with the provisions of Section 9.1(b) and 9.1(c) hereof.
9.1(b).	The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.
9.1(c).	The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at as own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Company to such Indemnified Party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company shall not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

9.1(d).	The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.
9.2.	Indemnification by Administrator
9.2(a).	The Administrator agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Administrator) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust or the Administrator by or on behalf of the Company, the Advisers, Counsel for the Trust, the independent public accountant to the Trust, or any person or entity that is not acting as agent for or controlled by the Administrator for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or
(ii)	arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Administrator; or
(iii)	arise as a result of any failure by the Administrator to provide the services and furnish the materials under the terms of this Agreement; or
(iv)	arise out of or result from any material breach of any representation and/or warranty made by the Administrator in this Agreement or arise out of or result from any other material breach of this Agreement by the Administrator; as limited by and in accordance with the provisions of Section 9.2(b) and 9.2(c) hereof.
9.2(b).	The Administrator shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
9.2(c).	The Administrator shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Administrator in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Administrator of any such claim shall not relieve the Administrator from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Administrator will be entitled to participate, at its own expense, in the defense thereof. The Administrator also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Administrator to such Indemnified Party of the Administrator's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the

Administrator will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.
9.2(d).	The Company agrees promptly to notify the Administrator of the commencement of any litigation or proceedings against it or any of its Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of each Account in which the Portfolios are made available.
9.3.	Indemnification by the Advisers
9.3(a).	The Advisers agree to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 9.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Advisers) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Advisers or the Trust by or on behalf of the Company, the Administrator, Counsel for the Trust, the independent public accountant to the Trust, or any person or entity that is not acting as agent for or controlled by the Advisers for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or
(ii)	arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Advisers; or
(iii)	arise as a result of any failure by the Advisers to provide the services and furnish the materials under the terms of this Agreement; or
(iv)	arise out of or result from any material breach of any representation and/or warranty made by the Advisers in this Agreement or arise out of or result from any other material breach of this Agreement by the Advisers; as limited by and in accordance with the provisions of Section 9.3(b) and 9.3(c) hereof.
9.3(b).	The Advisers shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
9.3(c).	The Advisers shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Advisers in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Advisers of any such claim shall not relieve the Advisers from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Advisers will be entitled to participate, at its own expense, in the defense thereof. The Advisers also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Advisers to such Indemnified Party of the Advisers's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Advisers will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other then reasonable costs of investigation.
9.3(d).	The Company agrees to promptly notify the Advisers of the commencement of any litigation or proceedings against it or any of its Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Trust.
9.4.	Indemnification by the Trust
9.4(a).	The Trust agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 9.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished the Trust by or on behalf of the Advisers, the Company, or the Administrator for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or
(ii)	arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or
(iii)	arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement; or
(iv)	arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Section 9.4(b) and 9.4(c) hereof.
9.4(b).	The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
9.4(c).	The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Trust to such Indemnified Party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other then reasonable costs of investigation.
9.4(d).	The Company agrees to promptly notify the Trust of the commencement of any litigation or proceedings against it or any of its Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Trust.
Article 10
Applicable Law
10.1.	This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.
10.2.	This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.
Article 11
Termination
11.1.	This Agreement shall continue in full force and effect until the first to occur of:
(a)	termination by any party for any reason upon ninety days advance written notice delivered to the other parties; or
(b)	termination by the Company by written notice to the Trust, the Advisers, and the Administrator with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts. Reasonable advance notice of election to terminate shall be furnished by the Company, said termination to be effective ten (10) days after receipt of notice unless the Trust makes available a sufficient number of shares to reasonably meet the requirements of the Account within said ten (10) day period; or
(c)	termination by the Company upon written notice to the Trust, the Advisers, and the Administrator with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company. The terminating party shall give prompt notice to the other parties of its decision to terminate; or
(d)	termination by the Company upon written notice to the Trust, the Advisers and the Administrator with respect to any Portfolio in the event that such portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or
(e)	termination by the Company upon written notice to the Trust, the Advisers, and the Administrator with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Section 6.3 hereof; or
(f)	termination by either the Trust, the Advisers, or the Administrator by written notice to the Company, if either one or more of the Trust, the Advisers, or the Administrator, shall determine, in its or their sole judgment exercised in good faith, that the Company and/or their affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Trust, the Advisers, or the Administrator will give the Company sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that if after consideration of the actions taken by the Company and any other changes in circumstances since the giving of such notice, the determination of the Trust, the Advisers, or the Administrator shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or
(g)	termination by the Company by written notice to the Trust, the Advisers, or the Administrator, if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust, the Advisers, or the Administrator has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Company will give the Trust, the Advisers, and the Administrator sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that if after consideration of the actions taken by the Trust, the Advisers, or the Administrator and any other changes in circumstances since the giving of such notice, the determination of the Company shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or
(h)	termination by any party upon the other party's material breach of any representation or any material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the terminating party within ten (10) days after written notice of such breach is delivered to the Trust or the Company, as the case may be; or
(i)	termination by the Trust, the Advisers, or Administrator by written notice to the Company in the event an Account or Contract is not registered (unless exempt from registration) or sold in accordance with applicable federal or state law or regulation, or the Company fails to provide pass-through voting privileges as specified in Section 3.3.
11.2.	Effect of Termination. Notwithstanding any termination of this Agreement, the Trust may continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts") unless such further sale of Trust shares is proscribed by law, regulation or applicable regulatory body, or unless the Trust determines that liquidation of the Trust following termination of this Agreement is in the best interests of the Trust and its shareholders. The parties agree that this Section 11.2 shall not apply to any terminations under Article 8 and the effect of such Article 8 terminations shall be governed by Article 8 of this Agreement.
11.3.	The Company shall not redeem Trust shares attributable to the Contracts (as distinct from Trust shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions or as otherwise provided for in the Contracts, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Trust, the Advisers and the Administrator the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust and the Advisers) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Trust or the Advisers 30 days notice of its intention to do so.
Article 12
Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Trust:
JPMorgan Insurance Trust
Mail Code OH1-1235
1111 Polaris Parkway
01-11-1235
Columbus, Ohio 43240

Attn: Contract Administrator
If to the Administrator:
JPMorgan Funds Management, Inc.
Mail Code OH1-1235
1111 Polaris Parkway
OH1-1235
Columbus, Ohio 43240
Attention: Contract Administrator
If to the Advisers:
JPMorgan Investment Advisors Inc.
Mail Code OH1-0211
1111 Polaris Parkway
0111-1235
Columbus, Ohio 43240
Attn: Contract Administrator
J.P. Morgan Investment Management Inc.
Mail Code OH1-0211
1111 Polaris Parkway
OH1-1235
Columbus, Ohio 43240
Attn: Contract Administrator
If to the Company:
________________
________________
________________
Article 13
Miscellaneous
13.1.	All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust. Each of the Company, the Advisers, and the Administrator acknowledges and agrees that, as provided by the Trust's Amended and Restated Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Trust and the Portfolios shall not personally be bound by or liable for matters set forth hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. The Trust's Amended and Restated Declaration of Trust is on file with the Secretary of State The Commonwealth of Massachusetts.
13.2.	The Company will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions. Without limiting the generality of the foregoing, the Company shall take all necessary and appropriate steps, consistent with applicable regulations and generally accepted industry practices, to: (i) obtain, verify, and retain information with regard to Contract owner identification and source of Contract owner funds, and (ii) maintain records of all Contract owner transactions. The Company will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Trust with any requested information about Contract owners and their accounts in the event that the Trust shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority. To the extent permitted by applicable law and regulations, the Company will notify the Trust of any concerns that the Company may have in connection with any Contract owner in the context of relevant anti-money laundering laws or regulations.
13.3.	Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.
13.4.	The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
13.5.	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
13.6.	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
13.7.	Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, Financial Industry Regulatory Authority and state insurance regulators) and shall permit such authorities (and other parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
13.8.	The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
13.9.	This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Advisers may, with advance written notice to the other parties hereto, assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Advisers if such assignee is duly licensed and registered to perform the obligations of the Advisers under this Agreement.
13.10.	The Company shall furnish, or shall cause to be furnished, to the Trust or its designee upon request, copies of the following reports:
(a)	the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;
(b)	the Company's June 30th quarterly statements (statutory), as soon as practical and in any event within 45 days following such period;
(c)	any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;
(d)	any registration statement (without exhibits) and financial reports the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof; and
(e)	any other public report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.
13.11.	The names "JPMorgan Insurance Trust" and "Trustees of JPMorgan Insurance Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated June 7, 1993 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "JPMorgan Insurance Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

13.12.	The Trust and the Administrator agree to consult with the Company concerning whether any Portfolio of the Trust qualifies to provide a foreign tax credit pursuant to Section 853 of the Code.
[SIGNATURE PAGES FOLLOW]

HORACE MANN LIFE INSURANCE COMPANY
Company
By: _/s/ Brent Hamann
Name: Brent Hamann
Title: Sr. Vice President, Annuity, Life & Group

JPMORGAN INSURANCE TRUST
By: /s/ Jeffrey D. House
Name: Jeffrey D. House
Title: Assistant Treasurer

JPMORGAN INVESTMENT ADVISORS INC.
By: /s/ John C. Noel
Name: John C. Noel
Title: Treasurer & CFO

J.P. MORGAN INVESTMENT MANAGEMENT INC.
By: /s/ Gary J. Madich
Name: Gary J. Madich
Title: Managing Director

JPMORGAN FUNDS MANAGEMENT, INC.
By: /s/ Robert L. Young
Name: Robert L. Young
Title: Vice President

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS
as of April 24, 2009 which Accounts and Contracts may be changed from time to time upon written notification to the Trust by the Contracts within a reasonable time from such change;
Name of Separate Account and Date Established by Board of Directors	Form Number Funded by Separate Account
Horace Mann Life Insurance Group Annuity Separate Account - 2002	IC-0443000
Horace Mann 401(k) Separate Account -1989
Horace Mann Life Insurance Company Separate Account	IC-408000, IC-424000, IC-437000,
IC-438000, IC-426000, IC-427000,
IC-428000, IC-429000, IC-430000,
IC-431000, IC-441000, IC-411000,
IC-417000,IC418000, IC-410000,
IC-447000, IC-451000, IC-450000,
IC-452500 and IC-452900
Horace Mann Life Insurance Company Qualified Group Annuity Separate Account	IC-455000

Schedule B
Portfolios of the Trust
JPMorgan Insurance Trust Balanced Portfolio Class 1
JPMorgan Insurance Trust Core Bond Portfolio Class 1
JPMorgan Insurance Trust Diversified Equity Portfolio Class l(proposed post-merger name JPMorgan Insurance Trust
U.S. Equity Portfolio)
JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio Class 1
JPMorgan Insurance Trust Diversified Mid Cap Value Portfolio Class 1 (proposed post-merger name JPMorgan
Insurance Trust Mid Cap Value Portfolio)
JPMorgan Insurance Trust Equity Index Portfolio Class 1
JPMorgan Insurance Trust Government Bond Portfolio Class 1 (proposed merger into JPMorgan Insurance Trust Core
Bond Portfolio)
JPMorgan Insurance Trust International Equity Portfolio Class 1
JPMorgan Insurance Trust Intrepid Growth Portfolio Class 1
JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 1
JPMorgan Insurance Trust Small Cap Equity Portfolio Class 1 (proposed post-merger name JPMorgan Insurance Trust
Small Cap Core Portfolio)

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT made as of the 30th day of April, 2004, by and between Lord Abbett Series Fund, Inc. (the "Fund"), a Maryland Corporation, on its behalf and on behalf of each separate investment series thereof, whether existing as of the date above or established subsequent thereto, (each a "Portfolio" and collectively, the "Portfolios"), Lord Abbett Distributor LLC, a New York limited liability company (the "Distributor"), and Horace Mann Life Insurance Company (the "Company"), a life insurance company organized under the laws of the State of Illinois.
WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the " '40 Act"), as an open-end, diversified management investment company; and
WHEREAS, the Fund is organized as a series fund comprised of separate investment series, namely the Portfolios; and
WHEREAS, the Fund was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts of such life insurance companies and also offers its shares to certain qualified pension and retirement plans; and
WHEREAS, the Fund has filed an application with the SEC requesting an order granting relief from various provisions of the '40 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated participating insurance companies accounts ("Participating Companies") and qualified pension and retirement plans outside the separate account context (including, without limitation, those trusts, plans, accounts contracts or annuities described in Sections 401(a), 403(a), 403(b), 408(a), 408(b), 414(d), 457(b), 408(k), 501(c)(18) of the Internal Revenue Code of 1986, as amended (the "Code") and any other trust, plan, account, contract or annuity trust that is determined to be within the scope of Treasury Regulation §1.817.5(f)(3)(iii)("Plans"); and
WHEREAS, the Company has established or will establish one or more separate accounts ("Separate Accounts") to offer Variable Contracts and is desirous of having the Fund as one of the underlying funding vehicles for such Variable Contracts; and
WHEREAS, the Distributor is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, as amended and acts as the Fund's principal underwriter; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Fund to fund the aforementioned Variable Contracts and the Fund is authorized to sell such shares to the Company at net asset value;
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, and the Distributor agree as follows:
Article I. SALE OF FUND SHARES
1.1	The Fund agrees to make Variable Contract Class shares ("Shares") of the Fund available to the Separate Accounts of the Company for investment of purchase payments of Variable Contracts allocated to the designated Separate Accounts as provided in the Fund's then current prospectus and statement of additional information. The Company agrees to purchase and redeem the Shares of the Portfolios offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information. The Company shall not permit any person other than a Variable Contract owner to give instructions to the Company which would require the Company to redeem or exchange Shares of the Fund.
1.2	The Fund agrees to sell to the Company those Shares of the selected Portfolios of the Fund which the Company orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the Shares of the Fund. For purposes of this Section 1.2, the Company shall be the designee of the Fund for receipt of such orders from the designated Separate Account and receipt by such designee shall constitute receipt by the Fund; provided, to the extent not inconsistent with regulatory requirements, that the Company receives the order by 4:00 p.m. Eastern time and the Fund receives notice from the Company by telephone, facsimile (orally confirmed) or by such other means as the Fund and the Company may mutually agree of such order by 9:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.3	The Fund agrees to redeem on the Company's request, any full or fractional Shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, in accordance with the provisions of this agreement and the Fund's then current registration statement. For purposes of this Section 1.3, the Company shall be the designee of the Fund for receipt of requests for redemption from the designated Separate Account and receipt by such designee shall constitute receipt by the Fund; provided, to the extent not inconsistent with regulatory requirements, that the Company receives the request for redemption by 4:00 p.m. Eastern time and the Fund receives notice from the Company by telephone, facsimile (orally confirmed) or by such other means as the Fund and the Company may mutually agree of such request for redemption by 9:00 a.m. Eastern time on the next following Business Day.
1.4	The Fund shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the Shares of any Portfolios of the Fund. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of the Portfolio. The Fund shall notify the Company or its designee of the number of Shares so issued as payment of such dividends and distributions.
1.5	The Fund shall make the net asset value per share for the selected Portfolios available to the Company on a daily basis, via a mutually agreeable form, as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. Eastern time.
1.6	At the end of each Business Day, the Company shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, the Company shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of Fund Shares which shall be purchased or redeemed at that day's closing net asset value per share. To the extent not inconsistent with regulatory requirements, the net purchase or redemption orders so determined shall be transmitted to the Fund by the Company by 9:00 a.m. Eastern time on the Business Day next following the Company's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.
1.7	If the Company's order requests the purchase of Fund Shares, the Company shall pay for such purchase by wiring federal funds to the Fund or its designated custodial account on the day the order is transmitted by the Company. If the Company's order requests a net redemption resulting in a payment of redemption proceeds to the Company, the Fund shall use its best efforts to wire the redemption proceeds to the Company by the next Business Day, unless doing so would require the Fund to dispose of Portfolio securities or otherwise incur additional costs. In any event, proceeds shall be wired to the Company within three Business Days or such longer period permitted by the '40 Act or the rules, orders or regulations thereunder and the Fund shall notify the person designated in writing by the Company as the recipient for such notice of such delay by 3:00 p.m. Eastern time the same Business Day that the Company transmits the redemption order to the Fund.
1.8	The Fund agrees that all Shares of the Portfolios of the Fund will be sold only to Participating Insurance Companies which have agreed to participate in the Fund to fund their Separate Accounts and/or to Plans, all in accordance with the requirements of Section 817(h) of the Code and Treasury Regulation 1.817-5. Shares of the Portfolios of the Fund will not be sold directly to the general public.
1.9	The Fund may refuse to sell Shares of any Portfolios to any person, or suspend or terminate the offering of the Shares of any Portfolios if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Directors/Trustees of the Fund (the "Board"), deemed necessary, desirable or appropriate. Without limiting the foregoing, it has been determined that there is a significant risk that the Fund and its shareholders may be adversely affected by short-term or excessive trading activity, particularly activity used to try and take advantage of short-term swings in the market. Accordingly, the Fund reserves right to reject any purchase order, including those purchase orders with respect to shareholders or accounts whose trading has been or may be disruptive to the Fund or that may otherwise adversely affect the Fund. The Company agrees to use its reasonably best efforts to render assistance, and to cooperate with, the Fund to achieve compliance with the Fund's policies and restrictions on short-term or excessive trading activity as they may be amended from time to time, or to the extent required by applicably regulatory requirements.
1.10	Issuance and transfer of Portfolio Shares will be by book entry only. Stock certificates will not be issued to the Company or the Separate Accounts. Shares ordered from Portfolios will be recorded in appropriate book entry titles for the Separate Accounts.
Article II. FEES AND EXPENSES
2.1	Except as otherwise provided under this Agreement, the Fund and the Distributor shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund or the Distributor, except as made a part of this Agreement as it may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement
Article III. REPRESENTATIONS AND WARRANTIES
3.1	The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of Illinois and that it has legally and validly established each Separate Account as a segregated asset account under such laws.
3.2	The Company represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the '40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.
3.3	The Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to each Separate Account are, in accordance with the applicable Variable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of the Company. The Company represents and warrants that the assets of the Separate Account are and will be kept separate from the General Account of the Company and any other separate accounts the Company may have, and will not be charged with liabilities from any business that the Company may conduct or the liabilities of any companies affiliated with the Company.
3.4	The Company represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the '33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements. The Company agrees to notify the Fund promptly of any investment restrictions imposed by state insurance law applicable to the Fund.
3.5	The Company represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.
3.6	The Fund represents and warrants that the Portfolio Shares offered and sold pursuant to this Agreement will be registered under the '33 Act and sold in accordance with all applicable federal and state laws, and the Fund shall be registered under the '40 Act prior to and at the time of any issuance or sale of such Shares. The Fund, subject to Section 1.9 above, shall amend its registration statement under the '33 Act and the '40 Act from time to time as required in order to effect the continuous offering of its Shares. The Fund shall register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.
3.7	The Fund represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation

Treasury Regulation 1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance.
3.8	The Fund represents and warrants that each Portfolio invested in by the Separate Account intends to elect to be treated as a "regulated investment company" under Subchapter M of the Code, and to qualify for such treatment for each taxable year and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.
3.9	The Distributor represents and warrants that it is and will be a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and is and will be registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute Portfolio Shares in accordance with all applicable state and federal laws and regulations, including without limitation the '33 Act, the '34 Act and the '40 Act.
3.10	The Distributor represents and warrants that it will remain duly registered and licensed in all material respects under all applicable federal and state securities laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws.
3.11	The Fund represents and warrants that all its directors, trustees, officers, employees, and other individuals/entities who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than that required by Rule 17g-1 under the '40 Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Fund shall make all reasonable efforts to see that this bond or another bond containing these same provisions is always in effect, and each agrees to notify the Company in the event such coverage no longer applies.
3.12	The Company represents and warrants that all of its employees and agents who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than that required to be maintained by entities subject to the requirements of Rule 17g-1 of the '40 Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company shall make all reasonable efforts to see that this bond or another bond containing these same provisions is always in effect, and each agrees to notify the Fund in the event such coverage no longer applies.
Article IV. PROSPECTUS AND PROXY STATEMENTS
4.1	The Fund shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund.
4.2	At least annually, the Fund or its designee shall provide the Company, free of charge, with as many copies of the current prospectus for the Shares of the Portfolios as the Company may reasonably request for distribution to existing Variable Contract owners whose Variable Contracts are funded by such Shares. The Fund or its designee shall provide the Company, at the Company's expense, with as many more copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Variable Contracts. If requested by the Company in lieu thereof, the Fund or its designee shall provide such documentation in a mutually agreeable form and such other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Variable Contracts and the prospectus for the Fund Shares and any other fund shares offered as investments for the Variable Contracts printed at the Company's expense together in one document, provided however that the Company shall ensure that, except as expressly authorized in writing by the Fund, no alterations, edits or changes whatsoever are made to prospectuses or other Fund documentation after such documentation has been furnished to the Company or its designee, and the Company shall assume liability for any and all alterations, errors or other changes that occur to such prospectuses or other Fund documentation after it has been furnished to the Company or its designee.

4.3	The Fund shall provide the Company with copies of the Fund's proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantity as the Company shall reasonably require for distributing to Variable Contract owners. Alternatively and in lieu thereof, the Company may elect to print at its own expense any of the Fund's proxy statements, Fund reports to shareholders, and other Fund communications to shareholders.
4.4	The Fund will provide the Company with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. The Company will provide the Fund with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.
Article V. SALES MATERIALS
5.1	The Company will furnish, or will cause to be furnished, to the Fund or the Distributor, each piece of sales literature or other promotional material in which the Fund, the Distributor or any affiliate thereof is named, at least fifteen (15) Business Days prior to its intended use. No such material shall be used unless the Fund or the Distributor approves such material. Such approval shall be presumed given if notice to the contrary is not received by the Company within fifteen Business Days after receipt by the Fund or the Distributor of such material.
5.2	The Fund or the Distributor will furnish, or will cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company or its Separate Accounts are named, at least fifteen (15) Business Days prior to its intended use. No such material shall be used unless the Company approves such material. Such approval shall be presumed given if notice to the contrary is not received by the Fund or within fifteen Business Days after receipt by the Company of such material.
5.3	Except with the permission of the Company, neither the Fund nor the Distributor shall give any information or make any representations on behalf of the Company or concerning the Company, the Separate Accounts, or the Variable Contracts other than the information or representations contained in the registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by the Company or its designee. Neither the Fund nor the Distributor shall give such information or make such representations or statements in a context that causes the information, representations or statements to be false or misleading.
5.4	Except with the permission of the Fund or the Distributor, neither the Company nor its affiliates or agents shall give any information or make any representations or statements on behalf of the Fund, the Distributor or any affiliate thereof or concerning the Fund, the Distributor or any affiliate thereof, other than the information or representations contained in the registration statements or prospectuses for the Fund, as such registration statements and prospectuses may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or the Distributor or designee thereof. Neither the Company nor its affiliates or agents shall give such information or make such representations or statements in a context that causes the information, representations or statements to be false or misleading.
5.5	For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under NASD rules, the '40 Act or the '33 Act.
Article VI. POTENTIAL CONFLICTS
6.1	The parties acknowledge that the Fund has received an exemptive order from the SEC granting relief from various provisions of the '40 Act and the rules thereunder to the extent necessary to permit the Fund Shares to be sold to and held by variable annuity and variable life insurance separate accounts of Participating Companies and Plans. The terms of such exemptive order (the "Mixed and Shared Funding Exemptive Order"), require the Fund and each Participating Company and Plan to comply with conditions and undertakings substantially as provided in this Article. In the event of any inconsistencies between the terms of the Mixed and Shared Funding Exemptive Order and those provided for in this Article, the conditions and undertakings imposed by the Mixed and Shared Funding Exemptive Order shall govern this Agreement.
6.2	The Fund's Board will monitor the Fund for the existence of any material irreconcilable conflict between and among the interests of the Variable Contract owners of all Participating Companies and of Plan Participants and Plans investing in the Fund, and determine what action, if any, should be taken in response to such conflicts. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Fund are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract owners and (g) if applicable, a decision by a Plan to disregard the voting instructions of plan participants.
6.3	The Company will report any potential or existing conflicts to the Board. The Company will be obligated to assist the Board in carrying out its duties and responsibilities under the Mixed and Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the Company to inform the Board whenever it has determined to disregard Variable Contract owner voting instructions.
6.4	If a majority of the Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to contract owner investments in the Fund, the Board shall give prompt notice of the conflict and the implications thereof to all Participating Companies and Plans. If the Board determines that the Company is a relevant Participating Company or Plan with respect to said conflict, the Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of the Fund, or another investment company; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and as appropriate, segregating the assets of any appropriate group (i.e., variable annuity or variable life insurance contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of the Company's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the election of the Fund to withdraw the Separate Account's investment in the Fund, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

For the purposes of this Article, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict but in no event will the Fund or its investment adviser (or any other investment adviser of the Fund) be required to establish a new funding medium for any Variable Contract. Further, the Company shall not be required by this Article to establish a new funding medium for any Variable Contracts if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially and adversely affected by the irreconcilable material conflict.
6.5	The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to the Company.
6.6	No less than annually, the Company shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.
6.7	If and to the extent that the SEC promulgates new rules or regulations with respect to mixed or shared funding on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies as appropriate, shall take such steps as may be necessary to comply with such rules and regulations, as adopted, to the extent such rules are applicable; and (b) this Article VI shall be deemed to incorporate such new terms and conditions, and any term or condition of this Article VI that is inconsistent therewith, shall be deemed to be succeeded thereby.
6.8	The Company acknowledges it has been advised by the Fund that it may be appropriate for the Company to disclose the potential risks of mixed and shared funding in prospectuses or other applicable disclosure documents.
Article VII. VOTING
7.1	The Company will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the '40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, the Company, where applicable, will vote Shares of the Portfolio held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. The Company will be responsible for assuring that each of its Separate Accounts that participates in the Fund calculates voting privileges in a manner consistent with other Participating Insurance Companies. The Company will vote Shares for which it has not received timely voting instructions, as well as Shares it owns, in the same proportion as its votes those Shares for which it has received voting instructions. The Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund Shares held for such Variable Contract owners.
Article VIII. INDEMNIFICATION
8.1	Indemnification by the Company.
(a)	Subject to Section 8.3 below, the Company agrees to indemnify and hold harmless the Fund and the Distributor, and each of their trustees, directors, members, principals, officers, partners, employees and agents and each person, if any, who controls the Fund or the Distributor within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for purposes of this Article) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's Shares or the Variable Contracts and:
(i)	arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of an Indemnified Party for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Fund Shares; or
(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Variable Contracts or Fund Shares; or
(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or
(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
(v)	arises out of information or instructions from the Company or its agents concerning the purchase, redemption, transfer or other transaction in Fund Shares; or
(vi)	arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.
(b)	The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.
(c)	The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate at its own expense in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.2	Indemnification by the Fund and the Distributor.
(a)	Subject to Section 8.3 below, the Fund and the Distributor agree to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for the purposes of this Article) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund and the Distributor which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's Shares or the Variable Contracts and:
(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Distributor by or on behalf of the Company for use in the registration statement or prospectus for the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Fund Shares; or
(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Fund or the Distributor or persons under its control) or wrongful conduct of the Fund or the Distributor or persons under its control, with respect to the sale or distribution of the Variable Contracts or Fund Shares; or
(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company for inclusion therein by or on behalf of the Fund or the Distributor; or
(iv)	arise as a result of a failure by the Fund or the Distributor to provide the services and furnish the materials under the terms of this Agreement; or
(v)	arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Distributor.
(b)	The Fund or the Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
(c)	The Fund or the Distributor, as the case may be, shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund or the Distributor, as the case may be, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund or the Distributor of any such claim shall not relieve the Fund or the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund or the Distributor shall be entitled to participate at its own expense in the defense thereof. The Fund or the Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund or the Distributor to such party of the Fund's or the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund or the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3	Indemnification for Errors. In the event of any error or delay with respect to information regarding the purchase, redemption, transfer or registration of Shares of the Fund, the parties agree that each is obligated to make the Separate Accounts and/or the Fund, respectively, whole for any error or delay that it causes, subject in the case of pricing errors to the related Portfolio's policies on materiality of pricing errors. In addition, each party agrees that neither will receive compensation from the other for the costs of any reprocessing necessary as a result of an error or delay. Each party agrees to provide the other with prompt notice of any errors or delays of the type referred to in this Section.
Article IX. TERM; TERMINATION
9.1	This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.
9.2	This Agreement shall terminate in accordance with the following provisions:
(a)	At the option of the Company or the Fund at any time from the date hereof upon ninety (90) days notice, unless a shorter time is agreed to by the parties;
(b)	At the option of the Company, if Fund Shares are not reasonably available to meet the requirements of the Variable Contracts as determined by the Company. Prompt notice of election to terminate shall be furnished by the Company, said termination to be effective ten days after receipt of notice unless the Fund makes available a sufficient number of Shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;
(c)	At the option of the Company, upon the institution of formal proceedings against the Fund by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Company's reasonable judgment, materially impair the Fund's ability to meet and perform the Fund's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Company with said termination to be effective upon receipt of notice;
(d)	At the option of the Fund, upon the institution of formal proceedings against the Company by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice;
(e)	In the event the Fund's Shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such Shares as the underlying investment medium of Variable Contracts issued or to be issued by the Company. Termination shall be effective upon such occurrence without notice;
(f)	At the option of the Fund if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Fund reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by the Company;
(g)	At the option of the Company, upon the Fund's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Company within ten days after written notice of such breach is delivered to the Fund;
(h)	At the option of the Fund, upon the Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Fund within ten days after written notice of such breach is delivered to the Company;
(i)	At the option of the Fund, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;
(j)	In the event this Agreement is assigned without the prior written consent of the Company, the Fund, and the Distributor, termination shall be effective immediately upon such occurrence without notice.

9.3	Notwithstanding any termination of this Agreement pursuant to Section 9.2 hereof, the Fund at the option of the Company will continue to make available additional Fund Shares, as provided below, pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the payment of additional premiums under the Existing Contracts.
Article X. NOTICES
Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Fund:
Lord Abbett Family of Funds
90 Hudson Street
Jersey City, NJ 07302
Attention: General Counsel
with a copy to:
Lord, Abbett & Co. LLC
90 Hudson Street
Jersey City, NJ 07302
Attention: Daria L. Foster
If to the Distributor:
Lord Abbett Distributor LLC
90 Hudson Street
Jersey City, NJ 07302
Attention: General Counsel
If to the Company:
Horace Mann Life Insurance Company
#1 Horace Mann Plaza
Springfield, IL 62715
Attention: Chris Fehr
Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.
Article XI. MISCELLANEOUS
11.1	Privacy. Each party hereto acknowledges that, by reason of its performance under this Agreement, it shall have access to, and shall receive from the other party (and its affiliates, partners and employees), the confidential information of the other party (and its affiliates, partners and employees), including but not limited to the "nonpublic personal information" of their consumers within the meaning of SEC Regulation S-P (collectively, "Confidential Information"). Each party shall hold all such Confidential Information in the strictest confidence and shall use such Confidential Information solely in connection with its performance under this Agreement and for the business purposes set forth in this Agreement. Under no circumstances may a party cause any Confidential Information of the other party to be disclosed to any third party or reused or redistributed without the other party's prior written consent.
11.2	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
11.3	Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
11.4	Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.
11.5	Liability. This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his or her capacity as an officer of the Fund. The obligations of this Agreement shall be binding upon the assets and property of the Fund and each respective Portfolio thereof only and shall not be binding on any Director/Trustee, officer or shareholder of the Fund individually. In addition, notwithstanding any other provision of this Agreement, no Portfolio shall be liable for any loss, expense, fee, charge or liability of any kind relating to or arising from the actions or omissions of any other Portfolio or from the application of this Agreement to any other Portfolio. It is also understood that each of the Portfolios shall be deemed to be entering into a separate Agreement with the Company so that it is as if each of the Portfolios had signed a separate Agreement with the Company and that a single document is being signed simply to facilitate the execution and administration of the Agreement.
11.6	Inquiries and Investigations. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
11.7	Subcontractors, Agents or Affiliates. The Company may hire or make arrangements for subcontractors, agents or affiliates to perform the services set forth in this Agreement. The Company shall provide the Fund with written notice of the names of any subcontractors, agents or affiliates the Company hires or arranges to perform such services, and any specific operational requirements that arise as a result of such arrangement. The Company agrees that it is and will be responsible for the acts and omissions of its subcontractors, affiliates, and agents and that the indemnification provided by the Company in Section 8 of this Agreement shall be deemed to cover the acts and omissions of such subcontractors, affiliates, and agents to the same extent as if they were the acts or omissions of the Company.
11.8	Client Lists. The Company hereby consents to the Distributor's, the Fund's, or its investment adviser's use or reference to the Company's name in connection with any full, partial or representative list of clients.
11.9	Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.
11.10	Amendment, Waiver and Other Matters. Neither this Agreement, nor any provision hereof, may be amended, waived, modified or terminated in any manner except by a written instrument properly authorized and executed by all parties hereto. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.
Lord Abbett Series Fund, Inc.
By: /s/ Lawrence H. Kaplan
Name: Lawrence H. Kaplan
Title: Vice President and Assistant Secretary

Lord Abbett Distributor LLC
By: Lord, Abbett & Co. LLC, its Managing Member
By: /s/ Lawrence H. Kaplan
Name: Lawrence H. Kaplan
Title: Member and Deputy General Counsel

Horace Mann Life Insurance Company
By: /s/ Christopher M. Fehr
Name: Christopher M. Fehr
Title: Vice President

AMENDMENT TO
PARTICIPATION AGREEMENT
THIS AMENDMENT, made and entered into as of January 1, 2017, is to the Participation Agreement dated May 1, 2015 by and among MFS VARIABLE INSURANCE TRUST, MFS VARIABLE INSURANCE TRUST II, MFS VARIABLE INSURANCE TRUST III, HORACE MANN LIFE INSURANCE COMPANY, and MFS FUND DISTRIBUTORS, INC. (the "Agreement").
WHEREAS, the Parties wish to add Horace Mann Retirement Planner Variable Annuity as a Policy subject to the Agreement.
NOW, THEREFORE, in consideration of their mutual promises, the Parties hereby agree to amend the Agreement as follows:
Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached "Schedule A".
Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HORACE MANN LIFE INSURANCE COMPANY	MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios
By its authorized officer,	By its authorized officer and not individually,
By: /s/ Matthew P. Sharpe	By: /s/ Ethan D. Corey
Name: Matthew P. Sharpe	Name: Ethan D. Corey
Title: Executive Vice President	Title: Assistant Secretary

MFS FUND DISTRIBUTORS, INC. By its authorized officer,	MFS VARIABLE INSURANCE TRUST II, on behalf of the Portfolios
By its authorized officer and not individually,

By: /s/ James A. Jessee	By: /s/ Ethan D. Corey
Name: James A. Jessee	Name: Ethan D. Corey
Title: President	Title: Assistant Secretary

MFS VARIABLE INSURANCE TRUST II, on behalf of the Portfolios By its authorized officer and not individually,
By: /s/ Ethan D. Corey
Name: Ethan D. Corey
Title: Assistant Secretary

SCHEDULE A
ACCOUNTS, POLICIES, AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT
Name of Separate Account and Date Established by Board of Directors	Policies Fund by Separate Account	Portfolios Applicable to Policies
Horace Mann Life Insurance Company Separate Account	Annuity Alternatives
	New Solutions
	Variable Solutions
	Maximum Solutions
	Maximum Solutions II	(1)
	Variable Solutions II,
	Goal Planning Annuity
	Horace Mann Retirement Planner
	Variable Annuity
Horace Mann Life Insurance
Company Qualified Group Annuity	Group Annuity	(1)
Separate Account

Portfolios Applicable to Policies:
VIT I	VIT II
MFS Core Equity Series	MFS Blended Research Core Equity Portfolio
MFS Global Equity Series	MFS Bond Portfolio
MFS Growth Series	MFS Core Equity Portfolio
MFS Investors Growth Stock Series	MFS Emerging Markets Equity Portfolio
MFS Investors Trust Series	MFS Global Governments Portfolio
MFS Mid Cap Growth Series	MFS Global Growth Portfolio
MFS New Discovery Series	MFS Global Research Portfolio
MFS Research Bond Series	MFS Global Tactical Allocation Portfolio
MFS Research International Series	MFS Government Securities Portfolio
MFS Research Series	MFS High Yield Portfolio
MFS Total Return Series	MFS International Growth Portfolio
MFS Utilities Series	MFS International Value Portfolio
MFS Value Series	MFS Massachusetts Investors Growth Stock Portfolio
MFS Money Market Portfolio
MFS Research International Portfolio
MFS Strategic Income Portfolio
MFS Technology Portfolio

VIT III
MFS Blended Research Small Cap Equity Portfolio	MFS Moderate Allocation Portfolio
MFS Conservative Allocation Portfolio	MFS New Discovery Value Portfolio
MFS Global Real Estate Portfolio
MFS Growth Allocation Portfolio
MFS Inflation-Adjusted Bond Portfolio
MFS Limited Maturity Portfolio

VIT III
MFS Mid Cap Value Portfolio
And any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Agreement.

PARTICIPATION AGREEMENT
AMONG
MFS VARIABLE INSURANCE TRUST,
WS VARIABLE INSURANCE TRUST II,
MFS VARIABLE INSURANCE TRUST III,
HORACE MANN LIFE INSURANCE COMPANY
AND
MFS FUND DISTRIBUTORS, INC.
THIS AGREEMENT, made and entered into as of the 1st day of May 2015, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust ("Trust I"); MFS VARIABLE INSURANCE TRUST II, a Massachusetts business trust ("Trust II"); MFS VARIABLE INSURANCE TRUST III, a Delaware statutory trust ("Trust III") (Trust I, Trust II and Trust III each referred to, individually, as the "Trust" and, collectively, as the "Trusts"); Horace Mann Life Insurance Company, an Illinois corporation (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the "Accounts"); and MFS Fund Distributors, Inc., a Delaware corporation ("MFD").
WHEREAS, each Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered or will be registered under the Securities Act of 1933, as amended (the "1933 Act");
WHEREAS, shares of beneficial interest of each Trust are divided into several series of shares, each representing the interests in a particular managed pool of securities and other assets;
WHEREAS, certain series of shares of each Trust are divided into two separate share classes, an Initial Class and a Service Class, and each Trust on behalf of the Service Class has adopted a Rule 12b-1 plan under the 1940 Act pursuant to which the Service Class pays a distribution fee;
WHEREAS, the series of shares of each Trust (each, a "Portfolio," and, collectively, the "Portfolios") and the classes of shares of those Portfolios (the "Shares") offered by each Trust to the Company and the Accounts are set forth on Schedule A attached hereto;
WHEREAS, MFD is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the Financial Industry Regulatory Authority, Inc. ("FINRA");
WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the "Policy" or, collectively, the "Policies") which, if required by applicable law, will be registered under the 1933 Act;
WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or variable life insurance contracts that are allocated to the Accounts (the Policies and the Accounts covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Accounts invest, is specified in Schedule A attached hereto as may be modified from time to time);
WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);
WHEREAS, Massachusetts Financial Services Company ("MFS") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and is the Trusts' investment adviser;
WHEREAS, Horace Mann Investors, Inc., the underwriter for the Policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of FINRA; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase the Shares of the Portfolios as specified in Schedule A attached hereto on behalf of the Accounts to fund the Policies, and the Trusts intend to sell such Shares to the Accounts at net asset value; and
NOW, THEREFORE, in consideration of their mutual promises, each Trust, MFD, and the Company agree as follows:

ARTICLE I. SALE OF TRUST SHARES
1.1.	Each Trust agrees to sell to the Company those Shares which the Accounts order (based on orders placed by Policy holders prior to the pricing time set forth in the applicable Portfolio's prospectus, e.g., the close of regular trading on the New York Stock Exchange, Inc. (the "NYSE") on that Business Day, as defined below) and which are available for purchase by such Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by such Trust or its designee of the order for the Shares. For purposes of this Section 1 A , the Company shall be the designee of each Trust for receipt of such orders from Policy holders and receipt by such designee shall constitute receipt by each Trust; provided that such Trust receives notice of such orders by 9:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the NYSE is open for trading and on which such Trust calculates its net asset value pursuant to the rules of the SEC. The Company will ensure that orders for transactions in Shares by Policy holders comply with each Portfolio's prospectus (including statement of additional information) restrictions with respect to purchases, redemptions and exchanges. The Company will not engage in, authorize or facilitate market timing or late trading in Shares and has implemented controls designed to identify and prevent market timing and late trading in Shares by Policy holders.
1.2.	Each Trust agrees to make the Shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC and each Trust shall calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Board of Trustees of the relevant Trust (the "Board") may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interest of the beneficial owners of such Portfolio ("Shareholders").
13.	Each Trust and MFD agree that the Shares will be sold only to insurance companies that have entered into participation agreements with the relevant Trust and its affiliate(s) (the "Participating Insurance Companies") and their separate accounts, qualified pension and retirement plans, and any other person or plan permitted to hold shares of such Trust pursuant to Treasury Regulation 1.817-5 without impairing the ability of the Company, on behalf of its separate accounts, to consider• the Shares as constituting investments of the separate accounts for the purpose of satisfying the diversification requirements of Section 817(h). Each Trust and MFD will not sell such Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles VI and VII of this Agreement is in effect to govern such sales. The Company will not resell the Shares except to such Trust or its agents.
1.4.	Each Trust agrees to redeem for cash or, if mutually agreed upon by the parties and to the extent permitted by applicable law, in-kind, on the Company's request, any full or fractional Shares held by the Accounts (based on orders placed by Policy holders prior to the close of regular trading on the NYSE on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt by such Trust or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of such Trust for receipt of requests for redemption from Policy holders and receipt by such designee shall constitute receipt by such Trust; provided that such Trust receives notice of such request for redemption by 10:00 aan, Eastern Time on the next following Business Day.
1.5.	Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Portfolio and shall not be netted with respect to any Portfolio. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trusts, the Company and the relevant Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios in accordance with Section 1.6 hereof,
1.6.	In the event of net purchases, the Company shall pay for the Shares by close of business (5:00 p.m.). New York time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.1 hereof. In the event of net redemptions, each Trust shall pay the redemption proceeds by close of business (5:00 p.m.) New York time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Section 1.4. hereof. All such payments shall be in federal funds transmitted by wire.

1.7.	All purchases, redemptions, and exchanges of Shares for the Accounts shall occur via the NSCC Fund/SERV system and shall be governed by and subject to the terms of the Fund/SERV and Networking Supplement to Participation Agreement by and among the Company, each Trust, and MFD or its affiliate, dated (date].]
1.8.	Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. The Shares ordered fi.om each Trust will be recorded in a manner reflecting appropriate ownership for the Accounts or the appropriate subaccounts of the Accounts.
1.9.	Each Trust shall furnish same-day notice (by wire or telephone followed by written confirmation) to the Company of any dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. Each Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.
1.10.	Each Trust or its custodian shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. New York time. In the event that such Trust is unable to meet the 6:30 p.m. deadline stated herein, it shall provide additional time for the Company to place orders for• the purchase and redemption of Shares. Such additional time shall be equal to the additional time which such Trust takes to make the net asset value available to the Company. If such Trust provides materially incorrect share net asset value information, such Trust shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share and such Trust shall bear• the cost of adjusting the error. Any material error in the calculation or reporting of net asset value per• share, dividend or capital gains information shall be reported promptly upon discovery to the Company.
1.11	Each party or its designee shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the services hereunder and in making Shares available to the Policy holders. Upon the request of MFD or a Trust, the Company shall provide copies of all the historical records relating to transactions between the relevant Portfolios and the Policy holders, written communications regarding the relevant Portfolios to or from such Policy holders' accounts and other materials, in each case to the extent necessary for such Trust or its designee to meet its recordkeeping obligations under applicable law or regulation, including to comply with any request of a governmental body or self-regulatory organization.
ARTICLE II. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS
2.1.	The Company represents and warrants that the Policies are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Policies will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under applicable law and has registered or, prior to any issuance or sale of the Policies, will register• the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Policies, and that it will maintain such registration for so long as any Policies are outstanding. The Company shall amend the registration statements under the 1933 Act for the Policies and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Policies or as may otherwise be required by applicable law, The Company shall register and qualify the Policies for sales in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.
2.2.	The Company represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance, endowment or• annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), that it will maintain such treatment and that it will notify the Trusts or MFD immediately upon having a reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future.
2.3,	The Company represents and warrants that the underwriter for the individual variable annuity and the variable life policies is a member• in good standing of FINRA and is a registered broker-dealer with the SEC. The

Company represents and warrants that the Company and its underwriter will sell and distribute such policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.
2.4.	Each Trust and MFD severally represents and warrants that the Shares sold pursuant to this Agreement shall be registered under• the 1933 Act, duly authorized for issuance and sold in compliance with the laws of The Commonwealth of Massachusetts and all applicable federal and state securities laws and that such Trust is and shall remain registered under• the 1940 Act. Each Trust shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. Each Trust shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by such Trust.
2.5.	MFD represents and warrants that it is a member in good standing of FINRA and is registered as a broker-dealer with the SEC. Each Trust and MFD severally represents that such Trust and MFD will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.
2.6.	Each Trust represents that it is lawfully organized and validly existing in its jurisdiction of organization and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder•.
2.7.	MFD represents and warrants that it is and shall remain duly registered under all applicable federal securities laws and that it shall perform its obligations for the Trusts in compliance in all material respects with any applicable federal securities laws and with the securities laws of The Commonwealth of Massachusetts. MFD represents and warrants that MFS is not subject to state securities laws other than the securities laws of The Commonwealth of Massachusetts and is exempt from registration as an investment adviser under the securities laws of The Commonwealth of Massachusetts.
2.8.	No less frequently than annually, the Company shall submit to each Board such reports, material or data as such Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the exemptive application pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding of insurance company separate accounts (the "Mixed and Shared Funding Exemptive Order").
2.9.	The Company acknowledges that, with respect to Service Class Shares of a Portfolio, it or its affiliate(s) may receive payments under a Trust's Rule 12b-1 plan. The Company, and not the relevant Trust, MFS or MFD, is responsible for providing to Policy holders any disclosures relating to this Agreement and/or any payments made to the Company.
ARTICLE III. PROSPECTUS AND PROXY STATEMENTS; VOTING
3.1.	At least annually, each Trust or its designee shall provide- the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule A hereto) for the Shares as the Company may reasonably request for distribution to existing Policy holders whose Policies are funded by such Shares. Each Trust or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Policies. In the event that the Company utilizes a summary prospectus for any Trust, the term "prospectus" shall mean the summary prospectus for the relevant Trust and the term "statement of additional information" shall mean the statutory prospectus, together with corresponding statement of additional information, for the relevant Trust.
If requested by the Company in lieu thereof, a Trust or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette or electronic file in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Policies and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between (a) the Company and (b) the relevant Trust(s) or its designee in proportion to the number of pages of the Policy and Shares' prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; such Trust or its designee to bear the cost of printing the Shares' prospectus portion of such document for distribution to owners of existing Policies funded by the Shares and the Company to bear the expenses of printing the portion of such document relating to the Accounts; provided, however, that the

Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Policies not funded by the Shares. In the event that the Company requests that a Trust or its designee provides such Trust's prospectus in a "camera ready" or electronic file format, such Trust shall be responsible for providing the prospectus in the format in which it or the Underwriter is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g„ typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.
3.2.	The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the relevant Trust or its designee. Each Trust or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Policy funded by the Shares. Each Trust or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement or to an owner of a Policy not funded by the Shares.
3.3.	Each Trust or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of such Trust's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Policy holders.
3.4.	Notwithstanding the provisions of Sections 3.1, 3.2, and 33 above, or of Article V below, the Company shall pay the expense of printing or providing documents to the extent such cost is considered a distribution expense. Distribution expenses would include by way of illustration, but are not limited to, the printing of the Shares' prospectus or prospectuses for distribution to prospective purchasers or to owners of existing Policies not funded by such Shares.
3.5.	Each Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Policy is offered disclosure regarding the potential risks of mixed and shared funding.
3.6.	If and to the extent required by the 1940 Act or other applicable law, the Company shall:
(a)	solicit voting instructions from Policy holders;
(b)	vote the Shares in accordance with instructions received from Policy holders; and
(c)	vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for which instructions have been received from Policy holders;
so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Policy holders. The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order. Each Trust and MFD will notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.
ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1.	The .Company shall furnish, or shall cause to be furnished, to each Trust or its designee, each piece of sales literature or other promotional material in which such Trust, MFS, any other investment adviser to such Trust, or any affiliate of MFD is named, at least three (3) Business Days prior to its use. No such material shall be used if such Trust, MFD, or their respective designees reasonably objects to such use within three (3) Business Days after receipt of such material.
4.2.	The Company shall not give any information or make any representation or statement on behalf of any Trust, MFS, or other investment adviser to any Trust, or any affiliate of MFD, or make any representation or statement concerning such Trust or any other such entity in connection with the sale of the Policies, other than the information or representations contained in:.(i) the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time; (ii) reports or proxy statements for such Trust; or (iii) sales literature or other promotional material provided or approved by such Trust, MFD or their respective designees, except, in any case, with the permission of such Trust, MFD or their respective designees. Each Trust and MFD agrees to respond, or to cause their respective designees to respond, to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning a Trust, MFD or any of their affiliates which is intended for use only by brokers or agents selling the Policies (i.e., information that is not intended for distribution to Policy holders or prospective Policy holders) is so used, and neither the Trusts, MFD nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker- only materials.
4.3.	Each Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least three (3) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within three (3) Business Days after receipt of such material.
4.4.	The Trusts and MFD shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Policies in connection with the sale of the Policies other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Policies, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Accounts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company agrees to respond, or cause its designee to respond, to any request for approval on a prompt and timely basis. The Trusts and MFD may not alter any material so provided by the Company or its designee (including, without limitation, presenting or delivering such material in a different medium, e.g., electronic or interne° without the prior written consent of the Company. The parties hereto agree that this Section 4.4. is neither intended to designate nor otherwise imply that MFD is an underwriter or distributor of the Policies.
4.5.	The Company and each Trust (or its designee in lieu of the Company or such Trust, as appropriate) will each provide to the other, upon request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Policies, or to such Trust or its Shares, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities. The Company and a Trust shall also each promptly inform the other of any finding by the SEC (or other regulatory authorities) of a violation of applicable law or regulation that relates to the Policies, such Trust or its Shares.
4.6.	No party shall use any other party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such other party, or after written consent therefor has been revoked, provided that separate consent is not required under this Section 4.6 to the extent that consent to use a party's name, logo, trademark or service mark in cormection with a particular piece of advertising or sales literature has previously been given by a party under Sections 42 and 4.4 of this Agreement. The Company shall not use in advertising, publicly or otherwise the name of the Trusts, MFD or any of their affiliates nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Trusts, MFD, or their affiliates without the prior written consent of the relevant Trust or MFD in each instance. The Trusts and MFD shall not use in advertising, publicly or otherwise the name of the Company or any of its affiliates nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Company or its affiliates without the prior written consent of the Company in each instance.
4.7.	Each Trust and MFD will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in such Trust's registration statement, particularly any change resulting in change to the registration statement or summary prospectus, statutory prospectus or statement of additional information for any Account. Each Trust and MFD will cooperate with the Company so as to enable the Company to solicit proxies from Policy holders or to make changes to its summary prospectus, statutory prospectus, statement of additional information or registration statement, in an. orderly manner. Each Trust and MFD will make reasonable efforts to attempt to have changes affecting Policy prospectuses become effective simultaneously with the annual updates for such prospectuses.
4.8.	For purpose of this Article IV and Article VIII, the phrase "sales literature or other• promotional material" includes but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, website, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), and sales literature (such as brochures, circulars, reprints or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees.
ARTICLE V. FEES AND EXPENSES
5.1.	Each Trust shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to either Trust, except that, to the extent a Trust or any Portfolio has adopted and implemented a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution and/or for Shareholder servicing expenses, then such Trust may make payments to the Company or to the underwriter for the Policies in accordance with such plan. Each party, however, shall, in accordance with the allocation of expenses specified in Articles III and V hereof, reimburse other• parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to such Trust and/or to the Accounts.
5.2.	Each Trust or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of such Trust's registration statement, and payment of filing fees and registration fees; preparation and filing of such Trust's proxy materials and reports to Shareholders; setting in type and printing its prospectus and statement of additional information (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials and reports to Shareholders (to the extent provided by and as determined in accordance with Article III above); such preparation of all statements and notices required of such Trust by any federal or state law with respect to its Shares; all taxes on the issuance or transfer of the Shares; and the costs of distributing such Trust's prospectuses and proxy materials to owners of Policies funded by the Shares and any expenses permitted to be paid or assumed by such Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act, Such Trust shall not bear any expenses of marketing the Policies.
5.3.	The Company shall bear the expenses of distributing the Shares' prospectus or prospectuses in connection with new sales of the Policies and of distributing a Trust's Shareholder reports to Policy holders. The Company shall bear all expenses associated with the registration, qualification, and filing of the Policies under applicable federal securities and state insurance laws; the cost of preparing, printing and distributing the Policy prospectus and statement of additional information; and the cost of preparing, printing and distributing annual individual account- statements for Policy holders as required by state insurance laws.
5.4.	With respect to the Service Class Shares of a Portfolio, the relevant Trust may make payments quarterly to MFD under a Portfolio's Rule 12b-1 plan, and MFD may in turn use these payments to pay or reimburse the Company for expenses incurred or paid (as the case may be) by the Company attributable to Policies offered by the Company, provided that no such payment shall be made with respect to any quarterly period in excess of an amount determined from time to time by such Trust's Board and disclosed in such Trust's prospectus, MFD shall not be required to provide any payment to the Company with respect to any quarterly period pursuant to a Trust's Rule 12b-1 plan unless and until MFD has received the corresponding payment from such Trust pursuant to the Trust's Rule 12b-1 plan. MFD shall not be required to provide any payment to the Company with respect to any quarterly period pursuant to a Trust's Rule 12b-1 plan if (i) such Trust's Rule 12b-1 plan is no longer in effect during such quarterly period; or (ii) regulatory changes result in the rescission of Rule 12b-1 or otherwise prohibit the making of such payments or require reduction of amounts otherwise payable. Each Trust's prospectus or statement of additional information may provide further details about such payments and the provisions and terms of such Trust's Rule 12b-1 plan, and the Company hereby agrees that neither such Trust nor MFD has made any representations to the Company with respect to such Trust's Rule 12b-1 plan in addition to, or conflicting with, the description set forth in such Trust's prospectus.
5.5.	In calculating the payments due under this Agreement, the Company agrees that it will permit MFD or its representatives to have reasonable access to its employees and records for the purposes of monitoring of the quality of the services provided hereunder, verifying the Company's compliance with the terms of this Agreement and verifying the accuracy of any information provided by the Company that forms the basis of the fee calculations. In addition, if requested by MFD, the Company will provide a certification (which may take the form of a control report or set of agreed-upon standards) satisfactory to MFD that certifies the performance of the services by the Company and the accuracy of information provided by the Company.
ARTICLE VI. DIVERSIFICATION AND RELATED LIMITATIONS
6.1.	Each Trust and MFD severally represents and warrants that each Portfolio of the relevant Trust will meet the diversification requirements of Section 817 (h) (1) of the Code and Treas. Reg. 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections), as if those requirements applied directly to each such Portfolio. In the event that any Portfolio is not so diversified at the end of any applicable quarter, such Trust and MFD will make every effort to; (a) adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treas. Reg. 1.817.5,-and (b) notify the Company.
6.2.	Each Trust and MFD represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that they will maintain such qualification (under Subchapter M or any successor or similar provision).
ARTICLE VII. POTENTIAL MATERIAL CONFLICTS
7.1.	Each Trust agrees that its relevant Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of such Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies ("contract owners") investing in such Trust. The relevant Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the relevant Board, or a majority of the disinterested trustees of the relevant Board. The relevant Board will give prompt notice of any such determination to the Company.
7.2.	The Company agrees that it will be responsible for assisting each relevant Trust Board in carrying out its responsibilities under the conditions set forth in the Trusts' exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing each Board, as it may reasonably request, with all information necessary for such Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to such Board including, but not limited to, an obligation by the Company to inform such Board whenever contract owner voting instructions are disregarded. The Company also agrees that, if a material irreconcilable conflict arises, it will at its own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the relevant Trust(s) or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of a Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from a Trust or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Policies, unless a majority of Policy owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.
7.3.	A majority of the disinterested trustees of the relevant Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that a Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the relevant Trust each of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the relevant Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the relevant Board.
7.4,	If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trusts and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.
ARTICLE VIII. INDEMNIFICATION
8.1.	Indemnification by the Company
The Company agrees to indemnify and hold harmless each Trust, MFD, any affiliates of MFD, and each of their respective directors/trustees, officers and each person, if any, who controls each Trust or MFD within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under• any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:
(a)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Policies or contained in the Policies or sales literature or other promotional material for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or• omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the relevant Trust or MFD for use in the registration statement, prospectus or statement of additional information for the Policies or in the Policies or sales literature or other promotional material (or any amendment or supplement) or otherwise for• use in connection with the sale of the Policies or Shares; or
(b)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the relevant Trust not supplied by the Company or its designee, or persons under its control and on which the Company has reasonably relied) or wrongful conduct of the Company or persons uner its control, with respect to the sale or distribution of the Policies or Shares; or
(c)	arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the relevant Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the relevant Trust by or on behalf of the Company; or
(d)	arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or
(e)	arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement;
as limited by and in accordance with the provisions of this Article
8.2,	Indemnification by the Trusts
Each Trust severally agrees to indemnify and hold harmless the Company and its affiliates and each of their respective directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 82) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of such Trust)

or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:
(a)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of such Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to such Trust, MFS, IVIED or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for such Trust or in sales literature or other promotional material for such Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or
(b)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or• other promotional material for the Policies not supplied by such Trust, MFS, MFD or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of such Trust or persons under its control, with respect to the sale or distribution of the Policies or Shares; or
(c)	arise out of any untrue statement or• alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Accounts or relating to the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission .to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or• on behalf of such Trust, MFS or MFD; or
(d)	arise out of or result from any material breach of any representation and/or warranty made by such Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement) or arise out of or result from any other material breach of this Agreement by such Trust; or
(e)	arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; or
(f)	arise as a result of any failure by such Trust to provide the services and furnish the materials under the terms of the Agreement;
as limited by and in accordance with the provisions of this Article VIII.
8.3.	In no event shall any Trust be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Participating Insurance Company or any Policy holder, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.
8.4.	Neither• the Company nor any Trust shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party may be subject by reason of such Indemnified Party's willful misfeasance, willful misconduct, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
8.5.	Promptly after receipt by an Indemnified Party of notice of commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Article VIII, notify the indemnifying patty of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Patty otherwise than under this Article VIII. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.
8.6.	Each of the parties agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with the Agreement, the issuance or sale of the Policies, the operation of the Accounts, or the sale or acquisition of Shares.
8.7.	A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.
ARTICLE IX. APPLICABLE LAW
9.1.	This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.
9.2.	This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE X. NOTICE OF FORMAL PROCEEDINGS
Each Trust and MFD agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by FINRA, the SEC, or any insurance department or any other regulatory body regarding such party's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares.
ARTICLE XI. CONTROLS AND PROCEDURES
11.1.	The Company has implemented controls and procedures that are reasonably designed to ensure compliance with applicable laws and regulations, as well as the terms of this Agreement. Without limiting the foregoing, these controls and procedures are reasonably designed to ensure, and MFD or a Trust may request certifications on an annual basis with respect to, each of the following:
(a)	Orders for Shares received by the Company for each Portfolio comply with the Portfolio's restrictions with respect to purchases, transfers, redemptions and exchanges as set forth in each Portfolio's prospectus and statement of additional information;
(b)	Orders for Shares received by the Company prior to the Portfolio's pricing time set forth in its prospectus (e.g., the close of the New York Stock Exchange—normally 4:00 p.m. Eastern Time) are segregated from those received by the Company at or after such time, and are properly transmitted to the Portfolios (or their agents) for execution at the current day's net asset value ("NAV"); and orders received by the Company at or after such time are properly transmitted to the Portfolios (or their agents) for execution at the next day's NAV;
(c)	Late trading in Shares by Policy holders is identified and prevented and market timing is appropriately addressed;

(d)	Compliance with applicable state securities laws, including without limitation "blue sky" laws and related rules and regulations;
(e)	Compliance with all applicable federal, state and foreign laws, rules and regulations regarding the detection and prevention of money laundering activity; and
(0 Effective business continuity and disaster recovery systems with respect to the services contemplated by the Agreement.
11.2	The Company shall ensure that any other party to whom the Company assigns or delegates any services hereunder is responsible for, and has controls and procedures that are reasonably designed to ensure, each of the items set forth in Section 11.1 above.
ARTICLE XII. TERMINATION
12.1.	This Agreement shall terminate with respect to the Accounts, or one, some, or all Portfolios:
(a)	at the option of any party upon six (6) months' advance written notice to the other parties; or
(b)	at the option of the Company to the extent that the Shares of Portfolios are not reasonably available to meet the requirements of the Policies or are not "appropriate funding vehicles" for the Policies, as reasonably determined by the Company. Without limiting the generality of the foregoing, the Shares of a Portfolio would not be "appropriate funding vehicles" if, for example, such Shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Company would be permitted to disregard Policy holder voting instructions pursuant to Rule 6e-2 or Rule 6e-3(T) under• the 1940 Act. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the relevant Trust(s) by the Company; or
(c)	at the option of a Trust or MFD upon institution of formal proceedings against the Company by FINRA, the SEC, or any insurance department or any other regulatory body that would have a material adverse impact on the Company's duties under• this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares; or
(d)	at the option of the Company upon institution of formal proceedings against a Trust by FINRA, the SEC, or any state securities or insurance department or any other regulatory body that would have a material adverse impact on such Trust's' or MFD's duties under this Agreement or related to the sale of the Shares; or
(e)	at the option of the Company, a Trust or MFD upon receipt of any necessary regulatory approvals and/or the vote of the Policy holders having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Policies for which those Portfolio Shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days' prior written notice to the relevant Trust(s) of the Date of any proposed vote or other action taken to replace the Shares; or
(f)	termination by either a Trust or MFD by written notice to the Company, if either one or both of such Trust or MFD shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or
(g)	termination by the Company by written notice to a Trust and MFD, if the Company shall determine, in its sole judgment exercised in. good faith, that such Trust or MFD has suffered a material adverse change in this business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or
(10 at the option of any party to this Agreement, upon another unaffiliated party's material breach of any provision of this Agreement; or
(i)	upon assignment of this Agreement, unless made with the written consent of the parties hereto; or
(j)	at the option of the Company if a Trust fails to meet the diversification requirements specified in Article VI (other than any failure caused by the Company's actions or omissions) or the Company has a reasonable expectation that such Trust will fail to meet these diversification requirements in the future.

12.2.	The notice shall specify the Portfolio or Portfolios, Policies and, if applicable, the Accounts as to which the Agreement is to be terminated.
12.3.	It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 12.1(a) may be exercised for cause or for no cause.
12.4.	Except as necessary to implement Policy holder-initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem the Shares attributable to the Policies (as opposed to the Shares attributable to the Company's assets held in the Accounts), until ten (10) days after the Company shall have notified the relevant Trust of its intention to do so.
12.5.	Notwithstanding any termination of this Agreement, each Trust and MFD shall, at the option of the Company, continue to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Policies in effect on the effective date of termination of this Agreement (the "Existing Policies"), except as otherwise provided under Article VII of this Agreement. Specifically, without limitation, the owners of the Existing Policies shall be permitted to transfer or reallocate investment under the Policies, redeem investments in any Portfolio and/or invest in each Trust upon the making of additional purchase payments under the Existing Policies.
ARTICLE XIII. NOTICES
Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier, email or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to Trust I:
IVIES Variable Insurance Trust
111 Huntington Avenue
Boston, Massachusetts 02199
email: DLGDSDealerSpt@MFS.com
Facsimile No.: (617) 954-5182
Attn: Susan S. Newton, Assistant Secretary
If to Trust II:
MFS Variable Insurance Trust II
111 Huntington Avenue
Boston, Massachusetts 02199
email: DLGDSDealerSptOMFS.com
Facsimile No.: (617) 954-5182
Attu: Susan S. Newton, Assistant Secretary
If to Trust
MFS Variable Insurance Trust III
111 Huntington Avenue
Boston, Massachusetts 02199
email: DLGDSDealerSpt@MFS.com
Facsimile No.: (617) 954-5182
Attn: Susan S. Newton, Assistant Secretary
If to the Company:
Horace Mann Life Insurance Company
1 Horace Mann Plaza
Springfield, IL 62715
Facsimile No: (217) 535-7123
Attn: General Counsel

If to MFD:
MFS Fund Distributors, Inc.
111 Huntington Avenue
Boston, Massachusetts 02199
email: DLGDSDealerSpt@MFS.com
Facsimile No.: (617) 350-2060
Attn: General Counsel
ARTICLE XIV. MISCELLANEOUS
14.1.	Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Policies and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this • Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.
14.2.	The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
14.3.	This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.
14.4.	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
14.5.	The Schedule(s) attached hereto, as modified from time to time, is incorporated herein by reference and is part of this Agreement.
14.6.	Each party hereto shall cooperate with each other party in connection with inquiries by governmental authorities having appropriate subject matter jurisdiction (including without limitation the SEC, FINRA, and state insurance regulators) relating to this Agreement or the transactions contemplated hereby.
14.7.	The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
14.8.	A copy of Trust I and Trust 1I's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of each Trust's trustees, officers, employees, agents or Shareholders individually, but are binding solely upon the assets and property of the relevant Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the relevant Trust has executed this instrument. The Company also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.
HORACE MANN LIFE INSURANCE COMPANY	MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios
By its authorized officer,	By its authorized officer and not individually,
By: /s/ Matthew P. Sharpe	By: /s/ Susan S. Newton
Name: Matthew P. Sharpe	Name: Susan S. Newton
Title: Executive Vice President	Title: Assistant Secretary

MFS FUND DISTRIBUTORS, INC. By its authorized officer,	MFS VARIABLE INSURANCE TRUST II, on behalf of the Portfolios By its authorized officer and not individually,
By: /s/ James A. Jessee	By: /s/ Susan S. Newton
Name: James A. Jessee	Name: Susan S. Newton
Title: President	Title: Assistant Secretary

MFS VARIABLE INSURANCE TRUST II,
on behalf of the Portfolios
By its authorized officer and not individually,
By: /s/ Susan S. Newton
Name: Susan S. Newton
Title: Assistant Secretary

SCHEDULE A
ACCOUNTS, POLICIES, AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT
Name of Separate Account and Date Established by,Board of Directors	Policies Funded by Separate . Account	Portfolios Applicable to Policies
Horace Mann Life Insurance Company Separate Account	Annuity Alternatives New Solutions Variable Solutions Maximum Solutions Maximum Solutions II Variable Solutions II Goal Planning Annuity
Horace Mann Life Insurance Company Qualified Group Annuity Separate Account	Group Annuity	(1)

VIT I	VIT II
MFS Core Equity Series	MFS Blended Research Core Equity Portfolio
MFS Global Equity Series	MFS Bond Portfolio
MFS Growth Series	MFS Core Equity Portfolio
MFS Investors Growth Stock Series	MFS Emerging Markets Equity Portfolio
MFS Investors Trust Series	MFS Global Governments Portfolio
MFS Mid Cap Growth Series	MFS Global Growth Portfolio
MFS New Discovery Series	MFS Global Research Portfolio
MFS Research Bond Series	MFS Global Tactical Allocation Portfolio
MFS Research International Series	MFS Government Securities Portfolio
MFS Research Series	MFS High Yield Portfolio
MFS Total Return Series	MFS International Growth Portfolio
MFS Utilities Series	MFS International Value Portfolio
MFS Value Series	MFS Massachusetts Investors Growth Stock Portfolio
MFS Money Market Portfolio
MFS Research International Portfolio
MFS Strategic Income Portfolio
MFS Technology Portfolio

VIT III
MFS Blended Research Small Cap Equity Portfolio	MFS Moderate Allocation Portfolio
MFS Conservative Allocation Portfolio	MFS New Discovery Value Portfolio
MFS Global Real Estate Portfolio
MFS Growth Allocation Portfolio
MFS Inflation-Adjusted Bond Portfolio
MFS Limited Maturity Portfolio
MFS Mid Cap Value Portfolio
And any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Agreement.

SCHEDULE A
Effective as of September 1, 2016, this Schedule A is hereby amended as follows:
Name of Separate Account And Date Horace Mann 401(k) Separate	Contracts Funded by Separate Account	Designated Portfolios

Horace Mann Life Insurance Company Separate Account (Est. Oct. 1965)	All contracts included in the Horace Mann Life Insurance Company	T. Rowe Price Equity Series, Inc. T. Rowe Price Blue Chip Growth Portfolio
Horace Mann Life Insurance Group Annuity Separate Account (Est. March 2002)	Separate Account including but not limited to Annuity Alternatives, Annuity Alternatives II,	T.Rowe Price Equity Income Portfolio II
Horace Mann 401(k) Separate Account (Est. August 1989)	New Solutions, Variable Solutions, Variable Solutions II, Maximum Solutions and Max Sol II Goal Planning Annuity	T. Rowe Price Fixed Income Series, Inc. T. Rowe Price Government Money Portfolio

IN WITNESS WHEREOF, Horace Mann Life Insurance Company, T. Rowe Price Investment Services, Inc. and the undersigned Funds hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 1st day of May, 2006.
COMPANY:		HORACE MANN LIFE INSURANCE COMPANY By its authorized officer
	By:	/s/ Matt Sharpe
Title: Executive Vice President
Date: /s/ 8/22/16

FUND:		T. ROWE PRICE EQUITY SERIES, INC. By its authorized officer
	By:	/s/
Title: Vice President
Date: /s/ 8/30/16

FUND:		T. ROWE PRICE FIXED INCOME SERIES, INC. By its authorized officer
	By:	/s/
Title: Vice President
Date: /s/ 8/30/16

UNDERWRITER:		T. ROWE PRICE INVESTMENT SERVICES, INC.
By its authorized officer
By:/s/
Title: Vice President
Date: /s/ 8/30/16

PARTICIPATION AGREEMENT
Among
T. ROWE PRICE EQUITY SERIES, INC.,
T. ROWE PRICE FIXED INCOME SERIES, INC.,
T. ROWE PRICE INVESTMENT SERVICES, INC.,
and
HORACE MANN LIFE INSURANCE COMPANY
THIS AGREEMENT, made and entered into as of this 1st day of May, 2006 by and among Horace Mann Life Insurance Company (hereinafter, the "Company"), an Illinois insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the "Account"), and the undersigned funds, each, a corporation organized under the laws of Maryland (each hereinafter referred to as the "Fund") and T. Rowe Price Investment Services, Inc. (hereinafter the "Underwriter"), a Maryland corporation.
WHEREAS, the Fund engages in business as an open-end management investment company and is or will be available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and Underwriter (hereinafter "Participating Insurance Companies"); and
WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and
WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission ("SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T) (b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and
WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and
WHEREAS, T. Rowe Price Associates, Inc. and T. Rowe Price International, Inc. (each hereinafter referred to as the "Adviser") are each duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and
WHEREAS, the Company has issued or will issue certain variable life insurance or variable annuity contracts (including any certificates thereunder) supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and
WHEREAS, the Account is duly established and maintained as a segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and
WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act or will not register the Account in proper reliance upon an exclusion from registration under the 1940 Act; and
WHEREAS, the Underwriter is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to unit investment trusts such as the Account at net asset value;
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

ARTICLE I. Sale of Fund Shares
1.1	The Underwriter agrees to sell to the Company those shares of the Designated Portfolios which the Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Designated Portfolios.
1.2	The Fund agrees to make shares of the Designated Portfolios available for purchase at the applicable net asset value per share by the Company and the Account on those days on which the Fund calculates its net asset value pursuant to rules of the SEC, and the Fund shall use its best efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Portfolio.
1.3	The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Designated Portfolios will be sold to the general public. The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III and VII of this Agreement is in effect to govern such sales.
1.4	The Fund agrees to redeem, on the Company's request, any full or fractional shares of the Designated Portfolios held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any sales thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus.
1.5	For purposes of Sections 1.1 and 1.4, the Company shall be the designee of the Fund for receipt of purchase and redemption orders from the Account, and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives the order by 4:00 p.m. Baltimore time and the Fund receives notice of such order by 9:30 a.m. Baltimore time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.
1.6	The Company agrees to purchase and redeem the shares of each Designated Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus.
1.7	The Company shall pay for Fund shares one Business Day after receipt of an order to purchase Fund shares is made in accordance with the provisions of Section 1.5 hereof. Payment shall be in federal funds transmitted by wire by 3:00 p.m. Baltimore time. If payment in Federal Funds for any purchase is not received or is received by the Fund after 3:00 p.m. Baltimore time on such Business Day, the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. For purposes of Section 2.8 and 2.9 hereof, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.
1.8	Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.
1.9	The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Designated Portfolios' shares. The Company hereby elects to receive all such income, dividends, and capital gain distributions as are payable on Designated Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends, and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.
1.10	The Fund shall make the net asset value per share for each Designated Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Baltimore time) and shall use its best efforts to make such net asset value per share available by 7 p.m. Baltimore time. If the net asset value is materially incorrect through no fault of the Company, the Company on behalf of each Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value in accordance with Fund procedures. Any material error in the net asset value shall be reported to the Company promptly upon discovery. Any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at Company's expense.
1.11	The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.
ARTICLE II. Representations and Warranties
2.1	The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or that the Contracts are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the Illinois insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or that it has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.
2.2	The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the state of Illinois and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.
2.3	The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund will undertake to have the Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.
2.4	The Fund makes no representations as to whether any aspect of its operations, including but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states, except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the state of Illinois to the extent required to perform this Agreement.
2.5	The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

2.6	The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Illinois and any applicable state and federal securities laws.
2.7	The Underwriter represents and warrants that the Adviser is and shall remain duly registered under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Illinois and any applicable state and federal securities laws.
2.8	The Fund and the Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.9	The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees that any amounts received under such bond in connection with claims that arise from the arrangements described in this Agreement will be held by the Company for the benefit of the Fund. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.
ARTICLE III. Prospectuses, Statements of Additional Information, and Proxy Statements; Voting
3.1	The Underwriter shall provide the Company with as many copies of the Fund's current prospectus (describing only the Designated Portfolios listed on Schedule A) as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus as set in type or on a diskette, at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus (which shall include an offering memorandum, if any) for the Contracts, and the Fund's prospectus printed together in one document. The Fund will pay for the printing of any prospectuses sent to existing Contract owners and the Company will pay for prospectuses printed for use with prospective Contract owners. With respect to any prospectuses and shareholder reports of the Designated Portfolios that are printed in combination with any one or more Contract prospectus (the "Booklet"), the costs of printing Booklets for distribution to existing Contract owners shall be prorated to and reimbursed by the Fund based on (a) the ratio of the number of pages of the prospectuses for the Designated Portfolios included in the Booklet to the number of pages in the Booklet as a whole; and (b) the ratio of the number of Contract owners with Contract value allocated to the Designated Portfolios to the total number of Contract owners; provided, however that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Contracts not funded by the Designated Portfolios. The Fund may request a statement from the Company showing how the printing expenses were prorated and the number of Contract owners with Contract value allocated to the Designated Portfolios.
3.2	The Fund's prospectus shall state that the current Statement of Additional Information ("SAP') for the Fund is available from the Company (or, in the Fund's discretion, from the Fund), and the Underwriter (or the Fund), at its expense, shall print, or otherwise reproduce, and provide sufficient copies of such SAI free of charge to the Company for itself, and for any owner of a Contract who requests such SAI. The Company shall send an SAI to any such Contract owner within 3 business days of the receipt of a request.
3.3	The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners in the Fund. The Underwriter (at the Company's expense) shall provide the Company with copies of the Fund's annual and semi-annual reports to shareholders in such quantity as the Company shall reasonably request for use with prospective Contract owners. If requested by the Company in lieu thereof, the Underwriter shall provide such documentation (which may include a final copy of the Fund's annual and semi-annual reports as set in type or on diskette) and other assistance as is reasonably necessary in order for the Company (at the Fund's expense in accordance with the formula described in Section 3.1) to print such shareholder communications for distribution to Contract owners. The Company shall send a copy of the Fund's annual or semi-annual report within 3 business days of the receipt of a request by a Contract owner.
3.4	The Company shall:
(i)	solicit voting instructions from Contract owners;
(ii)	vote the Fund shares in accordance with instructions received from Contract owners; and
(iii)	vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Designated Portfolio for which instructions have been received, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.
3.5	Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt.
3.6	The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.
ARTICLE IV. Sales Material and Information
4.1	The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops or uses and in which the Fund (or a Portfolio thereof) or the Adviser or the Underwriter is named, at least ten calendar days prior to its use. No such material shall be used if the Fund or its designee reasonably object to such use within ten calendar days after receipt of such material. The Fund or its designee reserves the right to reasonably object to the continued use of such material, and no such material shall be used if the Fund or its designee so object.
4.2	The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.
4.3	The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company, and/or its Account, is named at least ten calendar days prior to its use. No such material shall be used if the Company reasonably objects to such use within ten calendar days after receipt of such material. The Company reserves the right to reasonably object to the continued use of such material and no such material shall be used if the Company so objects.
4.4.	The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus, or SAI for the Contracts, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.
4.5	The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after the filing of such document(s) with the SEC or other regulatory authorities.
4.6	The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, within a reasonable time after the filing of such document(s) with the SEC or other regulatory authorities.
4.7	For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Funds.
ARTICLE V. Fees and Expenses
5.1	The Fund and the Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing, and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter, or other resources available to the Underwriter. No such payments shall be made directly by the Fund. Currently, no such payments are contemplated.
5.2	All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund, except as otherwise provided herein. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.
5.3	The Company shall bear the expenses of distributing the Fund's prospectus, proxy materials, and reports to Contract owners and printing the Fund's prospectus for use with prospective Contract owners.
ARTICLE VI. Diversification and Qualification
6.1	The Fund will invest the assets of each Designated Portfolio in such a manner as to ensure that the Contracts will be treated as annuity, endowment, or life insurance contracts, whichever is appropriate, under the Internal Revenue Code of 1986, as amended (the "Code") and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Designated Portfolio of the Fund will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or

Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to promptly notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 817.5.
6.2	The Fund represents that each Designated Portfolio is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.
6.3	Subject to the Fund's compliance with Section 6.1, the Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance, endowment contracts, or annuity insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a "modified endowment contract" as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.
ARTICLE VII. Potential Conflicts.
7.1	The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.
7.2.	The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.
7.3	If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.
7.4	If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.
7.5	If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.
7.6	For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.
7.7	If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 3.6, 7.1., 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.
ARTICLE VIII. Indemnification
8.1	Indemnification By the Company
8.1(a).	The Company agrees to indemnify and hold harmless the Fund and the Underwriter and each of their officers and directors and each person, if any, who controls the Fund or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:
(i)	arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus (which shall include an offering memorandum, if any), or statement of additional information ("SAI") for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement, prospectus or SAI for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or
(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or
(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, SAI, or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or
(iv)	arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or
(v)	arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.
8.1(b).	The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.
8.1(c).	The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.1(d).	The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.
8.2	Indemnification by the Underwriter
8.2(a).	The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts; and
(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or SAI or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or
(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature or other promotional material for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or persons under their authorization or control, with respect to the sale or distribution of the Contracts or Fund shares; or
(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, SAT, or sales literature or other promotional material of the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or Underwriter; or
(iv)	arise as a result of any material failure by the Fund or Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or
(v)	arise out of or result from any material breach of any representation and/or warranty made by the Fund or Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or Underwriter; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.
8.2(b).	The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement or to the Company or the Account, whichever is applicable.
8.2(c).	The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified

Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.2(d).	The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of shares of the Designated Portfolios under the Contracts or the operation of the Account.
8.3	Indemnification By the Fund
8.3(a).	The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) which the Indemnified Parties may be required to pay or to which they may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:
(i)	arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or
(ii)	arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.
8.3(b).	The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or the Account, whichever is applicable.
8.3(c).	The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the expense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8.3(d).	The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of shares of the Designated Portfolios under the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.
ARTICLE IX. Applicable Law
9.1	This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland.

9.2	This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE X. Termination
10.1	This Agreement shall continue in full force and effect until the first to occur of:
(a)	termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months' advance written notice delivered to the other parties; or
(b)	termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; provided that such termination shall apply only to the Designated Portfolio not reasonably available; or
(c)	termination by the Company by written notice to the Fund and the Underwriter in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or
(d)	termination by the Fund or Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares; provided, however, that the Fund or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or
(e)	termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or
(f)	termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio in the event that such Designated Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that such Designated Portfolio may fail to so qualify or comply; or
(g)	termination by the Fund or Underwriter by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 6.3 hereof; or if the Fund or Underwriter reasonably believes that such Contracts may fail to so qualify; or
(h)	termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or
(i)	termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.
10.2	Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any termination under Article VII and the effect of such Article VII termination shall be governed by Article VII of this Agreement. The parties further agree that this Section 10.2 shall not apply to any termination under Section 10.1(g) of this Agreement.
10.3	The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement transactions under the Contracts, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), or (iii) pursuant to the terms of a substitution order issued by the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts or of the prospectus for the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do so.
10.4	Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify the other parties shall survive.
ARTICLE XI. Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Fund:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202
Attention: Henry H. Hopkins, Esq.
If to the Company:
Horace Mann Life Insurance Company
#1 Horace Mann Plaza
Springfield, Il 62715
Attention: Frank D'Ambra
If to Underwriter:
T. Rowe Price Investment Services
100 East Pratt Street
Baltimore, Maryland 21202
Attention: Henry H. Hopkins, Esq.
ARTICLE XII. Miscellaneous
12.1	All references herein to the Fund are to each of the undersigned Funds as if this agreement were between such individual Fund and the Underwriter and the Company. All references herein to the Adviser relate solely to the Adviser of such individual Fund, as appropriate. All persons dealing with a Fund must look solely to the property of such Fund, and in the case of a series company, the respective Designated Portfolio listed on Schedule A hereto as though such Designated Portfolio had separately contracted with the

Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.
12.2	Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain.
12.3	The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
12.4	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
12.5	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
12.6	Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Illinois Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of the Company are being conducted in a manner consistent with Illinois variable annuity laws and regulations and any other applicable law or regulations.
12.7	The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
12.8	This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.
12.9	The Company shall furnish or cause to be furnished, at the Fund's request, to it or its designee copies of the following reports:
(a)	the Company's most recent annual statement (prepared under statutory accounting principles) and most recent annual report (prepared under generally accepted accounting principles ( GAAP ), if any).
(b)	the Company's most recent quarterly statement (statutory) (and GAAP, if any).
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.
COMPANY:		HORACE MANN LIFE INSURANCE COMPANY By its authorized officer
	By:	/s/ Frank D’Ambra
Title: Senior Vice President
Date: /s/ 4/14/06

FUND:		T. ROWE PRICE EQUITY SERIES, INC. By its authorized officer
	By:	/s/ Henry H. Hopkins
Title: Vice President
Date: /s/ 4/12/06

FUND:		T. ROWE PRICE FIXED INCOME SERIES, INC. By its authorized officer
	By:	/s/ Henry Hopkins
Title: Vice President
Date: /s/ 4/12/06

UNDERWRITER:		T. ROWE PRICE INVESTMENT SERVICES, INC. By its authorized officer
	By:	/s/ Darrell N. Braman
Title: Vice President
Date: /s/ 4/12/06

SCHEDULE A
Name of Separate Account And Date Established by Board of Directors	Contracts Funded by Separate Account	Designated Portfolios
Horace Mann Life Insurance Company Separate Account (Est. Oct. 1965)	All contracts included in the Horace Mann Life Insurance Company	T. Rowe Price Equity Series, Inc. T.Rowe Price Equity Income Portfolio II
Horace Mann Life Insurance Group Annuity Separate Account (Est. March 2002)	Separate Account including but not limited to Annuity Alternatives, Annuity Alternatives II,	T. Rowe Price Fixed Income Series, Inc. T. Rowe Price Prime Reserve Portfolio
Horace Mann 401(k) Separate Account (Est. August 1989)	New Solutions, Variable Solutions, Variable Solutions II, Maximum Solutions and Max Sol II Goal Planning Annuity

May 1, 2006
Horace Mann Life Insurance Company
Ladies and Gentlemen:
This letter sets forth the agreement ("Administrative Services Agreement" or "Agreement") between Horace Mann Life Insurance Company ("you" or the "Company") and the undersigned ("we" or "Price Associates") concerning certain administration services to be provided by you, with respect to the T. Rowe Price Equity Series, Inc. and T. Rowe Price Fixed Income Series, Inc. (the "Fund" and collectively, the "Funds").
1.	The Fund. The Fund is a Maryland Corporation registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "Act") as an open-end diversified management investment company. The Fund serves as a funding vehicle for variable annuity contracts and variable life insurance contracts and, as such, sells its shares to insurance companies and their separate accounts. With respect to various provisions of the Act, the SEC requires that owners of variable annuity contracts and variable life insurance contracts be provided with materials and rights afforded to shareholders of a publicly-available SEC-registered mutual fund.
2.	The Company. The Company is an Illinois insurance company. The Company issues variable annuity and/or variable life insurance contracts (the "Contracts") supported by Horace Mann Life Insurance Company Separate Account, (the "Separate Account") which is registered with the SEC as a unit investment trust. The Company has entered into a participation agreement (the "Participation Agreement") with the Fund pursuant to which the Company purchases shares of the Fund for the Separate Account supporting the Company's Contracts.
3.	Price Associates. Price Associates serves as the Fund's investment adviser. Price Associates supervises and assists in the overall management of the Fund's affairs under an Investment Management Agreement with the Fund, subject to the overall authority of the Fund's Board of Directors in accordance with Maryland law. Under the Investment Management Agreement, Price Associates is compensated by the Fund for providing investment advisory and certain administrative services (either directly or through its affiliates).
4.	Administrative Services. You have agreed to assist us and/or our affiliates, as we may request from time to time, with the provision of administrative services to the Fund, as they may relate to the investment in the Fund by the Separate Account. It is anticipated that such services may include (but shall not be limited to): the mailing of Fund reports, notices, proxies and proxy statements and other informational materials to holders of the Contracts supported by the Separate Account; the transmission of purchase and redemption requests to the Fund's transfer agent; the maintenance of separate records for each holder of the Contracts reflecting shares purchased and redeemed and share balances; the preparation of various reports for submission to the Fund Directors; the provision of advice and recommendations concerning the operation of the series of the Fund as funding vehicles for the Contracts; the provision of shareholder support services with respect to the Portfolios serving as funding vehicles for the Company's Contracts; telephonic support for holders of Contracts with respect to inquiries about the Fund; and the provision of other administrative services as shall be mutually agreed upon from time to time. The Company agrees to monitor its contractholders' accounts for excessive trading or market timing activity (as defined in the Fund's prospectus) and agrees to work with the Price Associates to deter or block any future such activity.
5.	Payment for Administrative Services. In consideration of the services to be provided by you, we shall pay you on a monthly basis ("Payments"), from our assets, including our bona fide profits as investment adviser to the Fund, an amount equal to 15 basis points (0.15%) per annum of the average aggregate net asset value of shares of the Funds held by the Separate Account under the Participation Agreement, provided, however, that such payments shall only be payable for each calendar month during which the total dollar value of shares of the Funds purchased pursuant to the Participation Agreement exceeds $25,000,000. For purposes of computing the payment to the Company contemplated under this Paragraph 5, the average aggregate net asset value of shares of the Funds held by the Separate Account over a monthly period shall be computed by totaling the Separate Account's aggregate investment (share net asset value multiplied by total number of shares held by the Separate Account) on each business day during the calendar month, and dividing by the total number of business days during such month. The payment contemplated by this Paragraph 5 shall be calculated by Price Associates at the end of each calendar month and will be paid to the Company within 30 calendar days thereafter.

6.	Nature of Payments. The parties to this Agreement recognize and agree that Price Associates' Payments to the Company under this Agreement represent compensation for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution of the Contracts or of Fund shares; and further, that these payments are not otherwise related to investment advisory or distribution services or expenses, or administrative services which Price Associates is required to provide to owners of the Contracts pursuant to the terms thereof. You represent that you may legally receive the payments contemplated by this Agreement.
7.	Term. This Agreement shall remain in full force and effect for an initial term of one year, and shall automatically renew for successive one-year periods unless either party notifies the other upon 60-days written notice of its intent not to continue this agreement. This Agreement and all obligations hereunder shall terminate automatically upon the redemption of the Company's and the Separate Account's investment in the Fund, or upon termination of the Participation Agreement.
8.	Amendment. This Agreement may be amended only upon mutual agreement of the parties hereto in writing.
9.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.
If this Agreement is consistent with your understanding of the matters we discussed concerning your administration services, kindly sign below and return a signed copy to us.
Very truly yours,
T. ROWE PRICE ASSOCIATES, INC.
By: /s/ Darrell N. Braman
Name: Darrell N. Braman
Title: Vice President
HORACE MANN LIFE INSURANCE COMPANY
By: /s/ Frank D’Ambra
Name: Frank D’Ambra
Title: Senior Vice President

Participation Agreement
as of May 1, 2010
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
Horace Mann Life Insurance Company
Horace Mann Investors, Inc.
CONTENTS
Section Subject Matter
1.	Parties and Purpose
2.	Representations and Warranties
3.	Purchase and Redemption of Trust Portfolio Shares
4.	Fees, Expenses, Prospectuses, Proxy Materials and Reports
5.	Voting
6.	Sales Material, Information and Trademarks
7.	Indemnification
8.	Notices
9.	Termination
10.	Miscellaneous
Schedules to this Agreement
A.	The Company and its Distributor
B.	Accounts of the Company
C.	Available Portfolios and Classes of Shares of the Trust
D.	Contracts of the Company
E.	[this schedule is not used]
F.	Rule 12b-1 Plans of the Trust
G.	Addresses for Notices
H.	Shared Funding Order

1.	Parties and Purpose
This agreement (the "Agreement") is entered by and between certain portfolios and classes thereof, specified below and in Schedule C, of Franklin Templeton Variable Insurance Products Trust, an open-end management investment company organized as a statutory trust under Delaware law (the "Trust"), Franklin/Templeton Distributors, Inc., a California corporation which is the principal underwriter for the Trust (the "Underwriter," and together with the Trust, "we" or "us"), the insurance company identified on Schedule A (together "you") and your distributor, on your own behalf and on behalf of each segregated asset account maintained by you that is listed on Schedule B, as that schedule may be amended from time to time ("Account" or "Accounts").

The purpose of this Agreement is to entitle you, directly on behalf of the Accounts, to purchase the shares, and classes of shares, of portfolios of the Trust ("Portfolios") that are identified on Schedule C, consistent with the terms of the prospectuses of the Portfolios, solely for the purpose of funding benefits of your variable life insurance policies or variable annuity contracts ("Contracts") that are identified on Schedule D. This Agreement does not authorize any other purchases or redemptions of shares of the Trust.
2.	Representations and Warranties
2.1	Representations and Warranties by You
You represent and warrant that:
2.1.1	You are an insurance company duly organized and in good standing under the laws of your state of incorporation.
2.1.2	All of your directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Trust are and shall be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust, in an amount not less than $5 million. Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. You agree to make all reasonable efforts to see that this bond or another bond containing such provisions is always in effect, and you agree to notify us in the event that such coverage no longer applies.
2.1.3	Each Account is a duly organized, validly existing segregated asset account under applicable insurance law and interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Internal Revenue Code of 1986, as amended ("Code") and the regulations thereunder. You will use your best efforts to continue to meet such definitional requirements, and will notify us immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
2.1.4	Each Account either: (i) has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act"); or (ii) has not been so registered in proper reliance upon an exemption from registration under Section 3(c) of the 1940 Act; if the Account is exempt from registration as an investment company under Section 3(c) of the 1940 Act, you will use your best efforts to maintain such exemption and will notify us immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.
2.1.5	The Contracts or interests in the Accounts: (i) are or, prior to any issuance or sale will be, registered as securities under the Securities Act of 1933, as amended (the "1933 Act"); or (ii) are not registered because they are properly exempt from registration under Section 3(a)(2) of the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under Section 4(2) or Regulation D of the 1933 Act, in which case you will make every effort to maintain such exemption and will notify us immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.
2.1.6	The Contracts: (i) will be sold by broker-dealers, or their registered representatives, who are registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and who are members in good standing of the Financial Industry Regulatory Authority ("FINRA"); (ii) will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) will be sold in compliance in all material respects with state insurance suitability requirements and FINRA suitability guidelines. Without limiting the foregoing, you agree that in recommending to a Contract owner the purchase, sale or exchange of any subaccount units under the Contracts, you shall have reasonable grounds for believing that the recommendation is suitable for such Contract owner and, to the extent such recommendations are made by broker-dealers not affiliated with you, you shall require in written agreements with such broker-dealers that they have reasonable grounds for believing that such recommendation is suitable for such Contract owner.
2.1.7	The Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and you will use your best efforts to maintain such treatment; you will notify us immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.1.8	The fees and charges deducted under each Contract, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by you.
2.1.9	You will use shares of the Trust only for the purpose of funding benefits of the Contracts through the Accounts.
2.1.10	Contracts will not be sold outside of the United States.
2.1.11	With respect to any Accounts which are exempt from registration under the 1940 Act in reliance on Section 3(c)(1) or Section 3(c)(7) thereof:
2.1.11.1	the principal underwriter for each such Account and any subaccounts thereof is a registered broker-dealer with the SEC under the 1934 Act;
2.1.11.2	the shares of the Portfolios of the Trust are and will continue to be the only investment securities held by the corresponding subaccounts; and
2.1.11.3	with regard to each Portfolio, you, on behalf of the corresponding subaccount, will:
(a)	vote such shares held by it in the same proportion as the vote of all other holders of such shares; and
(b)	refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.
2.2	Representations and Warranties by the Trust
The Trust represents and warrants that:
2.2.1	It is duly organized and in good standing under the laws of the State of Delaware.
2.2.2	All of its directors, officers, employees and others dealing with the money and/or securities of a Portfolio are and shall be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.
2.2.3	It is registered as an open-end management investment company under the 1940 Act.
2.2.4	Each class of shares of the Portfolios of the Trust is registered under the 1933 Act.
2.2.5	It will amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.
2.2.6	It will comply, in all material respects, with the 1933 and 1940 Acts and the rules and regulations thereunder.
2.2.7	It is currently qualified as a "regulated investment company" under Subchapter M of the Code, it will make every effort to maintain such qualification, and will notify you immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.
2.2.8	The Trust will use its best efforts to comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5. Upon having a reasonable basis for believing any Portfolio has ceased to comply and will not be able to comply within the grace period afforded by Regulation 1.817-5, the Trust will notify you immediately and will take all reasonable steps to adequately diversify the Portfolio to achieve compliance. Trust agrees to provide you with notification of compliance with 817(h) within 30 days after the end of each calendar year.
2.2.9	It currently intends for one or more classes of shares (each, a "Class") to make payments to finance its distribution expenses, including service fees, pursuant to a plan ("Plan") adopted under rule 12b-1 under the 1940 Act ("Rule 12b-1"), although it may determine to discontinue such practice in the future. To the extent that any Class of the Trust finances its distribution expenses pursuant to a Plan adopted under rule 12b-1, the Trust undertakes to comply with any then current SEC interpretations concerning rule 12b-1 or any successor provisions.

2.3	Representations and Warranties by the Underwriter
The Underwriter represents and warrants that:
2.3.1	It is registered as a broker dealer with the SEC under the 1934 Act, and is a member in good standing of FINRA.
2.3.2	Each investment adviser (each, an "Adviser") of a Portfolio, as indicated in the current prospectus of the Portfolio, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended or exempt from such registration.
2.4	Warranty and Agreement by Both You and Us
We received an order from the SEC dated November 16, 1993 (file no. 812-8546), which was amended by a notice and an order we received on September 17, 1999 and October 13, 1999, respectively (file no. 812-11698) (collectively, the "Shared Funding Order," attached to this Agreement as Schedule H). The Shared Funding Order grants exemptions from certain provisions of the 1940 Act and the regulations thereunder to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and qualified pension and retirement plans outside the separate account context.
2.4.1	You and we both warrant and agree that both you and we will comply with the "Applicants' Conditions" prescribed in the Shared Funding Order as though such conditions were set forth verbatim in this Agreement, including, without limitation, the provisions regarding potential conflicts of interest between the separate accounts which invest in the Trust and regarding contract owner voting privileges. In order for the Trust's Board of Trustees to perform its duty to monitor for conflicts of interest, you agree to inform us of the occurrence of any of the events specified in condition 2 of the Shared Funding Order to the extent that such event may or does result in a material conflict of interest as defined in that order.
2.4.2	As covered financial institutions we, only with respect to Portfolio shareholders, and you each undertake and agree to comply, and to take full responsibility in complying with any and all applicable laws, regulations, protocols and other requirements relating to money laundering including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT Act).
3.	Purchase and Redemption of Trust Portfolio Shares
3.1	Availability of Trust Portfolio Shares
3.1.1	We will make shares of the Portfolios available to the Accounts for the benefit of the Contracts. The shares will be available for purchase by the Accounts at the net asset value per share next computed after we (or our agent, or you as our designee) receive a purchase order, as established in accordance with the provisions of the then current prospectus of the Trust. All such orders are subject to acceptance by us and by the Portfolio or its transfer agent, and become effective only upon confirmation by us. Notwithstanding the foregoing, the Trust's Board of Trustees ("Trustees") may refuse to sell shares of any Portfolio to any person, or may suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees, they deem such action to be in the best interests of the shareholders of such Portfolio.
3.1.2	Without limiting the other provisions of this Section 3.1, among other delegations by the Trustees, the Trustees have determined that there is a significant risk that the Trust and its shareholders may be adversely affected by investors with short term trading activity and/or whose purchase and redemption activity follows a market timing pattern as defined in the prospectus for the Trust, and have authorized the Trust, the Underwriter and the Trust's transfer agent to adopt procedures and take other action (including, without limitation, rejecting specific purchase orders in whole or in part) as they deem necessary to reduce, discourage, restrict or eliminate such trading and/or market timing activity. You agree that your purchases and redemptions of Portfolio shares are subject to, and that you will assist us in implementing, the Market Timing Trading Policy and Additional Policies (as described in the Trust's prospectus) and the Trust's restrictions on excessive and/or short term trading activity and/or purchase and redemption activity that follows a market timing pattern. You further agree to cooperate fully in the implementation and fulfillment of the Trust's obligations pursuant to Rule 22c-2 under the 1940 Act.

3.1.3	We agree that shares of the Trust will be sold only to: (i) life insurance companies which have entered into fund participation agreements with the Trust ("Participating Insurance Companies") and their separate accounts or to qualified pension and retirement plans in accordance with the terms of the Shared Funding Order; and (ii) investment companies in the form of funds of funds. No shares of any Portfolio will be sold to the general public.
3.2	Manual or Automated Portfolio Share Transactions
3.2.1	Section 3.3 of this Agreement shall govern and Section 3.4 shall not be operative, unless we receive from you at the address provided in the next sentence, written notice that you wish to communicate, process and settle purchase and redemptions for shares (collectively, "share transactions") via the Fund/SERV and Networking systems of the National Securities Clearing Corporation ("NSCC"). The address for you to send such written notice shall be: Retirement Services, Franklin Templeton Investments, 910 Park Place, 1st Floor, San Mateo, California 94403-1906. After giving ten (10) days' advance written notice at the address provided in the previous sentence of your desire to use NSCC processing, Section 3.4 of this Agreement shall govern and Section 3.3 shall not be operative.
3.2.2	At any time when, pursuant to the preceding paragraph, Section 3.4 of this Agreement governs, any party to this Agreement may send written notice to the other parties that it chooses to end the use of the NSCC Fund/SERV and Networking systems and return to manual handling of share transactions. Such written notice shall be sent: (i) if from you to us, to the address provided in the preceding paragraph; (ii) if from us to you, to your address in Schedule G of this Agreement. After giving ten (10) days' advance written notice at the address as provided in the previous sentence, Section 3.3 of this Agreement shall govern and Section 3.4 shall not be operative.
3.3	Manual Purchase and Redemption
3.3.1	You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios ("Instructions"). "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus. "Close of Trading" shall mean the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern Time. You represent and warrant that all Instructions transmitted to us for processing on or as of a given Business Day ("Day 1") shall have been received in proper form and time stamped by you prior to the Close of Trading on Day 1. Such Instructions shall receive the share price next calculated following the Close of Trading on Day 1, provided that we receive such Instructions from you before 9:00 a.m. Eastern Time on the next Business Day ("Day 2"). You represent and warrant that Instructions received in proper form and time stamped by you after the Close of Trading on Day 1 shall be treated by you and transmitted to us as if received on Day 2. Such Instructions shall receive the share price next calculated following the Close of Trading on Day 2. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent Instructions received after the Close of Trading on Day 1 from being executed with Instructions received before the Close of Trading on Day 1. All Instructions we receive from you after 9:00 a.m. Eastern Time on Day 2 shall be processed by us on the following Business Day and shall receive the share price next calculated following the Close of Trading on Day 2.
3.3.2	We shall calculate the net asset value per share of each Portfolio on each Business Day, and shall communicate these net asset values to you or your designated agent on a daily basis as soon as reasonably practical after the calculation is completed (normally by 6:30 p.m. Eastern Time).
3.3.3	You shall submit payment for the purchase of shares of a Portfolio on behalf of an Account in federal funds transmitted by wire to the Trust or to its designated custodian, which must receive such wires no later than the close of the Reserve Bank, which is currently 6:00 p.m. Eastern Time, on the same Business Day on which such purchase orders are transmitted to us for processing on that Business Day in conformance with section 3.3.1.
3.3.4	We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent or you as our designee) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. We shall make payment for such shares in the manner we establish from time to time, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.
3.3.5	Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to you or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.
3.3.6	We shall furnish, on or before the ex-dividend date, notice to you of any income dividends or capital gain distributions payable to the Accounts on the shares of any Portfolio. You hereby elect to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change this election in the future. We will notify you of the number of shares so issued as payment of such dividends and distributions.
3.3.7	Each party to this Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws.
3.4	Automated Purchase and Redemption
3.4.1	"Fund/SERV" shall mean NSCC's Mutual Fund Settlement, Entry and Registration Verification System, a system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; "Networking" shall mean NSCC's system that allows mutual funds and life insurance companies to exchange account level information electronically; and "Settling Bank" shall mean the entity appointed by the Trust or you, as applicable, to perform such settlement services on behalf of the Trust and you, as applicable, which entity agrees to abide by NSCC's then current rules and procedures insofar as they relate to same day funds settlement. In all cases, processing and settlement of share transactions shall be done in a manner consistent with applicable law.
3.4.2	You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios ("Instructions"). "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus. "Close of Trading" shall mean the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern Time. Upon receipt of Instructions, and upon your determination that there are good funds with respect to Instructions involving the purchase of shares, you will calculate the net purchase or redemption order for each Portfolio.
3.4.3	On each Business Day, you shall aggregate all purchase and redemption orders for shares of a Portfolio that you received prior to the Close of Trading. You represent and warrant that all orders for net purchases or net redemptions derived from Instructions received by you and transmitted to Fund/SERV for processing on or as of a given Business Day ("Day 1") shall have been received in proper form and time stamped by you prior to the Close of Trading on Day 1. Such orders shall receive the share price next calculated following the Close of Trading on Day 1, provided that we receive Instructions from Fund/SERV by 6:30 a.m. Eastern Time on the next Business Day ("Day 2"). You represent and warrant that orders received in good order and time stamped by you after the Close of Trading on Day 1 shall be treated by you and transmitted to Fund/SERV as if received on Day 2. Such orders shall receive the share price next calculated following the Close of Trading on Day 2. All Instructions we receive from Fund/SERV after 6:30 a.m. Eastern Time on Day 2 shall be processed by us on the following Business Day and shall receive the share price next calculated following the close of trading on Day 2. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent orders received after the Close of Trading on Day 1 from being executed with orders received before the Close of Trading on Day 1, and periodically monitor the systems to determine their effectiveness. Subject to your compliance with the foregoing, you will be considered the designee of the Underwriter and the Portfolios, and the Business Day on which Instructions are received by you in proper form prior to the Close of Trading will be the date as of which shares of the Portfolios are deemed purchased, exchanged or redeemed pursuant to such Instructions. Dividends and capital gain distributions will be automatically reinvested at net asset value in accordance with the Portfolio's then current prospectus.

3.4.4	We shall calculate the net asset value per share of each Portfolio on each Business Day, and shall furnish to you through NSCC's Networking or Mutual Fund Profile System: (i) the most current net asset value information for each Portfolio; and (ii) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to you by 6:30 p.m. Eastern Time on each Business Day or at such other time as that information becomes available.
3.4.5	You will wire payment for net purchase orders by the Trust's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by you in accordance with NSCC rules and procedures on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.
3.4.6	We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent or you as our designee) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. NSCC will wire payment for net redemption orders by the Trust, in immediately available funds, to an NSCC settling bank account designated by you in accordance with NSCC rules and procedures on the Business Day such redemption orders are communicated to NSCC, except as provided in the Trust's prospectus and statement of additional information.
3.4.7	Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to you or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.
3.4.8	We shall furnish through NSCC's Networking or Mutual Fund Profile System on or before the ex-dividend date, notice to you of any income dividends or capital gain distributions payable to the Accounts on the shares of any Portfolio. You hereby elect to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change this election in the future. We will notify you of the number of shares so issued as payment of such dividends and distributions.
3.4.9	All orders are subject to acceptance by Underwriter and become effective only upon confirmation by Underwriter. Underwriter reserves the right: (i) not to accept any specific order or part of any order for the purchase or exchange of shares through Fund/SERV; and (ii) to require any redemption order or any part of any redemption order to be settled outside of Fund/SERV, in which case the order or portion thereof shall not be "confirmed" by Underwriter, but rather shall be accepted for redemption in accordance with Section 3.4.11 below.
3.4.10	All trades placed through Fund/SERV and confirmed by Underwriter via Fund/SERV shall settle in accordance with Underwriter's profile within Fund/SERV applicable to you. Underwriter agrees to provide you with account positions and activity data relating to share transactions via Networking.
3.4.11	If on any specific day you or Underwriter are unable to meet the NSCC deadline for the transmission of purchase or redemption orders for that day, a party may at its option transmit such orders and make such payments for purchases and redemptions directly to you or us, as applicable, as is otherwise provided in the Agreement; provided, however, that we must receive written notification from you by 9:00 a.m. Eastern Time on any day that you wish to transmit such orders and/or make such payments directly to us.
3.4.12	In the event that you or we are unable to or prohibited from electronically communicating, processing or settling share transactions via Fund/SERV, you or we shall notify the other, including providing the notification provided above in Section 3.4.11. After all parties have been notified, you and we shall submit orders using manual transmissions as are otherwise provided in the Agreement.
3.4.13	These procedures are subject to any additional terms in each Portfolio's prospectus and the requirements of applicable law. The Trust reserves the right, at its discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Portfolio.
3.4.14	Each party to the Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws.

3.4.15	You and Underwriter represent and warrant that each: (a) has entered into an agreement with NSCC; (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking; (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of share transactions; and (d) will notify the other parties to this Agreement if there is a change in or a pending failure with respect to its agreement with NSCC.
4.	Fees, Expenses, Prospectuses, Proxy Materials and Reports
4.1	We shall pay no fee or other compensation to you under this Agreement except as provided on Schedule F, if attached.
4.2	We shall prepare and be responsible for filing with the SEC, and any state regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. We shall bear the costs of preparation and filing of the documents listed in the preceding sentence, registration and qualification of the Trust's shares of the Portfolios.
4.3	We shall use reasonable efforts to provide you, on a timely basis, with such information about the Trust, the Portfolios and each Adviser, in such form as you may reasonably require, as you shall reasonably request in connection with the preparation of disclosure documents and annual and semi-annual reports pertaining to the Contracts.
4.4	At your option, we shall provide you, at our expense, with either: (i) for each Contract owner who is invested through the Account in a subaccount corresponding to a Portfolio ("designated subaccount"), one copy of each of the following documents on each occasion that such document is required by law or regulation to be delivered to such Contract owner who is invested in a designated subaccount: the Trust's current prospectus, including any profile or summary prospectus (if, at the sole discretion of the Trust, it chooses to create or authorize creation of such short profile or summary prospectus), annual report, semi-annual report and other shareholder communications, including any amendments or supplements to supplements to any of the foregoing, pertaining specifically to the Portfolios ("Designated Portfolio Documents"); or (ii) a camera ready copy of such Designated Portfolio Documents in a form suitable for printing and from which information relating to series of the Trust other than the Portfolios has been deleted to the extent practicable. At your option, we shall also provide you, at our expense, with a .pdf format file of such Designated Portfolio Documents for posting on your website or using in other electronic format. In connection with clause (ii) of this paragraph, we will pay for proportional printing costs for such Designated Portfolio Documents in order to provide one copy for each Contract owner who is invested in a designated subaccount on each occasion that such document is required by law or regulation to be delivered to such Contract owner, and provided the appropriate documentation is provided and approved by us. We shall provide you with a copy of the Trust's current statement of additional information, including any amendments or supplements, in a form suitable for you to duplicate or, upon your request, in a .pdf format file. The expenses of furnishing, including mailing or posting on your website, to Contract owners the documents referred to in this paragraph in typeset or electronic format shall be borne by you. For each of the documents provided to you in accordance with clause (i) of this paragraph 4.4, we shall provide you, upon your request and at your expense, additional copies. In no event shall we be responsible for the costs of printing or delivery of Designated Portfolio Documents to potential or new Contract owners or the delivery of Designated Portfolio Documents to existing contract owners.
4.5	We shall provide you, at our expense, with copies of any Trust-sponsored proxy materials in such quantity as you shall reasonably require for distribution to Contract owners who are invested in a designated subaccount. You shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners.
4.6	You assume sole responsibility for ensuring that the Trust's Designated Portfolio Documents and proxy materials are delivered to Contract owners in accordance with applicable federal and state securities laws. For Designated Portfolio Documents and other Trust materials provided by you on your website or by other electronic means, you assume sole responsibility for ensuring that such delivery is in compliance with applicable state and federal requirements pertaining to electronic delivery, including consent, access, searchability by users, notice and evidence of delivery.
5.	Voting
5.1	All Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in the Shared Funding Order.
5.2	If and to the extent required by law, you shall: (i) solicit voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions received from Contract owners; and (iii) vote Trust shares owned by subaccounts for which no instructions have been received from Contract owners in the same proportion as Trust shares of such Portfolio for which instructions have been received from Contract owners; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. You reserve the right to vote Trust shares held in any Account in your own right, to the extent permitted by law.
5.3	So long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for Contract owners, you shall provide pass-through voting privileges to Contract owners whose Contract values are invested, through the Accounts, in shares of one or more Portfolios of the Trust. We shall require all Participating Insurance Companies to calculate voting privileges in the same manner and you shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by us. With respect to each Account, you will vote shares of each Portfolio of the Trust held by an Account and for which no timely voting instructions from Contract owners are received in the same proportion as those shares held by that Account for which voting instructions are received. You and your agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contracts without our prior written consent, which consent may be withheld in our sole discretion.
6.	Sales Material, Information and Trademarks
6.1	For purposes of this Section 6, "Sales literature or other Promotional material" includes, but is not limited to, portions of the following that use any logo or other trademark related to the Trust, or Underwriter or its affiliates, or refer to the Trust: advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, electronic communication or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees in any media, and disclosure documents, shareholder reports and proxy materials.
6.2	You shall furnish, or cause to be furnished to us or our designee, at least one complete copy of each registration statement, prospectus, statement of additional information, private placement memorandum, retirement plan disclosure information or other disclosure documents or similar information, as applicable (collectively "Disclosure Documents"), as well as any report, solicitation for voting instructions, Sales literature or other Promotional materials, and all amendments to any of the above that relate to the Contracts or the Accounts prior to its first use if the Trust or a Portfolio is referenced in such document. You shall furnish, or shall cause to be furnished, to us or our designee each piece of Sales literature or other Promotional material in which the Trust or an Adviser is named, at least fifteen (15) Business Days prior to its proposed use. No such material shall be used unless we or our designee approve such material and its proposed use.
6.3	You and your agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or an Adviser, other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in Sales literature or other Promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee. You shall send us a complete copy of each Disclosure Document and item of Sales literature or other Promotional materials in its final form within twenty (20) days of its first use.
6.4	We shall not give any information or make any representations or statements on behalf of you or concerning you, the Accounts or the Contracts other than information or representations, including naming you as a Trust shareholder, contained in and accurately derived from Disclosure Documents for the Contracts (as such Disclosure Documents may be amended or supplemented from time to time), or in materials approved by you for distribution, including Sales literature or other Promotional materials, except as required by legal process or regulatory authorities or with your written permission.
6.5	Except as provided in Section 6.2, you shall not use any designation comprised in whole or part of the names or marks "Franklin" or "Templeton" or any logo or other trademark relating to the Trust or the Underwriter without prior written consent, and upon termination of this Agreement for any reason, you shall cease all use of any such name or mark as soon as reasonably practicable.
6.6	You shall furnish to us ten (10) Business Days prior to its first submission to the SEC or its staff, any request or filing for no-action assurance or exemptive relief naming, pertaining to, or affecting, the Trust, the Underwriter or any of the Portfolios.
6.7	You agree that any posting of Designated Portfolio Documents on your website or use of Designated Portfolio Documents in any other electronic format will result in the Designated Portfolio Documents: (i) appearing identical to the hard copy printed version or .pdf format file provided to you by us (except that you may reformat .pdf format prospectus files in order to delete blank pages and to insert .pdf format prospectus supplement files provided by us to you); (ii) being clearly associated with the particular Contracts in which they are available and posted in close proximity to the applicable Contract prospectuses; (iii) having no less prominence than prospectuses of any other underlying funds available under the Contracts; (iv) in compliance with any statutory prospectus delivery requirements applicable to profile and summary prospectus and (v) being used in an authorized manner. Notwithstanding the above, you understand and agree that you are responsible for ensuring that participation in the Portfolios, and any website posting, or other use, of the Designated Portfolio Documents is in compliance with this Agreement and applicable state and federal securities and insurance laws and regulations, including as they relate to paper or electronic use of fund prospectuses. The format of such presentation, the script and layout for any website that mentions the Trust, the Underwriter, an Adviser or the Portfolios shall be routed to us as sales literature or other promotional materials, pursuant to Section 6 of this Agreement. We reserve the right to inspect and review your website if any Designated Portfolio Documents and/or other Trust documents are posted on your website and you shall, upon our reasonable request, provide us timely access to your website materials to perform such inspection and review.
In addition, you agree to be solely responsible for maintaining and updating the Designated Portfolio Documents' .pdf files and removing and/or replacing promptly any outdated prospectuses and other documents, as necessary, ensuring that any accompanying instructions by us, for using or stopping use are followed. You agree to designate and make available to us a person to act as a single point of communication contact for these purposes. We are not responsible for any additional costs or additional liabilities that may be incurred as a result of your election to place the Designated Portfolio Documents on your website. We reserve the right to revoke this authorization, at any time and for any reason, although we may instead make our authorization subject to new procedures.
6.8	Each of your and your distributor's registered representatives, agents, independent contractors and employees, as applicable, will have access to our websites at franklintempleton.com, and such other URLs through which we may permit you to conduct business concerning the Portfolios from time to time (referred to collectively as the "Site") as provided herein: (i) upon registration by such individual on a Site, (ii) if you cause a Site Access Request Form (an "Access Form") to be signed by your authorized supervisory personnel and submitted to us, as a Schedule to, and legally a part of, this Agreement, or (iii) if you provide such individual with the necessary access codes or other information necessary to access the Site through any generic or firm-wide authorization we may grant you from time to time. Upon receipt by us of a completed registration submitted by an individual through the Site or a signed Access Form referencing such individual, we shall be entitled to rely upon the representations contained therein as if you had made them directly hereunder and we will issue a user identification, express number and/or password

(collectively, "Access Code"). Any person to whom we issue an Access Code or to whom you provide the necessary Access Codes or other information necessary to access the Site through any generic or firm-wide authorization we may grant you from time to time shall be an "Authorized User."
We shall be entitled to assume that such person validly represents you and that all instructions received from such person are authorized, in which case such person will have access to the Site, including all services and information to which you are authorized to access on the Site. All inquiries and actions initiated by you (including your Authorized Users) are your responsibility, are at your risk and are subject to our review and approval (which could cause a delay in processing). You agree that we do not have a duty to question information or instructions you (including Authorized Users) give to us under this Agreement, and that we are entitled to treat as authorized, and act upon, any such instructions and information you submit to us. You agree to take all reasonable measures to prevent any individual other than an Authorized User from obtaining access to the Site. You agree to inform us if you wish to restrict or revoke the access of any individual Access Code. If you become aware of any loss or theft or unauthorized use of any Access Code, you agree to contact us immediately. You also agree to monitor your (including Authorized Users') use of the Site to ensure the terms of this Agreement are followed. You also agree that you will comply with all policies and agreements concerning Site usage, including without limitation the Terms of Use Agreement(s) posted on the Site ("Site Terms"), as may be revised and reposted on the Site from time to time, and those Site Terms (as in effect from time to time) are a part of this Agreement. Your duties under this section are considered "services" required under the terms of this Agreement. You acknowledge that the Site is transmitted over the Internet on a reasonable efforts basis and we do not warrant or guarantee their accuracy, timeliness, completeness, reliability or non-infringement. Moreover, you acknowledge that the Site is provided for informational purposes only, and is not intended to comply with any requirements established by any regulatory or governmental agency.
7.	Indemnification
7.1	Indemnification By You
7.1.1	You agree to indemnify and hold harmless the Underwriter, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually the "Indemnified Party" for purposes of this Section 7) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with your written consent, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of shares of the Trust or the Contracts and
7.1.1.1	arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a Disclosure Document for the Contracts or in the Contracts themselves or in sales literature generated or approved by you on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Section 7), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to you by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or
7.1.1.2	arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined below in Section 7.2) or wrongful conduct of you or persons under your control, with respect to the sale or acquisition of the Contracts or Trust shares; or
7.1.1.3	arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined below in Section 7.2 or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of you; or
7.1.1.4	arise out of or result from any failure by you to provide the services or furnish the materials required under the terms of this Agreement;

7.1.1.5	arise out of or result from any material breach of any representation and/or warranty made by you in this Agreement or arise out of or result from any other material breach of this Agreement by you;
7.1.1.6	arise out of or result from a Contract failing to be considered a life insurance policy or an annuity Contract, whichever is appropriate, under applicable provisions of the Code thereby depriving the Trust of its compliance with Section 817(h) of the Code; or
7.1.1.7	arise out of or result from any failure by you to satisfy requirements, including but not limited to compliance with all applicable laws, relating to your electronic delivery of Designated Portfolio Documents or your making such documents available on-line.
7.1.2	You shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust or Underwriter, whichever is applicable. You shall also not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify you of any such claim shall not relieve you from any liability which you may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, you shall be entitled to participate, at your own expense, in the defense of such action. Unless the Indemnified Party releases you from any further obligations under this Section 7.1, you also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from you to such party of your election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and you will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.1.3	The Indemnified Parties will promptly notify you of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.
7.2	Indemnification By The Underwriter
7.2.1	The Underwriter agrees to indemnify and hold harmless you, and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such Losses are related to the sale or acquisition by the Accounts of the shares of the Trust or the Contracts and:
7.2.1.1	arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively, the "Trust Documents") or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to us by or on behalf of you for use in the Registration Statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

7.2.1.2	arise out of or as a result of statements or representations (other than statements or representations contained in the Disclosure Documents or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Trust, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares to the Accounts; or
7.2.1.3	arise out of any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to you by or on behalf of the Trust; or
7.2.1.4	arise as a result of any failure by us to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification representation specified above in Section 2.2.7 and the diversification requirements specified above in Section 2.2.8); or
7.2.1.5	arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 7.2.2 and 7.2.3 hereof.
7.2.2	The Underwriter shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to you or the Accounts, whichever is applicable.
7.2.3	The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases the Underwriter from any further obligations under this Section 7.2, the Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.2.4	You agree promptly to notify the Underwriter of the commencement of any litigation or proceedings against you or the Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of each Account.
7.3	Indemnification By The Trust
7.3.1	The Trust agrees to indemnify and hold harmless you, and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust, and arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Sections 7.3.2 and 7.3.3 hereof. It is understood and expressly stipulated that neither the holders of shares of the Trust nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.
7.3.2	The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against any Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to you, the Trust, the Underwriter or each Account, whichever is applicable.
7.3.3	The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases the Trust from any further obligations under this Section 7.3, the Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.3.4	You agree promptly to notify the Trust of the commencement of any litigation or proceedings against you or the Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of the Account, or the sale or acquisition of shares of the Trust.
8.	Notices
Any notice, except for those provided in Sections 3.2.1 and 3.2.2 of the Agreement, shall be sufficiently given when sent by registered or certified mail, or by nationally recognized overnight courier services, to the other party at the address of such party set forth in Schedule G below or at such other address as such party may from time to time specify in writing to the other party.
9.	Termination
9.1	This Agreement may be terminated by mutual agreement at any time. If this Agreement is so terminated, we shall, at your option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of termination of this Agreement, pursuant to the terms and conditions of this Agreement.
9.2	This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios for any reason by sixty (60) days' advance written notice delivered to the other parties. If this Agreement is so terminated, we may, at our option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of termination of this Agreement, pursuant to the terms and conditions of this Agreement; alternatively, we may, at our option, redeem the Portfolio shares held by the Accounts, provided that such redemption shall not occur prior to six (6) months following written notice of termination, during which time we will cooperate with you in effecting a transfer of Portfolio assets to another underlying fund pursuant to any legal and appropriate means. If termination by you occurs in connection with the substitution of securities, as provided for in Section 26(c) of the 1940 Act, advance written notice to us shall be no later than the date of the filing of the application for approval of the proposed substitution of securities.
9.3	This Agreement may be terminated immediately by us upon written notice to you if you materially breach any of the representations and warranties made in this Agreement or you are materially in default in the performance of any of your duties or obligations under the Agreement, receive a written notice thereof and fail to remedy such default or breach to our reasonable satisfaction within 30 days after such notice. If this

Agreement so terminates, the parties shall cooperate to effect an orderly windup of the business which may include, at our option, a redemption of the Portfolio shares held by the Accounts, provided that such redemption shall not occur prior to a period of up to six (6) months following written notice of termination, during which time we will cooperate reasonably with you in effecting a transfer of Portfolio assets to another underlying fund pursuant to any legal and appropriate means.
9.4	This Agreement may be terminated immediately by us upon written notice to you if, with respect to the representations and warranties made in sections 2.1.3, 2.1.5, 2.1.7 and 2.4.2 of this Agreement: (i) you materially breach any of such representations and warranties; or (ii) you inform us that any of such representations and warranties may no longer be true or might not be true in the future; or (iii) any of such representations and warranties were not true on the effective date of this Agreement, are at any time no longer true, or have not been true during any time since the effective date of this Agreement. If this Agreement is so terminated, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.
9.5	This Agreement may be terminated by the Board of Trustees of the Trust, in the exercise of its fiduciary duties, either upon its determination that such termination is a necessary and appropriate remedy for a material breach of this Agreement which includes a violation of laws, or upon its determination to completely liquidate a Portfolio. Pursuant to such termination, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.
9.6	This Agreement shall terminate immediately in the event of its assignment by any party without the prior written approval of the other parties, or as otherwise required by law. If this Agreement is so terminated, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.
9.7	This Agreement shall be terminated as required by the Shared Funding Order, and its provisions shall govern.
9.8	The provisions of Sections 2 (Representations and Warranties) and 7 (Indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as shares of the Trust are held on behalf of Contract owners, except that we shall have no further obligation to sell Trust shares with respect to Contracts issued after termination.
9.9	You shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to your assets held in the Account) except: (i) as necessary to implement Contract owner initiated or approved transactions; (ii) to pay any contract fees due from the Contract owner's account; (iii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"); or (iv) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act. Upon request, you shall promptly furnish to us the opinion of your counsel (which counsel shall be reasonably satisfactory to us) to the effect that any redemption pursuant to clause (iii) of this Section 9.9 is a Legally Required Redemption. Furthermore, you shall not prevent Contract owners from allocating payments to any Portfolio that has been available under a Contract without first giving us ninety (90) days advance written notice of your intention to do so.
10.	Miscellaneous
10.1	The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions of this Agreement or otherwise affect their construction or effect.
10.2	This Agreement may be executed simultaneously in two or more counterparts, all of which taken together shall constitute one and the same instrument.
10.3	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.4	This Agreement shall be construed and its provisions interpreted under and in accordance with the laws of the State of California. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder, to any orders of the SEC on behalf of the Trust granting it exemptive relief, and to the conditions of such orders. We shall promptly forward copies of any such orders to you.
10.5	The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.
10.6	The parties to this Agreement agree that the assets and liabilities of each Portfolio of the Trust are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio.
10.7	Each party to this Agreement shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
10.8	Each party shall treat as confidential all information of the other party which the parties agree in writing is confidential ("Confidential Information"). Except as permitted by this Agreement or as required by appropriate governmental authority (including, without limitation, the SEC, FINRA, or state securities and insurance regulators) the receiving party shall not disclose or use Confidential Information of the other party before it enters the public domain, without the express written consent of the party providing the Confidential Information.
10.9	The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.
10.10	The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.
10.11	Neither this Agreement nor any rights or obligations created by it may be assigned by any party without the prior written approval of the other parties.
10.12	No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties. Notwithstanding the foregoing: (i) the Site Terms may be separately amended as provided therein and, as so amended and in effect from time to time, shall be a part of this Agreement; and (ii) Schedule C may be separately amended as provided therein and, as so amended shall be a part of this Agreement.
10.13	Each party to the Agreement agrees to limit the disclosure of nonpublic personal information of Contract owners and customers consistent with its policies on privacy with respect to such information and Regulation S-P of the SEC. Each party hereby agrees that it will comply with all applicable requirements under the regulations implementing Title V of the Gramm-Leach-Bliley Act and any other applicable federal and state consumer privacy acts, rules and regulations. Each party further represents that it has in place, and agrees that it will maintain, information security policies and procedures for protecting nonpublic personal customer information adequate to conform to applicable legal requirements.
IN WITNESS WHEREOF, each of the parties has caused their duly authorized officers to execute this Agreement.
The Trust:	Franklin Templeton Variable Insurance Products Trust
Only on behalf of each Portfolio listed on Schedule C of the Agreement.	By: /s/ Karen L. Skidmore Name: Karen L. Skidmore Title: Vice President
The Underwriter:
Franklin/Templeton Distributors, Inc.	By: /s/ Thomas Regner
Name: Thomas Regner
Title: Senior Vice President

The Company:
Horace Mann Life Insurance Company	By /s/ Brent H. Hamann
Name: Brent H. Hamann
Title : Senior Vice President
Distributor for the Company:
Horace Mann Investors, Inc.	By: /s/Joseph Terry
Name Joseph Terry
Title Vice President

Schedule A
The Company and its Distributor
THE COMPANY
Horace Mann Life Insurance Company
1 Horace Mann Plaza
Springfield, IL 62715
An insurance company organized under the laws of the State of Illinois.
THE DISTRIBUTOR
Horace Mann Investors, Inc.
1 Horace Mann Plaza
Springfield, IL 62715
A corporation organized under the laws of the State of Maryland.

Schedule B
Accounts of the Company
Name of Account	SEC Registration
Yes/No
Horace Mann Life Insurance Company Separate Account	Yes
Horace Mann Life Insurance Group Annuity Separate Account	Yes
Horace Mann Life Insurance Company Qualified Group Annuity	Yes
Separate Account
Horace Mann Life Insurance Company 401k Separate Account	No
(Separate Account 15)

Schedule C
Available Portfolios and Classes of Shares of the Trust
Templeton Global Bond Securities fund—Class 4
In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:
(1)	the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) ("Notice") identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and
(2)	we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.
Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT
To:	General Counsel do
Linda Lai (Llai@frk.com) or Kevin Kirchoff (kkircho@frk.com)
Fax: 650 525-7059
Franklin Templeton Investments
1 Franklin Parkway,
Bldg. 920, 2nd Floor
San Mateo, CA 94402
With respect to the following agreement(s) (altogether, the "Agreement") (please reproduce and complete table for multiple agreements):
Date of Participation Agreement: Insurance Company(ies):
Insurance Company Distributor(s):
As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:
Names and Classes of Shares of Additional Portfolios
Listing of current classes for your reference:
Class 1 (no 12b-1 fee);
Class 2 (12b-1 fee of 25 bps); or
Class 4 (12b-1 fee of 35 bps). Offering Date(s)
Name and title of authorized person of insurance company: Contact Information:

Schedule D
Contracts of the Company
All variable life and variable annuity contracts issued by separate accounts listed on Schedule B of this Agreement.

Schedule E
This schedule is not used

Schedule F
Rule 12b-1 Plans of the Trust
Compensation
Each Class 2 or Class 4 Portfolio named or referenced on Schedule C of this Agreement may make payments at a rate stated in its prospectus pursuant to the terms and conditions of its Rule 12b-1 distribution plan.
Agreement Provisions
If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") that are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company, on behalf of its distributor, may participate in the Plan.
To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Rule 12b-1 Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under FINRA rules.
Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the compensation provision stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.
You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.
The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days' written notice, without payment of any penalty, or as provided in the Plan. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.
Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.
The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency. You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b¬1 fees received from us in the prospectus of the Contracts.

Schedule G
Addresses for Notices
To the Company:	Horace Mann Life Insurance Company
1 Horace Mann Plaza
Springfield, IL 62715
Attention: Brent Hamann, Senior Vice President
To the Distributor:	Horace Mann Investors, Inc.
1 Horace Mann Plaza
Springfield, IL 62715
Attention: Joseph Terry, Vice President
If to the Company or Distributor with a copy to:	Horace Mann Life Insurance Company
1 Horace Mann Plaza
Springfield, IL 62715
Attention: Office of General Counsel
To the Trust:	Franklin Templeton Variable Insurance Products
Trust One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: Karen L. Skidmore, Vice President
To the Underwriter:	Franklin/Templeton Distributors, Inc.
140 Fountain Parkway, 8th Floor St. Petersburg, FL 33716
Attention: Peter Jones, President
If to the Trust or Underwriter with a copy to:	Franklin Templeton Investments
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: General Counsel

Schedule H
Shared Funding Order
Templeton Variable Products Series Fund, et al.
File No. 812-11698
SECURITIES AND EXCHANGE COMMISSION
Release No. IC-24018
1999 SEC LEXIS 1887
September 17, 1999
ACTION: Notice of application for an amended order of exemption pursuant to Section 6(c) of the Investment Company Act of 1940 (the "1940 Act") from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder.
TEXT: Summary of Application: Templeton Variable Products Series Fund (the "Templeton Trust"), Franklin Templeton Variable Insurance Products Trust (formerly Franklin Valuemark Funds) (the "VIP Trust," and together with the Templeton Trust, the "Funds"), Templeton Funds Annuity Company ("TFAC") or any successor to TFAC, and any future open-end investment company for which TFAC or any affiliate is the administrator, sub-administrator, investment manager, adviser, principal underwriter, or sponsor ("Future Funds") seek an amended order of the Commission to (1) add as parties to that order the VIP Trust and any Future Funds and (2) permit shares of the Funds and Future Funds to be issued to and held by qualified pension and retirement plans outside the separate account context.
Applicants: Templeton Variable Products Series Fund, Franklin Templeton Variable Insurance Products Trust, Templeton Funds Annuity Company or any successor to TFAC, and any future open-end investment company for which TFAC or any affiliate is the administrator, sub-administrator, investment manager, adviser, principal underwriter, or sponsor (collectively, the "Applicants").
Filing Date: The application was filed on July 14, 1999, and amended and restated on September 17, 1999.
Hearing or Notification of Hearing: An order granting the application will be issued unless the Commission orders a hearing. Interested persons may request a hearing by writing to the Secretary of the Commission and serving Applicants with a copy of the request, personally or by mail. Hearing requests should be received by the Commission by 5:30 p.m., on October 12, 1999, and should be accompanied by proof of service on the Applicants in the form of an affidavit or, for lawyers, a certificate of service. Hearing requests should state the nature of the writer's interest, the reason for the request, and the issues contested. Persons who wish to be notified of a hearing may request notification by writing to the Secretary of the Commission.
Addresses: Secretary, Securities and Exchange Commission, 450 Fifth Street, NW, Washington, D.C. 20549-0609.
Applicants: Templeton Variable Products Series Fund and Franklin Templeton Variable Insurance Products Trust, 777 Mariners Island Boulevard, San Mateo, California 94404, Attn: Karen L. Skidmore, Esq.
For Further Information Contact: Kevin P. McEnery, Senior Counsel, or Susan M. Olson, Branch Chief, Office of Insurance Products, Division of Investment Management, at (202) 942-0670.
Supplementary Information: The following is a summary of the application. The complete application is available for a fee from the SEC's Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549-0102 (tel. (202) 942-8090).
Applicants' Representations:
1.	Each of the Funds is registered under the 1940 Act as an open-end management investment company and was organized as a Massachusetts business trust. The Templeton Trust currently consists of eight separate series, and the VIP Trust consists of twenty-five separate series. Each Fund's Declaration of Trust permits the Trustees to create additional series of shares at any time. The Funds currently serve as the underlying investment medium for variable annuity contracts and variable life insurance policies issued by various insurance companies. The Funds have entered into investment management agreements with certain investment managers ("Investment Managers") directly or indirectly owned by Franklin Resources, Inc. ("Resources"), a publicly owned company engaged in the financial services industry through its subsidiaries.

2.	TFAC is an indirect, wholly owned subsidiary of Resources. TFAC is the sole insurance company in the Franklin Templeton organization, and specializes in the writing of variable annuity contracts. The Templeton Trust has entered into a Fund Administration Agreement with Franklin Templeton Services, Inc. ("FT Services"), which replaced TFAC in 1998 as administrator, and FT Services subcontracts certain services to TFAC. FT Services also serves as administrator to all series of the VIP Trust. TFAC and FT Services provide certain administrative facilities and services for the VIP and Templeton Trusts.
3.	On November 16, 1993, the Commission issued an order granting exemptive relief to permit shares of the Templeton Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (Investment Company Act Release No. 19879, File No. 812-8546) (the "Original Order"). Applicants incorporate by reference into the application the Application for the Original Order and each amendment thereto, the Notice of Application for the Original Order, and the Original Order, to the extent necessary, to supplement the representations made in the application in support of the requested relief. Applicants represent that all of the facts asserted in the Application for the Original Order and any amendments thereto remain true and accurate in all material respects to the extent that such facts are relevant to any relief on which Applicants continue to rely. The Original Order allows the Templeton Trust to offer its shares to insurance companies as the investment vehicle for their separate accounts supporting variable annuity contracts and variable life insurance contracts (collectively, the "Variable Contracts"). Applicants state that the Original Order does not (i) include the VIP Trust or Future Funds as parties, nor (ii) expressly address the sale of shares of the Funds or any Future Funds to qualified pension and retirement plans outside the separate account context including, without limitation, those trusts, plans, accounts, contracts or annuities described in Sections 401(a), 403(a), 403(b), 408(b), 408(k), 414(d), 457(b), 501(c)(18) of the Internal Revenue Code of 1986, as amended (the "Code"), and any other trust, plan, contract, account or annuity that is determined to be within the scope of Treasury Regulation 1.817.5(f)(3)(iii) ("Qualified Plans").
4.	Separate accounts owning shares of the Funds and their insurance company depositors are referred to in the application as "Participating Separate Accounts" and "Participating Insurance Companies," respectively. The use of a common management investment company as the underlying investment medium for both variable annuity and variable life insurance separate accounts of a single insurance company (or of two or more affiliated insurance companies) is referred to as "mixed funding." The use of a common management investment company as the underlying investment medium for variable annuity and/or variable life insurance separate accounts of unaffiliated insurance companies is referred to as "shared funding."
Applicants' Legal Analysis:
1.	Applicants request that the Commission issue an amended order pursuant to Section 6(c) of the 1940 Act, adding the VIP Trust and Future Funds to the Original Order and exempting scheduled premium variable life insurance separate accounts and flexible premium variable life insurance separate accounts of Participating Insurance Companies (and, to the extent necessary, any principal underwriter and depositor of such an account) and the Applicants from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) (and any comparable rule) thereunder, respectively, to the extent necessary to permit shares of the Funds and any Future Funds to be sold to and held by Qualified Plans. Applicants submit that the exemptions requested are appropriate in the public interest, consistent with the protection of investors, and consistent with the purposes fairly intended by the policy and provisions of the 1940 Act.
2.	The Original Order does not include the VIP Trust or Future Funds as parties nor expressly address the sale of shares of the Funds or any Future Funds to Qualified Plans. Applicants propose that the VIP Trust and Future Funds be added as parties to the Original Order and the Funds and any Future Funds be permitted to offer and sell their shares to Qualified Plans.
3.	Section 6(c) of the 1940 Act provides, in part, that the Commission, by order upon application, may conditionally or unconditionally exempt any person, security or transaction, or any class or classes of persons, securities or transactions from any provisions of the 1940 Act or the rules or regulations thereunder, if and to the extent that such exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act.
4.	In connection with the funding of scheduled premium variable life insurance contracts issued through a separate account registered under the 1940 Act as a unit investment trust ("UIT"), Rule 6e-2(b)(15) provides partial exemptions from various provisions of the 1940 Act, including the following: (1) Section 9(a), which makes it unlawful for certain individuals to act in the capacity of employee, officer, or director for a UIT, by limiting the application of the eligibility restrictions in Section 9(a) to affiliated persons directly participating in the management of a registered management investment company; and (2) Sections 13(a), 15(a) and 15(b) of the 1940 Act to the extent that those sections might be deemed to require "pass-through" voting with respect to an underlying fund's shares, by allowing an insurance company to disregard the voting instructions of contractowners in certain circumstances.
5.	These exemptions are available, however, only where the management investment company underlying the separate account (the "underlying fund") offers its shares "exclusively to variable life insurance separate accounts of the life insurer, or of any affiliated life insurance company." Therefore, Rule 6e-2 does not permit either mixed funding or shared funding because the relief granted by Rule 6e-2(b)(15) is not available with respect to a scheduled premium variable life insurance separate account that owns shares of an underlying fund that also offers its shares to a variable annuity or a flexible premium variable life insurance separate account of the same company or of any affiliated life insurance company. Rule 6e-2(b)(15) also does not permit the sale of shares of the underlying fund to Qualified Plans.
6.	In connection with flexible premium variable life insurance contracts issued through a separate account registered under the 1940 Act as a UIT, Rule 6e-3(T)(b)(15) also provides partial exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act. These exemptions, however, are available only where the separate account's underlying fund offers its shares "exclusively to separate accounts of the life insurer, or of any affiliated life insurance company, offering either scheduled contracts or flexible contracts, or both; or which also offer their shares to variable annuity separate accounts of the life insurer or of an affiliated life insurance company." Therefore, Rule 6e-3(T) permits mixed funding but does not permit shared funding and also does not permit the sale of shares of the underlying fund to Qualified Plans. As noted above, the Original Order granted the Templeton Trust exemptive relief to permit mixed and shared funding, but did not expressly address the sale of its shares to Qualified Plans.
7.	Applicants note that if the Funds were to sell their shares only to Qualified Plans, exemptive relief under Rule 6e-2 and Rule 6e-3(T) would not be necessary. Applicants state that the relief provided for under Rule 6e-2(b)(15) and Rule 6e-3(T)(b)(15) does not relate to qualified pension and retirement plans or to a registered investment company's ability to sell its shares to such plans.
8.	Applicants state that changes in the federal tax law have created the opportunity for each of the Funds to increase its asset base through the sale of its shares to Qualified Plans. Applicants state that Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes certain diversification standards on the assets underlying Variable Contracts. Treasury Regulations generally require that, to meet the diversification requirements, all of the beneficial interests in the underlying investment company must be held by the segregated asset accounts of one or one or more life insurance companies. Notwithstanding this, Applicants note that the Treasury Regulations also contain an exception to this requirement that permits trustees of a Qualified Plan to hold shares of an investment company, the shares of which are also held by insurance company segregated asset accounts, without adversely affecting the status of the investment company as an adequately diversified underlying investment of Variable Contracts issued through such segregated asset accounts (Treas. Reg. 1.817-5(f)(3)(iii)).
9.	Applicants state that the promulgation of Rules 6e-2(b)(15) and 6e-3(T)(b)(15) under the 1940 Act preceded the issuance of these Treasury Regulations. Thus, Applicants assert that the sale of shares of the same investment company to both separate accounts and Qualified Plans was not contemplated at the time of the adoption of Rules 6e-2(b)(15) and 6e-3(T)(b)(15).
10.	Section 9(a) provides that it is unlawful for any company to serve as investment adviser or principal underwriter of any registered open-end investment company if an affiliated person of that company is subject to a disqualification enumerated in Section 9(a)(1) or (2). Rules 6e-2(b)(15) and 6e-3(T)(b)(15) provide exemptions from Section 9(a) under certain circumstances, subject to the limitations on mixed and shared funding. These exemptions limit the application of the eligibility restrictions to affiliated individuals or companies that directly participate in the management of the underlying portfolio investment company.

11.	Applicants state that the relief granted in Rule 6e-2(b)(15) and 6e-3(T)(b)(15) from the requirements of Section 9 limits, in effect, the amount of monitoring of an insurer's personnel that would otherwise be necessary to ensure compliance with Section 9 to that which is appropriate in light of the policy and purposes of Section 9. Applicants submit that those Rules recognize that it is not necessary for the protection of investors or the purposes fairly intended by the policy and provisions of the 1940 Act to apply the provisions of Section 9(a) to the many individuals involved in an insurance company complex, most of whom typically will have no involvement in matters pertaining to investment companies funding the separate accounts.
12.	Applicants to the. Original Order previously requested and received relief from Section 9(a) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) to the extent necessary to permit mixed and shared funding. Applicants maintain that the relief previously granted from Section 9(a) will in no way be affected by the proposed sale of shares of the Funds to Qualified Plans. Those individuals who participate in the management or administration of the Funds will remain the same regardless of which Qualified Plans use such Funds. Applicants maintain that more broadly applying the requirements of Section 9(a) because of investment by Qualified Plans would not serve any regulatory purpose. Moreover, Qualified Plans, unlike separate accounts, are not themselves investment companies and therefore are not subject to Section 9 of the 1940 Act.
13.	Applicants state that Rules 6e-2(b)(15)(iii) and 6e-3(T)(b)(15)(iii) provide exemptions from the pass-through voting requirement with respect to several significant matters, assuming the limitations on mixed and shared funding are observed. Rules 6e-2(b)(15)(iii)(A) and 6e-3(T)(b)(15)(iii)(A) provide that the insurance company may disregard the voting instructions of its contractowners with respect to the investments of an underlying fund or any contract between a fund and its investment adviser, when required to do so by an insurance regulatory authority (subject to the provisions of paragraphs (b)(5)(i) and (b)(7)(ii)(A) of the Rules). Rules 6e-2(b)(15)(iii)(B) and 6e-3(T)(b)(15)(iii)(A)(2) provide that the insurance company may disregard contractowners' voting instructions if the contractowners initiate any change in such company's investment policies, principal underwriter, or any investment adviser (provided that disregarding such voting instructions is reasonable and subject to the other provisions of paragraphs (b)(5)(ii) and (b)(7)(ii)(B) and (C) of the Rules).
14.	Applicants assert that Qualified Plans, which are not registered as investment companies under the 1940 Act, have no requirement to pass-through the voting rights to plan participants. Applicants state that applicable law expressly reserves voting rights to certain specified persons. Under Section 403(a) of the Employment Retirement Income Security Act ("ERISA"), shares of a fund sold to a Qualified Plan must be held by the trustees of the Qualified Plan. Section 403(a) also provides that the trustee(s) must have exclusive authority and discretion to manage and control the Qualified Plan with two exceptions: (1) when the Qualified Plan expressly provides that the trustee(s) are subject to the direction of a named fiduciary who is not a trustee, in which case the trustees are subject to proper directions made in accordance with the terms of the Qualified Plan and not contrary to ERISA; and (2) when the authority to manage, acquire or dispose of assets of the Qualified Plan is delegated to one or more investment managers pursuant to Section 402(c)(3) of ERISA. Unless one of the two above exceptions stated in Section 403(a) applies, Qualified Plan trustees have the exclusive authority and responsibility for voting proxies. Where a named fiduciary to a Qualified Plan appoints an investment manager, the investment manager has the responsibility to vote the shares held unless the right to vote such shares is reserved to the trustees or the named fiduciary. Where a Qualified Plan does not provide participants with the right to give voting instructions, Applicants do not see any potential for material irreconcilable conflicts of interest between or among variable contract holders and Qualified Plan investors with respect to voting of the respective Fund's shares. Accordingly, Applicants state that, unlike the case with insurance company separate accounts, the issue of the resolution of material irreconcilable conflicts with respect to voting is not present with respect to such Qualified Plans since the Qualified Plans are not entitled to pass-through voting privileges.
15.	Even if a Qualified Plan were to hold a controlling interest in one of the Funds, Applicants believe that such control would not disadvantage other investors in such Fund to any greater extent than is the case when any institutional shareholder holds a majority of the voting securities of any open-end management investment company. In this regard, Applicants submit that investment in a Fund by a Qualified Plan will not create any of the voting complications occasioned by mixed funding or shared funding. Unlike mixed or shared funding, Qualified Plan investor voting rights cannot be frustrated by veto rights of insurers or state regulators.
16.	Applicants state that some of the Qualified Plans, however, may provide for the trustee(s), an investment adviser (or advisers), or another named fiduciary to exercise voting rights in accordance with instructions from participants. Where a Qualified Plan provides participants with the right to give voting instructions, Applicants see no reason to believe that participants in Qualified Plans generally or those in a particular Qualified Plan, either as a single group or in combination with participants in other Qualified Plans, would vote in a manner that would disadvantage Variable Contract holders. In sum, Applicants maintain that the purchase of shares of the Funds by Qualified Plans that provide voting rights does not present any complications not otherwise occasioned by mixed or shared funding.
17.	Applicants do not believe that the sale of the shares of the Funds to Qualified Plans will increase the potential for material irreconcilable conflicts of interest between or among different types of investors. In particular, Applicants see very little potential for such conflicts beyond that which would otherwise exist between variable annuity and variable life insurance contractowners.
18.	As noted above, Section 817(h) of the Code imposes certain diversification standards on the underlying assets of variable contracts held in an underlying mutual fund. The Code provides that a variable contract shall not be treated as an annuity contract or life insurance, as applicable, for any period (and any subsequent period) for which the investments are not, in accordance with regulations prescribed by the Treasury Department, adequately diversified.
19.	Treasury Department Regulations issued under Section 817(h) provide that, in order to meet the statutory diversification requirements, all of the beneficial interests in the investment company must be held by the segregated asset accounts of one or more insurance companies. However, the Regulations contain certain exceptions to this requirement, one of which allows shares in an underlying mutual fund to be held by the trustees of a qualified pension or retirement plan without adversely affecting the ability of shares in the underlying fund also to be held by separate accounts of insurance companies in connection with their variable contracts (Treas. Reg. 1.817-5(f)(3)(iii)). Thus, Applicants believe that the Treasury Regulations specifically permit "qualified pension or retirement plans" and separate accounts to invest in the same underlying fund. For this reason, Applicants have concluded that neither the Code nor the Treasury Regulations or revenue rulings thereunder presents any inherent conflict of interest.
20.	Applicants note that while there are differences in the manner in which distributions from Variable Contracts and Qualified Plans are taxed, these differences will have no impact on the Funds. When distributions are to be made, and a Separate Account or Qualified Plan is unable to net purchase payments to make the distributions, the Separate Account and Qualified Plan will redeem shares of the Funds at their respective net asset value in conformity with Rule 22c-1 under the 1940 Act (without the imposition of any sales charge) to provide proceeds to meet distribution needs. A Qualified Plan will make distributions in accordance with the terms of the Qualified Plan.
21.	Applicants maintain that it is possible to provide an equitable means of giving voting rights to Participating Separate Account contractowners and to Qualified Plans. In connection with any meeting of shareholders, the Funds will inform each shareholder, including each Participating Insurance Company and Qualified Plan, of information necessary for the meeting, including their respective share of ownership in the relevant Fund. Each Participating Insurance Company will then solicit voting instructions in accordance with Rules 6e-2 and 6e-3(T), as applicable, and its participation agreement with the relevant Fund. Shares held by Qualified Plans will be voted in accordance with applicable law. The voting rights provided to Qualified Plans with respect to shares of the Funds would be no different from the voting rights that are provided to Qualified Plans with respect to shares of funds sold to the general public.
22.	Applicants have concluded that even if there should arise issues with respect to a state insurance commissioner's veto powers over investment objectives where the interests of contractowners and the interests of Qualified Plans are in conflict, the issues can be almost immediately resolved since the trustees of (or participants in) the Qualified Plans can, on their own, redeem the shares out of the Funds. Applicants note that state insurance commissioners have been given the veto power in recognition of the fact that insurance companies usually cannot simply redeem their separate accounts out of one fund and invest in another. Generally, time-consuming, complex transactions must be undertaken to accomplish such redemptions and transfers. Conversely, the trustees of Qualified Plans or the participants in participant-directed Qualified Plans can make the decision quickly and redeem their interest in the Funds and reinvest in another funding vehicle without the same regulatory impediments faced by separate accounts or, as is the case with most Qualified Plans, even hold cash pending suitable investment.

23.	Applicants also state that they do not see any greater potential for material irreconcilable conflicts arising between the interests of participants under Qualified Plans and contractowners of Participating Separate Accounts from possible future changes in the federal tax laws than that which already exist between variable annuity contractowners and variable life insurance contractowners.
24.	Applicants state that the sale of shares of the Funds to Qualified Plans in addition to separate accounts of Participating Insurance Companies will result in an increased amount of assets available for investment by the Funds. This may benefit variable contractowners by promoting economies of scale, by permitting increased safety of investments through greater diversification, and by making the addition of new portfolios more feasible.
25.	Applicants assert that, regardless of the type of shareholders in each Fund, each Fund's Investment Manager is or would be contractually and otherwise obligated to manage the Fund solely and exclusively in accordance with that Fund's investment objectives, policies and restrictions as well as any guidelines established by the Board of Trustees of such Fund (the "Board"). The Investment Manager works with a pool of money and (except in a few instances where this may be required in order to comply with state insurance laws) does not take into account the identity of the shareholders. Thus, each Fund will be managed in the same manner as any other mutual fund. Applicants therefore see no significant legal impediment to permitting the sale of shares of the Funds to Qualified Plans.
26.	Applicants state that the Commission has permitted the amendment of a substantially similar original order for the purpose of adding a party to the original order and has permitted open-end management investment companies to offer their shares directly to Qualified Plan in addition to separate accounts of affiliated or unaffiliated insurance companies which issue either or both variable annuity contracts or variable life insurance contracts. Applicants state that the amended order sought in the application is identical to precedent with respect to the conditions Applicants propose should be imposed on Qualified Plans in connection with investment in the Funds.
Applicants' Conditions:
If the requested amended order is granted, Applicants consent to the following conditions:
1.	A majority of the Board of each Fund shall consist of persons who are not "interested persons" thereof, as defined by Section 2(a)(19) of the 1940 Act, and the rules thereunder and as modified by any applicable orders of the Commission, except that if this condition is not met by reason of the death, disqualification or bona fide resignation of any Board Member or Members, then the operation of this condition shall be suspended: (a) for a period of 45 days if the vacancy or vacancies may be filled by the remaining Board Members; (b) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the Commission may prescribe by order upon application.
2.	The Board will monitor their respective Fund for the existence of any material irreconcilable conflict among the interests of the Variable Contract owners of all Separate Accounts investing in the Funds and of the Qualified Plan participants investing in the Funds. The Board will determine what action, if any, shall be taken in response to such conflicts. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Funds are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners, and trustees of Qualified Plans; (f) a decision by an insurer to disregard the voting instructions of Variable Contract owners; or (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of Qualified Plan participants.
3.	Participating Insurance Companies, the Investment Managers, and any Qualified Plan that executes a fund participation agreement upon becoming an owner of 10 percent or more of the assets of an Fund (a "Participating Qualified Plan"), will report any potential or existing conflicts of which it becomes aware to the Board of any relevant Fund. Participating Insurance Companies, the Investment Managers and the Participating Qualified Plans will be responsible for assisting the Board in carrying out its responsibilities under these conditions by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This responsibility includes, but is not limited to, an obligation by each Participating Insurance Company to inform the Board whenever voting instructions of Contract owners are disregarded and, if pass-through voting is applicable, an obligation by each Participating Qualified Plan to inform the Board whenever it has determined to disregard Qualified Plan participant voting instructions. The responsibility to report such information and conflicts, and to assist the Board, will be contractual obligations of all Participating Insurance Companies investing in the Funds under their agreements governing participation in the Funds, and such agreements shall provide that these responsibilities will be carried out with a view only to the interests of the Variable Contract owners. The responsibility to report such information and conflicts, and to assist the Board, will be contractual obligations of all Participating Qualified Plans under their agreements governing participation in the Funds, and such agreements will provide that their responsibilities will be carried out with a view only to the interests of Qualified Plan participants.
4.	If it is determined by a majority of the Board of a Fund, or by a majority of the disinterested Board Members, that a material irreconcilable conflict exists, the relevant Participating Insurance Companies and Participating Qualified Plans will, at their own expense and to the extent reasonably practicable as determined by a majority of the disinterested Board Members, take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps could include: (a) in the case of Participating Insurance Companies, withdrawing the assets allocable to some or all of the Separate Account s from the Fund or any portfolio thereof and reinvesting such assets in a different investment medium, including another portfolio of an Fund or another Fund, or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contract owners or variable life insurance contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; (b) in the case of Participating Qualified Plans, withdrawing the assets allocable to some or all of the Qualified Plans from the Fund and reinvesting such assets in a different investment medium; and (c) establishing a new registered management investment company or managed Separate Account. If a material irreconcilable conflict arises because of a decision by a Participating Insurance Company to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, then the insurer may be required, at the Fund's election, to withdraw the insurer's Separate Account investment in such Fund, and no charge or penalty will be imposed as a result of such withdrawal. If a material irreconcilable conflict arises because of a Participating Qualified Plan's decision to disregard Qualified Plan participant voting instructions, if applicable, and that decision represents minority position or would preclude a majority vote, the Participating Qualified Plan may be required, at the Fund's election, to withdraw its investment in such Fund, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take remedial action in the event of a determination by a Board of a material irreconcilable conflict and to bear the cost of such remedial action will be a contractual obligation of all Participating Insurance Companies and Participating Qualified Plans under their agreements governing participation in the Funds, and these responsibilities will be carried out with a view only to the interest of Variable Contract owners and Qualified Plan participants.
5.	For purposes of Condition 4, a majority of the disinterested Board Members of the applicable Board will determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the relevant Fund or the Investment Managers be required to establish a new funding medium for any Contract. No Participating Insurance Company shall be required by Condition 4 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by vote of a majority of the Variable Contract owners materially and adversely affected by the material irreconcilable conflict. Further, no Participating Qualified Plan shall be required by Condition 4 to establish a new funding medium for any Participating Qualified Plan if (a) a majority of Qualified Plan participants materially and adversely affected by the irreconcilable material conflict vote to decline such offer, or (b) pursuant to governing Qualified Plan documents and applicable law, the Participating Qualified Plan makes such decision without a Qualified Plan participant vote.
6.	The determination of the Board of the existence of a material irreconcilable conflict and its implications will be made known in writing promptly to all Participating Insurance Companies and Participating Qualified Plans.
7.	Participating Insurance Companies will provide pass-through voting privileges to Variable Contract owners who invest in registered Separate Accounts so long as and to the extent that the Commission continues to interpret the 1940 Act as requiring pass-through voting privileges for Variable Contract owners. As to Variable Contracts issued by unregistered Separate Accounts, pass-through voting privileges will be extended to participants to the extent granted by issuing insurance companies. Each Participating Insurance Company will also vote shares of the Funds held in its Separate Accounts for which no voting instructions from Contract owners are timely received, as well as shares of the Funds which the Participating Insurance Company itself owns, in the same proportion as those shares of the Funds for which voting instructions from contract owners are timely received. Participating Insurance Companies will be responsible for assuring that each of their registered Separate Accounts participating in the Funds calculates voting privileges in a manner consistent with other Participating Insurance Companies. The obligation to calculate voting privileges in a manner consistent with all other registered Separate Accounts investing in the Funds will be a contractual obligation of all Participating Insurance Companies under their agreements governing their participation in the Funds. Each Participating Qualified Plan will vote as required by applicable law and governing Qualified Plan documents.
8.	All reports of potential or existing conflicts received by the Board of a Fund and all action by such Board with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Qualified Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the meetings of such Board or other appropriate records, and such minutes or other records shall be made available to the Commission upon request.
9.	Each Fund will notify all Participating Insurance Companies that separate disclosure in their respective Separate Account prospectuses may be appropriate to advise accounts regarding the potential risks of mixed and shared funding. Each Fund shall disclose in its prospectus that (a) the Fund is intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies and for qualified pension and retirement plans; (b) due to differences of tax treatment and other considerations, the interests of various Contract owners participating in the Fund and/or the interests of Qualified Plans investing in the Fund may at some time be in conflict; and (c) the Board of such Fund will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict.
10.	Each Fund will comply with all provisions of the 1940 Act requiring voting by shareholders (which, for these purposes, will be the persons having a voting interest in the shares of the Funds), and, in particular, the Funds will either provide for annual shareholder meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act, although the Funds are not the type of trust described in Section 16(c) of the 1940 Act, as well as with Section 16(a) of the 1940 Act and, if and when applicable, Section 16(b) of the 1940 Act. Further, each Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of Board Members and with whatever rules the Commission may promulgate with respect thereto.
11.	If and to the extent Rules 6e-2 or 6e-3(T) under the 1940 Act is amended, or proposed Rule 6e-3 under the 1940 Act is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder, with respect to mixed or shared funding on terms and conditions materially different from any exemptions granted in the order requested in the application, then the Funds and/or Participating Insurance Companies and Participating Qualified Plans, as appropriate, shall take such steps as may be necessary to comply with such Rules 6e-2 and 6e-3(T), as amended, or proposed Rule 6e-3, as adopted, to the extent that such Rules are applicable.
12.	The Participating Insurance Companies and Participating Qualified Plans and/or the Investment Managers, at least annually, will submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out obligations imposed upon it by the conditions contained in the application. Such reports, materials and data will be submitted more frequently if deemed appropriate by the Board. The obligations of the Participating Insurance Companies and Participating Qualified Plans to provide these reports, materials and data to the Board, when the Board so reasonably requests, shall be a contractual obligation of all Participating Insurance Companies and Participating Qualified Plans under their agreements governing participation in the Funds.

13.	If a Qualified Plan should ever become a holder of ten percent or more of the assets of a Fund, such Qualified Plan will execute a participation agreement with the Fund that includes the conditions set forth herein to the extent applicable. A Qualified Plan will execute an application containing an acknowledgment of this condition upon such Qualified Plan's initial purchase of the shares of any Fund.
Conclusion:
Applicants assert that, for the reasons summarized above, the requested exemptions are appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act.
For the Commission, by the Division of Investment Management, pursuant to delegated authority.

Templeton Variable Products Series Fund, et al.
File No. 812-11698
SECURITIES AND EXCHANGE COMMISSION
Release No. IC-24079
1999 SEC LEXIS 2177
October 13, 1999
ACTION: Order Granting Exemptions
TEXT: Templeton Variable Products Series Fund ("Templeton Trust"), Franklin Templeton Variable Insurance Products Trust ("VIP Trust"), Templeton Funds Annuity Company ("TFAC") or any successor to TFAC, and any future open-end investment company for which TFAC or any affiliate is the administrator, sub-administrator, investment manager, adviser, principal underwriter, or sponsor ("Future Funds") filed an application on July 14, 1999, and an amendment on September 17, 1999 seeking an amended order of the Commission pursuant to Section 6(c) of the Investment Company Act of 1940 ("1940 Act") exempting them from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15). The prior order (Rel. No. IC-19879) granted exemptive relief to permit shares of the Templeton Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies. The proposed relief would amend the prior order to add as parties to that order the VIP Trust and any Future Funds and to permit shares of the Templeton Trust, the VIP Trust, and Future Funds to be issued to and held by qualified pension and retirement plans outside the separate account context.
A notice of the filing of the application was issued on September 17, 1999 (Rel. No. IC-24018). The notice gave interested persons an opportunity to request a hearing and stated that an order granting the application would be issued unless a hearing should be ordered. No request for a hearing has been filed, and the Commission has not ordered a hearing.
The matter has been considered, and it is found that granting the requested exemptions is appropriate in the public interest and consistent with the protection of investors and the purposes intended by the policy and provisions of the 1940 Act.
Accordingly,
IT IS ORDERED, pursuant to Section 6(c) of the 1940 Act, that the requested exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, be, and hereby are, granted, effective forthwith.
For the Commission, by the Division of Investment Management, pursuant to delegated authority.

Amendment No. 5 to Participation Agreement
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
Horace Mann Life Insurance Company
Horace. Mann Investors, Inc.
Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we," "our," or "us"), Horace Mann Life Insurance Company, and Horace Mann Investors, Inc., your distributor (collectively, the "Company" "you" or "your"), on your behalf and on behalf of certain Accounts, (individually a "Party", collectively, the "Parties") have previously entered into a Participation Agreement dated May 1, 2010, and subsequently amended as of August 16, 2010, April 2, 2013, May 1, 2014, August 1, 2014, and modified by an addendum dated May 1, 2011 (the "Agreement"). The Parties now desire to amend the Agreement by this amendment (the "Amendment"). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.
AMENDMENT
For good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:
1.	Schedules C and G of the Agreement are deleted and replaced in their entirety with the Schedules C and G attached hereto, respectively.
2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
IN WITNESS WHEREOF, each of the Parties has caused their duly authorized officers to execute this Amendment as of August 16, 2016.
The Trust:	Franklin Templeton Variable Insurance Products Trust
Only on behalf of each Portfolio listed on Schedule C of the Agreement.	By: /s/ Karen L. Skidmore
Name: Karen L. Skidmore
Title: Vice President

Schedule C
Available Portfolios and Classes of Shares of the Trust
1.	Templeton Global Bond VIP Fund—Class 4
2.	Franklin High Income VIP Fund—Class 2
3.	Templeton Global Bond VIP Fund—Class 1
In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:
(1)	the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) ("Notice") identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and
(2)	we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.
Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

Schedule G
Addresses for Notices
To the Company:	Horace Mann Life Insurance Company
1 Horace Mann Plaza
Springfield, IL 62715
Attention: Brent Hamann, Senior Vice President
To the Distributor:	Horace Mann Investors, Inc.
1 Horace Mann Plaza
Springfield, IL 62715
Attention: Joseph Terry, Vice President

If to the Company or Distributor with a copy to:	Horace Mann Life Insurance Company
1 Horace Mann Plaza
Springfield, IL 62715
Attention: Office of General Counsel
To the Trust:	Franklin Templeton Variable Insurance Products Trust
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: Karen L. Skidmore, Vice President
To the Underwriter:	Franklin/Templeton Distributors, Inc.
One Franklin Parkway, Bldg. 960 4th Floor
San Mateo, California 94403
Attention: Daniel T. O’Lear, President
If to the Trust or Underwriter with a copy to:	Franklin Templeton Investments
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: General Counsel

Amendment No. 2 to Participation Agreement
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
Horace Mann Life Insurance Company
Horace Mann Investors, Inc.
Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we," "our," or "us"), Horace Mann Life Insurance Company, and Horace Mann Investors, Inc., your distributor (collectively, the "Company" "you" or "your"), on your behalf and on behalf of certain Accounts, (individually a "Party", collectively, the "Parties") have previously entered into a Participation Agreement dated May 1, 2010, and subsequently amended as of August 16, 2010 (the "Agreement"). The parties now desire to amend the Agreement by this amendment (the "Amendment"). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.
AMENDMENT
For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:
1.	Section 4.4 and Section 6 of the Agreement are amended and restated in their entirety as set forth in Attachment A to this Amendment.
2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
IN WITNESS WHEREOF, each of the Parties has caused their duly authorized officers to execute this Amendment as of April 2, 2013.
The Trust:	Franklin Templeton Variable Insurance Products Trust
Only on behalf of each Portfolio listed on	By: _/s/ Karen L. Skidmore_______________
Schedule C of the Agreement.	Name: Karen L. Skidmore
Title: Vice President

The Underwriter:	Franklin/Templeton Distributors, Inc.
By: _/s/ Steven M. Kluever____________________
Name: Steven M. Kluever
Title: Vice President

The Company:	Horace Mann Life Insurance Company
By: __________________________
Name: Matthew P. Sharpe
Title: Executive Vice President

The Distributor:	Horace Mann Investors, Inc.
By: __________________________
Name: Joseph D. Terry
Title: President

Attachment A to Amendment to Participation Agreement
4.	Fees, Expenses, Prospectuses, Proxy Materials and Reports
4.4	" Designated Portfolio Document" means the following documents we create with respect to each Portfolio and provide to you: (1) a Portfolio's prospectus, including a summary prospectus (together, "Prospectus") if the Trust chooses to create one for a Portfolio and we and you have signed the necessary Participation Agreement Addendum; (2) its annual report to shareholders; (3) its semi-annual report to shareholders; (4) amendments or supplements to any of the foregoing if we direct you to deliver them to Contract owners; and (5) other shareholder communications including, without limitation, proxy statements, if we direct you to deliver them to Contract owners.
"Document Event" means (1) with respect to the Prospectus, the effectiveness of a new annual post-effective amendment to the Prospectus to update financial statements and make other disclosure changes or other post-effective amendment to the Prospectus; (2) with respect to the Trust's annual report and semi-annual reports to shareholders, the Trust's creation of reports intended to satisfy the requirements of Section 30(a) of the 1940 Act applicable to the Trust; or (3) with respect to amendments or supplements to any of the foregoing or other shareholder communications, the Trust's creation of such documents and provision of them to you.
"Printing Expenses" means expenses of the physical creation of Designated Portfolio Documents, and not of their distribution to Contract owners (including, without limitation, mailing and postage expenses) or the provision of other services.
Each time there is a Document Event with respect to a Designated Portfolio Document we shall, at your option, provide you with one of the following:
(1)	one copy of the applicable Designated Portfolio Document for each Contract owner with investments allocated to a subaccount corresponding to the Portfolio before the date of the Designated Portfolio Document (the "Contract Owner Recipients"); or
(2)	a copy suitable for reproduction of such Designated Portfolio Document, in which case we will reimburse you, as provided below under "Reimbursement Procedures," for Printing Expenses you incur to create Designated Portfolio Documents in sufficient quantity so that one such Designated Portfolio Document is available for you to have delivered to each Contract Owner Recipient.
Reimbursement Procedures
Routine Reimbursements. Within six months following the delivery date of the Designated Portfolio Document ("Delivery Date"), we must receive your request for reimbursement and: (i) a statement of the number of Contract Owner Recipients; (ii) copies of all printing company invoices applicable to the Printing Expenses that you request we reimburse; (iii) a description of the methodology used to determine the amount of reimbursement requested; and (iv) your representation that the reimbursement request covers only Printing Expenses covered by Section 4.4 of this Agreement; the date we have received all these items is the "Request Date." If we are able to validate your request based on the information you provided as well as, among other things we believe to be appropriate, our analysis of your previous reimbursement requests, if applicable, and/or third party industry benchmarking information, then we will reimburse you within sixty days of the Request Date.
Reimbursements requiring additional information. If we cannot validate your reimbursement request based on the information you have provided to us and our analysis described in the preceding paragraph, then we will request additional information from you and work with you to validate your request.
Expenses not subject to reimbursement. We will not reimburse expenses related to: (1) creation or provision of any Designated Portfolio Document for or to a person who is not a Contract Owner Recipient of such document; (2) creation or provision of any Designated Portfolio Document to a person accompanying, or at the time of the delivery of, a confirmation of their purchase of or exchange into subaccount shares corresponding to a Portfolio; (3) posting any Designated Portfolio Document on your website; or (4) electronic filing of Designated Portfolio Documents or other documents with the Securities and Exchange Commission (using its EDGAR or other system),
Statement ofAdditional Information. We shall provide you with a copy of the Trust's current statement of additional information, including any amendments or supplements to it ("SAI), in a form suitable for reproduction, but we will not pay Printing Expenses or other expenses with respect to the SAI.

6.	Sales Material, Information and Trademarks
6.1	"Sales Literature/ Promotional Material" includes, but is not limited to, portions of the following that use any logo or other trademark related to the Trust, or Underwriter or its affiliates, or refer to the Trust: advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, web-sites and other electronic communications or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees in any media, and disclosure documents, shareholder reports and proxy materials. "Disclosure Documents" shall mean each item of the following if prepared, approved or used by you and relating to a Contract, an Account, or a Portfolio, and any amendments or revisions to such document: registration statements, prospectuses, statements of additional information, private placement memoranda, retirement plan disclosure information or other disclosure documents or similar information, as well as any solicitation for voting instructions.
6.2	You may use the name of the Trust and trademarks and the logo of the Underwriter in Sales Literature/Promotional Material as reasonably necessary to carry out your performance and obligations under this Agreement provided that you comply with the provisions of this Agreement. You agree to abide by any reasonable use guidelines regarding use of such trademarks and logos that we may give from time to time. You shall, as we may request from time to time, promptly furnish, or cause to be furnished to us or our designee, one complete copy of each item of the following: (i) Sales Literature/Promotional Material prepared, approved or used by you; and (ii) Disclosure Documents.
6.3	You and your agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or an Adviser, other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in Sales Literature/Promotional Material created by us for the Trust and provided by the Trust or its designee to you, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.
6.4	You agree, represent and warrant that you are solely responsible for any Sales Literature/ Promotional Material prepared by you and that such material will: (a) conform to all requirements of any applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of shares of the Portfolios or Contracts; (b) be solely based upon and not contrary to or inconsistent with the written information or materials provided to you by us or a Portfolio, including the Trust's prospectus and statement of additional information; and (c) be made available promptly to us upon our request. You agree to file any Sales Literature/Promotional Material prepared by you with FINRA, or other applicable legal or regulatory authority, within the timeframes that may be required from time to time by FINRA or such other legal or regulatory authority. Unless otherwise expressly agreed to in writing, it is understood that we will neither review nor approve for use any materials prepared by you and will not be materially involved in the preparation of, or have any responsibility for, any such materials prepared by you. You are not authorized to modify or translate any materials we have provided to you.
6.5	You shall promptly notify us of any written customer complaint or notice of any regulatory investigation or proceeding received by you relating to any statement regarding the Trust, any Portfolio, the Underwriter or an Adviser contained in any Sales Literature/Promotional Material.
6.6	Other than naming you as a Trust shareholder, we shall not give any information or make any representations or statements on behalf of you or concerning you, the Accounts or the Contracts other than information or representations contained in and accurately derived from Disclosure Documents (as such Disclosure Documents may be amended or supplemented from time to time), or in materials approved by you for distribution, including Sales Literature/ Promotional Material, except as required by legal process or regulatory authorities or with your written permission.

6.7	Except as provided in Section 6.2, you shall not use any designation comprised in whole or part of the names or marks "Franklin" or "Templeton" or any logo or other trademark relating to the Trust or the Underwriter without prior written consent, and upon termination of this Agreement for any reason, you shall cease all use of any such name or mark as soon as reasonably practicable.
6.8	You shall furnish to us ten (10) Business Days prior to its first submission to the SEC or its staff, any request or filing for no-action assurance or exemptive relief naming, pertaining to, or affecting, the Trust, the Underwriter or any of the Portfolios.
6.9	You agree that any posting of Designated Portfolio Documents on your website or use of Designated Portfolio Documents in any other electronic format will result in the Designated Portfolio Documents: (i) appearing identical to the hard copy printed version or .pdf format file provided to you by us (except that you may reformat .pdf format prospectus files in order to delete blank pages and to insert .pdf format prospectus supplement files provided by us to you); (ii) being clearly associated with the particular Contracts in which they are available and posted in close proximity to the applicable Contract prospectuses; (iii) having no less prominence than prospectuses of any other underlying funds available under the Contracts; (iv) being in compliance with any statutory prospectus delivery requirements and (v) being used in an authorized manner. Notwithstanding the above, you understand and agree that you are responsible for ensuring that participation in the Portfolios, and any website posting, or other use, of the Designated Portfolio Documents is in compliance with this Agreement and applicable state and federal securities and insurance laws and regulations, including as they relate to paper or electronic delivery or use of fund prospectuses. We reserve the right to inspect and review your website if any Designated Portfolio Documents and/or other Trust documents are posted on your website and you shall, upon our reasonable request, provide us timely access to your website materials to perform such inspection and review.
In addition, you agree to be solely responsible for maintaining and updating the Designated Portfolio Documents' .pdf files and removing and/or replacing promptly any outdated prospectuses and other documents, as necessary, ensuring that any accompanying instructions by us, for using or stopping use, are followed. You agree to designate and make available to us a person to act as a single point of communication contact for these purposes. We are not responsible for any additional costs or additional liabilities that may be incurred as a result of your election to place the Designated Portfolio Documents on your website. We reserve the right to revoke this authorization, at any time and for any reason, although we may instead make our authorization subject to new procedures.
6.10	Each of your and your distributor's registered representatives, agents, independent contractors and employees, as applicable, will have access to our websites at franklintempleton.com, and such other URLs through which we may permit you to conduct business concerning the Portfolios from time to time (referred to collectively as the "Site") as provided herein: (i) upon registration by such individual on a Site, (ii) if you cause a Site Access Request Form (an "Access Form") to be signed by your authorized supervisory personnel and submitted to us, as a Schedule to, and legally a part of, this Agreement, or (iii) if you provide such individual with the necessary access codes or other information necessary to access the Site through any generic or firm-wide authorization we may grant you from time to time. Upon receipt by us of a completed registration submitted by an individual through the Site or a signed Access Form referencing such individual, we shall be entitled to rely upon the representations contained therein as if you had made them directly hereunder and we will issue a user identification, express number and/or password (collectively, "Access Code"). Any person to whom we issue an Access Code or to whom you provide the necessary Access Codes or other information necessary to access the Site through any generic or firm-wide authorization we may grant you from time to time shall be an "Authorized User."
We shall be entitled to assume that such person validly represents you and that all instructions received from such person are authorized, in which case such person will have access to the Site, including all services and information to which you are authorized to access on the Site. All inquiries and actions initiated by you (including your Authorized Users) are your responsibility, are at your risk and are subject to our review and approval (which could cause a delay in processing). You agree that we do not have a duty to question information or instructions you (including Authorized Users) give to us under this Agreement, and that we are entitled to treat as authorized, and act upon, any such instructions and information you submit to us. You agree to take all reasonable measures to prevent any individual other than an Authorized User from obtaining access to the Site. You agree to inform us if you wish to restrict or revoke the access of any individual Access Code. If you become aware of any loss or theft or unauthorized use of any Access Code, you agree to contact us immediately. You also agree to monitor your (including Authorized Users') use of the Site to ensure the terms of this Agreement are followed. You also agree that you will comply with all policies and agreements concerning Site usage, including without limitation the Terms of Use

Agreement(s) posted on the Site ("Site Terms"), as may be revised and reposted on the Site from time to time, and those Site Terms (as in effect from time to time) are a part of this Agreement. Your duties under this section are considered "services" required under the terms of this Agreement. You acknowledge that the Site is transmitted over the Internet on a reasonable efforts basis and we do not warrant or guarantee their accuracy, timeliness, completeness, reliability or non-infringement. Moreover, you acknowledge that the Site is provided for informational purposes only, and is not intended to comply with any requirements established by any regulatory or governmental agency.

PARTICIPATION AGREEMENT
THIS AGREEMENT, made and entered into this 19th day of October, 2005 by and between WELLS FARGO VARIABLE TRUST, an unincorporated business trust formed under the laws of Delaware (the "Trust"), WELLS FARGO FUNDS DISTRIBUTOR, LLC, a Delaware limited liability company (the "Distributor"), HORACE MANN LIFE INSURANCE COMPANY, an Illinois life insurance company (the "Company"), on its own behalf and on behalf of each separate account of the Company identified herein and Horace Mann Investors, Inc. (the "Insurance Underwriter"), a broker-dealer affiliated with the Company.
WHEREAS, the Trust engages in business as an open-end, diversified management investment company offering shares of beneficial interest (the "Trust shares") consisting of one or more separate series ("Series") of shares, each such Series representing an interest in a particular investment portfolio of securities and other assets (a "Fund"), and which Series may be subdivided into various classes ("Classes") with each such Class supporting a distinct charge and expense arrangement; and
WHEREAS, the Trust was established for the purpose of serving as an investment vehicle for insurance company separate accounts supporting variable annuity contracts and variable life insurance policies offered by insurance companies and may also be utilized by qualified retirement plans; and
WHEREAS, an order of the Securities and Exchange Commission dated September 28, 1998 (File No. 812-11158) grants certain separate accounts supporting variable life insurance policies, their life insurance company depositors, and their principal underwriters, exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, and from Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary for such separate accounts to purchase and hold Trust shares at the same time that such shares are sold to or held by separate accounts of affiliated and unaffiliated insurance companies supporting either variable annuity contracts or variable life insurance policies, or both, or by qualified pension and retirement plans (the "SEC Order"); and
WHEREAS, the Distributor has the exclusive right to distribute Trust shares to qualifying investors; and
WHEREAS, the Company desires that the Trust serve as an investment vehicle for a certain separate account(s) of the Company and the Distributor desires to sell shares of certain Series and/or Class(es) to such separate account(s); and
WHEREAS, the Insurance Underwriter serves as the principal underwriter of one or more classes of variable annuity contracts and/or variable life insurance policies issued by the Company and is party to this Agreement for the sole purpose of receiving payments from the Distributor pursuant to Rule 12b-1 under the Investment Company Act of 1940;
NOW, THEREFORE, in consideration of their mutual promises, the Trust, the Distributor and the Company agree as follows:
ARTICLE I
Additional Definitions
1.1.	"Accounts"—the separate accounts of the Company described more specifically in Schedules 1, 2 and 3 to this Agreement.
1.2.	"Business Day"—each day that the Trust is open for business as provided in the Trust's Prospectus.
1.3.	"Code"—the Internal Revenue Code of 1986, as amended, and any successor thereto.
1.4.	"Contracts"—the class or classes of variable annuity contracts and/or variable life insurance policies issued by the Company and described more specifically on Schedules 1, 2, or 3 to this Agreement.
1.5.	"Contract Owners"—the owners of the Contracts, as distinguished from all Product Owners.
1.6.	"Participating Account"—a separate account investing all or a portion of its assets in Trust shares, including the Accounts.
1.7.	"Participating Insurance Company"—any insurance company with a Participating Account, including the Company.
1.8.	"Participating Plan"—any qualified retirement plan investing directly in the Trust.
1.9.	"Participating Investor"—any Participating Account, Participating Insurance Company or Participating Plan, including the Accounts and the Company.

1.10.	"Products"—variable annuity contracts and variable life insurance policies supported by Participating Accounts, including the Contracts.
1.11.	"Product Owners"—owners of Products, including Contract Owners.
1.12.	"Trust Board"—the board of trustees of the Trust.
1.13.	"Registration Statement"—with respect to the Trust shares or a class of Schedule 1 Contracts, the registration statement filed with the SEC to register such securities under the 1933 Act, or the most recently filed amendment thereto, in either case in the form in which it was declared or became effective. The Contracts' Registration Statement for each class of Contracts is described more specifically on Schedule 1 to this Agreement. The Trust's Registration Statement is filed on Form N-lA (File No. 333-74283).
1.14.	"1940 Act Registration Statement"—with respect to the Trust or the Schedule 1 Accounts, the registration statement filed with the SEC to register such person as an investment company under the 1940 Act, or the most recently filed amendment thereto. The Schedule I Accounts' 1940 Act Registration Statements are described more specifically on Schedule 1 to this Agreement. The Trust's 1940 Act Registration Statement is filed on Form N-1A (File No. 811-09255).
1.15.	"Prospectus"—with respect to shares of a Series (or Class) of Trust shares or a class of Schedule 1 Contracts, each version of the definitive prospectus or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. Unless indicated to the contrary, the term "Prospectus" in this Agreement shall include any private placement memorandum or other similar disclosure document used in connection with the offer or sale of Schedule 2 or... Schedule 3 Contracts. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version for the applicable Series, Class or class of Schedule 1 Contracts last so filed prior to the taking of such action. For purposes of Article IX, the term "Prospectus" shall include any statement of additional information incorporated therein.
1.16.	"Schedule 1 Accounts"—Accounts registered under the 1940 Act as a unit investment trust and listed on Schedule 1.
1.17.	"Schedule 2 Accounts"—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(11) of the 1940 Act and listed on Schedule 2.
1.18.	"Schedule 3 Accounts"—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and listed on Schedule 3.
1.19.	"Schedule 1 Contracts"—Contracts through which interests in Schedule 1 Accounts are offered and issued, which interests are registered as securities under the 1933 Act.
1.20.	"Schedule 2 Contracts"—Contracts through which interests in Schedule 2 Accounts are offered and issued to trustees of qualified pension and profit-sharing plans and certain government plans identified in Section 3(a)(2) of the 1933 Act.
1.21.	"Schedule 3 Contracts"—Contracts through which interests in Schedule 3 Accounts are offered and issued to "accredited investors," as that term is defined in Regulation D under the 1933 Act, or other investors permitted by Regulation D.
1.22.	"Statement of Additional Information"—with respect to the shares of the Trust or a class of Schedule 1 Contracts, each version of the definitive statement of additional information or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Statement of Additional Information, such reference thereto shall be deemed to be the last version so filed prior to the taking of such action.
1.23.	"SEC"—the Securities and Exchange Commission.
1.24.	"NASD"—The National Association of Securities Dealers, Inc.
1.25.	"1933 Act"—the Securities Exchange Act of 1933, as amended.
1.26.	"1940 Act"—the Investment Company Act of 1940, as amended.

ARTICLE II
Sale of Trust Shares
2.1.	Availability of Shares
(a)	The Trust has granted to the Distributor exclusive authority to distribute the Trust shares and to select which Series or Classes of Trust shares shall be made available to Participating Investors. Pursuant to such authority, and subject to Article X hereof, the Distributor shall make available to the Company for purchase on behalf of the Account, shares of the Series and Classes listed on Schedule 4 to this Agreement, such purchases to be effected at net asset value in accordance with Section 2.3 of this Agreement. Such Series and Classes shall be made available to the Company in accordance with the terms and provisions of this Agreement until this Agreement is terminated pursuant to Article X or the Distributor suspends or terminates the offering of shares of such Series or Classes in the circumstances described in Article X.
(b)	Notwithstanding clause (a) of this Section 2.1, Series or Classes of Trust shares in existence now, or that may be established in the future, will be made available to the Company only as the Distributor may so provide, subject to the Distributor's rights set forth in Article X to suspend or terminate the offering of shares of any Series or Class or to terminate this Agreement.
(c)	The parties acknowledge and agree that: (i) the Trust may revoke the Distributor's authority pursuant to the terms and conditions of its distribution agreement with the Distributor, and (ii) the Trust reserves the right in its sole discretion to refuse to accept a request for the purchase of Trust shares.
2.2.	Redemptions. The Trust shall redeem, at the Company's request, any full or fractional Trust shares held by the Company on behalf of the Accounts, such redemptions to be effected at net asset value in accordance with Section 2.3 of this Agreement. Notwithstanding the foregoing, the Trust may delay redemption of Trust shares of any Series or Class to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder, or the Prospectus for such Series or Class.
2.3.	Purchase and Redemption Procedures
(a)	The Trust hereby appoints the Company as its agent for the limited purpose of receiving purchase and redemption requests on behalf of the Accounts for shares of those Series or Classes made available hereunder, based on transactions in units issued by an Account (or sub-account of an Account) under the Contracts, other transactions relating to the Contracts or the Accounts and customary processing of such transactions. Receipt of requests for transactions in Account (or sub-account) units, or other transactions relating to the Contracts or the Accounts, on any Business Day by the Company as such limited agent of the Trust prior to the Trust's close of business as defined from time to time in the applicable Prospectus for such Series or Class (which as of the date of execution of this Agreement is the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York Time)) shall constitute receipt by the Trust on that same Business Day, provided that the Trust receives actual and sufficient notice of such request by 9:00 a.m. Eastern Time on the next following - Business Day (the "Notice Day"). Such notice may be communicated by facsimile to the office or person designated for such notice by the Trust.
(b)	The Company shall pay for shares of each Series or Class on the Notice Day. Payment for Series or Class shares shall be made in federal funds transmitted to the Trust by wire to be received by the Trust by 2:00 pm Eastern Time on the Notice Day (unless the Trust determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Series or Classes effected pursuant to redemption requests tendered by the Company on behalf of the Account). In no event may proceeds from the redemption of shares requested pursuant to an order received by the Company after the Trust's close of business on any Business Day be applied to the payment for shares for which a purchase order was received prior to the Trust's close of business on such day. If the issuance of shares is canceled because federal funds are not timely received, the Company shall indemnify the respective Fund and Distributor with respect to all costs, expenses and losses relating thereto. Upon the Trust's receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust. If federal funds are not received on time, such funds will be invested, and Series or Class shares purchased thereby will be issued, as soon as practicable after actual receipt of such funds but in any event not on the same day that the purchase order was received.
(c)	Payment for Series or Class shares redeemed by the Accounts or the Company shall be made in federal funds transmitted by wire to the Company (or any person designated in writing by the Company), such funds normally to be transmitted by 6:00 p.m. Eastern Time on the Notice Day of the redemption order for Series or Class shares (unless redemption proceeds are to be applied to the purchase of Trust shares of other Series or Classes in accordance with Section 2.3(b) of this Agreement), except that the Trust reserves the right to redeem Series or Class shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted by the 1940 Act, any rules or regulations or orders thereunder, or the applicable Prospectus. The Trust shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company.
(d)	Prior to the first purchase of any Trust shares hereunder, the Company and the Trust shall provide each other with all information necessary to effect wire transmissions of federal funds to the other party and all other designated persons pursuant to such protocols and security procedures as the parties may agree upon. Should such information change thereafter, the Trust and the Company, as applicable, shall notify the other in writing of such changes, observing the same protocols and security procedures, at least three Business Days in advance of when such change is to take effect. The Company and the Trust shall observe customary procedures to protect the confidentiality and security of such information.
(e)	The procedures set forth herein are subject to any additional terms set forth in the applicable Prospectus for the Series or Class or by the requirements of applicable law.
2.4.	Net Asset Value. The Trust shall inform the Company of the net asset value per share for each Series or Class available to.the Company as soon as reasonably practicable after the net asset value per share for such Series or Class is calculated and shall use its best efforts to provide this information to the Company by 5:30 p.m. Central Time each Business Day. The Trust shall calculate such net asset value in accordance with the Prospectus for such Series or Class.
2.5.	Dividends and Distributions. The Trust shall furnish notice to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Series or Class shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Series or Class shares in the form of additional shares of that Series or Class. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash; to be effective, such revocation must be made in writing and received by the Trust at least ten Business Days prior to a dividend or distribution date. The Trust shall notify the Company promptly of the number of Series or Class shares so issued as payment of such dividends and distributions.
2.6.	Book Entry. Issuance and transfer of Trust shares shall be by book entry only. Share certificates will not be issued to the Company or the Accounts. Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for each Account (or sub-account).
2.7.	Pricing Errors. Any material errors in the calculation of net asset value, dividends or capital gain information shall be reported immediately upon discovery to the Company. The Trust or its agent will promptly correct any such errors and promptly recalculate transactions made under this Agreement using the correct net asset value, dividends or capital gains consistent with the Trust's then current net asset value error correction policy (including the policy's definition of the term "material"). To the extent that recalculation of one or more transactions does not make the Company's account with a Fund "whole," the Distributor shall make such account "whole." The Distributor shall not be responsible for payment of any costs of reprocessing transactions in units issued by an Account (or a sub-account of an Account) under the Contracts arising out of an error in the calculation of a Fund's net asset value, dividends or capital gains distributions if such error is discovered and corrected within five business days. Neither the Trust, any Fund, the Distributor, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by or on behalf of the Company or any other Participating Investor to the Trust or the Distributor.

2.8.	Limits on Purchasers. The Distributor and the Trust shall sell Trust shares only to life insurance companies and their separate accounts and to persons or plans ("Qualified Persons") that qualify to purchase shares of the Trust under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Accounts to consider the portfolio investments of the Trust as constituting investments of the Accounts for the purpose of satisfying the diversification requirements of Section 817(h). The Company hereby represents and warrants that it and each Account are Qualified Persons. The Distributor and the Trust shall not sell Trust shares to any insurance company or separate account unless an agreement is in effect between the Distributor, the Trust and the insurance company containing provisions substantially the same as those in Article VIII of this Agreement. The Distributor and the Trust shall not sell more than 10% of any Series of Trust shares to any Participating Plan unless an agreement is in effect between the Distributor, the Trust and the trustee (or other fiduciary) of the Plan containing provisions substantially the same as those in Article VIII of this Agreement. The Distributor and the Trust shall not sell Trust shares to any Participating Plan unless a written acknowledgment of the foregoing condition is received from the trustee (or other fiduciary) of the Plan.
2.9.	Disruptive Trading. The Trust has adopted policies designed to prevent frequent purchases and redemptions of any Series of Trust shares in quantities great enough to disrupt orderly management of the corresponding Fund's investment portfolio. These policies are disclosed in the Trust's prospectus. From time to time, the Trust and the Distributor implement procedures reasonably designed to enforce the Trust's disruptive trading policies and shall provide a written description of such procedures (and revisions thereto) to the Company. Such procedures may include the imposition of redemption fees as identified in Article 7.5 of this Agreement. The Company agrees to develop, adopt and maintain policies regarding transactions in Account units reasonably designed to complement the Trust's disruptive trading policies, and to implement Account transaction procedures reasonably designed, from time to time, to effectuate the Trust's procedures for preventing disruptive trading in Trust shares.

ARTICLE III
Representations and Warranties
3.1.	Company. The Company represents and warrants that: (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established each Account as a segregated asset account under applicable state law to serve as segregated investment accounts for the Contracts; (c) each Schedule 1 Account is duly registered as a unit investment trust under the 1940 Act and each such Account's 1940 Act Registration Statement has been filed with the SEC in accordance with the 1940 Act; (d) the Schedule 2 Accounts and Schedule 3 Accounts each qualify for the exclusions on which they rely for not registering as investment companies under the 1940 Act; (e) it has registered, or will register, all Schedule 1 Contracts offered and sold pursuant to this Agreement under the 1933 Act and has an effective Registration Statement for that purpose; (f) it will offer and sell the Contracts in compliance in all material respects with all applicable federal and state laws and regulations, including, but not limited to, state insurance law and federal securities law suitability requirements; (g) the Contracts have been filed, qualified and/or approved for sale, as applicable, under the insurance laws and regulations of the states in which the Contracts will be offered; (h) sales of the Schedule 2 Contracts and Schedule 3 Contracts properly qualify for exemptions on which the Company relies in not registering such Contracts, or interests in the Account through which each is issued, under the 1933 Act; (i) its activities and those of its employees in promoting the sale and distribution of the Contracts and effecting Contract Owner transactions in Account units have not caused, and will not cause, the Company to be deemed a broker-dealer, (j) orders it places for the purchase and redemption of Trust shares pursuant to Article 2.3 of this Agreement are the net result of transactions in units issued by an Account, instructions for which are received by the Company prior to the Trust's close of business as defined from time to time in the applicable Prospectus for such Series or Class (which as of the date of execution of this Agreement is the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York Time)), (k) as long as this Agreement remains in effect, it shall remain in continuous compliance with Article 6.3, Article 6.4 and Article 6.5 of this Agreement and (1) it will notify the Distributor and the Trust promptly if for any reason it is unable to perform its obligations under this Agreement.
3.2.	Trust. The Trust represents and warrants that: (a) it is a statutory trust duly organized and validly existing under the Delaware law; (b) it is duly registered under the 1940 Act as an open-end management investment company and has filed a 1940 Act Registration Statement with the SEC in accordance with the provisions of the 1940 Act; (c) Trust shares issued pursuant to this Agreement have been, or will be, duly authorized and validly issued in accordance with applicable law; (d) it will offer and sell Trust shares pursuant to this Agreement in compliance in all material respects with all applicable federal and state laws and regulations; (e) it has registered, or will register, all Trust shares offered and sold pursuant to this Agreement under the 1933 Act and has an effective Registration Statement for that purpose; (f) as long as this Agreement remains in effect, it shall remain in continuous compliance with Article 6.1 and Article 6.2 of this Agreement; (g) the Trust's Board, a majority of whom are not interested persons of the Trust, has formulated and approved a plan under Rule 12b-1 ("Rule 12b-1 Plan") to finance distribution expenses; and (h) it will notify the Company promptly if for any reason it is unable to perform its obligations under this Agreement..
3.3.	Distributor. The Distributor represents and warrants that: (a) it is a limited liability company duly organized and in good standing under Delaware law; (b) it is registered as a broker-dealer under federal and applicable state securities laws and is a member in good standing of the NASD; (c) Wells Fargo Funds Management, LLC ("Wells Fargo"), the Trust's investment adviser, is registered as an investment adviser under all applicable federal and state securities laws and that Wells Fargo and the Distributor will perform their obligations to the Trust in accordance with any applicable state and federal securities laws and; (d) the Distributor shall notify the Company promptly if for any reason it is unable to perform its obligations under this Agreement.
3.4.	Legal Authority. Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.
3.5.	Bonding Requirement. Each party represents and warrants that all of its directors, trustees, officers, members and employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond-or similar coverage for the benefit of the Trust in an amount not less than the amount required by the applicable rules of the NASD and the federal securities laws. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. All parties shall make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, shall provide evidence thereof promptly to any other party upon written request therefor, and shall notify the other parties promptly in the event that such coverage no longer applies.

ARTICLE IV
Regulatory Requirements
4.1.	Trust Filings. The Trust shall amend the Trust's Registration Statement from time to time and maintain its effectiveness as required in order to effect the continuous offering of Trust shares in compliance with applicable law. Notwithstanding the foregoing, the Trust shall register and qualify Trust shares for sale in accordance with the laws of various states if, and to the extent, deemed advisable by the Trust or the Distributor. The Trust shall amend the Trust's 1940 Act Registration Statement as required by the 1940 Act to maintain the Trust's registration under the 1940 Act for as long as Trust shares are outstanding. The Trust shall comply in all material respects with the 1940 Act.
4.2.	Account Filings. The Company shall amend the Registration Statement for each Schedule 1 Contract from time to time and maintain its effectiveness as required in order to effect the continuous offering of such Contracts in compliance with applicable law for as long as purchase payments are made under such Contracts. Notwithstanding the foregoing, the Company: (a) may permit the effectiveness of a Schedule 1 Contract's Registration Statement to expire if the Company has supplied the Trust with an SEC no-action letter or opinion of counsel satisfactory to the Trust's counsel to the effect that maintaining such Registration Statement on a current basis is no longer required, and (b) shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if, and to the extent, it considers such registration and qualification necessary. The Company shall amend each Schedule 1 Account's 1940 Act Registration Statement as required by the 1940 Act to maintain the Account's registration under the 1940 Act for as long as the Schedule 1 Contracts issued through that Account are in force. With regard to each Schedule 1 Account, the Company shall comply in all material respects with the 1940 Act.

The Company shall be responsible for filing all Contract forms, applications, marketing materials and other documents relating to the Contracts and/or the Account with state insurance commissions, as required or customary, and shall use its best efforts: (a) to obtain any and all approvals thereof, under applicable state insurance law, of each state or other jurisdiction in which Contracts are or may be offered for sale; and (b) to keep such approvals in effect for so long as the Contracts are outstanding.
4.3.	Delivery of Prospectuses by the Company. The Company shall deliver (or arrange for delivery of) an appropriate Prospectus to each prospective Contract Owner describing in all material respects the terms and features of the Contract being offered. The Company also shall deliver (or arrange for delivery of) a Prospectus for each Fund that a prospective Contract Owner identifies on his or her application as an intended investment option under a Contract or to which a Schedule 1 Contract Owner allocates premium payments to or transfers Contract value. The Company shall deliver (or arrange for delivery of) such Prospectuses at the times required by applicable provisions of the 1933 Act and rules or regulations thereunder.
4.4.	Voting of Trust Shares. The extent required by applicable law, whenever the Trust shall have a meeting of holders of any Series or Class of Trust shares, the Company shall:
·	solicit voting instructions from Contract Owners
·	vote Trust shares held in each Account at such shareholder meetings in accordance with instructions received from Contract Owners, and
·	vote Trust shares held in each Account for which it has not received timely instructions in the same proportion as it votes the applicable Series or Class of Trust shares for which it has received timely instructions.
Except with respect to matters as to which the Company has the right under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act, to vote Trust shares without regard to voting instructions from Contract Owners, neither the Company nor any of its affiliates will recommend action in connection with, or oppose or interfere with, the actions of the Trust Board to hold shareholder meetings for the purpose of obtaining approval or disapproval from shareholders (and, indirectly, from Contract Owners) of matters put before the shareholders.
As required by the conditions attaching to the SEC Order, the Company shall remain responsible for ensuring that it calculates voting instructions and votes Trust shares at shareholder meetings in a manner consistent with other Participating Investors. The Trust will notify the Company of any changes to the SEC Order, the conditions attaching thereto, or to any interpretation of the Order or conditions.
The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Trust will either provide for annual meetings (except to the extent that the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b) of the 1940 Act.
Further, the Trust will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.
4.5.	State Insurance Restrictions. The Company acknowledges and agrees that it is the responsibility of the Company and other Participating Insurance Companies to determine investment restrictions and any other restrictions, limitations or requirements under state insurance law applicable to any Fund or the Trust or the Distributor, and that neither the Trust nor the Distributor shall bear any responsibility to the Company, other Participating Insurance Companies or any Product Owners for any such determination or the correctness of such determination
4.6.	Interpretation of Law. Under no circumstances will the Trust, the Distributor or any of their affiliates (excluding Participating Investors) be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Company or any Contract Owner concerning the applicability of any federal or state laws, regulations or other authorities to the activities contemplated by this Agreement excluding any statements or representations in this agreement.
4.7.	Disclosure. The Trust's prospectus shall state that the statement of additional information for the Trust is available from either the Distributor or the Trust. The Trust hereby notifies the Company that it is appropriate to include in Contract Prospectuses, disclosure of the potential risks of mixed and shared funding.

4.8.	Drafts of Filings. As requested, the Trust and the Company shall provide to each other copies of draft versions of any Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations for voting instructions, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, prepared by or on behalf of either of them and that mentions the other party by name. Such drafts shall be provided to the other party sufficiently in advance of filing such materials with regulatory authorities in order to allow such other party a reasonable opportunity to review the materials.
4.9.	Copies of Filings. The Trust and the Company shall provide to each other at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations of voting instructions, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Trust, the Contracts or the Account, as the case may be, promptly after the filing by or on behalf of each such party of such document with the SEC or other regulatory authorities (it being understood that this provision is not intended to require the Trust to provide to the Company copies of any such documents prepared, filed or used by Participating Investors other than the Company and the Account or to require the Company to provide to the Trust copies of any such documentation prepared, filed or used with respect to underlying funds other than Series of the Trust).
4.10.	Regulatory Responses. Each party shall promptly provide to all other parties copies of responses to no-action requests, notices, orders and other rulings received by such party with respect to any filing covered by Section 4.9 of this Agreement.
4.11.	Complaints and Proceedings
(a)	The Trust and/or the Distributor shall immediately notify the Company of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Trust's Registration Statement or the Prospectus of any Series or Class; (ii) any request by the SEC for any amendment to the Trust's Registration Statement or the Prospectus of any Series or Class; (iii) the initiation of any proceedings for that purpose or for any other purposes, relating to the registration or offering of the Trust shares; or (iv) any other action or circumstances that may prevent the lawful offer or sale of Trust shares or any Class or Series in any state or jurisdiction, including, without limitation, any circumstance in which (A) such shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (B) such law precludes the use of such shares as an underlying investment medium for the Contracts or the Accounts. The Trust will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
(b)	The Company shall immediately notify the Trust and the Distributor of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Contracts' Registration Statement or the Contracts' Prospectus; (ii) any request by the SEC for any amendment to the Contracts' Registration Statement or Prospectus; (iii) the initiation of any proceedings for that purpose or for any other purposes relating to the registration or offering of the Contracts; or (iv) any other action or circumstances that may prevent the lawful offer or sale of the Contracts or any class of Contracts in any state or jurisdiction, including, without limitation, any circumstance in which such Contracts are not registered, qualified and approved, and, in all material respects, issued and sold in accordance with applicable state and federal laws The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
(c)	Each party shall immediately notify the other parties when it receives notice, or otherwise becomes aware of, the commencement of any litigation or proceeding against such party or a person affiliated therewith in connection with the issuance or sale of Trust shares.

(d)	The Company shall provide to the Trust and the Distributor any complaints it has received from Contract Owners pertaining to the Trust or a Fund, and the Trust and Distributor shall each provide to the Company any complaints it has received from Contract Owners relating to the Contracts or the Company.
4.12.	Cooperation. Each party hereto shall cooperate with the other parties and all appropriate government authorities (including without limitation the SEC, the NASD and state securities and insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any examination, inquiry, or investigation by any such authority relating to this Agreement or the transactions contemplated hereby. However, such access shall not extend to attorney-client privileged information.

ARTICLE V
Sale, Administration and Servicing of the Contracts
5.1.	Sale of the Contracts. The Company shall be fully responsible as to the Trust and the Distributor for the sale and marketing of the Contracts. The Company shall provide Contracts, the Contracts' and Trust's Prospectuses, Contracts' and Trust's Statements of Additional Information, and all amendments or supplements to any of the foregoing to Contract Owners and prospective Contract Owners, all in accordance with federal and state laws. Without limiting the generality of the foregoing, the Company shall: (1) enter into and enforce agreements with affiliated and unaffiliated parties to, and (2) adopt and implement written compliance policies and procedures reasonably designed to, ensure that:
·	all persons offering or selling the Contracts are duly licensed and registered under applicable insurance and securities laws,
·	all individuals offering or selling the Contracts are duly appointed agents of the Company and are registered representatives of a NASD member broker-dealer,
·	each sale of a Contract satisfies applicable suitability requirements under insurance and securities laws and regulations, including without limitation the rules of the NASD,
·	persons offering or selling the Contracts disclose to prospective Contract Owners remuneration each expects to receive in connection with sales of the Contracts and any conflicts of interest arising therefrom as required by applicable law, and
·	persons offering or selling the Contracts do not intend to engage in Account unit transactions that would violate the Company's or the Trust's disruptive trading policies
5.2.	Anti-Money Laundering. The Company shall comply with all applicable laws and regulations designed to prevent money "laundering", and if required by such laws or regulations, to share with the Trust information about individuals, entities, organizations and countries suspected of possible terrorist or money "laundering" activities in accordance with Section 314(b) of the USA Patriot Act. In particular, the Company agrees that it will have written policies and procedures reasonably designed to ensure that :
·	as part of processing an application for a Contract, it will verify the identity of applicants and, if an applicant is not a natural person; will verify the identity of prospective principal and beneficial owners submitting an application for a Contract,
·	as part of processing an application for a Contract, it will verify that no applicant, is a "specially designated national" or a person from an embargoed or "blocked" country as indicated by the Office of Foreign Asset Control ("OFAC") list of such persons,
·	as part of its ongoing compliance with the USA Patriot Act, it will, from time to time, reverify that no Contract Owner, is a "specially designated national" or a person from an embargoed or "blocked" country as indicated by the Office of Foreign Asset Control ("OFAC") list of such persons, and
·	money tendered to the Trust as payment for Trust shares did not originate with a bank lacking a physical place of business (i.e., a "shell" bank) or from a country or territory named on the list of high-risk or non-cooperating countries or jurisdictions published by the Financial Action Task Force.

If any of the foregoing cease to be true, the Trust or its agents, in compliance with the USA Patriot Act or Bank Secrecy Act, may seek authority to block transactions in Account units arising from accounts of one or more such Contract Owners with the Company or of one or more of the Company's accounts with the Trust.
The Trust and the Distributor shall comply with all applicable laws and regulations designed to prevent money "laundering", and if required by such laws or regulations, to share with the Company information about individuals, entities, organizations and countries suspected of possible terrorist or money "laundering" activities in accordance with Section 314(b) of the USA Patriot Act.
5.3.	Administration and Servicing of the Contracts. The Company shall be fully responsible for the underwriting, issuance, service and administration of the Contracts and for the administration of the Account, including, without limitation, the calculation of performance information for the Contracts, the timely payment of Contract Owner redemption requests and processing of Contract transactions, and the maintenance of a service center, such functions to be performed in all respects at a level commensurate with those standards prevailing in the variable insurance industry. The Company shall provide to Contract Owners all Trust reports, solicitations for voting instructions including any related Trust proxy solicitation materials, and updated Trust Prospectuses as required under the federal securities laws.
5.4.	Customer Complaints. The Company shall promptly address all complaints from Contract Owners and resolve such complaints consistent with high ethical standards and principles of ethical conduct.
5.5.	Trust Prospectuses and Reports. In order to enable the Company to fulfill its obligations under this Agreement and the federal securities laws, the Trust shall provide the Company with a copy, in camera-ready form or form otherwise suitable for printing or duplication of: (a) the Trust's Prospectus for the Series and Classes listed on Schedule 4 and any supplement thereto; (b) any Trust proxy soliciting material for such Series or Classes; and (c) any Trust periodic shareholder reports. The Trust and the Company may agree upon alternate arrangements, but in all cases, the Trust reserves the right to approve the printing of any such material. The Trust shall make available to the Company on the Trust's website each Statement of Additional Information and supplement thereto. The Trust shall provide the Company at least 10 days advance written notice when any such material shall become available, provided, however, that in the case of a supplement, the Trust shall provide the Company reasonable notice in the circumstances, it being understood that circumstances surrounding such supplement may not allow for advance notice. The Company may not alter any material so provided by the Trust or the Distributor (including, without limitation, presenting or delivering such material in a different medium such as electronic mail or attachments thereto) without the prior written consent of the Distributor.
5.6.	Trust Advertising Material. Neither the Company or any person directly or indirectly authorized by the Company (including, without limitation, underwriters, distributors, and sellers of the Contracts) shall use any piece of advertising, sales literature or other promotional material in which the Trust, the Distributor, Wells Fargo, or a sub-adviser retained by Wells Fargo to manage a Fund, is named, except with the prior written consent of the Trust or the Distributor. The Company shall furnish to the Trust or the Distributor each such piece of advertising, sales literature or other promotional material at least five (5) days prior to its use. The Trust or the Distributor shall respond to any request for written consent on a prompt and timely basis, but failure to respond shall not relieve the Company of the obligation to obtain the prior written consent of the Trust or the Distributor. After receiving the Trust's or Distributor's consent to the use of any such material, no further changes may be made without obtaining the Trust's or Distributor's consent to such changes. The Trust or Distributor may at any time in its sole discretion revoke such written consent, and upon notification of such revocation, the Company shall no longer use the material subject to such revocation. The Company shall be responsible for filing any such materials with the NASD as applicable.
5.7.	Contracts Advertising Material. The Trust and the Distributor shall not use any piece of advertising or sales literature or other promotional material in which the Company, an Account or a Contract is named, except with the prior written consent of the Company. The Trust or the Distributor shall furnish to the Company each such piece of advertising, sales literature or other promotional material at least five (5) days prior to its use. The Company shall respond to any request for written consent on a prompt and timely basis, but failure to respond shall not relieve the Trust or the Distributor of the obligation to obtain the prior written consent of the Company. After receiving the Company's consent to the use of any such material, no further changes may be made by the Trust or Distributor without obtaining the Company's consent to such changes. The Company may at any time in its sole discretion revoke any written consent, and upon notification of such revocation, neither the Trust nor the Distributor shall use the material subject to such revocation. The Trust and the Distributor shall be responsible for filing any such materials with the NASD as applicable.
5.8.	Trade Names. No party shall use any other party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such other party, or after written consent therefor has been revoked. The Company shall not use in advertising, publicity or otherwise the name of the Trust, Distributor, or any of their affiliates nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Trust, Distributor, or their affiliates without the prior written consent of the Trust or the Distributor in each instance. The Trust, Distributor or any of their affiliates shall not use in advertising, publicity or otherwise the name of the Company nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Company without the prior written consent of the Company in each instance.
5.9.	Representations by Company. Except with the prior written consent of the Trust, the Company shall not give any information or make any representations or statements about the Trust or the Funds nor shall it authorize or allow any other person to do so except information or representations contained in the Trust's Registration Statement or the Trust's Prospectuses or in reports or proxy statements for the Trust, or in advertisements, sales literature or other promotional material approved in writing by the Trust or its designee in accordance with this Article V, or in published reports or statements of the Trust in the public domain.
The Company agrees to have written compliance procedures reasonably designed to ensure that advertisements, sales literature or other promotional material for the Contracts prepared by the Company or its affiliates will be consistent with every law, rule, and regulation of any regulatory agency or self-regulatory agency that applies to the Contracts or to the sale of the Contracts, including, but not limited to, NASD Conduct Rule 2210 and IM-2210-1, IM-2210-2 and IM-2210-3 thereunder.
The Company has adopted and implemented, or shall adopt and implement, written compliance procedures reasonably designed to ensure that information concerning the Trust, the Distributor, or any of their affiliates which is intended for use by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract Owners or prospective Contract Owners) is so used, and neither the Trust, the Distributor, nor any of their affiliates shall be liable for any losses, damages, or expenses relating to the improper use of such broker only materials by agents of the Company or its affiliates who are unaffiliated with the Trust or the Distributor. The parties hereto agree that this Section 5.9 is not intended to designate nor otherwise imply that the Company is an underwriter or distributor of the Trust's shares.
5.10.	Representations by Trust. Except with the prior written consent of the Company, the Trust shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts or the Contracts other than the information or representations contained in the appropriate Contract Registration Statement or Contract Prospectus or in published reports of the Company or the Accounts which are in the public domain or in advertisements, sales literature or other promotional material approved in writing by the Company in accordance with this Article V.
The Trust agrees to ensure that advertisements, sales literature or other promotional material for the Trust prepared by the Distributor or its affiliates in connection with the sale of the Contracts will be consistent with every law, rule, and Regulation of any regulatory agency or self regulatory agency that applies to the Trust or to the sale of Trust shares, including, but not limited to, NASD Conduct Rule 2210 and IM-2210-1, IM-2210-2 and IM-2210-3 thereunder.
The Trust or the Distributor shall mark information produced by or on behalf of the Trust which is intended for use by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract Owners or prospective Contract Owners) "FOR BROKER USE ONLY," and neither the Company nor any of its affiliates shall be liable for any losses, damages, or expenses arising on account of the use by brokers of such information with third parties in the event that it is not so marked.
5.11.	Advertising. For purposes of this Article V, the phrase "advertising, sales literature or other promotional material" includes, but is not limited to, any material constituting sales literature or advertising under the NASD Conduct rules, the 1940 Act or the 1933 Act. Such material includes, without limitation, the following materials for prospective Contract Owners, existing Contract Owners, wholesalers and other broker-dealers, rating or ranking agencies, or the press:

·	advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, websites, or other public media),
·	sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, electronic mail, or published article),
·	educational or training materials or other communications distributed or made generally available to some or all agents or employees, and
·	registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

ARTICLE VI
Compliance with Code
6.1.	Section 817(h). The Trust will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and regulations thereunder. Without limiting the scope of the foregoing, the Trust shall ensure that each Fund will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5 thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications to such Section and Regulation or successors thereto. The Trust shall notify the Company immediately upon having a reasonable basis for believing that a Fund has failed to so comply or that it might not comply in the future. The Trust will provide the Company with a report on a quarterly basis confirming that it is in compliance with Section 817(h) and Subchapter M of the Code.
6.2.	Subchapter M. The Trust shall maintain the qualification of each Fund as a regulated investment company (under Subchapter M or any successor or similar provision), and the Trust shall notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.
6.3.	Contracts. The Company shall ensure that at the time each Contract is issued it is treated as a life insurance, endowment, or annuity contract under applicable provisions of the Code, and that as long as the Accounts hold shares of the Trust the Company shall maintain such treatment for each outstanding Contract. The Company shall notify the Trust and the Distributor immediately upon having any basis for believing that the Contracts will not be treated as life insurance, endowment, or annuity contracts under applicable provisions of the Code.
6.4.	Regulation 1.817-5(f). The Company shall ensure that no Fund fails to remain eligible for "look-through" treatment under Treasury Regulation 1.817-5(f) by reason of a current or future failure of the Company, the Accounts or the Contracts to comply with any applicable requirements of the Code or Treasury Regulations. The Company shall notify the Trust and the Distributor immediately upon having any basis for believing that the failure of the Company, the Accounts or the Contracts to comply with any applicable requirements of the Code or Treasury Regulations could render a Fund ineligible, or jeopardize a Fund's eligibility, for "look-through" treatment under Treasury Regulation 1.817-5(f). In the event of such a failure, the Company shall take all necessary steps to cure any such failure, including, if necessary, obtaining a waiver or closing agreement with respect to such failure from the U.S. Internal Revenue Service at the Company's expense.
6.5.	Modified Endowment Contracts. The Company shall ensure that any Prospectus offering a variable life insurance Contract in circumstances where it is reasonably probable that such Contract would be a "modified endowment contract," as that term is defined in Section 7702A of the Internal Revenue Code, will identify such Contract as a modified endowment contract.

ARTICLE VII
Expenses
7.1.	Expenses. All expenses incident to each party's performance under this Agreement (including expenses expressly assumed by such party pursuant to this Agreement) shall be paid by such party to the extent permitted by law.
7.2.	Trust Expenses. Expenses incident to the Trust's performance of its duties and obligations under this Agreement include, but are not limited to, the costs of:
(a)	registration and qualification of the Trust shares under the federal securities laws;
(b)	preparation and filing with the SEC of the Trust's Prospectuses, Trust's Statement of Additional Information, Trust's Registration Statement, Trust proxy materials and shareholder reports, and preparation of a "camera-ready" copy of the foregoing;
(c)	preparation of all statements and notices required by any federal or state securities law;
(d)	printing of all proxy materials, shareholder reports, prospectuses and other documents required to be provided by the Trust to its existing shareholders, and providing sufficient copies of the same to the Company for distribution to Contract Owners currently invested in the Trust; provided, however, that if the Company prints copies of the Trust's prospectuses (or portions thereof) as part of a larger document containing prospectuses of other investment companies, the Trust shall bear the expense only of its share of the cost of printing the document (for this purpose, the Trust's share shall be the percentage of the total cost of the document represented by the ratio that the number of pages of the Trust's prospectus bears to the total number of pages);
(e)	all taxes on the issuance or transfer of Trust shares;
(f)	payment of all applicable fees relating to the Trust, including, without limitation, all fees due under Rule 24f-2 in connection with sales of Trust shares to qualified retirement plans, custodial, auditing, transfer agent and advisory fees, fees for insurance coverage and Trustees' fees; and
(g)	any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.
7.3.	Company Expenses. Expenses incident to the Company's performance of its duties and obligations under this Agreement include, but are not limited to, the costs of:
(a)	registration and qualification of the Contracts under the federal securities laws;
(b)	preparation and filing with the SEC of the Contracts' Prospectus and Contracts' Registration Statement;
(c)	the sale, marketing and distribution of the Contracts, including printing and dissemination of Contract Prospectuses to current and prospective Contract owners and of the Trust's Prospectuses to prospective Contract Owners as well as compensation for Contract sales;
(d)	administration of the Contracts;
(e)	solicitation of voting instructions, including distribution of Trust proxy materials to Contract Owners;
(f)	payment of all applicable fees relating to Accounts and the Contracts, including, without limitation, all fees due under Rule 24f-2;
(g)	preparation, printing and dissemination of all statements and notices to Contract Owners required by any federal or state insurance law other than those paid for by the Trust; and
(h)	preparation, printing and dissemination of all marketing materials for the Contracts and Trust except where other arrangements are made in advance.
7.4.	Other Expenses and Payments. The Trust and the Distributor shall pay no fee or other compensation to the Company under this Agreement. Each party, however, shall, in accordance with the allocation of expenses specified in this Agreement, reimburse other parties for expenses initially paid by one party, but allocated to another party. In addition, nothing herein shall prevent the parties from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating.to the Trust, the Distributor, the Company or the Accounts. Notwithstanding the foregoing, pursuant to the distribution plan adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act, and as contemplated by Article 3.2(g) of this Agreement, the Trust or any Series or Class thereof may pay the Distributor and the Distributor may pay the principal underwriter or distributor of one or more classes of Contracts, for activities primarily intended to result in the sale of Contracts or of Trust shares by the Accounts through which such Contracts are issued. Likewise, if the Trust or any Series or Class adopts and implements a shareholder service plan pursuant to Rule 12b-1 under the 1940 Act, or otherwise, then the Trust or the appropriate Series or Class shall pay the Distributor and the Distributor shall pay the principal underwriter or distributor of one or more classes of Contracts, or the Company, for activities related to personal service and/or maintenance of Contract Owner accounts, as permitted by such Plan.
7.5.	Redemption Fees. As a procedure in furtherance of its policies on disruptive trading of Trust shares, the Trust may assess fees, to be paid by one or more Accounts or by the Company, upon redemption of shares of one or more Series or Classes of the Trust within certain stated time periods after such shares have been purchased.

ARTICLE VIII
Potential Conflicts
8.1.	SEC Order. The parties to this Agreement acknowledge that the Trust has obtained an SEC order (the "SEC Order") granting exemptions from various provisions of the 1940 Act and the rules thereunder to Participant Accounts supporting variable life insurance policies to the extent necessary to permit them to hold Trust shares when Trust shares also are sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and other Qualified Persons (as defined in Section 2.8 hereof). The SEC Order is conditioned upon the Trust and each Participating Insurance Company complying with conditions and undertakings substantially as provided in this Article VIII. The Trust will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings on that company as are imposed on the Company pursuant to this Article VIII.
8.2.	Company Monitoring Requirements. The Company will monitor its operations and those of the Trust for the purpose of identifying any material irreconcilable conflicts or potential material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Product Owners of variable annuity contracts.
8.3.	Company Reporting Requirements. The Company shall report any conflicts or potential conflicts to the Trust Board and will provide the Trust Board, at least annually, with all information reasonably necessary for the Trust Board to consider any issues raised by such existing or potential conflicts or by the conditions and undertakings required by the SEC Order. The Company also shall assist the Trust Board in carrying out its obligations including, but not limited to: (a) informing the Trust Board whenever it disregards Contract Owner voting instructions with respect to variable life insurance policies, and (b) providing such other information and reports as the Trust Board may reasonably request. The Company will carry out these obligations with a view only to the interests of Contract Owners.
8.4.	Trust Board Monitoring and Determination. The Trust Board shall monitor the Trust for the existence of any material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Product Owners of variable annuity contracts and determine what action, if any, should be taken in response to those conflicts. A majority vote of Trustees who are not interested persons of the Trust as defined in the 1940 Act (the "disinterested trustees") shall represent a conclusive determination as to the existence of a material irreconcilable conflict between or among the interests of Product Owners and Participating Plans and as to whether any proposed action adequately remedies any material irreconcilable conflict. The Trust Board shall give prompt written notice to the Company and Participating Plans of any such determination. Minutes of the meetings of the Trust Board, or other appropriate records of the Trust, shall record all reports received by the Board regarding such conflicts and all actions taken by the Board in response.
8.5.	Undertaking to Resolve Conflict. In the event that a material irreconcilable conflict of interest arises between Product Owners of variable life insurance policies or Product Owners of variable annuity contracts and Participating Plans, the Company will, at its own expense, take whatever action is necessary to remedy such conflict as it adversely affects Contract Owners up to and including (1) establishing a new registered management investment company, and (2) withdrawing assets from the Trust attributable to reserves for the Contracts subject to the conflict and reinvesting such assets in a different investment medium (including another Fund) or submitting the question of whether such withdrawal should be implemented to a vote of all affected Contract Owners, and, as appropriate, segregating the assets supporting the Contracts of any group of such owners that votes in favor of such withdrawal, or offering to such owners the option of making such a change. The Company will carry out the responsibility to take the foregoing action with a view only to the interests of Contract Owners.
8.6.	Withdrawal. If a material irreconcilable conflict arises because of the Company's decision to disregard the voting instructions of Contract Owners of variable life insurance policies and that decision represents a minority position or would preclude a majority vote at any Fund shareholder meeting, then, if Trust Board so requests, the Company will redeem the shares of the Trust to which the disregarded voting instructions relate and terminate this Agreement with respect to the Account through which such Contracts were issued. No charge or penalty, however, will be imposed in connection with such a redemption.
8.7.	Expenses Associated with Remedial Action. In no event shall the Trust be required to bear the expense of establishing a new funding medium for any Contract. The Company shall not be required by this Article VIII to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict.
8.8.	Successor Rules. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provisions of the 1940 Act or the rules promulgated thereunder with respect to mixed and shared funding on terms and conditions materially different from those contained in the SEC Order, then (a) the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e¬2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, as applicable, to the extent such rules are applicable, and (b) Sections 8.2 through 8.7 of this. Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE IX
Indemnification
9.1.	Indemnification by the Company. The Company hereby agrees to, and shall, indemnify and hold harmless the Trust, the Distributor and each person who controls or is affiliated with the Trust or the Distributor within the meaning of such terms under the 1933 Act or 1940 Act (but not any Participating Insurance Companies or Qualified Persons) and any officer, trustee, partner, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities:
(a)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Contracts' Registration Statement, Contracts' Prospectus, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Trust or the Distributor for use in the Contracts' Registration Statement, Contracts' Prospectus or in the Contracts or sales literature or promotional material for the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
(b)	arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust or Distributor in writing by or on behalf of the Company; or
(c)	arise out of or are based upon statements or representations by or on behalf of the Company (other than statements or representations contained in the Trust Registration Statement, Trust Prospectus, or advertisements, sales literature or other promotional material of the Trust not prepared or supplied by the Company or persons under its control) or any wrongful conduct of, or violation of federal or state law by, the Company or persons under its control or subject to its authorization, including without limitation, any broker-dealers or agents authorized to sell the Contracts, with respect to the sale, marketing or distribution of the Contracts or Trust shares, including, without limitation, any impermissible use of broker-only material, unsuitable or improper sales of the Contracts or unauthorized representations about the Contracts or the Trust; or
(d)	arise as a result of any failure by the Company or persons under its control (or subject to its authorization) to provide services, furnish materials or make payments as required under this Agreement; or
(e)	arise out of or result from any material breach by the Company or persons under its control (or subject to its authorization) of this Agreement; or
(f)	arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement hereof, any failure to transmit a request for redemption or purchase of Trust shares or payment therefor on a timely basis in accordance with the procedures set forth in Article II, or any failure to deliver a Fund's prospectus as required by Article 4.3 hereunder.
This indemnification is in addition to any liability that the Company may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.
9.2.	Indemnification by the Trust. The Trust hereby agrees to, and shall, indemnify and hold harmless the Company and each person who controls or is affiliated with the Company within the meaning of such terms under the 1933 Act or 1940 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities are related to the operations of the Trust and:
(a)	arise out of or are based upon any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto as specified in Article VI of this Agreement); or
(b)	arise out of or result from any material breach of any representation or warranty made by the Trust under this Agreement or arise out of or result from any other material breach of this Agreement by the Trust or persons under its control (or subject to its authorization).
it being understood that in no way shall the Trust be liable to the Company with respect to any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or otherwise or as to which the Company failed to inform the Trust in accordance with Section 4.5 hereof This indemnification is in addition to any liability that the Trust may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.
9.3.	Indemnification by the Distributor. The Distributor hereby agrees to, and shall, indemnify and hold harmless the Company and each person who controls or is affiliated with the Company within the meaning of such terms under the 1933 Act or 1940 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities:
(a)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or omission was made in reliance upon and in conformity with information furnished in writing by the Company to the Trust or Distributor for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
(b)	arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contracts' Registration Statement, Contracts' Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission or alleged statement or omission was made in reliance upon information furnished in writing by or on behalf of the Distributor or the Trust to the Company; or
(c)	arise out of or are based upon statements or representations by or on behalf of the Distributor (other than statements or representations contained in the Contracts or in the Contract or Trust Registration Statement, Contract or Trust Prospectus, or advertisements, sales literature or other promotional material of the Contracts or Trust not prepared or supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control with respect to the sale of Trust shares or the Contracts; or
(d)	arise as a result of any failure by the Distributor or persons under its control to provide services, furnish materials or make payments as required under the terms of this Agreement; or
(e)	arise out of or result from any material breach by the Distributor or persons under its control (or subject to its authorization) of this Agreement;
(f)	arise out of or result from any breach of any representation or warranty made by the Distributor in this Agreement hereof.
it being understood that in no way shall the Distributor be liable to the Company with respect to any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or otherwise or as to which the Company failed to inform the Distributor in accordance with Section 4.5 hereof. This indemnification is in addition to any liability that the Distributor may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.
9.4.	Indemnification Procedures. After receipt by a party entitled to indemnification ("indemnified party") under this Article IX of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article IX ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.
A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX. The indemnification provisions contained in this Article IX shall survive any termination of this Agreement.
ARTICLE X
Relationship of the Parties; Termination
10.1.	Relationship of Parties. The Company is an independent contractor vis-a-vis the Trust, the Distributor, or any of their affiliates for all purposes hereunder and will have no authority to act for or represent any of them (except to the limited extent the Company acts as agent of the Trust pursuant to Section 2.3(a) of this Agreement). In addition, no officer or employee of the Company will be deemed to be an employee or agent of the Trust, Distributor, or any of their affiliates. The Company will not act as an "underwriter" or "distributor" of Trust shares, as those terms variously are used in the 1940 Act, the 1933 Act, and rules and regulations promulgated thereunder. Likewise, the Company is not a "transfer agent" of the Trust as that term is used in the 1934 Act and rules and regulations thereunder. Consistent with the foregoing, the Company is not a "service provider" to the Trust as that term is defined in Rule 38a-1 under the 1940 Act. The Company agrees to cooperate with the Trust in the Trust's efforts to comply with Rule 38a-1, including, but not limited to:
·	adopting and implementing written compliance policies and procedures reasonably designed to prevent the Company from violating the federal securities laws (as defined in the Rule) in its provision of services to the Trust pursuant to this Agreement, and
·	providing such documentation as the Trust may reasonably request from time to time with respect to the policies and procedures the Company has in place to ensure compliance with a specific statutory provision or rule.
10.2.	Non-Exclusivity and Non-Interference. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust shares may be sold to other insurance companies and investors (subject to Section 2.8 hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to this Article X:
(a)	the Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act;
(b)	the Company shall not, without the prior written consent of the Distributor (unless otherwise required by applicable law), solicit, induce or encourage Contract Owners to change or modify the Trust to change the Trust's distributor or investment adviser, to transfer or withdraw Contract Values allocated to a Fund, or to exchange their Contracts for contracts not allowing for investment in the Trust;
(c)	the Company shall not substitute shares of another investment company for shares of one or more Funds without providing written notice to the Distributor at least 90 days in advance of effecting any such substitution; and
(d)	the Company shall not withdraw the Account's investment in the Trust or a Fund of the Trust except as necessary to facilitate Contract Owner requests and routine transactions in Account units.
10.3.	Termination of Agreement. This Agreement shall not terminate until (a) the Trust is dissolved, liquidated, or merged into another entity, or (b) as to any Fund that has been made available hereunder, no Accounts continue to invest in that Fund and the Company has confirmed in writing to the Distributor that it no longer intends to invest in such Fund. However, certain obligations of, or restrictions on, the parties to this Agreement may terminate as provided in Sections 10.4 through 10.6 and the Company may be required to redeem Trust shares pursuant to Section 10.7 or in the circumstances contemplated by Article VIII. Article IX and Sections 5.8, and 10.8 shall survive any termination of this Agreement.
10.4.	Termination of Offering of Trust Shares. The obligation of the Trust and the Distributor to make Trust shares available to the Company for purchase pursuant to Article II of this Agreement shall terminate at the option of the Distributor upon written notice to the Company as provided below:
(a)	upon institution of formal proceedings against the Company, by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Trust shares, or an expected or anticipated ruling, judgment or outcome which would, in the Distributor's reasonable judgment exercised in good faith, materially impair the Company's or Trust's ability to meet and perform the Company's or Trust's obligations and duties hereunder, such termination effective upon 15 days prior written notice;
(b)	in the event that any Schedule 1 Contract is not registered;
(c)	if the Distributor shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Trust or the Distributor, such termination effective upon 30 days prior written notice;
(d)	if the Distributor suspends or terminates the offering of Trust shares of any Series or Class to all Participating Investors or only designated Participating Investors, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Distributor acting in good faith, suspension or termination is necessary in the best interests of the shareholders of any Series or Class (it being understood that "shareholders" for this purpose shall mean Product Owners), such notice effective immediately upon receipt of written notice, it being understood that a lack of Participating Investor interest in a Series or Class may be grounds for a suspension or termination as to such Series or Class and that a suspension or termination shall apply only to the specified Series or Class;
(e)	upon the Company's assignment of this Agreement (including, without limitation, any transfer of the Contracts or the Account to another insurance company pursuant to an assumption reinsurance agreement) unless the Trust consents thereto, such termination effective upon 30 days prior written notice;
(f)	if the Company is in material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the Trust within 10 days after written notice of such breach has been delivered to the Company, such termination effective upon expiration of such 10-day period; or
(g)	upon the determination of the Trust's Board to dissolve, liquidate or merge the Trust as contemplated by Section 10.3(a), upon termination of the Agreement pursuant to Section 10.3(b), or upon notice from the Company pursuant to Section 10.5 or 10.6, such termination pursuant hereto to be effective upon 15 days prior written notice.
Except in the case of an option exercised under clause (b), (d) or (g), the obligations shall terminate only as to new Contracts and the Distributor shall continue to make Trust shares available to the extent necessary to permit owners of Contracts in effect on the effective date of such termination (hereinafter referred to as "Existing Contracts") to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts.
10.5.	Termination by the Company of Investment in a Fund. The Company may elect to cease investing in a Fund, or withdraw its investment or the Account's investment in a Fund, subject to compliance with applicable law, upon 120 days written notice to the Trust, or upon written notice to the Trust within 15 days of the occurrence of any of the following events (unless provided otherwise below):
(a)	if the Trust informs the Company pursuant to Section 4.5 that it will not cause such Fund to comply with investment restrictions as requested by the Company and the Trust and the Company are unable to agree upon any reasonable alternative accommodations;

(b)	if shares in such Fund are not reasonably available to meet the requirements of the Contracts as determined by the Company (including any non-availability as a result of notice given by the Distributor pursuant to Section 10.4(d)), and the Distributor, after receiving written notice from the Company of such non-availability, fails to make available, within 10 days after receipt of such notice, a sufficient number of shares in such Fund or an alternate Fund to meet the requirements of the Contracts; or
(c)	if such Fund fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure; or
(d)	if such Fund ceases to qualify as a regulated investment company under Subchapter M of the Code, as defined therein, or any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify, and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure within 30 days;
Such termination shall apply only as to the affected Fund and shall not apply to any other Fund in which the Company or the Account invests.
10.6.	Termination by the Company of Investment in all Funds. The Company may elect to cease investing in all Series or Classes of the Trust made available hereunder, or withdraw its investment or an Account's investment in the Trust, subject to compliance with applicable law, upon 180 days written notice to the Trust, or upon written notice to the Trust within 15 days of the occurrence of any of the following events (unless provided otherwise below):
(a)	upon institution of formal proceedings against the Trust or the Distributor (but only with regard to the Trust) by the NASD, the SEC or any state securities or insurance commission or any other regulatory body; or
(b)	if the Trust or Distributor is in material breach of a provision of this Agreement, which breach has not been cured to the satisfaction of the Company within 10 days after written notice of such breach has been delivered to the Trust or the Distributor, as the case may be, such termination effective upon expiration of such 10-day period.
10.7.	Company Required to Redeem. The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Trust reasonably believes that any such Contracts may fail to so qualify, the Trust shall have the right to require the Company to redeem Trust shares attributable to such Contracts upon notice to the Company and the Company shall so redeem such Trust shares in order to ensure that the Trust complies with the provisions of Section 817(h) of the Code applicable to ownership of Trust shares. Notice to the Company shall specify the period of time the Company has to redeem the Trust shares or to make other arrangements satisfactory to the Trust and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code. In addition, the Company may be required to redeem Trust shares pursuant to action taken or request made by the Trust Board in accordance with the SEC Order described in Article VIII or any conditions or undertakings set forth or referenced therein, or other SEC rule, regulation or order that may be adopted after the date hereof. The Company agrees to redeem shares in the circumstances described herein and to comply with applicable terms and provisions. Also, in the event that the Distributor suspends or terminates the offering of a Series or Class pursuant to Section 10.4(d) of this Agreement, the Company, upon request by the Distributor, will cooperate in taking appropriate action to withdraw the Account's investment in the respective Fund.
10.8.	Confidentiality. The Company and the Trust will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the Trust, the Distributor, and their affiliates. The Trust and the Distributor will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the Company and its affiliates.

ARTICLE XI
Applicability to New Accounts and New Contracts
The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect, as appropriate, changes in or relating to the Contracts, any Series or Class, additions of new classes of Contracts to be issued by the Company and separate accounts therefor investing in the Trust. Such amendments may be made effective by each party acknowledging in writing its approval of a copy of the revised schedule. The provisions of this Agreement shall be equally applicable to each such class of Contracts, Series, Class or separate account, as applicable, effective as of the date of amendment of such Schedule, unless the context otherwise requires. The parties to this Agreement may amend this Agreement from time to time by written agreement signed by all of the parties.
ARTICLE XII
Notice, Request or Consent
Any notice, request or consent to be provided pursuant to this Agreement is to be made in writing and shall be given:
If to the Trust or the Distributor:
National Accounts
Wells Fargo Advantage Funds
525 Market Street, 12th Floor
MAC A0103-123
San Francisco, CA 94105
If to the Company:

Christopher Fehr
Vice President
Horace Mann Life Insurance Company
#1 Horace Mann Plaza
Springfield, IL 62715
or at such other address as such party may from time to time specify in writing to the other party. Each such notice, request or consent to a party shall be sent by registered or certified United States mail with return receipt requested or by overnight delivery with a nationally recognized courier, and shall be effective upon receipt. Notices pursuant to the provisions of Article II may be sent by facsimile to the person designated in writing for such notices.
ARTICLE XIII
Miscellaneous
13.1. Interpretation. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the state of Delaware, without giving effect to the conflicts of laws provisions thereof, subject to the following rules:
(a)	This Agreement shall be subject to the provisions of the 1933 Act, 1940 Act and Securities Exchange Act of 1934, as amended, and the rules, regulations and rulings thereunder, including the SEC Order and such other exemptions from those statutes, rules, and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.

(b)	The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
(c)	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
(d)	The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
13.2.	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.
13.3.	No Assignment. Neither this Agreement nor any of the rights and obligations hereunder may be assigned by the Company, the Distributor or the Trust without the prior written consent of the other parties.
13.4.	Declaration of Trust. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of the state of Delaware, and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as trustees, and is not binding upon any of the Trustees, officers or shareholders of the Trust individually, but binding only upon the assets and property of the Trust. No Series of the Trust shall be liable for the obligations of any other Series of the Trust.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.
WELLS FARGO VARIABLE TRUST
(Trust)
Date: _____________	By:	_/s/ Karla M Rabusch_________________________________
Name: Karla Rabusch
Title:President

WELLS FARGO FUNDS DISTRIBUTOR, LLC
(Distributor)
Date: _____________	By:	_/s/ Carol Lorts __________________________________
Name: Carol Lorts
Title: Director

HORACE MANN LIFE INSURANCE COMPANY
(Company)
Date: 10/20/2005	By:	_/s/ Chris Fehr __________________________________
Name: Chris Fehr
Title: Vice President

HORACE MANN INVESTORS, INC
Date: _____________	By:	_/s/ Chris Fehr __________________________________
Name: Chris Fehr
Title: President

Schedule 1
Registered Accounts of the Company
Investing in the Trust
Effective as of the date the Agreement was executed, the following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Horace Mann Life Insurance Company Separate Account	October 9, 1965	811-1343	Annuities (403(b), IRA, Roth IRA and Non-qualified)

Classes of Contracts
Supported by Separate Accounts
Listed on Schedule 1
Effective as of the date the Agreement was executed, the following classes of Contracts are subject to the Agreement:
Marketing Name	SEC 1933 Act Registration Number	Contract Form Number	Annuity or Life
Variable Solutions II	002-24256	IC-450000	Annuity
Maximum Solutions II	002-24256	IC-451000	Annuity
Variable Solutions	002-24256	IC-447000	Annuity
Maximum Solutions	002-24256	IC-426000, IC-427000, IC-428000, IC-429000IC-430000 and IC-431000	Annuity
Annuity Alternatives	002-24256	IC-408000	Annuity
Single Premiums	002-24256	IC-418000 & IC-417000	Annuity
New Solutions	002-24256	IC-441000	Annuity
Annuity Alternatives II	002-24256	IC-437000 & IC-438000	Annuity
All other products offered by Horace Mann Life Insurance Company in the above Separate Account	002-24256		Annuity

Schedule 2
Qualified Plan Accounts of the Company
Investing in the Trust
Effective as of the date the Agreement was executed, the following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account
Horace Mann 401(k) Separate Account	1989	401(k)
Chicago Public Schools	2001	403(b) annuities and 457(b) annuities

Classes of Contracts
Supported by Separate Accounts
Listed on Schedule 2
Effective as of the date the Agreement was executed, the following classes of Contracts are subject to the Agreement:
Marketing Name	Contract Form Number	Annuity or Life
CPSI	IC-443000	Annuity
Horace Mann 401(k)	IC-414000	Annuity

Schedule 3
Private Placement Accounts of the Company
Investing in the Trust
Effective as of the date the Agreement was executed, the following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account

Classes of Contracts
Supported by Separate Accounts
Listed on Schedule 3
Effective as of the date the Agreement was executed, the following classes of Contracts are 'subject to the Agreement:
Marketing Name	Contract Form Number	Annuity or Life

Schedule 4
Trust Share Series and Classes
Available Under Each Class of Contracts
Effective as of the date the Agreement was executed, the following Trust Classes and Series are available under the Contracts:
Contract Marketing Name	Fund/Series — Share Classes
Variable Solutions II	Advantage
Maximum Solutions II	Advantage
Variable Solutions	Advantage
Maximum Solutions	Advantage
Annuity Alternatives	Advantage
Single Premiums	Advantage
New Solutions	Advantage
Annuity Alternatives II	Advantage
CPSI	Advantage
Horace Mann 401(k)	Advantage
All other products offered by Horace Mann Life Insurance Company in the Separate Accounts listed on Schedules 1 and 2	Advantage